ASSET PURCHASE AGREEMENT

                               BY

                               AND

                              AMONG

                     INTERGRAPH CORPORATION
         AND THE OTHER SELLING ENTITIES SPECIFIED HEREIN

                               AND

                   UNIGRAPHICS SOLUTIONS INC.
        AND THE OTHER ACQUIRING ENTITIES SPECIFIED HEREIN


                    ASSET PURCHASE AGREEMENT
                        TABLE OF CONTENTS

                                                             Page


                            ARTICLE I
                           DEFINITIONS

1.1  Certain Definitions                                           1
1.2  Other                                                        14

                           ARTICLE II
          THE PRINCIPAL CLOSING; INTERNATIONAL CLOSINGS

2.1  Time and Place of Principal Closing                          14
2.2  Time and Place of International Closings                     15
2.3  Acquisition of the Acquired Assets                           15
2.4  Closing Deliveries by Acquiring Entities                     17
2.5  Closing Deliveries by the Selling Entities                   19
2.6  Other Deliveries                                             21
2.7  Responsibility for the Retained Liabilities                  21
2.8  Allocation of the Consideration for the Acquired Assets      21
2.9  Waiver of Bulk Sales Compliance                              22
2.10 Waivers of Deliveries or Conditions Precedent                22
2.11 Customer Contracts                                           22
2.12 Distributor Contracts                                        23
2.13 Consents                                                     23
2.14 Interim Operation for International Selling Entities         24

                           ARTICE III
     REPRESENTATIONS AND WARRANTIES OF THE SELLING ENTITIES

3.1  Corporate Existence and Authority                            25
3.2  Authorization and Effect of Agreement, Etc.                  25
3.3  No Violation                                                 26
3.4  Consents                                                     26
3.5  General Warranty                                             27
3.6  Challenges To This Agreement                                 27
3.7  Financial Statements                                         27
3.8  Accounts Receivable                                          27
3.9  Customer Discounts                                           28
3.10 SEC Reports                                                  28
3.11 Absence of Changes                                           28
3.12 Books and Records                                            28
3.13 Taxes                                                        28
3.14 Disputes and Litigation                                      30
3.15 Environmental Matters                                        30
3.16 Bank Accounts                                                30
3.17 Year 2000 Compliance                                         30
3.18 Rights Used; Certain Relationships                           30
3.19 Title to Properties and Absence of Liens                     30
3.20 Real Property                                                31
3.21 Contracts                                                    31
3.22 Contract Status                                              32
3.23 Certain Contracts                                            33
3.24 Employees                                                    33
3.25 Employee Benefit Matters                                     35
3.26 Compliance with Export Laws                                  36
3.27 Inventories                                                  36
3.28 Master Purchase Agreements                                   36
3.29 Compliance with Law                                          37
3.30 Projections                                                  37
3.31 Intellectual Property                                        37
3.32 Software                                                     40
3.33 Development and Protection of the Owned IP                   41
3.34 Accuracy of Consent Schedules                                42
3.35 Confidential Information                                     42
3.36 Brokers                                                      42
3.37 Commercial Software                                          42

                           ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING ENTITIES

4.1  Corporate Existence and Authority                            43
4.2  Authorization and Effect of Agreement, Etc.                  43
4.3  No Violation                                                 43
4.4  Challenges To This Agreement                                 44
4.5  Consents                                                     44
4.6  Brokers                                                      44

                            ARTICLE V
                COVENANTS OF THE SELLING ENTITIES

5.1  Consummation of Transactions                                 44
5.2  Conduct of Business                                          44
5.3  Preservation of Business                                     45
5.4  Access to Information                                        46
5.5  Notification of Certain Matters                              47
5.6  Furnishing of Information                                    47
5.7  Non-Solicitation                                             48
5.8  Use of Owned Software                                        48
5.9  Expenses of Transaction                                      48
5.10 Further Assurances                                           48
5.11 Period of Exclusivity                                        48
5.12 Noncompetition                                               49
5.13 Certain Employee Benefit Matters                             49
5.14 Intergraph Guaranty                                          52
5.15 Enforcement of Confidentiality Agreement                     52
5.16 Confidential Information                                     52
5.17 Assistance and Cooperation                                   53
5.18 Product Serial Numbers                                       53





                           ARTICLE VI
               COVENANTS OF THE ACQUIRING ENTITIES

6.1  Consummation of Transactions                                 53
6.2  Notification of Certain Matters                              54
6.3  Employment                                                   54
6.4  Assistance with Specified Contracts and Litigation Contracts 54
6.5  Trade Names and Service Marks                                55
6.6  EDS and USI Guaranty                                         55
6.7  Assistance and Cooperation                                   55

                           ARTICLE VII
                      CONDITIONS PRECEDENT
          TO THE OBLIGATIONS OF THE ACQUIRING ENTITIES

7.1  Representations and Warranties                               55
7.2  Performance by the Selling Entities                          56
7.3  Prohibitions, Restrictions and Litigation                    56
7.4  Consents                                                     56
7.5  Governmental Clearances                                      56
7.6  Satisfactory Proceedings                                     56
7.7  Certificate of Intergraph and Certain Officers               56
7.8  Waiver of Conditions                                         56
7.9  New Collateral Contracts                                     57
7.10 Absence of Material Adverse Change                           57

                          ARTICLE VIII
                      CONDITIONS PRECEDENT
           TO THE OBLIGATIONS OF THE SELLING ENTITIES

8.1  Representations and Warranties                               57
8.2  Performance by the Acquiring Entities                        57
8.3  Prohibitions, Restrictions and Litigation                    57
8.4  Consents                                                     57
8.5  Governmental Clearances                                      58
8.6  Certificate of USI and Certain Officers                      58
8.7  Waiver of Conditions                                         58
8.8  New Collateral Contracts                                     58

                           ARTICLE IX
                     INDEMNIFICATION; OFFSET

9.1  Indemnification by the Acquiring Entities                    58
9.2  Indemnification by the Selling Entities                      59
9.3  Satisfaction of Claims                                       61
9.4  Matters Which May Give Rise to Claims                        62

                            ARTICLE X
                             GENERAL

10.1 Survival of Representations and Agreements                   63
10.2 Termination                                                  64
10.3 HSR Filings; Other Filings                                   64
10.4 Expenses of Transaction                                      65
10.5 Public Disclosure                                            65
10.6 Notices                                                      65
10.7 Assignment                                                   66
10.8 Amendments; Waivers, Etc.                                    66
10.9 Governing Law                                                66
10.10 Consent to Jurisdiction                                     66
10.11 Arbitration                                                 67
10.12 Specific Performance                                        68
10.13 Tax Matters                                                 68
10.14 Number and Gender                                           71
10.15 Section Headings, Schedules, Etc.                           71
10.16 Complete Agreement; Counterparts                            71
10.17 Severability                                                71
10.18 No Third Party Beneficiaries                                71
10.19 Inconsistencies                                             71

                    ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 2, 1998, by and among INTERGRAPH CORPORATION, a Delaware corporation ("Intergraph"), and the other Selling Entities (as defined below), and UNIGRAPHICS SOLUTIONS INC., a Delaware corporation ("USI"), and the other Acquiring Entities (as defined below).

                      W I T N E S S E T H:
                      --------------------

     WHEREAS, the Selling Entities desire to sell and transfer to the Acquiring Entities, and the Acquiring Entities desire to purchase and acquire from the Selling Entities, the Acquired Assets (as defined below), all on the terms and conditions set forth in this Agreement;

      WHEREAS, as more fully described in this Agreement, in addition to the transfer of certain of the Acquired Assets to occur at the Principal Closing (as defined below) concurrently with the execution of this Agreement, at one or more concurrent or subsequent International Closings (as defined below) provided for herein, certain Selling Entities and certain Acquiring Entities will execute and deliver Closing Agreements (as defined below), pursuant to which each applicable Selling Entity will sell and transfer certain of the Acquired Assets to each applicable Acquiring Entity at such International Closing or Closings, all upon the terms and conditions set forth in this Agreement and in each applicable Closing Agreement;

      NOW, THEREFORE, in consideration of the premises, the respective covenants, representations and warranties set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto warrant, represent, covenant and agree as follows:


                            ARTICLE I
                           DEFINITIONS

      1.1 Certain Definitions. In addition to other terms defined in this Agreement, the following terms, as used herein, shall have the respective meanings set forth below:

      "Accounts Receivable" as of any specified date shall mean the accounts, notes and other receivables (including without limitation any "accounts" as defined under the Uniform Commercial
Code) of any Selling Entity relating to the Business as of such date, including any indebtedness arising from the sale or license of products or merchandise or the provision of services by any such Selling Entity relating to the Business and the right to payment of any interest or finance charges or similar fees or charges relating thereto.

     "Acquired Assets" shall mean all of the business, assets, properties and goodwill of every kind and description (real, personal, mixed, tangible and intangible) of the Selling Entities constituting the Business as a going concern, wherever located, and whether or not reflected in the Books and Records of Intergraph, to which, or in which, any of the Selling Entities have any right, title or interest as of the Principal Closing Date or the applicable International Closing Date, as the case may be, by reason of ownership, use or otherwise; including, without limitation, (i) the assets reflected on the Balance Sheet, (ii) the Transferred Intellectual Property Interests and, solely with respect to the Transferred Intellectual Property Interests assigned to the Acquiring Entities pursuant to the General Bill of Sale, the Copyright Assignment, the Trademark Assignment, a Closing Agreement or any document equivalent to the Copyright Assignment or Trademark Assignment entered into in connection with an International Closing, any and all claims for damages and other relief by reason of any past infringement or misappropriation thereof, (iii) all Contract rights related to the Business, including, without limitation, maintenance, distributor, value added reseller or business partner agreements and the rights of any Selling Entity under the Purchase and Sale Agreement between Intergraph (Deutschland) GmbH, Norsk Data GmbH and Norsk Data A.S. dated April 30, 1992 related to the acquisition of the Technovision Software and all rights under the agreement related to the acquisition of the ProRen Software, (iv) customer and supplier lists, (v) sales and promotional literature, (vi) machinery, equipment, computer hardware, workstations, furniture and replacement parts which are used in the Business, (vii) production manuals, correspondence and research; (viii) personnel, financial and other Books and
Records, (ix) inventories, supplies, work in progress and supplies, prepaid expenses and similar items; (x) Accounts Receivable attributable to products or services furnished on or following the Principal Closing Date and (xi) trade association memberships that are used exclusively or primarily in connection with the Business; provided, however, that the Acquired Assets shall not include the Retained Assets.

      "Acquiring Entities" shall mean those Persons listed as Acquiring Entities on the signature pages hereof and "Acquiring
Entity" shall mean any of such Persons.

       "Affiliate"  shall  mean  any  Person  that  directly   or
indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified (for purposes of this definition, a Person will be deemed to have control of a corporation or other entity if it holds, directly or indirectly, a greater than 50% voting interest in that corporation or other entity).

      "Agreed Courts" shall have the meaning ascribed thereto  in
Section 10.10.

      "Arbitration Panel" shall have the meaning ascribed thereto in Section 10.11(a)(iii).

     "Assumed Contracts" shall mean (i) those Contracts of any of the Selling Entities relating to the Business and listed in
Section 2 of Schedule 3.23(a), Schedule 3.31(b) or Schedule 3.32(b) (excluding those Contracts specifically identified on Schedules 3.31(b) or 3.32(b) as not being included within the Acquired Assets), (ii) any Successor Distributor Contract entered into pursuant to Section 2.12 hereof, and (iii) outstanding bids and accepted customer orders of the Selling Entities, in each case made in the ordinary course of business, as of the relevant Closing Date for new business with respect to the Business made in the ordinary course of business under the standard terms and conditions of the Selling Entities; provided, however, that notwithstanding any provision in this Agreement or in any instrument of assignment or transfer, certificate or other document executed and delivered pursuant to this Agreement to the contrary, if any of such Contracts referenced above is a Specified Contract or a Litigation Contract, then (i) such Specified Contract or Litigation Contract, as the case may be, shall be deemed not to be an Assumed Contract for any reason whatsoever under or by reason of this Agreement or any such instrument of assignment or transfer, certificate or other document, and (ii) no Acquiring Entity shall be deemed to have assumed any debt, liability or obligation whatsoever under such Specified Contract or Litigation Contract.

      "Assumed Liabilities" shall mean all executory obligations of the respective Selling Entities under the Assumed Contracts arising from and after the applicable Closing Date; provided, however, that the Assumed Liabilities shall not include any of the Retained Liabilities.

     "BAG Products License Agreement" shall have the meaning ascribed thereto in Section 2.4.

      "BAG  Tools" shall have the meaning set forth  in  the  BAG
Products License Agreement.

      "Balance Sheet" shall have the meaning ascribed thereto in the definition of Financial Statements.

     "Balance Sheet Date" shall mean December 31, 1997.

     "Bill of Sale Transaction" shall mean the transaction at the Principal Closing with respect to which USI and Intergraph will execute and deliver the General Bill of Sale and the Transferred Intellectual Property License Agreements pursuant to which the Acquired Assets held by Intergraph are transferred and conveyed by Intergraph to USI.

      "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate and other files, documents, instruments, papers, books and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, titles, manuals, Contracts, agency lists, customer lists, supplier lists, reports, computer files, retrieval programs and operating data or plans.

      "Business" shall mean the three-dimensional mechanical CAD/CAM/CAE business conducted by Intergraph and its direct and indirect subsidiaries (and/or a branch of Intergraph or any such subsidiary) through the SolidEdge and EMS product lines and which include, without, limitation, the software and related maintenance businesses for the SolidEdge, EMS, Technovision and ProRen products.

     "Business Day" shall mean a day on which federally chartered banks located in Dallas, Texas are required or authorized to open for business (other than a Saturday or Sunday) under the Legislative Enactments of the United States.

      "Bylaws" shall mean the bylaws or, as appropriate, other generally recognized body of comparable written statements (other than a Charter or its equivalent) establishing the internal organization of a Person and/or its primary relationships with its management and with its shareholders or other owners.

      "CAD II Agreements" shall mean the following Contracts between Intergraph and the Government of the United States of
America: (i) Contract Number N66032-91-D-0003, dated April 8, 1991; (ii) Contract Number N66032-93-D-0021, dated August 30, 1993; and (iii) Contract Number N66032-94-D-0012, dated July 13, 1994.

     "CAD II Trademark Agreement" shall have the meaning ascribed thereto in Section 2.4.

       "Charter"   shall  mean  the  Articles  of  Incorporation,
Certificate   of  Incorporation,  Memorandum  and   Articles   of
Association and/or other charter of any Person.

       "Claim"  shall  have  the  meaning  ascribed  thereto   in
Section 9.3.

      "Closing" shall mean those events which occur on the Principal Closing Date (or, with respect to International Closings, on the respective International Closing Dates) for the purpose of consummating the transactions contemplated by this Agreement in accordance with Article II.

      "Closing Agreement" shall have the meaning ascribed thereto in Section 2.3(a).

      "Closing Date" shall mean the date on which occurs the Principal Closing or an International Closing, as the case may be.

       "COBRA" shall mean the Congressional Omnibus Budget Reconciliation Act of 1985, together with any amendments and supplements thereto, providing for health care continuation coverage under Section 4980B of the Code or Section 601 et seq. of ERISA.

     "Code" shall mean the United States Internal Revenue Code of
1986, as amended, including without limitation any successor revenue code of the United States federal government, together with the rules and regulations promulgated thereunder.

      "Competitive Activity" shall have the meaning ascribed thereto in Section 5.12(b).

      "Compliance Group" shall mean the Selling Entities and any predecessors to each of the Selling Entities.

      "Compliance  Property"  shall mean  any  real  or  personal
property,   including,  without  limitation  the  Real  Property,
presently or previously owned, leased or used by any Person in the Compliance Group.

      "Confidentiality Contracts" shall have the meaning ascribed thereto in Section 3.33(b).

      "Confidential Software" shall have the meaning ascribed thereto in Section 3.33(b).

      "Consideration" shall have the meaning ascribed thereto  in
Section 2.3.

       "Consents"   shall   mean  consents,   waivers,   permits,
clearances, approvals and other authorizations.

      "Contract" shall mean any binding contract, agreement, understanding, lease, sublease, license, sublicense, distribution agreement, promissory note, evidence of indebtedness, indenture, instrument, mortgage, insurance policy, annuity or other binding commitment, whether written or oral.

     "Copyright Assignment" shall have the meaning ascribed thereto in Section 2.5.

     "Copyrights" shall mean all copyright interests comprising a part of the Business, including, without limitation, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

     "Customer Contracts" shall have the meaning ascribed thereto in Section 3.23(a).

      "Distributor Contracts" shall have the meaning ascribed thereto in Section 3.23(b).

      "EDS"  shall  mean Electronic Data Systems  Corporation,  a
Delaware corporation and the parent corporation of USI.

     "Employee Matter" shall mean personnel policies or practices and any employee program, plan, arrangement or understanding, whether written or oral, including all matters relating to a Contract of employment, in each case with respect to periods on or prior to the Principal Closing Date.

      "Employee Pension Benefit Plans" shall have the meaning ascribed thereto in Section 3.25(b)(i).

      "Employee Welfare Benefit Plans" shall have the meaning ascribed thereto in Section 3.25(a)(i).

      "EMS  Code"  shall have the meaning set forth  in  the  EMS
License Agreement.

     "EMS License Agreement" shall have the meaning ascribed thereto in Section 2.4.

       "Environmental Laws" shall mean (a) all Legislative Enactments and Official Actions relating to industrial hygiene, environmental protection, air emissions, water discharges, or the use, analysis, manufacture, transportation, generation, handling, treatment, storage or disposal of any Hazardous or Toxic Substances or the cleanup or remediation of any contamination, together with all rules and regulations promulgated with respect to any of the foregoing; and (b) all Legislative Enactments and Official Actions with respect to property transfer limitations with respect to Hazardous or Toxic Substances, whether or not conditioned upon disclosure or upon permit or approval.

      "Environmental Liabilities" shall mean any obligation or liability arising under an applicable Environmental Law.

      "ERISA"  shall mean the Employee Retirement Income Security
Act of 1974.

      "Escrow Agreement" shall have the meaning ascribed thereto in Section 2.3(c).

      "Financial Statements" shall mean the consolidated balance sheets for the Business at December 31, 1996 and 1997 (the "Balance Sheet") and the consolidated statements of revenues and direct expenses for the Business for the years ended December 31, 1995, 1996 and 1997, together with an audit "comfort letter" of Ernst & Young dated the Principal Closing Date with respect to the consolidated statements of revenues and direct expenses; provided that the audit report of Ernst & Young as independent auditors, on the Financial Statements (which report may be with respect to the statement of assets purchased referred to in
Section 5.6 hereof in lieu of the Balance Sheet) shall be delivered as soon as practicable following the Principal Closing Date pursuant to such Section 5.6 rather than at the Principal Closing.

      "GAAP" shall mean generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or other appropriate board or committee (other than the Emerging Standards Committee), and which are consistently applied for all periods so as to fairly reflect the financial condition, the results of operations and the cash flows of the relevant Person or Persons.

      "General Bill of Sale" shall have the meaning ascribed thereto in Section 2.3.

      "Hazardous or Toxic Substances" shall mean: all elements, compounds, substances, matrices or mixtures ("Materials or Substances") that are hazardous, toxic, ignitable, reactive or corrosive including without limitation the following: (i) all Materials or Substances (whether or not wastes, contaminants or pollutants) that are or become regulated by any of the Environmental Laws; (ii) all Materials or Substances which are or become defined or described by any of the Environmental Laws as "hazardous" or "toxic" or a "hazardous waste," "extremely hazardous waste," "acutely hazardous waste" or "acute hazardous waste"; (iii) all Materials or Substances which, after release into the environment and exposure thereto (including contact, ingestion, inhalation, uptake or assimilation), in any organism (directly or indirectly, immediately or after any period of any duration) does or will cause or significantly contribute to (or may be anticipated to cause or to significantly contribute to) death, disease, disability, psychological deformations or dysfunctions, psychological or behavioral abnormalities, cancerous or pre-cancerous conditions, neurological disorders or dysfunctions, or genetic mutation or damage; (iv) all Materials or Substances listed in the U.S. Department of Transportation Hazardous Materials Table (49 CFR 172.101); (v) all Materials or Substances listed as a "hazardous substance" by the Environmental Protection Agency in 40 CFR 302.4; (vi) petroleum and petroleum products and derivatives; (vii) phenols, polychlorinated phenols (including polychlorinated biphenols (PCBs)), asbestos or radon;
(viii) all Materials or Substances that are regulated under the Atomic Energy Act of 1954, 42 USC 2011 et seq., or otherwise by the Nuclear Regulatory Commission; and (ix) all Materials or Substances (whether raw or processed, active or spent) that include any of the foregoing as constituents.

       "HSR  Act"  shall  mean  the  Hart-Scott-Rodino  Antitrust
Improvements Act of 1976.

      "Indemnified Party" shall have the meaning ascribed thereto in Section 9.3.

     "Indemnifying Party" shall have the meaning ascribed thereto in Section 9.3.

     "India Support Agreement" shall have the meaning ascribed thereto in Section 2.4.

     "INGR  Tools" shall have the meaning set forth in  the  INGR
Tools License Agreement.

     "INGR Tools License Agreement" shall have the meaning ascribed thereto in Section 2.4.

      "Intellectual Property" shall mean and include (a) Patents,
(b) Trademarks, (c) Copyrights and registrations of claim to Copyright, including moral rights (if any), (d) Inventions, (e)
Software, (f) Trade Secrets and (g) Know-How.

      "Intergraph Fields" shall mean the following specific fields: (a) three-dimensional products, without significant capability for use as a three-dimensional mechanical system, intended primarily for data capture, design, analysis and management of infrastructure systems, such as Intergraph's highway design, utility distribution and mapping systems; and (b) three-dimensional products, without significant capability for use as a three-dimensional mechanical system, for modeling, designing (including design of component parts), analyzing, drawing production, or operation of any of the following systems which are utilized in chemical and process industry plants, ships, marine vessels, or offshore platforms, including without limitation (i) piping, (ii) heating, ventilation and air conditioning (HVAC), (iii) cable routing, (iv) structural support systems for marine vessels, ships and offshore platforms, and (v) process and/or instrument diagrams.

      "Intergraph Indemnitees" shall have the meaning ascribed thereto in Section 9.1.

      "Intergraph Losses" shall have the meaning ascribed thereto in Section 9.1.

      "International Closing Date" shall mean any date other than the Principal Closing Date upon which an International Closing occurs.

      "International Closings" shall mean the Closings with respect to such portion of the Business conducted outside the United States as to which all conditions to such Closing have been satisfied.

     "International Selling Entity" shall mean any Selling Entity organized under the laws of a jurisdiction outside of the United
States.

       "Inventions"   shall  mean  and  include  novel   devices,
processes,   compositions   of   matter,   methods,   techniques,
observations, discoveries, apparatuses, designs, expressions, theories and ideas, whether or not patentable.

       "IP"   shall   have  the  meaning  ascribed   thereto   in
Section 3.31(b).

     "IRS" shall mean the United States Internal Revenue Service.

      "Joint  Fields"  shall mean the following specific  fields:
(a) two-dimensional drafting systems (including those which may have application to the mechanical drafting market); (b) two-
dimensional  modeling  systems (including those  which  may  have application  to  the mechanical drafting market);  (c)  creation, publication or distribution of technical manuals; and (d) electrical CAD, CAM or CAE systems (or combinations thereof) without significant capability for use as a three-dimensional mechanical system.

      "Know-How" shall mean scientific, engineering, mechanical, electrical, marketing or practical knowledge or experience used in the operation of any of the Business.

      "Lease" shall have the meaning ascribed thereto in  Section
3.20(a).

     "Lease Agreement" shall have the meaning ascribed thereto in
Section 2.4.

      "Legal Expenses" of a Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind (including attorneys' and experts' fees) incurred by a Person and its counsel in investigating, preparing for, prosecuting, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted Claim.

      "Legislative Enactments" shall mean domestic, foreign and international laws (including without limitation common law), treaties, ordinances, regulations and rules at any international, national, federal, state, local or regional level, both as presently existing and as may become effective in the future.

      "License Transactions" shall mean the transactions at the Principal Closing pursuant to which USI and Intergraph will execute and deliver the SolidEdge Common Code License Agreement, the BAG Products License Agreement, the INGR Tools License Agreement, the Trademark License Agreement and the Patent License Agreement pursuant to which certain of the Transferred Intellectual Property Interests are licensed to USI, subject to the terms set forth in such agreements.

     "Lien" shall mean any lien, mortgage, security interest, tax lien, financing statement, pledge, assessment, lease, sublease, adverse claim, levy, charge, hypothecation or other encumbrance of any kind or nature whatsoever including without limitation any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

      "Litigation Contract" shall mean any Contract relating to the Business pursuant to which a suit, action, litigation or proceeding exists as of the applicable Closing Date between the applicable Selling Entity and one or more of the other Persons that are party thereto in or before any Tribunal.

      "Loss  Amount" shall have the meaning ascribed  thereto  in
Section 2.14.

      "Losses" shall have the meaning ascribed thereto in Section
9.1.

     "LTS Tools" shall mean the Third Party Software described on
Schedule 3.31(b)F.2. hereof.

     "Master Purchase Agreements" shall have the meaning ascribed thereto in Section 3.28.

      "Materials or Substances" shall have the meaning ascribed thereto in the definition of Hazardous or Toxic Substances.

      "Miscellaneous Software Components" shall have the meaning ascribed thereto in the definition of "Software."

     "Non-Compete Covenant" shall mean any provision, covenant or obligation binding on any Selling Entity that limits or restricts in any manner whatsoever (whether during any particular period of time from and after the applicable Closing Date, in certain geographic areas or otherwise) the ability of any of the Acquiring Entities, any of their Affiliates or any of the employees, acting in his or her capacity as an employee of an Acquiring Entity or an Affiliate of the same, of any of the Acquiring Entities or their Affiliates (a) to engage in any line of business or to sell any products or services, or (b) to compete with or to obtain products or services from any Person, in each case during any period of time after the applicable Closing Date.

      "Not-Owned IP" shall have the meaning ascribed  thereto  in
Section 3.31(b).

     "Not-Owned Software" shall have the meaning ascribed thereto in Section 3.32(b).

      "Official Action" shall mean any domestic or foreign decision, order, writ, injunction, decree, judgment, award or any determination, both as presently existing or as may become effective in the future, by any Tribunal.

      "Owned  IP"  shall  have the meaning  ascribed  thereto  in
Section 3.31(a).

      "Owned Software" shall have the meaning ascribed thereto in
Section 3.32(a).

      "Ownership Interests" shall mean the ownership interests in any Person, whether classified as debt, equity, profit-sharing or some other type of ownership interest, including without limitation capital stock, bonds, notes or other securities.

     "Patent License Agreement" shall have the meaning ascribed thereto in Section 2.4.

      "Patents" shall mean all domestic and foreign patents (including, without limitation, certificates of invention, utility models, and other patent equivalents), provisional applications, patent applications and patents issuing therefrom, as well as any division, continuation, continuation in part, reissue, extension, reexamination certification, revival or renewal of any patent, all inventions and subject matter related to such patents, in any and all forms, and all patents and applications for patents related to such patents, including the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, an agency of the United States government.

     "Permits and Orders" shall have the meaning ascribed thereto in Section 3.15(e).

      "Permitted Encumbrance" shall have the meaning ascribed thereto in Section 3.19.

     "Person" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, joint venture, proprietorship, trust, association, unincorporated association, Tribunal or other entity of any kind.

      "Powers of Attorney" shall mean the separate powers of attorney executed and delivered by each of the Selling Entities substantially in the form of Exhibit A hereto and each of the Acquiring Entities substantially in the form of Exhibit B hereto, in each case effective as of the Principal Closing Date.

      "Prepaid Maintenance Contracts" shall have the meaning set forth in Section 3.23(a).

     "Prime Rate" shall mean a fluctuating rate of interest equal to the prime rate or reference rate of interest announced or published from time to time, at the rate in effect immediately before the first business day in each month at Citibank, N.A. in New York, New York; provided, however, that in no event shall such interest rate exceed the maximum rate of interest allowed by applicable law.

      "Principal Closing" shall mean the Closing of the  Bill  of
Sale   Transaction   and  any  International  Closing   occurring
concurrently therewith.

      "Principal Closing Date" shall have the meaning ascribed thereto in Section 2.1.

      "Proceedings"  shall have the meaning ascribed  thereto  in
Section 10.10.

      "Profit Amount" shall have the meaning ascribed thereto  in
Section 2.14.

      "Projections " shall have the meaning ascribed  thereto  in
Section 3.30.

     "Real Property" shall mean that real property (together with the fixtures and improvements thereon) owned or leased (as lessor, sublessor, lessee or sublessee) by any of the Selling Entities and used in the current conduct of the Business, as more fully described in Section 1 of Schedule 3.20(a).

      "Request"  shall  have  the  meaning  ascribed  thereto  in
Section 9.3.

      "Retained Assets" shall mean (a) the Charter, Bylaws, corporate seal, minute books, stock certificates and stock record books, and stock transfer ledgers of the Selling Entities; (b) the Customer Contracts; provided, however, that the retention of such Contracts shall not diminish the rights of the Acquiring Entities under Section 2.11 hereof; (c) the Distributor Contracts; other than those Distributor Contracts which will have been amended prior to the Principal Closing to relate exclusively to the Business as contemplated by Section 2.12 hereof; (d) the Master Purchase Agreements and any general corporate or administrative assets or services furnished by Intergraph for the benefit of all of its business units, subsidiaries or divisions and not principally to the Business, including, without limitation, accounting and legal support and the services provided under the Transition Services Agreement; (e) employee benefit agreements, plans or arrangements maintained by any of the Selling Entities, except with respect to those transfers contemplated by Section 5.13 hereof; (f) all Accounts Receivable of the Business, except to the extent any such Accounts Receivable are attributable to products or services furnished on or following the Principal Closing Date; (g) the Selling Entities Tax Returns and such other tax returns and reports, general ledgers and any other books, records, files or correspondence not directly and exclusively pertaining to the Business; (h) personnel Books and Records not relating to the Transitioned Employees; (i) except as otherwise expressly provided in Section 6.5, the name and mark "Intergraph Corporation"; (j) solely with respect to the Transferred Intellectual Property Interests which are not assigned to an Acquiring Entity pursuant to the General Bill of Sale, the Copyright Assignment, the Trademark Assignment, a Closing Agreement or any document equivalent to the Copyright Assignment or Trademark Assignment entered into in connection with an International Closing, any and all claims for damages and other relief by reason of any past infringement or misappropriation thereof; (k) the Intellectual Property subject to the Transferred Intellectual Property License Agreements, in each case subject to the licenses granted to the Acquiring Entities or their assignees thereunder and the restrictions on use contained therein; (l) all Contract rights relating to the
CAD II Agreements; (m) all rights of Intergraph under its Contracts with Spatial Technology relating to its use of the ACIS Software, subject to the rights granted to USI under the Version 4 Reseller Agreement; (n) all Contracts related to real property of the Selling Entities, and all real property other than the interest in real property transferred under the Lease Agreement;
(o) building security systems and telephone systems, subject to the rights of the Acquiring Entities under the Lease Agreement and the Transition Services Agreement; (p) customer Contracts for the sale and maintenance of Software used principally in the design and manufacturing of structural support systems for ships and other marine vessels; (p) the assets used by the employees providing services under the India Support Agreement (provided that such assets will be deemed Acquired Assets in the event USI shall exercise its option during or following the term of the India Support Agreement to offer to employ such persons); and (r) Contract rights relating to (i) that certain agreement dated April 1992 between Steve Richards (d/b/a Marcomp) and Intergraph,
(ii) that certain Non-Exclusive License Agreement for Dimensional Constraint Manager between D-Cubed Limited and Intergraph executed by D-Cubed Limited on July 1, 1994, and (iii) that certain Agreement Licensing Digital Typefaces dated September 26, 1985 between Bitstream, Inc. and Intergraph, as amended.

       "Retained Liabilities" shall mean any liability or obligation of the Selling Entities which is not specifically included in the Assumed Liabilities, including without limitation: (a) any liability or obligation of any Person under any Customer Contract or Distributor Contract (other than any Successor Distributor Contracts); (b) any liability or obligation of any Person under any lease or sublease of Real Property (other than the obligations of USI under the Lease Agreement); (c) any pending suit, action, litigation or proceeding affecting or against any Selling Entity with respect to the Business or any of the Acquired Assets in or before any Tribunal (including, without limitation, any liability or obligation relating to the matters disclosed on Schedule 3.14); (d) any liability or obligation of the Business evidenced by checks written against the account of the applicable Selling Entity; (e) any liability or obligation of the Selling Entities or Affiliates thereof with respect to the operation of the Business prior to the Principal Closing Date (other than the obligations under the Assumed Contracts to be performed in accordance with the terms thereof following the applicable Closing Date); (f) any liability or obligation (including any liability or obligation for Taxes) in connection with or relating to any of the Retained Assets; (g) any liability or obligation existing as of the applicable Closing Date of the Selling Entities for vacation, sick leave, holidays and similar benefits for Transitioned Employees; (h) any liability or obligation in connection with or relating to any Employee Matter (including any liability or obligation for Taxes, contributions or premiums); (i) any liability or obligation of the Selling Entities under this Agreement or any certificate or other document or instrument entered into in connection with this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the Closing Agreement);
(j) any liability or obligation of a Selling Entity to Intergraph or any of its Affiliates; (k) any Environmental Liability (except those for which USI shall be specifically responsible under the terms of the Lease Agreement as a result of actions taken by USI following the Principal Closing Date); (l) any liability or obligation of the Selling Entities or Affiliates for Taxes; (m) any liability or obligation of the Selling Entities or Affiliates for Taxes of any Person under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; and (n) except as otherwise provided in Section 10.13 hereof with respect to Transaction Taxes, any Taxes attributable to the transfers and other actions or events required to consummate the transactions contemplated hereby (including federal state, local, and foreign income, franchise, gross receipts and net worth taxes).

      "Selling Entities" shall mean those Persons listed as Selling Entities on the signature pages hereof, and "Selling
Entity" shall mean any of such Persons.

      "SolidEdge Common Code" shall have the meaning set forth in the SolidEdge Common Code License Agreement.

     "SolidEdge Common Code License Agreement" shall have the meaning ascribed thereto in Section 2.4.

     "SolidEdge   License  Agreement"  shall  have  the   meaning
ascribed thereto in Section 2.4.

     "SolidEdge  Reseller  Agreement"  shall  have  the   meaning
ascribed thereto in Section 2.4.

      "SolidEdge Specific Code" shall have the meaning set forth in the SolidEdge License Agreement.

      "Software" shall mean the expression of an organized set of instructions in a natural or coded language which is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include computer programs in source and object code, test or other significant data libraries, documentation for computer programs, and any of the following ("Miscellaneous Software Components") which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis or assurance of the performance of a computer program: narrative descriptions, notes, specifications, designs, flowcharts, parameter descriptions, logic flow diagrams, masks, input and output formats, file layouts, database formats, test programs, test or other data, user guides, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code and other similar materials and information; provided, however, that such term shall not include Patents.

      "Specified Contract" shall mean any Contract that contains any Non-Compete Covenant.

     "Subcontract Period" shall have the meaning ascribed thereto in Section 2.11(b).

       "Successor Customer Contract" shall have the meaning ascribed thereto in Section 2.11(a).

      "Successor Distributor Contract" shall have the meaning ascribed thereto in Section 2.12.

     "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, any federal, state, local or foreign income, receipts, ad valorem, value added, purchases, premium, excise, real property, personal property, windfall profit, sales, stamp, use, consumption, licensing, withholding, employment, payroll, share, capital, surplus, franchise, occupational, net proceeds, estimated, alternative or add-on minimum, production, severance, lease, excise, duty, net worth, transfer, fuel, excess profits, interest equalization or other taxes of any kind whatsoever, and any recording, registration or notary fees, together with any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with, any such tax or any contest or dispute thereof; "Tax" means any of the foregoing.

      "Tax Return" shall mean any report, return, information returns, estimates or other information, including any schedule or attachment thereto, required to be supplied to, or filed with, the IRS or any other Tax Tribunal (as defined in Section 3.13), and any amendment thereto, with respect to Taxes.

     "Third Party Matter" shall have the meaning ascribed thereto in Section 9.4(a).

      "Trade Secrets" shall mean any formula, design, device or compilation of information which comprises a part of the
Business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, Software (including, without limitation, source code for the Owned Software), information contained on drawings and other documents, and information relating to the research, development, testing, marketing plans, business strategy, finances or employees of a business.

     "Trademark Assignment" shall have the meaning ascribed thereto in Section 2.5.

     "Trademark   License  Agreement"  shall  have  the   meaning
ascribed thereto in Section 2.4.

     "Trademarks" shall mean all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), including the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor, which comprise a part of the Business, and all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks, including those registrations and applications listed on Schedule
3.31 attached hereto.

      "Transaction Taxes" shall mean any federal, state, foreign or local transfer, sales, use, value added tax (VAT), registration tax, consumption tax, documentary stamp, conveyance or any other similar Taxes, together with any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any such Transaction Taxes or any contest or dispute thereof, and any recording, registration or notary fees, and any fees for appraisals ordered by an Acquiring Entity, in each case arising solely out of the sale, conveyance, transfer and/or delivery of the Acquired Assets to the appropriate Acquiring Entity and the assumption of the Assumed Liabilities by the appropriate Acquiring Entity. Transaction Taxes shall not include any income, receipts, payroll, surplus, franchise, net proceeds, estimated, alternative or add on minimum, net worth or similar taxes of the Selling Entities.

     "Transferred Intellectual Property Interests" shall mean:

          (i) all Intellectual Property transferred, assigned and conveyed to a Selling Entity pursuant to (A) the General Bill of Sale, (B) the Copyright Assignment, (C) the Trademark Assignment, (D) a Closing Agreement, and (E) any document equivalent to the Copyright Assignment or Trademark Assignment entered into in connection with an International Closing, and in each case any and all claims for damages and other relief by reason of any past infringement or misappropriation thereof;

          (ii) the rights to Intellectual Property transferred pursuant to the Transferred Intellectual Property License
     Agreements;

          (iii)   the  Intellectual Property listed  on  Schedule
     1.1,

          (iv)   All  Know-How,  Trade  Secrets,  Copyrights  and
     Software comprising a part of the Business, other than that comprising or used to produce the Solid Edge Common Code, the INGR Tools and the BAG Tools;

          (v) any invention comprising a part of the Business that was conceived or reduced to practice prior to the Effective Date other than inventions comprising or used to produce the Solid Edge Common Code, the INGR Tools or the BAG Tools;

           (vi) applications for Trademark registration and unregistered Trademarks;

          (vii) the Intellectual Property and rights thereto identified on Schedules 3.31(b) and 3.32(b), except for such Intellectual Property specifically identified on such schedules as not constituting Acquired Assets or Transferred Intellectual Property Interests; and

          (viii) all Intellectual Property comprising a part of the Technovision and ProRen businesses of the Selling
     Entities.

     "Transferred Intellectual Property License Agreements" shall mean, collectively, the SolidEdge Common Code License Agreement, the BAG Products License Agreement, the INGR Tools License Agreement, the Patent License Agreement and the Trademark License Agreement.

     "Transition Services Agreement" shall have the meaning ascribed thereto in Section 2.4.

     "Transitioned Employee" means any person who was employed by any Selling Entity immediately prior to the applicable Closing Date and is hired by any Acquiring Entity as of such Closing Date, including any person so hired as an employee by any Acquiring Entity for any period of time and thereafter terminated.

     "Tribunal" shall mean any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality.

      "Undertaking and Assumption Agreements" shall have the meaning ascribed thereto in Section 2.3(a).

      "USI" shall mean Unigraphics Solutions Inc., a Delaware corporation.

     "USI Indemnitees" shall have the meaning ascribed thereto in
Section 9.2.

      "USI  Losses"  shall have the meaning ascribed  thereto  in
Section 9.2.

     "Validated Licenses" shall have the meaning ascribed thereto in Section 3.35.

      "VAT"  shall have the meaning ascribed thereto  in  Section
10.13.

     "Version 4 Reseller Agreement" shall have the meaning ascribed thereto in Section 2.4.

      "WARN  Act"  shall mean the Federal Workers Adjustment  and
Retraining Act, P.L. 100-379, 102 Stat. 890.

     "Year  2000  Compliant" with respect to any item shall  mean that such item: (i) from now until January 1, 2000, must correctly operate, store, process and produce data containing dates before January 1, 2000; (ii) from now until 1 January 2000, must correctly operate, store, process and produce data containing dates after December 31, 1999; (iii) from January 1, 2000, must correctly operate, store, process and produce data containing dates before January 1, 2000; (iv) from January 1, 2000, must correctly operate, store, process and produce data containing dates after December 31, 1999; (v) must be able to handle the date January 1, 2001 correctly; (vi) must recognize the year 2000 as a leap year (February 2000 is recognized as a valid date, Julian date 00060 is recognized as February 29, 2000, Julian date 00366 is recognized as December 31, 2000, arithmetic operations performed recognize that the year 2000 has 366 days and binary date 36584 is recognized as February 29, 2000); and
(vii) must be able to correctly process data containing the date September 9, 1999. For purposes of this definition, "correctly" shall mean accurately and without delay, corruption, interruption or error relating to the time at which or the date on which such items are operating.

      1.2 Other. All references in this document to this "Agreement" include all documents, schedules and exhibits (including without limitation the Closing Agreements) referred to herein. The transactions contemplated by this Agreement and all references in this Agreement to "the transactions contemplated hereby" and similar phrases shall be deemed to include without limitation all transactions contemplated by the Closing Agreements. All terms defined in this Agreement shall have such meanings ascribed thereto when used in any certificate, schedule, exhibit, report or other document made or delivered pursuant to this Agreement, unless the context shall otherwise clearly require.


                           ARTICLE II
            PRINCIPAL CLOSING; INTERNATIONAL CLOSINGS

      2.1 Time and Place of Principal Closing. The Principal Closing will take place on March 2, 1998, at 10:00 a.m., Dallas, Texas time, at the offices of EDS, 5400 Legacy Drive, Plano,
Texas  75024  (the  "Principal  Closing  Date").   The  Principal
Closing  shall  be  effective as of 12:01 a.m. on  the  Principal
Closing Date.

      2.2 Time and Place of International Closings. Each International Closing will take place on the Principal Closing Date or an International Closing Date at such time and place as may be specified in the applicable Closing Agreement, and each International Closing shall be effective as of 12:01 a.m. on the Principal Closing Date or an International Closing Date, as the case may be, unless otherwise specified in the applicable Closing Agreement. Each International Closing not occurring on the Principal Closing Date shall take place on the later of (a) March 31, 1998 or (b) the date which is five Business Days after the last to occur of the dates on which all conditions set forth in Articles VII and Article VIII with respect to such International Closing are satisfied or waived by the applicable party, or such earlier date as USI and Intergraph may agree upon in writing.

     2.3  Acquisition of the Acquired Assets.

     (a) Unless otherwise indicated in the applicable Closing Agreement, the Acquired Assets shall be acquired, and the Assumed Liabilities shall be assumed, generally on a country-by-country basis, by the one or more Acquiring Entities specified below in
Section 2.3(b) below from the corresponding Selling Entity specified in Section 2.3(b) below, as of such Closing Date.
Physical delivery of the Acquired Assets to the Acquiring Entities generally will be made at the current location of each Acquired Asset or as otherwise provided in the General Bill of Sale or any Closing Agreement. In connection with the consummation of the Bill of Sale Transaction, Intergraph and USI shall execute and deliver a General Bill of Sale and Assignment, substantially in the form of Exhibit C (the "General Bill of Sale"), and an Undertaking and Assumption Agreement, substantially in the form of Exhibit D (the "Undertaking and Assumption Agreement"), with respect to the transfer and conveyance of the applicable Acquired Assets pursuant thereto and the assumption of any related Assumed Liabilities. In connection with the transfer and conveyance of any Acquired Assets at the Principal Closing or any International Closing other than pursuant to the Bill of Sale Transaction, each applicable Selling Entity and each applicable Acquiring Entity shall execute and deliver a closing agreement or such other agreements as are appropriate in any applicable foreign jurisdiction to consummate the transactions contemplated thereby (together with all instruments of transfer, conveyance and assignment and other documents attached thereto or referred to therein, the "Closing Agreement"), substantially in the form attached hereto as Exhibit E, as such form shall be revised to the extent required to reflect applicable law. At any Closing, on the terms and subject to the conditions set forth in this Agreement and any applicable Closing Agreement, and on the basis of the representations and warranties, covenants and agreements set forth in this Agreement and any applicable Closing Agreement, each Selling Entity participating in such Closing shall assign, transfer and sell, or cause to be assigned, transferred and sold, to the applicable
Acquiring Entity participating in such Closing, and each such Acquiring Entity shall acquire from the applicable Selling Entity, the applicable Acquired Assets in exchange for (i) the applicable Consideration set forth in Section 2.3(b) below and
(ii) the assumption by such Acquiring Entity of the obligation to pay, perform, satisfy and discharge the applicable Assumed Liabilities. At each Closing the applicable Acquiring Entity shall deliver to the applicable Selling Entity a wire or intrabank transfer of immediately available funds in the amount of the applicable Consideration set forth in Section 2.3(b) below. With respect to any payments made to a designated Intergraph bank account on behalf of a Selling Entity, such Selling Entity agrees that Intergraph shall receive such payment as agent and on behalf and for the direct benefit of such Selling Entity. In each such case, Intergraph shall provide USI written instructions at least two Business Days prior to the Closing Date as to the routing of the wire or intrabank transfer and the designated Intergraph bank account to which payment shall be made.

     (b) The consideration shall be One Hundred and Five Million United States Dollars ($105,000,000.00), subject to the withholding and payments into escrow pursuant to the terms of the Escrow Agreement, payable as follows (the "Consideration"):

Selling Entity                Acquiring Entity               U.S.Dollars
--------------                ----------------               -----------
Intergraph                    USI                           $103,669,000

Intergraph GmbH (Osterreich)  Unigraphics Solutions                5,000
                              Handelsgesellschaft m.b.H

Intergraph Benelux BV         Unigraphics Solutions N.V.          11,000

Intergraph Canada Ltd.        Unigraphics Solutions Canada        14,000
                              Ltd.

Intergraph CR s.r.o.          Unigraphics Solutions s.r.o. *       8,000

Intergraph CAD/CAM (Danmark)  Unigraphics Solutions Danmark       10,000
A/S                           A/S

Intergraph Finland Oy         UG Solutions AB (branch to be        5,000
                              formed in Finland) **

Intergraph France SA          Unigraphics Solutions France        46,000
                              SAS

Intergraph (Deutschland) GmbH Unigraphics Solutions GmbH         636,000

Intergraph (Italia) L.L.C.    Unigraphics Solutions S.p.A.       145,000

Intergraph Japan K.K.         Unigraphics Solutions Japan Ltd.   220,000

Intergraph Korea Ltd.         Unigraphics Solutions (Korea)       23,000
                              Ltd. *

Intergraph de Mexico, S.A.    Unigraphics Solutions de Mexico,    18,000
de C.V.                       S.A. de C.V.

Intergraph Benelux B.V. and   Unigraphics Solutions B.V.          20,000
Intergraph European
Manufacturing L.L.C.

Intergraph Norge AS           Unigraphics Solutions Norge AS      11,000

Intergraph Europe (Polska)    Unigraphics Solutions Sp.z.o.o. *    6,000
Sp.z.o.o

Intergraph Systems Pte. Ltd.  Unigraphics Solutions Pte. Limited   4,000

Intergraph (Portugal)         Unigraphics Solutions Espana, S.A.   7,000
Sistemas de Computacao        (branch to be formed in Portugal) **
Grafica S.A.

Intergraph Espana, S.A.       Unigraphics Solutions Espana, S.A.  29,000

Intergraph (Sverige) AB       UG Solutions AB                     46,000

Intergraph (UK) Ltd.          Unigraphics Solutions Ltd.          67,000
                                                            ------------

                                                            $105,000,000

______
* As of the date of this Agreement the incorporation process for these entities has not been completed. Therefore, such entities have not executed this Agreement but will, pursuant to the Closing Agreement to be entered into by such entity at the applicable Closing, agree to be bound by the terms of this Agreement as an Acquiring Entity in accordance with the terms hereof.
**  As  of  the  date  of this Agreement the formation  of  these branches has not been completed. However, the Acquiring Entities which are forming these branches have executed this Agreement as Acquiring Entities.

     (c)   At the Principal Closing, the Selling Entities and the
Acquiring  Entities  shall enter into the Escrow  Agreement  (the
"Escrow Agreement") substantially in the form attached hereto as Exhibit F.

      2.4 Closing Deliveries by Acquiring Entities. USI shall deliver to Intergraph the following:

     (a) At the applicable Closing, the Consideration specified in Section 2.3 (subject to the withholding and payments into escrow pursuant to the terms of the Escrow Agreement) to be paid with respect to the Assets Acquired at that Closing, portions of which will be paid by each Acquiring Entity to each Selling Entity as provided in Section 2.3 above;

     (b) At the Principal Closing, a copy of the resolutions of the Boards of Directors of each of USI and EDS authorizing the execution, delivery and performance by USI of this Agreement and by EDS and USI of the other agreements contemplated hereby to which such Person is a party, and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of USI and EDS, respectively;

     (c) At the Principal Closing, duly executed certificates of the Secretary or Assistant Secretary of each of EDS and USI, certifying as of the Closing Date as to the incumbency and signature of the officers of such corporations who have executed this Agreement and the documents delivered at such Closing on behalf of such corporation;

     (d)    At   the  Principal  Closing,  the  Undertaking   and
     Assumption Agreement, duly executed by USI;

     (e) At the Principal Closing, the SolidEdge Reseller Agreement in the form attached hereto as Exhibit G pursuant to which Intergraph will become a reseller of the SolidEdge product of the Business to purchasers under the CAD II Agreements (the "SolidEdge Reseller Agreement"), duly executed by USI;

     (f) At the Principal Closing, the SolidEdge License Agreement in the form attached hereto as Exhibit H-1 pursuant to which USI will license certain Intellectual Property related to the current SolidEdge product of the Business to Intergraph for distribution pursuant to the CAD II Agreements (the "SolidEdge License Agreement"), the EMS License Agreement in the form attached hereto as Exhibit H-2 pursuant to which USI will license certain Intellectual Property related to the current EMS product of the Business to Intergraph for distribution pursuant to the CAD II Agreements (the "EMS License Agreement"), and the Trademark License for CAD II and Ship Building Contracts in the form attached hereto as Exhibit H-3 pursuant to which USI would license certain Trademarks for the uses described therein in connection with Intergraph's performance of the CAD II
     Agreements (the "CAD II Trademark Agreement"), each duly executed by USI;

     (g) At the Principal Closing, the SolidEdge Common Code License Agreement in the form attached hereto as
     Exhibit I pursuant to which Intergraph will grant a perpetual, royalty-free license to USI and its Affiliates to use the Intellectual Property described therein (the "SolidEdge Common Code License Agreement"), duly executed by USI;

     (h) At the Principal Closing, the BAG Products License Agreement in the form attached hereto as Exhibit J pursuant to which Intergraph will grant a perpetual, royalty-free license to USI and its Affiliates for certain Software described therein (the "BAG Products License Agreement"), duly executed by USI;

     (i) At the Principal Closing, the INGR Tools License Agreement in the form attached hereto as Exhibit K pursuant to which Intergraph will grant a perpetual, royalty-free license to USI and its Affiliates for certain Software described therein (the "INGR Tools License Agreement"), duly executed by USI;

     (j) At the Principal Closing, the Lease Agreement in the form attached hereto as Exhibit L related to certain office space occupied by the Business at Intergraph's Huntsville, Alabama headquarters (the "Lease Agreement"), duly executed by USI;

     (k) At the Principal Closing, the Agreement for Engineering Services in the form attached hereto as Exhibit M providing for, among other things, the services of Intergraph's Software engineers in India to be provided to USI under the terms thereof (the "India Support Agreement"), duly executed by USI;

     (l) At the Principal Closing, the Transition Services Agreement in the form attached hereto as Exhibit N pursuant to which Intergraph will provide certain support services to USI on a transition basis following the Principal Closing (the "Transition Services Agreement"), duly executed by the Acquiring Entities;

     (m) At the Principal Closing, the Version 4 Reseller Agreement in the form attached hereto as Exhibit O pursuant to which USI will be designated as a reseller of Version 4 of SolidEdge (which version contains the ACIS Software referred to in clause (m) of the definition of Retained Assets) (the "Version 4 Reseller Agreement"), duly executed by USI;

     (n) At the Principal Closing, the Trademark License Agreement in the form attached hereto as Exhibit P pursuant to which Intergraph will grant a perpetual, royalty-free license to USI and its Affiliates to use certain Trademarks described therein (the "Trademark License Agreement"), duly executed by USI;

     (o) At the Principal Closing, the Patent License Agreement in the form attached hereto as Exhibit Q pursuant to which Intergraph will grant a perpetual, royalty-free license to USI and its Affiliates to use certain Patents described therein (the "Patent License Agreement"), duly executed by USI;

     (p) At the Principal Closing, the Escrow Agreement, duly executed by USI; and

     (q) At the applicable Closing, other documents or instruments as the Selling Entities participating in the Closing may reasonably request; provided, however, that any such request shall be subject to any limitations or restrictions expressly provided in this Agreement.

      2.5 Closing Deliveries by Selling Entities. Intergraph shall deliver to USI the following:

     (a) At the applicable Closing, a copy of the Charter (as in effect on the Closing Date) of each Selling Entity participating in the Closing certified as of a recent date to the Closing Date (or, if such certification is not obtainable in a particular jurisdiction, a certified copy as of the nearest practicable date to the Closing Date) by the Secretary of State (or other appropriate official) of the respective State or other jurisdiction of its incorporation or organization;

     (b) At the applicable Closing, a copy of the Bylaws (as in effect on the Closing Date) of such Selling Entity participating in the Closing, certified as of such Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of such Selling Entity;

     (c) At the applicable Closing, a copy of all resolutions adopted by the Board of Directors or other governing body of such Selling Entity participating in the Closing (together with a copy of all resolutions adopted by the shareholders of such Selling Entity where legally required), authorizing the execution, delivery and performance by the Selling Entity of this Agreement and the other agreements contemplated hereby to which such Person is a party (and any applicable Power of Attorney), and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of such Selling Entity;

     (d) At the applicable Closing, appropriate evidence of all Consents referred to in Schedule 2.5(d) relating to such Closing;

     (e) At the applicable Closing, certificates of existence and, to the extent available in the appropriate jurisdiction, good standing (including evidence of payment of any franchise Taxes), and bring down telegrams or telexes if issued in such jurisdiction, dated, to the extent practicable, within the five-day period preceding the Closing Date (i) with respect to Intergraph, from the appropriate Tribunals in the States of Delaware and Alabama and (ii) with respect to any other Selling Entity participating in the Closing, from the appropriate Tribunals in such Selling Entity's jurisdiction of incorporation or other organization;

     (f) At the applicable Closing, duly executed certificates of the Secretary or Assistant Secretary (or other appropriate officer) of such Selling Entity participating in the Closing, certifying as of the Closing Date as to the incumbency and signature of the officers of such Selling Entity who have executed this Agreement and the documents delivered at such Closing on behalf of such Person (or any applicable Power of Attorney);

     (g) At the Principal Closing, a duly executed legal opinion of Intergraph's corporate counsel as to the matters set forth on Exhibit R;

     (h) At the Principal Closing, the General Bill of Sale, duly executed by Intergraph, dated the Principal Closing
     Date;

     (i) At the Principal Closing, a Copyright Assignment in the form attached hereto as Exhibit S-1 ("Copyright Assignment") and a Trademark Assignment in the form attached hereto as Exhibit S-2 ("Trademark Assignment"), each duly executed by Intergraph and dated the Principal Closing Date;

     (j) At the applicable Closing, appropriate evidence, satisfactory to USI, that the Successor Distributor Contracts identified in Schedule 2.5(j) have been entered into by the appropriate Selling Entity participating in the Closing, in each case upon the terms and conditions previously agreed to by the parties, and that such Contracts can be assigned to the appropriate Acquiring Entity without any further consent or notification;

     (k) At the Principal Closing, copies of any and all releases, termination statements and other documents and instruments as are necessary to remove and release any Liens which may encumber any of the Acquired Assets to be transferred at any Closing (regardless of whether such Closing is occurring concurrently with the Principal Closing);

     (l)   At  the  Principal  Closing,  the  SolidEdge  Reseller
     Agreement, duly executed by Intergraph;

     (m)    At  the  Principal  Closing,  the  SolidEdge  License
     Agreement,  the  EMS  License  Agreement  and  the  CAD   II
     Trademark Agreement, each duly executed by Intergraph;

     (n)        At  the  Principal Closing, the SolidEdge  Common
     Code License Agreement, duly executed by Intergraph;

     (o)       At the Principal Closing, the BAG Products License
     Agreement, duly executed by Intergraph;

     (p)        At  the Principal Closing, the INGR Tools License
     Agreement, duly executed by Intergraph;

     (q) At the Principal Closing, the Lease Agreement, duly executed by Intergraph;

     (r)        At  the  Principal  Closing,  the  India  Support
     Agreement, duly executed by Intergraph;

     (s)        At the Principal Closing, the Transition Services
     Agreement, duly executed by the Selling Entities;

     (t)        At  the Principal Closing, the Version 4 Reseller
     Agreement, duly executed by Intergraph;

     (u)        At  the Principal Closing, the Trademark  License
     Agreement, duly executed by Intergraph;

     (v)        At  the  Principal Closing,  the  Patent  License
     Agreement, duly executed by Intergraph;

     (w) At the Principal Closing, the Escrow Agreement, duly executed by Intergraph;

     (x) At the applicable Closing, such other instruments of assignment or transfer as the applicable Acquiring Entity may reasonably request and shall be necessary or appropriate in order to more effectively convey and transfer the Acquired Assets to be transferred at such Closing to the applicable Acquiring Entity or for aiding and assisting, collecting and reducing to possession, and exercising, any rights with respect thereto; provided, however, that any such request shall be subject to any limitations or restrictions expressly provided in this Agreement;

     (y) Concurrently with the Principal Closing, CD-ROMs and tapes containing the SolidEdge Common Code, the SolidEdge Specific Code, the BAG Tools, and the EMS Code, the delivery of which will occur at the site of the principal operations of the Business in Alabama; and

     (z) At the applicable Closing, other documents or instruments as the Acquiring Entities participating in such Closing may reasonably request; provided, however, that any such request shall be subject to any limitations or restrictions expressly provided in this Agreement.

      2.6 Other Deliveries. With respect to any aspect of the Principal Closing or any International Closing other than the Bill of Sale Transaction, each Selling Entity and each Acquiring Entity participating in such Closing shall deliver to the other applicable parties on the Closing Date a duly executed copy of a Closing Agreement, together with a duly executed copy of such other instruments of transfer, conveyance and assignment and other documents attached thereto or referred to therein, in each case dated as of the applicable Closing Date.

       2.7    Responsibility   for  the   Retained   Liabilities.
Notwithstanding anything in this Agreement, any closing document or otherwise to the contrary:

     (a) None of the Acquiring Entities or any of their Affiliates, individually or collectively, shall be responsible for, or shall assume or undertake to pay, perform, satisfy or discharge, any of the Retained Liabilities or any other liability or obligation, other than the Assumed Liabilities and those Transaction Taxes, if any, specified in Section 10.13, of any Selling Entity.

     (b)   Intergraph and its Affiliates (including  the  Selling
     Entities) and their respective successors and assigns shall be and remain responsible for the Retained Liabilities.

      2.8   Allocation  of  the Consideration  for  the  Acquired
Assets.    The  Consideration  for  the  Acquired  Assets   shall
generally   be   allocated  in  accordance  with  the   following
guidelines:

     (a) The portion of the Consideration which is allocated among the Acquired Assets located outside the United States shall equal the respective fair market values of each of such assets, which amounts are more particularly set forth on Schedule 2.8 hereto.

     (b) The remaining amount of the Consideration shall be allocated to Acquired Assets located within the United
     States, in accordance with their respective fair market values as set forth on Schedule 2.8 hereto. The value of the Acquired Assets located and to be delivered within the United States will be set forth on Schedule I to the General Bill of Sale, and USI and Intergraph agree that such allocation shall be adopted by them in preparing, and shall be reflected on, (i) any statements and any tax returns required to be filed with any state or local taxing authority and (ii) any invoice or other documentation prepared with respect to Transaction Taxes.

As soon as practicable after the Principal Closing, USI shall prepare and furnish to Intergraph detailed allocations that are consistent with the allocations set forth on Schedule 2.8 and Intergraph shall furnish USI with such information and documentation as is reasonably requested by USI in order to enable USI to prepare such detailed allocations. Such agreed allocation shall be adopted by each of the Selling Entities and Acquiring Entities in preparing, and shall be reflected on, (i) the completed Form 8594 (Asset Acquisition Statement under
Section 1060 of the Code) which is required to be filed pursuant to the requirements of Section 1060(b) of the Code, (ii) any similar statements and any tax returns required to be filed with any state, local or foreign taxing authority, (iii) each bill of sale or similar document delivered by a Selling Entity to an Acquiring Entity, and (iv) any invoice or other documentation prepared with respect to Transaction taxes.

      2.9 Waiver of Bulk Sales Compliance. The Acquiring Entities and the Selling Entities hereby waive compliance with the bulk transfer or bulk sales provisions of the applicable state Uniform Commercial Code provisions or any other Legislative Enactment; provided, however, that such waiver shall not constitute a limitation of the rights of the Acquiring Entities under Article IX.

       2.10 Waivers of Deliveries or Conditions Precedent. Notwithstanding any provision to the contrary in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement (including without limitation any Closing Agreement), any express or implied waiver by the Acquiring Entities of the requirement of the Selling Entities to deliver any item or Consent to be delivered at any Closing (including without limitation those items referenced in Section 2.5 or in any Closing Agreement) or to satisfy any conditions precedent shall not abrogate, diminish or otherwise affect any rights of the Acquiring Entities under this Agreement, including without limitation those rights set forth in Section 9.2.

     2.11 Customer Contracts.

     (a) As soon as practicable following the Principal Closing Date, the applicable Selling Entity and the applicable Acquiring Entity shall jointly notify each customer under a Customer Contract (other than those identified on Section 2 of Schedule 3.23(a) which are being assigned to the Acquiring Entities) that effective as of the Principal Closing Date the Business has been transferred to the Acquiring Entities pursuant to this Agreement, and such Selling Entity shall use its best efforts to assist the applicable Acquiring Entity in obtaining a successor Customer Contract with the applicable Acquiring Entity with respect to the products and services of the Business on substantially the same terms as the Customer Contract (a "Successor Customer Contract"). In the event that a Successor Contract is not entered into by the customer and the applicable Acquiring Entity under terms acceptable to both Persons prior to the termination of a Customer Contract (under the current terms of the Customer Contract without giving effect to any automatic renewal or "evergreen" provisions thereof), the applicable Selling Entity shall continue the performance of such Contract as contemplated in Section 2.11(b) below.

     (b) During the period from the Principal Closing Date through the earlier of (i) the termination of a Customer Contract under the terms thereof (not giving effect to any automatic renewal  provisions  thereof)  and  (ii)  the  date  a  Successor
Contract to a Customer Contract is entered into between the customer and an Acquiring Entity as contemplated by Section 2.11(a) above (such period being referred to hereinafter as the "Subcontract Period"), Intergraph and each other applicable
Selling Entity shall cause the benefits of their respective right, title and interest (or the economic equivalent thereof) under such Customer Contracts to be provided to the applicable Acquiring Entity and shall cooperate with such Acquiring Entity to provide such Acquiring Entity with such benefits, which cooperation shall include without limitation: (A) maintenance by Intergraph and each other applicable Selling Entity of rights under such Customer Contract in their name in trust for the benefit of such Acquiring Entity; (B) payment to the applicable Acquiring Entity of amounts collected in respect of such Customer Contract as follows: for payments received by a Selling Entity during March 1998, by wire transfer to an account designated by USI not later than 12:00 noon on the Wednesday following the week during which such payment was received by a Selling Entity; and for payments received by a Selling Entity after March 1998, by wire transfer to an account designated by USI not later than 12:00 noon on the second Business Day following receipt thereof; and (C) at the sole option and subject to the control of such Acquiring Entity, enforcement for its benefit of any and all such rights against a third party in the event such rights can not be enforced by the Acquiring Entity. Unless not permitted under any Assumed Contract with respect to which rights are made available to an Acquiring Entity and except to the extent contemplated by the Version 4 Reseller Agreement, the performance of such Selling Entity's obligations thereunder shall be subcontracted or sublicensed to such Acquiring Entity from the time such rights are made available to such Acquiring Entity through the termination of the Subcontract Period and the applicable Acquiring Entity shall perform such obligations in accordance with their terms. If such assignment, subcontracting or sublicensing is not permitted, such Acquiring Entity will use commercially reasonable efforts to perform and complete such Assumed Contract in accordance with its terms from and after the time such rights are made available; provided, however, that in connection with the foregoing, such Acquiring Entity shall have all rights and remedies against the other party to such Assumed Contracts, including without limitation the right to cease providing products and services thereunder if the other party thereto fails to perform its obligations thereunder.

      (c) Intergraph shall deliver to USI amounts prepaid under Prepaid Maintenance Contracts in respect of the period following the applicable Closing Date as follows: (i) concurrently with the applicable Closing, Intergraph shall deliver to USI the amounts prepaid under such Contracts in respect of the month in which such Closing occurs (pro-rated from the applicable Closing Date); and (ii) on the first day of each month thereafter, Intergraph shall deliver to USI the amounts prepaid under such Contracts in respect of each such month.

     2.12 Distributor Contracts. Prior to the Principal Closing Date, the Selling Entities shall use their best efforts to amend each Distributor Contract to remove therefrom the products and services of the Business and, except with respect to such Distributor Contracts covering a territory or territories outside of the United States identified on Schedule 2.12, to enter into a separate successor distributor contract (a "Successor Distributor Contract") covering the products and services of the Business on terms reasonably acceptable to USI. For purposes of this Agreement, terms consistent with those contained in the existing Distributor Agreement shall be deemed to be reasonably acceptable to USI. Each Successor Distributor Agreement shall be assignable to USI or another applicable Acquiring Entity effective as of the Principal Closing Date and shall be assigned at the Closing and be an Assumed Contract hereunder (subject to the proviso set forth in the definition of "Assumed Contract" in Section 1.1).

     2.13 Consents. The parties will cooperate with each other in good faith to timely obtain all Consents from any and all
Tribunals and other Persons that are required (i) for the consummation of the transactions contemplated by this Agreement;
(ii)  to  permit the continued operation of that portion  of  the
Business conveyed on any Closing Date on or after such Closing Date in substantially the same manner as it was carried on and conducted prior thereto, including, without limitation, the execution of Successor Contracts pursuant to Section 2.12 hereof; and (iii) to prevent a breach of, a default, penalty or increase in payment under, or a termination of any Contract relating to the Business. The cost of obtaining such Consents shall be borne by the party who is required to obtain such Consent under the applicable Legislative Enactment or under the terms of the relevant Contract, provided, however, that if the applicable Legislative Enactment does not provide which party shall pay such costs, the costs shall be borne equally by USI and Intergraph (although in all cases each party shall pay the fees and expenses of its own counsel). The parties hereto agree to use their best efforts to obtain such Consents in a cost effective and efficient manner. Until all Consents referenced in this Section 2.13 are obtained, the applicable Selling Entities shall provide the applicable Acquiring Entity with the rights and benefits, and the Selling Entities shall in any event continue to have the indemnity and hold harmless obligations set forth in Article IX.

     2.14 Interim Operation for International Selling Entities.

     (a) With respect to each International Selling Entity that does not transfer and convey all of its respective portion of the Business and Acquired Assets on the Principal Closing Date, from and after the Principal Closing Date USI may, at its option, designate one or more employees or other representatives of the Acquiring Entities to serve as managers of the Business of each such International Selling Entity to the extent permitted by applicable law. The management of the Business of each respective International Selling Entity shall report to, and be subject to the direction of, such manager so designated by the Acquiring Entities. Such managers may serve their functions on-site at such International Selling Entities. The Acquiring Entities shall be free to make oral and written communications to the employees of the International Selling Entities during the period following the Principal Closing Date (provided that communications describing the terms of this Section 2.14(a) shall be provided to Intergraph in advance of their release for their prompt comment and review). During this period, USI may request that the employment of any employee of the International Selling Entity who would be a Transitioned Employee be terminated. In such event, no later than five days following the date of such request Intergraph may either (i) continue the employment of such person for Intergraph's benefit (which continuation would not be a violation of Section 5.7 hereof), in which event USI shall not be obligated to reimburse USI for such person's salary upon the occurrence of the applicable International Closing, or (ii) terminate the employment of such person, in which event USI will reimburse Intergraph for any required severance payments to any such employee in accordance with Intergraph's severance policy.

     (b) From and after the Principal Closing Date, the Business of each International Selling Entity shall be conducted and operated for the account and benefit of the applicable Acquiring Entities. At the applicable International Closing for an International Selling Entity, the Closing Agreement shall provide for (i) the payment by the applicable Selling Entity to the applicable Acquiring Entity of all revenues derived by the portion of the Business attributable to such Selling Entity (which revenues shall have been collected by the Selling Entities and held for the benefit of the applicable Acquiring Entity) during the period from and after the Principal Closing Date to the date of the applicable International Closing (the "Interim Period"), (ii) the reimbursement by the applicable Acquiring Entity to the applicable Selling Entity of all expenses directly attributable to the operation of the Business by such Selling Entity during the Interim Period (and excluding any expenses attributable to any other business or businesses of the Selling Entities), including, without limitation, costs and expenses associated with employment of the Transitioned Employees and Taxes (other than Transaction Taxes) attributable to the operation of the Business during the Interim Period, and (iii) the payment of any excess of the amount described in clause (i) over the amount described in clause (ii) (a "Profit Amount") from the applicable Selling Entity to the applicable Acquiring Entity, or the payment of any excess of the amount described in clause
(ii) over the amount described in clause (i) (a "Loss Amount") from the applicable Acquiring Entity to the applicable Selling Entity. The payment of any Profit Amount or Loss Amount, as the case may be, shall be treated as an adjustment to the Consideration payable in respect of such International Closing. Not later than 15 Business Days following the applicable International Closing, the applicable Selling Entity and Acquiring Entity shall adjust the Profit Amount or Loss Amount, as the case may be, based on any revenues or expenses which were unidentified at the time of the International Closing and, based on such post-closing adjustment, any excess amounts delivered at the applicable International Closing pursuant to the immediately preceding sentence shall be immediately returned and/or any additional payments which would be required to have been made at such International Closing pursuant to such sentence shall be immediately paid by the applicable party. At an International Closing, the applicable Selling Entity shall deliver to the applicable Acquiring Entity cash in an amount equal to the accrued liability of such Selling Entity in respect of employee benefits (such as severance, termination indemnities or vacation) which benefits are required to be assumed by the Acquiring Entity as a matter of applicable law, except to the extent that such liabilities are settled directly with the relevant employees at the applicable Closing or are governed by Section 5.13(h) hereof.

     (c) USI and Intergraph will use their commercially reasonable best efforts to consummate all International Closings as soon as practicable following the Principal Closing Date. Until such time as all International Closings have been consummated, USI and Intergraph shall cause their representatives to confer frequently (and in any event not less frequently than monthly) with each other regarding the status of such International Closings.


                           ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE SELLING ENTITIES

      To induce the Acquiring Entities to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Entities jointly represent and warrant to the Acquiring Entities as follows and as may be additionally provided in the applicable Closing Agreement:

     3.1 Corporate Existence and Authority. Each Selling Entity is a corporation or other legal entity (as indicated on
Schedule 3.1) duly organized, validly existing and to the extent such a concept or a similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or other organization, as set forth on Schedule 3.1. Each Selling Entity has all requisite power and authority to own and lease its properties and assets and to carry on the Business, as such business is being conducted currently. Schedule 3.1 contains a true, complete and correct list of all jurisdictions in which any of the Selling Entities owns or leases any real property or has employees or offices relating to the Business. Each Selling Entity is duly qualified and licensed to do business as a foreign corporation or entity and is in good standing in all jurisdictions in which the nature of the business being conducted requires it to be so qualified except where the failure so to qualify may reasonably be expected not to have a material adverse effect on the Business or the Acquired Assets, taken as a whole.

      3.2 Authorization and Effect of Agreement, Etc. Each Affiliate of Intergraph whose action is legally required to transfer  to  the  Acquiring  Entities  the  Acquired  Assets  in
accordance with this Agreement is listed as a Selling Entity on the signature pages hereof. Each Selling Entity has all requisite power and authority to enter into, execute and deliver this Agreement and the other agreements contemplated hereby to which such Person is a party and to perform its obligations hereunder and thereunder and to consummate the respective transactions contemplated hereby and thereby for such Selling Entity. The execution, delivery and performance of this Agreement by each of the Selling Entities and the other agreements contemplated hereby to which such Person is a party and the consummation by the Selling Entities of the transactions contemplated hereby and thereby have been duly authorized by all corporate and other entity action. This Agreement has been, and the other agreements contemplated hereby to which any of the Selling Entities is a party will be, duly executed and delivered by each of the Selling Entities (to the extent such Person is a party thereto) and constitute, or when executed and delivered will constitute, the valid and binding obligation of the Selling Entities, enforceable in accordance with its respective terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Legislative Enactments now or hereafter in effect relating to creditors' rights generally, and (b) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. This Agreement, the General Bill of Sale, the Copyright Assignment, the Trademark Assignment, the Transferred Intellectual Property License Agreements and the Closing Agreements, when executed and delivered by the respective Selling Entities, will be sufficient to assign, convey, transfer, vest, perfect and confirm in the appropriate Acquiring Entities, good and marketable title in and to the Acquired Assets.

      3.3 No Violation. Except as set forth on Schedule 3.3, neither the execution, delivery or performance by any of the Selling Entities of this Agreement or of any other agreement contemplated hereby to which any of such Persons is a party, nor the consummation by any of the Selling Entities of any of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof does or will (with the passage of time, the giving of notice or otherwise), with respect to any Selling Entity (a) violate or conflict with any provision of the Charter, Bylaws or other governance document of such Selling Entity; (b) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration, upon notice or passage of time or otherwise with respect to), in whole or in part, any Contract related to the Business to which such Selling Entity is a party or by which such Selling Entity or any of the Acquired Assets is bound; (c) violate, conflict with or cause any default under (or give any party any right to declare any default, upon notice or passage of time or otherwise, under) any Legislative Enactments, Official Actions or any other restriction of any kind or character to which such Selling Entity is a party or by which such Selling Entity or any of its respective properties or any of the Acquired Assets is bound; (d) result in the creation or imposition of any Lien, proscription or restriction on any of the Acquired Assets; or (e) permit any Tribunal to impose any material restrictions or limitations of any nature on such Selling Entity or its properties or activities.

     3.4  Consents.

     (a) Except as set forth in Schedule 3.4(a), no Consent of, or registration, declaration or filing with, or permit from, any Tribunal, lessor, lender or any other Person is required to be made or obtained by any Selling Entity in connection with the execution, delivery and performance by any of the Selling Entities of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof.

     (b) After the Principal Closing, except with respect to those Acquired Assets to be transferred at each International Closing (and with respect to such Acquired Assets, after such International Closing related thereto) and except as set forth on
Schedule 3.4(b), the Acquiring Entities shall have the unrestricted right to own, use, operate and sell all or any of the Acquired Assets and to conduct the Business as it is currently conducted by the Selling Entities without the payment of any royalty, license or other fee to any Person by USI or any Affiliate of USI, including without limitation any transfer fee, relicensing fee or other fee with respect to Software to be transferred or assigned.

     3.5 General Warranty. All written statements, certificates or documents furnished by any Selling Entity in accordance with this Agreement, taken as a whole, are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, provided, however, that the only representation or warranty made with respect to the Projections is the representation and warranty set forth in Section 3.30.

     3.6 Challenges To This Agreement. No suit, action, proceeding or investigation against any Selling Entity challenging this Agreement or any of the transactions contemplated hereby or claiming damages in connection with this Agreement or any of the transactions contemplated hereby has been instituted or, to the knowledge of the Selling Entities (without independent investigation), threatened.

      3.7 Financial Statements. The Selling Entities have provided to USI true, complete and correct copies of the Financial Statements, which are attached hereto as Schedule 3.7. The Financial Statements fairly present, except for the presentation of footnote disclosures (which footnote disclosures are not material to an understanding of the Financial Statements) which will be provided as soon as practicable following the Principal Closing pursuant to Section 5.6 hereof, the financial position of the Selling Entities with respect to the Business and the related results of operations at the dates and for the periods covered thereby, subject with respect to quarterly financial information to normal, recurring year-end audit adjustments described in Section 1 of Schedule 3.7. The Financial Statements have been prepared in accordance with GAAP, other than the aforementioned footnote disclosures, applied on a consistent basis during the periods involved. As of the Balance Sheet Date, (A) none of the Selling Entities had any liability or expense of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, with respect to the Business which was not reflected in the Financial Statements and which was of a nature required under GAAP to be reflected in the Financial Statements or disclosed in the notes thereto when prepared, (B) all allowances and reserves set forth in the Financial Statements were adequate for the respective purposes for which they were established, and (C) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) or contingent liabilities which were of a nature required under GAAP to be reflected or disclosed and were not reflected in the Financial Statements or will be disclosed in the notes thereto. Since the Balance Sheet Date, except for liabilities that have been incurred in the ordinary course of the Business consistent with past practices, none of the Selling Entities has incurred any material liability of any nature (whether accrued, absolute, contingent or otherwise) with respect to the Business. Except as set forth in Schedule 3.7(a), none of the Selling Entities is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any Person related to the Business. The Financial Statements fairly reflect the liabilities accrued for the annual incentive compensation benefits payable under the plans and programs set forth in Schedule 3.25(c), consistent with prior application of the terms of such plans and taking into account performance to date.

      3.8 Accounts Receivable. All of the Accounts Receivable reflected in the Balance Sheet have arisen in connection with bona fide sales and deliveries of goods, performance of services or other bona fide business transactions in the ordinary course of the Business, consistent with past practices (including regular credit practices). All reserves reflected in the Balance Sheet against doubtful accounts of, valid counterclaims or setoffs by, rebates, discounts and allowances to, and returns from, customers were established in a manner consistent with the collection experience of the Business in prior years.

      3.9 Customer Discounts. Except as set forth on Schedule 3.9, since December 31, 1996, no Selling Entity has granted any rebates, discounts, advances or allowances to any customers of the Business for products or services, except in the ordinary course of business consistent with past practice.

     3.10 SEC Reports. Intergraph has previously furnished to USI true, complete and correct copies of Intergraph's (i) Annual Report on Form 10-K for the year ended December 31, 1996, and
(ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, each as filed with the SEC. As of their respective filing dates and to the extent such reports and statements relate to the Business, such reports and statements complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and such reports and statements as of the date of their respective filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       3.11   Absence  of  Changes.   Except  as  set  forth   in
Schedule 3.11, since December 31, 1997 there has not been, occurred or arisen any change in, or any event (including without limitation any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that individually or in the aggregate has or may be expected to have a material adverse effect on the Acquired Assets or the Business, taken as a whole. Since December 31, 1997, except as set forth in Schedule 3.11: (a) no Selling Entity has taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have violated any of the provisions of Sections 5.2 or 5.3 if they had then been applicable to any portion of the Business; and (b) there has not been any damage, destruction or loss (whether or not covered by insurance) affecting any of the Acquired Assets the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or the Acquired Assets, taken as a whole.

     3.12 Books and Records. Each Selling Entity makes and keeps Books and Records with respect to the Business which, in reasonable detail, accurately and fairly reflect in all material respects its transactions and the acquisitions and dispositions of its assets since the date of its organization. The present system of internal accounting controls of each Selling Entity with respect to the Business reasonably assures that: (a) transactions are executed only in accordance with the general or specific authorization of its management, (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for its assets, (c) access to its assets is permitted only in accordance with the general or specific authorization of its management, and (d) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No Selling Entity has used any improper accounting practices with respect to the Business, including any practices for the purposes of deceptively reflecting or not reflecting any of its properties, assets, liabilities, revenues or expenses in any of its Books and Records.

     3.13 Taxes.  Except as otherwise disclosed on Schedule 3.13:

      (a) Each Selling Entity has timely filed or will file in a timely manner with the appropriate Tax or revenue service, taxing authority, or taxing Tribunal (collectively, "Tax Tribunal") all Tax Returns required to be filed regarding any period up to but not including the applicable Closing Date which relates to Taxes attributable to the Acquired Assets, and all such Tax Returns were or will be correct and complete in all material respects.

      (b) Each Selling Entity has paid or will pay on the applicable due date all Taxes owing by any Selling Entity
(whether or not shown on any Tax Return), which are due and payable on or before the applicable Closing Date.

      (c) Except for claims that were resolved more than three years ago, no claim has been made by any Tax Tribunal in a jurisdiction where Intergraph, Intergraph (Deutschland) GmbH, or Intergraph (Italia) L.L.C. did not file Tax Returns, that any of such Persons is or may be subject to taxation by that jurisdiction.

       (d) Intergraph, Intergraph (Deutschland) GmbH, and Intergraph (Italia) L.L.C. are neither presently under examination by any tax authorities, nor in receipt of any notice of impending examination. There are no pending and, to the best knowledge of Intergraph, threatened, examinations, audits, investigations, suits, or other legal proceedings involving, or material assessments against, Intergraph, Intergraph (Deutschland) GmbH, or Intergraph (Italia) L.L.C. with respect to Taxes attributable to the Business, or any other material claims for unpaid Taxes attributable to the Business, which have been or may be asserted against any of those entities.

       (e) There are no pending or threatened audits, investigations, examinations, suits or other legal proceedings involving, or material assessments against, any Selling Entity with respect to Taxes attributable to the Business, or any other material claims for unpaid Taxes attributable to the Business which may be asserted against any Selling Entity.

      (f) There are no Liens for Taxes upon any assets of any Selling Entity, except for statutory Liens disclosed on Schedule
3.13 for Taxes or assessments not yet delinquent.

      (g) All material amounts required to be withheld or collected by any Selling Entity and paid to any Tax Tribunal for income, social security, unemployment insurance, sales, excise, use, property and other Taxes have been timely withheld or collected and, to the extent required, have been timely paid, remitted or deposited to or with the relevant Tax Tribunal.

      (h) There are no material proposed reassessments of the taxable value of any of the Acquired Assets or similar matters pending with respect to any Tax Tribunal.

      (i) No Selling Entity that is transferring any interest in real property located in the United States is a "foreign person" as that term is referred to in Section 1445(f)(3) of the Code.

     (j) Intergraph will provide to USI within sixty days of the Principal Closing Date, a document which shall be deemed to be incorporated by reference into this Agreement as Schedule 3.13(j) hereto extending the representations made in Sections 3.13(c)-(e) above to all Selling Entities, with the same legal effects as if included in this Agreement as of the date hereof. Should Intergraph fail to timely deliver Schedule 3.13(j) to USI, then the representations of Sections 3.13(c)-(e) above shall be deemed to be representations by Intergraph with respect to all Selling Entities which are not subject to any exceptions other than those contained in Schedule 3.13. It is expressly acknowledged and agreed that this Section 3.13(j) is intended solely to resolve a logistical difficulty in obtaining sufficient and reliable information with which to make the representations under Sections 3.13(c)-(e) with respect to all Selling Entities.

      3.14  Disputes  and Litigation.  Except  as  set  forth  in
Schedule 3.14, there is not existing or pending or, to the best knowledge of any of the Selling Entities (without independent investigation), threatened (a) any suit, action, litigation, proceeding, investigation, claim, complaint or accusation affecting or against any Selling Entity with respect to the Business or any of the Acquired Assets in or before any Tribunal or (b) any Official Actions which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or the Acquired Assets or to which any Selling Entity is a party with respect to the Business.

     3.15 Environmental Matters. To the best knowledge of any of the Selling Entities, without independent investigation, the Compliance Group has fully, completely and timely complied with, and are currently in compliance with, all Environmental Laws and all related permits, licenses, orders, approvals, waivers and variances. Except as set forth in Schedule 3.15, to the best knowledge of the Selling Entities, without independent investigation, no Hazardous or Toxic Substances are, or have been, used, generated, handled, treated, stored or disposed of on, under or in, or transported from, the Compliance Property except in full compliance with applicable Environmental Laws.
Except as set forth in Schedule 3.15, none of the Compliance Group has ever received any complaint, order, citation or notice, public or private, with respect to any possible violation of the Environmental Laws or obligation or liability thereunder related to the Business.

      3.16  Bank Accounts.  No Selling Entity maintains any  bank
account,   safe  deposit  box  or  similar  arrangement  relating
exclusively to the Business.

      3.17 Year 2000 Compliance. All Software products included within the Business, including without limitation the BAG Tools, the INGR Tools, the SolidEdge Common Code, the SolidEdge Specific Code and the SolidEdge and EMS products, are Year 2000 Compliant. With respect to all such Software products, Intergraph has completed the assessment stage for the determination of Year 2000 Compliance and concluded that no renovation is necessary.

      3.18 Rights Used; Certain Relationships. Except as set forth in Schedule 3.18, the Acquired Assets, including, without limitation, the Transferred Intellectual Property Interests, contain all rights, properties and assets utilized or necessary in the conduct of the Business and are sufficient in all respects to carry on and conduct the Business after each Closing in substantially the same manner as it was carried on and conducted prior thereto. No Affiliate of Intergraph other than the Selling Entities holds any assets comprising a part of the Business. No officer or director of any Selling Entity (or any relative of any such director or officer) has any material business or other relationship (as creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer or otherwise) with any Selling Entity with respect to the Business. To the best knowledge of the Selling Entities, without independent investigation, none of the Selling Entities or any of their respective Affiliates, directors, officers, employees or agents has, directly or indirectly, given or agreed to give any improper gift or similar benefit to any creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer, competitor or governmental employee or official (domestic or foreign) (a) that could subject any of the Acquiring Entities or any of its Affiliates to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) the absence or discontinuation of which could have had a material adverse effect on the Business or the Acquired Assets.

     3.19 Title to Properties and Absence of Liens. Each Selling Entity has good and marketable title or valid leasehold title to its respective Acquired Assets, subject to no Liens or any other adverse interests or restrictions of any kind except as disclosed in Schedule 3.19 (such Liens being hereinafter collectively referred to as "Permitted Encumbrances"), all of which Permitted Encumbrances will be removed prior to the Principal Closing.

     3.20 Real Property.

     (a) Section 1 of Schedule 3.20(a) sets forth the street address of all Real Property used in the Business, the Selling Entity which holds the interest in such Real Property and whether such interest is a leasehold interest or an ownership interest.
Section 2 of Schedule 3.20(a) sets forth the street address of each parcel of Real Property occupied by the Business and with respect to which the applicable Selling Entity and the applicable Acquiring Entity shall enter into a lease. The respective Selling Entity enjoys peaceful possession of its interest in all such Real Property. The Real Property used in the Business and all material personal property owned or leased and included in the Acquired Assets or comprising a part of the Business are in good operating condition and repair (ordinary wear and tear excepted) and suitable and sufficient for the purposes for which used.

     (b) None of the buildings, structures or improvements located on the Real Property subject to the Lease Agreement is the subject of any official complaint or notice of violation of any material applicable zoning ordinance, building code or regulation, and no such violation exists which materially detracts from or interferes with the present use of such properties or materially detracts from the value thereof or materially impairs the operations thereon; and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of the Selling Entities, without independent investigation, threatened with respect to any such building, structure or improvement on any of the Real Property which would materially detract from, or interfere with the present use of, such parcel or materially detract from the value thereof or materially impair the operations of the Business thereon, as presently conducted.

      3.21 Contracts. Schedule 3.21 sets forth a true, complete and correct list, correlated with the applicable clauses of this
Section 3.21, of the following (true, complete and correct copies, or if none, written descriptions, of which have been provided or made available to USI, together with all exhibits, amendments or modifications thereto):

     (a) All Contracts relating to the Business containing any provision, covenant or obligation limiting or restricting in any manner whatsoever the ability of any of the Selling Entities or any of the employees of the Selling Entities to engage in any line of business, to sell any products or services or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to any of the Selling Entities;

     (b) All Contracts pursuant to which Intergraph or any of its Affiliates may have granted, or agreed to grant, to another Person exclusive rights with respect to any goods or services, items of Software or territory relating to the Business;

     (c)   To  the  extent not covered in clause (b)  above,  all
     partnership,  joint  venture,  profit-sharing   or   similar
     Contracts with any Person relating to the Business;

     (d) All Contracts that involve the disposition or acquisition after the date hereof of any assets of any of the Selling Entities relating to the Business that do not relate to transactions entered into in the ordinary course of business, consistent with past practices;

     (e) All Contracts or arrangements (including without limitation those relating to allocations of expenses, personnel, services, equipment or facilities) between or among Intergraph or any of its Affiliates with respect to the Acquired Assets or the Business;

     (f) All other Contracts relating to the Business, to the extent not set forth above, that were not entered into in the ordinary course of business, consistent with past practices, and that individually involve the payment or potential payment, pursuant to the terms of such Contracts, of more than $10,000 individually or that are otherwise material to the Acquired Assets or the Business;

     (g) Each business name which has been used by any of the Selling Entities with respect to any portion of the Business
     (separately listed for each such portion or Person);

     (h) All Contracts pursuant to which Intergraph or any of its Affiliates may have granted, or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied), to another Person the right to sublicense or transfer any Software relating to the Business (other than to an Affiliate of such Person);

     (i) All Contracts pursuant to which Intergraph or any of its Affiliates may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any source code to any Software relating to the Business;

     (j) All Contracts pursuant to which Intergraph or any of its Affiliates may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any Software "keys" allowing access to additional modules or programs of any Software relating to the Business;

     (k)   All  performance bonds posted by any  of  the  Selling
     Entities in connection with the Business; and

     (l)    All  outstanding  bids  involving  amounts  exceeding
     $10,000 for new business or projects submitted by any of the Selling Entities in connection with the Business.

     3.22 Contract Status. Schedules 3.21, 3.23, 3.24(g), 3.31(b) and 3.32(b) set forth a true, complete and correct list of all Contracts (true, complete and correct copies, or if none, written descriptions, of which have been provided or made available to USI, together with all exhibits, amendments and modifications thereto) used in the Business, other than the leases of Real Property referred to in Section 3.20 and the Contracts listed on Schedule 3.22. Each such Contract is in full force and effect and constitutes a valid, legal and binding obligation of (i) the Selling Entity that is a party thereto, enforceable against such Selling Entity in accordance with its terms and (ii) to the knowledge of the Selling Entities, without independent investigation, the other party thereto, enforceable in accordance with its terms. No Selling Entity that is a party to any such Contract, and to the knowledge of the Selling Entities, without independent investigation, no other party to such Contract, is in breach or default thereunder, and no notice of default, defense, offset, counterclaim, termination, cancellation or acceleration has been received by any party with respect thereto. To the knowledge of the Selling Entities, without independent investigation, (i) there exists no event or condition that (with or without notice or lapse of time or both) would constitute a breach or violation thereof, or a default thereunder, or give rise to any right of offset, counterclaim, termination, cancellation or acceleration pursuant thereto, (ii) there is no threat to cancel, or not to renew or extend, any such Contract which by its terms may be renewed or extended, and (iii) there are no material disputes with respect to any such Contract. No Selling Entity has any present expectation or intention of not fully performing such Contract in accordance with its terms.

     3.23 Certain Contracts.

     (a) Customer Contracts. Section 1 of Schedule 3.23(a), sets forth a true, complete and correct list of all executory Contracts providing for the sale, lease or rental of products and services of the Business. Except as set forth on Section 2 of
Schedule 3.23(a), all such Contracts also relate to the sale of products and services of the Selling Entities not included within the Business (such Contracts, other than those Contracts identified on such Section 2 which are being assigned to the Acquiring Entities, are referred to as the "Customer Contracts"). As a result, the Customer Contracts are not being assigned by the Selling Entities to the Acquiring Entities but the Acquiring Entities shall be entitled to the rights of the Selling Entities under such Customer Contracts pursuant to the provisions of
Section  2.11  hereof.  The enforceability of each such  Customer
Contract and the rights and benefits of the Selling Entities thereunder will not be affected by the execution and delivery of this Agreement or any of the other agreements contemplated hereby, the performance by the parties of their obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, other than as specifically provided for in Section 2.11 hereof. Each Contract identified on
Section 2 of Schedule 3.23(a) is assignable (and will be assigned and transferred) by the respective Selling Entity to the appropriate Acquiring Entity pursuant to the transactions contemplated hereby without requiring any payment to, or Consent from, any Person or any waiting period, payment of any charge, fee or expense or any notice to any Person. Section 3 of
Schedule 3.23(a) sets forth a true and correct list as of the date hereof of all Customer Contracts, including, without limitation, any software warranty upgrade agreements, under which a customer has prepaid a Selling Entity for products or maintenance services ("Prepaid Maintenance Contracts"). The Selling Entities will update the schedules set forth in this
Section 3.23 prior to an applicable Closing. The Selling Entities shall take all action necessary so that the current term of any Customer Contract shall not be extended either under the terms thereof or by operation of law. No Customer Contract has a current term ending after the one-year anniversary of the date hereof (except such Customer Contracts as may be terminated by the Selling Entities prior to such date, and the Selling Entities agree to so terminate any such contract before such date at the request of USI).

     (b)   Distributor, Reseller and Business Partner  Contracts.
Schedule 3.23(b) sets forth a true, complete and correct list of all distributor, reseller and business partner agreements related to the Business (the "Distributor Contracts"), all of which as of the date of this Agreement also relate to products and services of the Selling Entities not included within the Business. Except as may be modified by the amendments contemplated by Section 2.12 and except as set forth on Schedule 3.23(b), all Distributor Contracts (i) are non-exclusive, (ii) with respect to Distributor Contracts covering a territory or territories within the United States are terminable by either party thereto on not greater 30 days notice, and (iii) with respect to Distributor Contracts covering a territory or territories outside of the United States are terminable by either party thereto on not greater than 90 days notice.

     3.24 Employees.

     (a) Schedule 3.24(a) sets forth a true, complete and correct list of each manager, officer and employee of each of the Selling Entities whose primary function relates to the Business, together with each such Person's name, job title, current annual compensation, amounts and forms of special fringe benefits, if any, and duration of employment with such entity. Each of the Selling Entities with respect to the Business (i) is in substantial compliance with all applicable Legislative Enactments and Official Actions regarding employment, wages and hours with respect to their employees, consultants and independent contractors and (ii) is not engaged in any unfair labor practice or discriminatory employment practice. No lawsuit or complaint against any Selling Entity with respect to the Business has been filed or, to the best knowledge of the Selling Entities (without independent investigation), threatened to be filed, with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Tribunal that regulates labor or employment practices, and there is no grievance filed or, to the best knowledge of the Selling Entities, threatened to be filed, against any Selling Entity with respect to the Business by any employee pursuant to any collective bargaining or other employment agreement. There is no consultant or independent contractor who, individually or together with others, is material to the Business. None of the managerial employees of the Selling Entities have any knowledge that any employee, consultant or independent contractor with respect to the Business will terminate his employment or cease to do business with the Business after consummation of the transactions contemplated by this Agreement. To the best knowledge of the Selling Entities (without independent investigation), there are no material controversies pending or threatened between any Selling Entity and any of its employees with respect to the Business, and no labor union or other organization represents or claims to represent any of such employees' interests. Except as set forth in Schedule 3.24(a), none of the Selling Entities has been a party to any Contract with any union, labor organization or collective bargaining unit with respect to any of its employees conducting the Business and none of such employees outside of the United States is represented by a works council. No union organizing or election activities involving any employees of any Selling Entity with respect to the Business are in progress or, to the best knowledge of the Selling Entities (without independent investigation), threatened.

     (b) All payments due from any of the Selling Entities on account of employer's social security contributions and employee health and welfare insurance under applicable Legislative Enactments with respect to the Business in respect of years and periods (and portions thereof) ended on or prior to the Balance Sheet Date were either paid prior to the Balance Sheet Date or accrued in full as a liability on the Balance Sheet.

     (c) All severance payments, if any, which as of the applicable Closing Date would be payable by any of the Selling Entities with respect to any of the Transitioned Employees under the terms of any oral or written agreement or commitment have been or will be paid on or prior to such applicable Closing Date.

     (d) The Selling Entities have withheld proper amounts from the Transitioned Employees (all of which has been timely remitted to the appropriate Tax authority) and have timely filed or will timely file all Tax Returns with respect to employee income Tax withholding and social security and unemployment Taxes, all in compliance with the Tax withholding provisions of the Code and other applicable Legislative Enactments.

     (e) No Selling Entity has made any payments, or is or may become obligated to make any payments to any Person with respect to the Business as a result of the transactions contemplated by this Agreement which could result in "excess parachute payments" (as defined in Section 280G(b) of the Code) to any such Person.

     (f) Through the Principal Closing Date, the Selling Entities shall have taken all necessary actions (if any) to comply with the WARN Act, to the extent they are subject to such act, and no Acquiring Entity shall have any disclosure or announcement obligations under the WARN Act. As of the date hereof, and in reliance upon the covenant of the Acquiring Entities in Section 6.3 hereof, none of the Selling Entities subject to the WARN Act contemplates any "plant closing" or "employee layoff," as such terms are used in the WARN Act, with respect to any employees of any of the Selling Entities.

     (g) Schedule 3.24(g) sets forth a true, complete and correct list of all employment agreements to which any Selling
Entity  is  a  party  with  respect to any  of  the  Transitioned
Employees.

     (h) Schedule 3.24(h) sets forth a true, complete and correct list of all employee manuals, policies, procedures and work related rules that apply to any of the Transitioned
Employees.

     (i) No Selling Entity has made any representations or warranties or any other statements or communications regarding any Acquiring Entity's right, ability, plan or intention to dismiss any Transitioned Employee or the terms and conditions upon which any such Transitioned Employee will be employed by any Acquiring Entity, other than statements regarding the terms and conditions of employment based on information provided by USI.

     3.25 Employee Benefit Matters.

     (a) Employee Welfare Benefit Plans. Schedule 3.25(a) indicates therein each and every "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained, contributed to or to which contributions are required to be made by any of the Selling Entities or any of their Affiliates with respect to employees of the Business either presently or within the previous 12-month period, or any such plan related to the Business to which any of the Selling Entities or any of their Affiliates contributes, is required to contribute or has contributed, including any such similar type of plan established, maintained, or contributed to under the laws of any foreign country (such plans being hereinafter collectively referred to as the "Employee Welfare Benefit Plans"). Intergraph has delivered to USI true, complete and correct copies of each and every Employee Welfare Benefit Plan, together with all documents and instruments establishing or constituting any related trust, annuity contract or other funding instrument, and including any summary plan descriptions or substantive communication to employees concerning the establishment, operation or termination of any such plan.

     (b) Employee Pension Benefit Plans. Schedule 3.25(b) indicates therein each and every "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained, contributed to or to which contributions are required to be made by any of the Selling Entities or any of their Affiliates with respect to employees of the Business either presently or within the previous 12-months, including any Multiemployer Pension Plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) and including any such similar plan established, maintained or contributed to under the laws of any foreign country (such employee benefit plans being hereinafter collectively referred to as the "Employee Pension Benefit Plans"). Intergraph has delivered to USI true, complete and correct copies of each and every such Employee Pension Benefit Plan, together with such copies of all documents or instruments establishing or constituting any related trust, annuity contract or other funding instruments, and including any summary plan descriptions or substantive description or communication concerning such plan to employees or participants therein.

     (c) Other Employee Benefit Arrangements. Schedule 3.25(c) indicates therein each and every stock option plan, pension plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay or any other material personnel policy, employee benefit plan arrangement, agreement or understanding which any of the Selling Entities or any of their Affiliates presently maintains or has maintained in the previous 12-month period or to which any of the Selling Entities or any such Affiliate contributes or has contributed in such period, or has been required to contribute in such period, with respect to employees of the Business and which is not required to be listed in Schedule 3.25(a) or 3.25(b) (including with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of the Selling Entities or their Affiliates). Intergraph has delivered to USI a true, complete and correct copy of each such plan together with copies of all documents or instruments establishing or constituting any related trust, annuity contract or other funding instruments, and including any substantive communication to employees or participants concerning such plans.

     (d) PBGC and Other Liabilities. Neither EDS, USI nor any of their Affiliates will have any liability of whatever nature or kind including with respect to the establishment, maintenance, operation or termination of any employee benefit plan, practice or program, including any Employee Welfare Benefit Plan, Employee Pension Benefit Plan or other plan described in paragraph (c) above, by reason of USI's acquisition of the Business, including any liability to the PBGC, any employee benefit plan, the trustee of any employee benefit plan or any employee or participant or any other corporation, individual, trust, entity or government agency.

     (e) COBRA. Neither USI, EDS nor any of their Affiliates will have any obligation to maintain any medical benefit plans, programs or practices, nor to allow any individual, whether an employee, participant, former employee or beneficiary of one of the foregoing, to participate in any health care plan, by reason of the health care continuation requirements of COBRA except with respect to those individuals who actually become employees of USI or its Affiliates, and thereafter an event occurs entitling the employee, or some person related to the employee, to such health care continuation coverage by reason of an employee's employment with USI and participation in USI's medical benefit plans.

      3.26 Compliance with Export Laws. Each of the Selling Entities currently holds and is in compliance with the export licenses listed with respect to such Person in Schedule 3.26; such export licenses ("Validated Licenses") are the only export license documents issued with respect to the Business and the Acquired Assets as of the date hereof. Each of the Selling Entities is also in compliance with the general export licenses it relies upon with respect to the Business and the Acquired Assets.

      3.27 Inventories. As of the Balance Sheet Date, all of the inventories and supplies that are reflected in the Balance Sheet were in good condition, priced at the lower of cost (on the first-in, first-out basis) or market, and (as to classes of items inventoried and methods of accounting and pricing) determined in a manner consistent with prior years. All of such inventories and supplies (together with the inventories and supplies which have been or will be purchased or acquired by any Selling Entity with respect to the Business during the period from the Balance Sheet Date to and including the applicable Closing Date) which are included in the Acquired Assets were purchased or acquired in the ordinary course of the Business, consistent with past practices. All of the inventory included in the Acquired Assets is in good condition and is not obsolete or defective. Purchase
commitments  for  merchandise  are  not  in  excess   of   normal
requirements and are not at prices in excess of market prices. The Selling Entities have the types and quantities of inventory appropriate, taken as a whole, to conduct the Business in accordance with past practices.

     3.28 Master Purchase Agreements. Schedule 3.28 sets forth a true and correct list of those vendor agreements under which the Selling Entities make purchases principally related to the Business (excluding those that relate to assets or services furnished by Intergraph for the benefit of all of its business units, subsidiaries or divisions and not principally to the Business, including, without limitation, accounting and legal support and the services provided under the Transition Services Agreement) (the "Master Purchase Agreements").

      3.29 Compliance with Law. To the best knowledge of the Selling Entities, without independent investigation, each of the Selling Entities (a) has complied with all Legislative Enactments and Official Actions applicable to its respective portion of the Business or the Acquired Assets, and (b) has duly and timely made all filings and submissions that are required by Legislative Enactments to be made with respect to such portion of the Acquired Assets or such Business, and has provided the Acquiring Entities copies of all such filings and submissions that have been made since January 1, 1993.

       3.30 Projections. The financial projections for the Business prepared by the Selling Entities and attached as
Schedule 3.30 (the "Projections") were prepared in good faith and, when prepared and furnished to USI, were based solely upon assumptions that Intergraph believed to be reasonable. None of the Selling Entities has any reason to believe that that the Business will not so substantially achieve the results described in the Projections (other than the fact that the Business has not substantially achieved such results through the date hereof and that the failure to achieve such results may impact the ability of the Business to timely achieve the results described in the Projections), although no assurance is given that the results set forth therein will be achieved or that actual results will not differ materially from the results reflected therein.

     3.31 Intellectual Property.

     (a) Schedule 3.31(a), together with Schedule 3.32(a), set forth a true, complete and correct list of all items of Intellectual Property (i) which are owned by a Selling Entity or an Affiliate of a Selling Entity, (ii) which also comprise a part of the Business on the Principal Closing Date, and (iii) which comprise a part of the Transferred Intellectual Property Interests (the "Owned IP"). All patents, Trademark registrations and Copyright registrations which are part of the Owned IP are in good standing, are valid and subsisting, and are in full force and effect in accordance with their terms.

     (b) Schedule 3.31(b), together with Schedule 3.32(b), set forth a true, complete and correct list of all items of Intellectual Property (i) which no Selling Entity owns, but in which a Selling Entity has a right or rights (by license or otherwise) and (ii) which also comprise a part of the Business on the Principal Closing Date (the "Not-Owned IP"; the Owned IP and the Not-Owned IP collectively referred to as the "IP"). All such items of Intellectual Property comprise a part of the Transferred Intellectual Property Interests except as specifically noted opposite the reference to any such item on Schedule 3.31(b) or 3.32(b). The right of the Selling Entities to use the Not-Owned IP in the Business is solely under the written license agreements or other Contracts listed on Schedules 3.31(b) and 3.32(b).

     (c) To the best knowledge of the Selling Entities, without independent investigation, the development, license, use, sale, distribution and modification of the Owned IP by the Selling Entities in connection with the Business, and the use of the Not-Owned IP by the Selling Entities in connection with the Business, has not infringed on or otherwise violated the rights of any other Person or constituted an unlawful disclosure, use or misappropriation of the right or rights of any other Person. The continued and future license, use, sale and distribution of the Owned IP by the Acquiring Entities and their agents, representatives or Affiliates from and after the Principal Closing in a manner which is substantially identical to the license, use, sale and distribution by the Selling Entities prior to the Principal Closing, and the continued and future use of the Not-Owned IP by the Acquiring Entities and their agents, representatives or Affiliates from and after the Principal Closing in a manner which is substantially identical to the use by the Selling Entities prior to the Principal Closing, shall not constitute an infringement or other violation of the rights of any other Person or constitute an unlawful disclosure, use or misappropriation of the right or rights of any other Person. No Selling Entity is in material violation of, or in default under, any Contract or other legal requirement relating to the IP.

     (d) There is (i) no suit, action, complaint, proceeding, opposition, petition to cancel, interference, re-examination or audit pending, or to the best knowledge of the Selling Entities without independent investigation, threatened, with respect to,
(ii) to the best knowledge of the Selling Entities without independent investigation, no presently existing factual basis that is reasonably likely to result in any suit, action, complaint, proceeding or formal audit contesting, and (iii) no outstanding Official Action concerning, any of (A) the Owned IP or, to the best knowledge of any of the Selling Entities without independent investigation, the Not-Owned IP, (B) any right of the Selling Entities to develop, license, use, sell, distribute or modify the Owned IP or (C) any right under a Contract or any other right of the Selling Entities to use the Not-Owned IP.

     (e) Except as set forth on Schedule 3.31(e), the Selling Entities have the right, which is non-terminable and not subject to expiration or revocation, to develop, license, control or regulate the use of, make, sell, have made, have used, perform, copy, have sold, distribute and modify the Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, or Consent from, any Person, and the Acquiring Entities will acquire at the Principal Closing (or at such other Closing as appropriate) all of such rights in the Owned IP on the same basis and geographic scope as that enjoyed by the Selling Entities immediately prior to the Principal Closing, without any diminution or alteration as a result of the Principal Closing (or such other appropriate Closing).

     (f) Except as set forth on Schedule 3.31(f) (and subject only to the express terms of those Contracts which are listed in Schedules 3.31(b) and 3.32(b) to the extent that true and complete copies have been provided to USI), the Selling Entities have the right, which is non-terminable and not subject to expiration or revocation, to use the Not-Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, any other Person, and the Acquiring Entities will acquire at the Principal Closing (or at such other Closing, as appropriate) all of such rights on the same basis as that enjoyed by the Selling Entities immediately prior to the Principal Closing (or such other appropriate Closing), without any diminution or alteration as a result of such Closing. Schedule 3.31(f) sets forth a true and complete list of all Consents required to permit the Acquiring Entities to make, license, use, have sold, have made, have used, perform, copy, make derivative works of, sell, distribute and modify the Not-Owned IP on the same basis as that enjoyed by the Selling Entities immediately prior to the Principal Closing or at such other appropriate Closing, without any diminution or alteration as a result of the Closing or such other appropriate Closing (except with respect to Software which may have been installed by a Transitioned Employee on an individual personal computer included in the Acquired Assets which Software is not used by other employees and is not material to the Business).

     (g) Except as set forth on Schedule 3.31(g), the rights to develop, make, license, use, have sold, have made, have used, perform, copy, make derivative works of, sell, distribute, modify and exploit the Owned IP held by the Acquiring Entities immediately after the Principal Closing (or such other appropriate Closing) and the consummation of the transactions contemplated by this Agreement will be the same rights to develop, make, license, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify and exploit the Owned IP held by the Selling Entities immediately prior to the Principal Closing (or such other appropriate Closing) and consummation of the transactions contemplated by this Agreement, without any diminution or alteration as a result of the Closing or the consummation of any of the transactions contemplated by this Agreement. The Transferred Intellectual Property Interests set forth on Schedule 3.31(g) for which, to the best of the Selling Entities' knowledge without independent investigation, there is no functionally comparable equivalent publicly available have been so designated.

     (h) Except (i) with respect to rights under the agreements entered into pursuant to this Agreement, (ii) as set forth in
Schedule 3.31(h) or in Schedule 3.21, and (iii) end-user licenses for INGR Tools and non-source code licenses for BAG Tools, to the best knowledge of the Selling Entities without any independent investigation, no Selling Entity has granted or obligated itself to grant to any Person any license, option or other right to develop, make, license, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute or modify in any manner any of the Owned IP, whether or not requiring payment to any Selling Entity. To the knowledge of the Selling Entities without independent investigation, no Person has either asserted any right to develop, make, license, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute or modify the Owned IP except in accordance with a license or other Contract described on Schedule 3.31(h) or in
Schedule 3.21, or offered to grant any Selling Entity a license or any other right of use with respect to the Owned IP. No Selling Entity has any obligation to compensate any Person for any development, license, use, sale, distribution or modification of any of the Owned IP except as set forth in Schedule 3.21. No consent, approval, or authorization of or by any other Person will be required after the Closing either (i) for the Acquiring Entities to develop, license, make, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify or exploit any of the Owned IP or (ii) for the Acquiring Entities to use the Not-Owned IP. To the best knowledge of the Selling Entities without any independent investigation, no Person has or shall have any right to terminate or revoke any grant to or other acquisition by any Selling Entity of any right to develop, license, make, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify, or exploit any of the Owned IP. None of the Owned IP was developed as part of the performance of any obligation for any Tribunal, or any other Person which would require the taking of any action, whether or not actually taken, in order for all rights to the Owned IP to become vested in, or retained by, any Selling Entity. Other than the Owned IP and the rights of any Selling Entity in the Not-Owned IP, except as set forth in
Schedule 3.31(h) no Intellectual Property right is used in any of the Business or is necessary for the conduct of any of the Business as presently conducted.

     (i) Schedule 3.31(i) sets forth a true, complete and accurate list of all patents, patent applications, provisional applications, Trademark registrations, applications for Trademark registration, Copyright registrations, applications for Copyright registration and other registrations of and applications to register Owned IP by or for any Selling Entity with any government or governmental instrumentality. All such patents and registrations are in good standing, valid and subsisting, and are in full force and effect in accordance with their terms. To the best knowledge of the Selling Entities without any independent investigation, no Person other than a Selling Entity has either applied for any patent or registered any claim to Copyright with respect to any part of the Owned Software.

     (j) Except as set forth in Schedule 3.31(j) and to the best knowledge of the Selling Entities without independent investigation, (i) none of the Owned IP has been infringed by any other Person, and (ii) none of the Owned IP is being used by any other Person except pursuant to a license agreement or other Contract as set forth in Schedule 3.31(h).

     (k) To the best knowledge of the Selling Entities without any independent investigation, there are no moral rights that protect, affect, concern, or are related to any of the Transferred Intellectual Property Interests, and no party will assert any such rights.

     3.32 Software.

     (a) Schedule 3.32(a) sets forth a true, complete and correct list of all items of Software (i) which are owned by a Selling Entity, (ii) which comprise a part of the Business, and
(iii) which comprise a part of the Transferred Intellectual Property Interests (the "Owned Software") and specifically shall include (by way of example and not implying any limitation) all of the Software commonly known as or described as a part of the SolidEdge, EMS, Technovision and Proren systems. The Owned
Software shall include without limitation all earlier or predecessor versions of any of such Software (whether or not released) if and to the extent that such can be identified.

     (b) Schedule 3.32(b) sets forth a true, complete and correct list of all items of Software (i) which no Selling Entity owns but in which a Selling Entity has a right or rights (by license or otherwise) and (ii) which also comprise a part of the Business (the "Not-Owned Software"). All such items of the Owned Software and the rights of the Selling Entities under the Not-Owned Software comprise a part of the Transferred Intellectual Property Interests except as specifically noted opposite the reference to any such item on Schedule 3.32(b). The right of the Selling Entities to use the Not-Owned Software is solely under the written license agreements or other Contracts listed in
Schedule 3.32(b). To the best knowledge of the Selling Entities without independent investigation, the use by the Acquiring
Entities of the Not-Owned Software subject to the Contracts referred to in clause (r) of the definition of Retained Assets in
Section 1.1 hereof (which Contracts are not included in the Transferred Intellectual Property Interests) pursuant to successor agreements entered into by USI, to the extent that the Software covered thereby is the same as the Not-Owned Software covered by such Contracts referred to in clause (r), will not constitute an infringement or other violation of the rights of any other Person or constitute an unlawful disclosure, use or misappropriation of the right or rights of any other Person.

     (c) All Owned Software is free from material defects in programming and operation and performs in accordance with all normal industry expectations for quality and relevant HELP files and published user manuals therefor and in accordance with all technical, promotional and other written material used or provided to any Person in connection with the Owned Software.

     (d) Except as permitted under the EMS License Agreement or the SolidEdge License Agreement, Intergraph will not copy, maintain, store, or archive any computer software source code provided in the assets transferred to Unigraphics by the concurrently executed Bill of Sale. Furthermore, except as contemplated by the EMS License Agreement and the SolidEdge License Agreement, Intergraph agrees that it will not have any access whatsoever to any such computer software source code except through Unigraphics who has sole discretion whether to grant such access.

     (e)   No  Software  comprising a part of  the  Business  (1)
contains any coded instructions, routine, or other means (including but not limited to any back door) that would enable any person or computer system, including authorized or unauthorized users, to bypass any log-in and/or any security feature of the Software or any computer on which the Software is installed; (2) contains any coded instructions, routine or other means (including but not limited to any time bomb or drop dead device) that, when activated in accordance with a predetermined method, date, or event, causes the Software to cease to operate, to operate in a degraded manner, to damage or destroy data or code, or otherwise deleteriously affect the functioning of the Software, other programs, or the computer systems on which the Software is installed, or with which such computer systems are in communication (except demonstration versions or copies of Software which cease to function at a predetermined date if not purchased or if other similar action is not taken); (3) contains any coded instructions, routine or other means that causes the Software, other software, or the computer system on which the Software is installed to perform an unauthorized function or to operate in an unauthorized manner; or (4) contains any coded instructions, routine or other means (including any virus, trojan horse, or worm) that disables, erases, or otherwise harms software, hardware or data or otherwise causes such actions.

     3.33 Development and Protection of the Owned IP.

     (a) The Owned IP consists exclusively of "works made for hire" as that term is used in Title 17 of the United States Code, and a Selling Entity is considered the author of each of such works. The Owned IP was developed entirely by (i) full time employees working within the scope of their employment within the meaning of 17USC101 of a Selling Entity during the period (for each such person, his "Engagement Period") in which either (I)
(A) he was a full time employee of a Selling Entity, (B) he was employed only by a Selling Entity and (C) he was expressly employed for the purpose of or his written job description in the employment of a Selling Entity at the time of such actions included as a primary duty the development of part of the Owned IP or (II) he was subject to a valid and enforceable written Contract (an "Employee IP Contract") which assigned to such Selling Entity ownership of the work or works produced, including, without limitation, all intellectual property rights therein (such employee, solely when meeting all of these criteria, referred to as a "Developer"), or (ii) independent contractors or consultants engaged by a Selling Entity which have assigned to such Selling Entity their entire right, title, and interest in and to the work or works produced, including without limitation all intellectual property rights therein pursuant to a valid and enforceable written Contract (an "Independent Contractor IP Contract") (such contractor or consultant meeting these criteria also referred to as a "Developer"). No material Owned IP includes (i) any Intellectual Property in which any Person other than a Selling Entity has or may acquire any right of ownership, control or compensation, or (ii) any invention made by (A) any employee of a Selling Entity who was not hired to invent at any time other than during his Engagement Period or
(B) any independent contractor or consultant engaged by a Selling Entity who is not subject to an Independent Contractor IP Contract, or (iii) the product of any effort to develop independently, through a "clean room" effort or otherwise, an expression in which any Person other than a Selling Entity has intellectual property rights. None of the Owned IP is the product of a joint invention or authorship by a Developer and any Person who is not also a Developer. No right of any Person other than a Selling Entity to any patent, patent application, Trademark or Copyright is embodied in any of the Owned Software, except as set forth on Schedule 3.33(a).

     (b) Each Selling Entity has diligently taken reasonable measures to protect for the sole use and benefit of the Selling Entities the confidential and proprietary nature of the Trade Secrets and the source code, object code and access codes for the Software (the "Confidential Software"). Each Person, including without limitation employees, agents, consultants, distributors and licensees of the Selling Entities, who has had access to or otherwise been exposed to any of the Trade Secrets or Confidential Software (including without limitation any of the source code for the Owned Software) has been advised of the confidential and proprietary nature of the Trade Secrets and the Confidential Software and any such agent, consultant, distributor or licensee has been required to enter into a written agreement ("Confidentiality Contract") with the appropriate Selling Entity acknowledging and agreeing that (i) the Owned IP is and shall remain the sole and exclusive property of, and may be confidential to, such Selling Entity, and (ii) the Owned IP is not to be used or disclosed to any Person other than as specifically authorized by such Selling Entity. Each of the Confidentiality Contracts and Employee IP Contracts relating to the Transferred Intellectual Property Interests was and is in full force and effect, and constitutes the legal, valid and binding obligation of each Selling Entity which is a party thereto and, to the best knowledge of the Selling Entities without independent investigation, each other Person which is a party thereto, enforceable in accordance with its terms, except that (iii) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (iv) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. Each Selling Entity has kept all of the Trade Secrets, including without limitation all of the source code for the Owned Software, strictly confidential and secret. The Trade Secrets are not and have not been a part of the public knowledge or literature. No Selling Entity has disclosed, divulged or otherwise provided access to any part of the source code for the Owned Software other than to Persons which have entered into written Confidentiality Contracts with the appropriate Selling Entity or who have a confidential relationship with the Selling Entity or a duty to keep such source code for the Owned Software confidential. To the best knowledge of the Selling Entities without independent investigation, no Person which is a party to an IP Contract or confidentiality agreement or has a confidential relationship with any Selling Entity is in violation of, or in default under, any term or provision of such Contract which relates to the Owned IP.

     (c) All Know-How comprising a part of the Business is included in the assets assigned to the Acquiring Entities by the Selling Entities in this Agreement. Schedule 3.33(c) sets forth a true, complete and correct list of all locations where the descriptions of any material Know-How comprising a part of the Business is kept. Such descriptions explain the material Know-How comprising a part of the Business. Each Selling Entity has taken all commercially reasonable appropriate measures to protect in all material respects the confidential and proprietary nature of the information related to the business strategy, finances, marketing plans or employees of the Business which has not been published and is not generally known to the public.

      3.34  Accuracy of Consent Schedules.  Schedules 2.5(d)  and
7.4 set forth a true, complete and correct list of all material Consents from any Tribunal or other Person as may be necessary or appropriate to consummate the transactions contemplated by this Agreement in accordance with this Agreement and to enable the Acquiring Entities to carry on and conduct the Business, in all material respects, subsequent to the applicable Closing in substantially the same manner as was carried on and conducted prior to such Closing, or that are necessary to prevent a breach of or a default or penalty, or increase in payments, under or a termination of any material Contract relating to the Business.

       3.35 Confidential Information. All confidential or proprietary information relating to any aspect of the Business which has been provided by any Selling Entity to any Person that entered or proposed to enter into negotiations for the sale of the Business (including a sale of capital stock of any Selling Entity) or any portion thereof, whether or not under a Contract or other assurances of confidentiality, has been destroyed or returned to the applicable Selling Entity.

      3.36 Brokers. None of the Selling Entities has authorized any Person to act as a broker or finder or in any similar capacity in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against EDS or any of the Acquiring Entities for any brokers' or finders' fees or similar fees or expenses.

      3.37 Commercial Software. The Software subject to each of the EMS License Agreement and the SolidEdge License Agreement are commercial computer Software which is used regularly for other than government purposes and is sold, licensed or leased in significant quantities to the general public at established market or catalog prices.



                           ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING ENTITIES

      To induce the Selling Entities to enter into this Agreement and to consummate the transactions contemplated hereby, USI jointly represents and warrants with respect to itself and each other Acquiring Entity, and each other Acquiring Entity with respect to itself represents and warrants to the Selling Entities as set forth in this Article IV and as may be additionally provided in the applicable Closing Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Intergraph acknowledges that the representations and warranties set forth in this Article IV are qualified by the fact that as of the date of this Agreement the formation of the Portugese branch of
Unigraphics  Solutions  Espana,  S.A.,  the  Finnish  branch   of
Unigraphics Solutions Sverige AB, and the legal entities in Poland, Korea and the Czech Republic to consummate the transactions contemplated hereby in those countries have not yet been completed.

      4.1 Corporate Existence and Authority. Each Acquiring Entity is a corporation or (as indicated on Schedule 4.1) other legal entity duly organized, validly existing and, to the extent such a concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or other organization, as set forth on Schedule 4.1. Each Acquiring Entity has all requisite power and all requisite franchises, license, permits and authority to own and lease its properties and assets and to carry on its business, as such business has been conducted and is being conducted currently. None of the Acquiring Entities is in breach or violation of its Charter or Bylaws.

      4.2 Authorization and Effect of Agreement, Etc. Each Acquiring Entity has all requisite power and authority to enter into, execute and deliver this Agreement and the other agreements contemplated hereby to which such Person is a party and to perform its obligations hereunder and thereunder and to consummate the respective transactions contemplated hereby and thereby for such Acquiring Entity. The execution, delivery and performance of this Agreement by each of the Acquiring Entities and the other agreements contemplated hereby to which such Person is a party and the consummation by the Acquiring Entities of the transactions contemplated hereby and thereby have been duly authorized by all corporate and other entity action. This Agreement has been, and the other agreements contemplated hereby to which any of the Acquiring Entities is a party will be, duly executed and delivered by each of the Acquiring Entities (to the extent such Person is a party thereto) and constitutes, or when executed and delivered will constitute, the valid and binding obligation of the Acquiring Entities, enforceable in accordance with its respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

      4.3 No Violation. Except as set forth in Schedule 4.3, neither the execution, delivery or performance by any of the Acquiring Entities of this Agreement or any other agreement contemplated hereby to which any of such Persons is a party, nor the consummation by any of the Acquiring Entities of any of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, does or will (with the passage of time, the giving of notice or otherwise) (a) violate or conflict with any provision of the Charter or Bylaws of any Acquiring Entity; (b) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration, upon notice or passage of time or otherwise, with respect to), in whole or in part, any Lien or Contract to which any Acquiring Entity is a party or by which it or any Acquiring Entity or any of its respective properties are bound; (c) violate, conflict with or cause any default under (or give any party any right to declare any default, upon notice or passage of time or otherwise, under) any Legislative Enactments, Official Actions or any other restriction of any kind or character to which any Acquiring Entity is a party or by which any Acquiring Entity or any of its respective properties is bound; (d) result in the creation or imposition of any Lien, proscription or restriction on any property or asset; or
(e) permit any Tribunal to impose any restrictions or limitations of any nature on any Acquiring Entity or its respective properties or activities.

      4.4 Challenges To This Agreement. No suit, action, proceeding or investigation against any Acquiring Entity challenging this Agreement or any of the transactions contemplated hereby or claiming damages in connection with this Agreement or any of the transactions contemplated hereby has been instituted or, to the knowledge of the Acquiring Entities, without independent investigation, threatened.

      4.5 Consents. Except as set forth in Schedule 4.5, no Consent of, or registration, declaration or filing with, or permit from, any Tribunal, lessor, lender or any other Person is required to be made or obtained by any Acquiring Entity in connection with the execution, delivery and performance by any of the Acquiring Entities of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof.

      4.6   Brokers.   Neither EDS nor any Acquiring  Entity  has
authorized any Person to act as a broker or finder or in any similar capacity in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against any of the Selling Entities for any brokers' or finders' fees or similar fees or expenses, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by USI.


                            ARTICLE V
                COVENANTS OF THE SELLING ENTITIES

     5.1 Consummation of Transactions. Subject to the terms and conditions herein provided, from the date hereof through its applicable Closing Date, each Selling Entity will take, or cause to be taken, all actions and do, and cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement in accordance with the terms of this Agreement applicable to such Selling Entity. From the date hereof through its applicable Closing Date, no Selling Entity shall voluntarily take, and Intergraph shall cause each Affiliate of any Selling Entity not to take voluntarily, any action or course of action inconsistent with the satisfaction of the respective conditions, terms and provisions of this Agreement or the consummation of the respective transactions contemplated by this Agreement in accordance with the terms of this Agreement applicable to such Selling Entity.

      5.2 Conduct of Business. From the date hereof and through its applicable Closing Date, each Selling Entity will conduct such portions of the Business as it may directly or indirectly control only in the ordinary course of its respective portion of the Business, consistent with past practices, unless USI shall otherwise consent in writing. Without limiting the generality of the foregoing, unless USI has given its prior written consent otherwise, none of such Selling Entities will take any action that would cause the breach of any covenant of such Selling Entity in this Agreement (including in this Article V) or that would cause the representations and warranties of such Selling Entity in this Agreement (including those set forth in
Article III) to be untrue in any respect at any time through the final Closing Date.

       5.3 Preservation of Business. Without limiting the generality of Section 5.1 and Section 5.2, from the date hereof and through the applicable Closing Date, each Selling Entity will, with respect to such portions of the Acquired Assets, the Assumed Liabilities and the Business it may directly or indirectly control:

     (a) use its best efforts to preserve intact its present business organization and not alter or change its methods of operation;

     (b) use its best efforts to preserve its goodwill and its present business relationships with all Persons;

     (c) use its best efforts to keep available the services of its present officers and employees, except as USI may otherwise require or direct, provided that the Selling Entities shall not be obligated to increase compensation or benefits outside of the ordinary course of business in order to retain such persons;

     (d) maintain and keep its respective portion of the Acquired Assets in good repair and condition, normal wear and tear excepted;

     (e) pay and perform, when due, all obligations under its Contracts relating to the Business and the Acquired Assets;

     (f) comply with and perform all its obligations and duties imposed by all Legislative Enactments and Official Actions, except as may be contested by such Selling Entity in good faith by appropriate proceedings;

     (g) maintain in full force and effect policies of insurance of the same type, character and coverage as the policies of insurance listed with respect to it in Schedule 5.3;

     (h) not amend or make other changes to its Charter or Bylaws in any manner whatsoever that would inhibit or hinder its ability to consummate the transactions contemplated hereby;

     (i)    not  purchase,  sell,  lease,  mortgage,  pledge   or
     otherwise acquire or dispose of its respective portion of the Acquired Assets, except for tangible personal property purchased, sold, leased or pledged in the ordinary course of its respective portion of the Business, consistent with past practices;

     (j) not enter into, or become obligated under, any Contract relating to the Business, or change, amend, terminate or otherwise modify any such Contract, except as contemplated by Section 2.12 and except for Customer Contracts and other normal purchase, sale, license and lease agreements and commitments for tangible personal property which are entered into in the ordinary course of its respective portion of the Business, consistent with past practices;

     (k) not incur or commit to any capital expenditures, obligations or liabilities, other than capital expenditures, obligations or liabilities not in excess of $25,000 in the aggregate;

     (l) not change its method of accounting from that in effect at the Balance Sheet Date;

     (m) not increase or otherwise change the rate or nature of the compensation (including wages, salaries, bonuses, perquisites and benefits under pension, profit sharing, deferred compensation and similar plans or programs) which is paid or payable, directly or indirectly, to or for the benefit of any of its officers or employees employed or engaged primarily in connection with the Business or hire any such employee at an annual salary in excess of $35,000, or terminate any such employee whose annual compensation is in excess of $35,000;

     (n) not establish any employee plan or program as described in Section 3.24 or 3.25 nor make, or commit to make, any payment, contribution or award under or into any such employee plan or program except in the ordinary course of business as required thereunder;

     (o) not modify, release or cancel any obligations, indebtedness, liabilities or Liens (unless such obligation, indebtedness, liability or Lien has been paid in full to such Person at the time of release or cancellation) with respect to the Business;

     (p) not waive, compromise or settle any right or claim with respect to the Business, or institute, settle or agree to settle any litigation, action or proceeding with respect to the Business before any Tribunal;

     (q) not subject any of the Acquired Assets to any newly created Lien or other adverse interest or restriction, other than Permitted Encumbrances and Liens for Taxes not yet due and payable that have been incurred in the ordinary course of its respective portion of the Business, consistent with past practices;

     (r)   not  incur any indebtedness, obligation or  liability,
     except   those  arising  in  the  ordinary  course  of   its
     respective portion of the Business, consistent with past practices;

     (s) not assume, guaranty or endorse the obligations of any Person, except in the ordinary course of its respective portion of the Business, consistent with past practices;

     (t) except in the ordinary course of its respective portion of the Business, consistent with past practices, not extend any credit or commit to extend credit to any Person;

     (u) not grant any rebates, discounts, advances or allowances to any customers except in the ordinary course of its respective portion of the Business, consistent with past practices (without limiting the generality of the foregoing, none of the Selling Entities shall provide any products (including Software products) or services at discounted rates or free of charge to any customer as a rebate, discount or advance, except in the ordinary course of business consistent with past practices); and

     (v) use or sell the inventories and supplies in its respective portion of the ordinary course of the Business, consistent with past practices;

provided, however, that the Selling Entities shall not be in breach of this Section 5.3 as a result of any act or omission to act pursuant to the direction or approval of a USI manager serving pursuant to Section 2.14 hereof.

      5.4   Access to Information.  From the date hereof  to  its
applicable Closing Date, each Selling Entity shall furnish, and shall cause each Affiliate of the Selling Entities which it directly or indirectly controls to furnish, the officers, employees and agents of the Acquiring Entities reasonable access to (a) the officers, employees, agents, properties, Books and Records as they relate to its respective portion of the Business and (b) all of its financial, operating and other data and information with respect to such portion of the Business. The Acquiring Entities shall have the right to review the Books and Records of each Selling Entity as they relate to its respective portion of the Business prior to the final Closing Date. Each Selling Entity shall use its best efforts to allow the Acquiring Entities to accomplish their reviews as rapidly as possible. No such examination, inspection or audit by the Acquiring Entities or their agents and representatives (whether in accordance with this Section 5.4 or otherwise) shall in any way diminish, modify, terminate or otherwise affect the respective representations, warranties, covenants or agreements of each Selling Entity contained in this Agreement or in any certificate or other instrument furnished or to be furnished by any of the Selling Entities or any Affiliate of any of the Selling Entities in connection with this Agreement. Such access and information shall be afforded to the officers, employees and agents of the applicable Acquiring Entities by the applicable Selling Entities, who shall also cause their respective officers, directors, employees and agents (including attorneys and accountants) to afford such access and information.

       5.5 Notification of Certain Matters. Prior to its applicable Closing Date, each Selling Entity shall give prompt notice to USI of (a) any threatened or actual lawsuit, any proposed settlement of any threatened or actual lawsuit and any pending or threatened governmental action or proceeding of any kind known to such Selling Entity which relates to its respective portion of the Business or the Acquired Assets or the transactions then contemplated by this Agreement; and (b) any material failure of any of the Selling Entities to comply with or satisfy any covenant, condition or agreement then remaining to be complied with or satisfied by it hereunder.

      5.6   Furnishing of Information.  As soon as available  but
not  later  than March 31, 1998, Intergraph will furnish  to  USI unaudited statements of revenues and direct expenses of the Business for the period commencing on January 1, 1998 and ending on the Principal Closing Date in the form and detail similar to those included within the Financial Statements, certified by the chief financial officer or treasurer (or other comparable officer) of Intergraph as being prepared in accordance with GAAP and fairly presenting the results of operations of the Business for the period then ended, subject to normal, recurring quarter-end and year-end audit adjustments, as described therein.
Following the Principal Closing Date and prior to the consummation of each International Closing, Intergraph will furnish to USI, as soon as available, but in any event not later than 30 days after the end of each calendar month, an unaudited balance sheet for each Selling Entity which has not yet consummated its International Closing with respect to the Business as of the end of such month and the related unaudited statements of revenues and direct expenses of such Selling Entity with respect to the Business for such month in the form and detail similar to those included within the Financial Statements, certified by the chief financial officer or treasurer (or other comparable officer) of Intergraph as being prepared in accordance with GAAP and fairly presenting the financial position of the Business conducted by the Selling Entity as of the dates thereof and the results of operations of the same for the period then ended, subject to normal, recurring quarter-end and year-end audit adjustments, as described therein. All such financial statements described above shall be true, complete and correct and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein). The Selling Entities have been advised that USI intends to include the Financial Statements (and possibly the unaudited financial statements for the Business for periods following January 1, 1998) in a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and consent to the inclusion thereof in such Registration Statement (and similar financial statements for subsequent periods depending on the timing of the filing of such Registration Statement). USI has been advised by the Securities and Exchange Commission that it may include a statement of assets purchased in such Registration Statement in lieu of the Balance Sheet, and Intergraph agrees to promptly furnish such Statement to USI for inclusion in any such Registration Statement. Intergraph will obtain the consent of Ernst & Young to the inclusion of their report on the Financial Statements in any such Registration Statement and will instruct Ernst & Young to cooperate with a reasonable request for a "comfort letter" which may be requested by the underwriters.

      5.7 Non-Solicitation. From the date hereof and until the five-year anniversary of the Principal Closing Date, neither Intergraph nor any Affiliate of Intergraph shall, directly or indirectly, solicit for employment (other than through public advertisements or other widely disseminated employment notices) or hire any employee of any of the Selling Entities with respect to the Business who is then currently employed by any of the Acquiring Entities or any of their Affiliates, and during such period, without the prior written consent of USI, Intergraph may not offer employment or employ any person who identified on
Schedule 6.3 who does not accept the offer of employment by the Acquiring Entities contemplated hereby.

      5.8 Use of Owned Software. None of Intergraph, any other Selling Entity or any of their Affiliates shall access, operate, distribute, copy, use, or modify any of the Owned Software, other than the Owned Software subject to the Transferred Intellectual Property License Agreements and except as permitted under the terms of the EMS License Agreement or the SolidEdge License Agreement.

     5.9 Expenses of Transaction. The Business has not incurred or paid and will not incur or pay legal or consulting fees or expenses in connection with any offer for sale of (a) the Acquired Assets or the Business, (b) all or substantially all of the assets of any Selling Entity or (c) the negotiation, preparation, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      5.10 Further Assurances. If at any time after any Closing, any Acquiring Entity shall consider or be advised that any further assignments, conveyances, transfers or assurances in law, or any other actions or things, may be necessary or appropriate to assign, convey, transfer, set over or deliver to, or to vest, perfect or confirm in, the applicable Acquiring Entity any right, title or interest of any Selling Entity, of record or otherwise, in or to the Acquired Assets or the Business or to place the Acquiring Entities in operating control of any of the Acquired Assets, the respective Selling Entities shall promptly execute, deliver and record, or cause to be executed, delivered and recorded, any and all such further instruments of assignment, conveyance and transfer and take, or cause to be taken, all actions and do, or cause to be done, all things, as may be reasonably requested by the applicable Acquiring Entity to assign, convey, transfer, set over and deliver to, and to vest, perfect and confirm in, the appropriate Acquiring Entity all right, title and interest of the Selling Entities, of record and otherwise, in and to the Acquired Assets and the Business or to place the Acquiring Entities in operating control of any of the Acquired Assets, including, without limitation the execution, delivery and filing of such documents and instruments as are necessary in order to effectuate the transfer of the Transferred Intellectual Property Interests to the applicable Acquiring Entities; provided, however, that any such request shall be subject to any limitations or restrictions contained in this Agreement.

     5.11 Period of Exclusivity. Except with respect to the Acquiring Entities, during the period commencing on the date of this Agreement and ending on the earliest to occur of (a) the final Closing or (b) termination of this Agreement in accordance with Section 10.2, none of the Selling Entities shall provide, and each of the Selling Entities will cause its respective directors, officers, employees and other representatives not to provide, any information with respect to, or participate in any discussions concerning, any corporate transaction relating to a sale or transfer (directly, indirectly or by operation of law) of any or all of the Acquired Assets, any merger or corporate reorganization relating to all or any of the Acquired Assets or any other significant corporate transaction involving any of the Acquired Assets.

     5.12 Noncompetition.

     (a) The Selling Entities agree that during the seven-year period commencing on the date of this Agreement they (i) will not, either directly or indirectly (including through any Affiliate), own, manage, control or operate or participate in the ownership, management, operation or control of, any business, whether in corporate proprietorship or partnership form or otherwise, which engages in a Competitive Activity in any location, whether inside or outside of the United States; (ii) will not engage in a Competitive Activity at any place, whether inside or outside of the United States, directly or indirectly (including through an Affiliate), whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person; and (iii) will not, directly or indirectly (including through an Affiliate), whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person, solicit or accept any business which requires engagement in Competitive Activities; provided, however, the foregoing shall not be deemed to prohibit the Selling Entities from the performance of its obligations under the CAD II Contracts as contemplated by the SolidEdge License Agreement, the EMS License Agreement and the SolidEdge Reseller Agreement.

     (b) The term "Competitive Activity" means the maintenance, marketing or selling, or the development for marketing or sale by a third party, of three-dimensional modeling Software intended primarily for use in the automotive, aerospace or manufacturing (including, without limitation, mechanical design of consumer products, consumer electronics, computers and machine tooling) industries for equipment design, machine design, product design, finite element analysis, mechanism analysis or numerical control tool path creation, provided, however, that the foregoing shall not be deemed to restrict Intergraph from the maintenance, marketing, development or sale of Software intended to be used for the Intergraph Fields or the Joint Fields.

     (c) The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the aggrieved party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section
5.12 should ever be deemed to exceed limitations provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted; provided, however, nothing in this Section 5.12 shall prevent a Selling Entity or any Affiliate thereof from acquiring less than a 2% ownership interest in a company which is engaged in a Competitive Activity. The provisions of this Section 5.12 shall not restrict Intergraph from engaging in any activity not prohibited hereunder or by the exclusive nature of certain of the Intellectual Property covered by the Transferred Intellectual Property License Agreements.

     5.13      Certain Employee Benefit Matters.

     (a) Intergraph Incentive Benefits. Not later than seven days following the Principal Closing Date, each Selling Entity will pay to the Transitioned Employees identified on Schedule 5.13(a) any incentive compensation benefits due to such Transitioned Employee through the Principal Closing Date and to the other Transitioned Employees the pro rata portion of the bonus payments to such persons through the Principal Closing Date in accordance with the bonus scheme in effect for 1997.

     (b) Intergraph Vacation Pay. Not later than seven days following the Principal Closing Date, each Selling Entity will pay an amount in respect of all accumulated vacation days and, with respect to non-U.S. Transitioned Employees if required by applicable law, accumulated holiday or similar benefits (in each case based on the then current salary of the Transitioned Employee or, outside the United States, as may otherwise be required by law) as of the Principal Closing to each Transitioned Employee who was employed immediately prior to such Closing by such Selling Entity. Each of the Closing Agreements may set forth additional obligations or procedures for effecting the foregoing obligations of the Selling Entities organized outside the United States and each branch of a Selling Entity organized under the laws of the United States but whose branch operations are conducted outside the United States.

     (c) Intergraph Stock Incentive Plan. Intergraph shall extend, for a period of three months from the date of termination with respect to each Transitioned Employee, the exercise periods under the Intergraph Corporation 1992 Stock Option Plan and the Intergraph Corporation 1997 Stock Option Plan for all vested awards as of the date of termination of employment by a Selling Entity of such Transitioned Employee.

     (d) Intergraph 401(k) Plan. Effective as of the date of the termination of employment by a Selling Entity in connection with this Transaction, Intergraph shall take all actions which are necessary and appropriate to fully vest each Transitioned Employee in all amounts in such employee's individual account in the Intergraph Corporation SavingsPlus Plan (the "Intergraph 401(k) Plan"). Any Transitioned Employee who, as of the date of termination of such employee's employment with a Selling Entity, has an outstanding balance on any loan from the Intergraph 401(k) Plan, shall be eligible to transfer such loan, along with all amounts vested in such employee's Intergraph 401(k) Plan individual account, into the EDS Deferred Compensation Plan ("EDS 401(k) Plan") pursuant to a trust-to-trust transfer ("Plan Asset Transfer") made in accordance with the administrative policies and procedures of the Electronic Data Systems Deferred Compensation Plan (the "EDS 401(k) Plan") and Section 414(l) of the Code, provided that at the time of the Plan Asset Transfer Intergraph can represent and warrant to EDS that the Intergraph 401(k) Plan (i) provides for Plan Asset Transfers and (ii) is a qualified employee pension benefit plan in compliance with Code Sections 401 et seq. The plan administrator of the Intergraph 401(k) Plan shall, upon reasonable request, promptly provide the plan administrator of the EDS 401(k) Plan with any and all data, records and other information pertaining to any Transitioned Employee, a beneficiary, dependent, spouse or former spouse of any Transitioned Employee, the Intergraph 401(k) Plan individual account for any Transitioned Employee, and any other information considered necessary and appropriate for the plan administrator of the EDS 401(k) Plan to establish and administer an individual account for any Transitioned Employee in the EDS 401(k) Plan. The plan administrator of the Intergraph 401(k) Plan shall further cooperate to take all such reasonable actions as are necessary or appropriate for such plan administrator to take to effect the Plan Assets Transfer in a timely and efficient manner, including the filing of any reports, notices or disclosures which may be required by any governmental agency.

     (e) Foreign Nationals. The Transitioned Employees identified on Schedule 5.13(e) are foreign nationals working in the United States ("Foreign National Employees"). Each Foreign National Employee shall remain employed by Intergraph until such persons are granted permanent United States residency by the Department of Immigration (the "Transition Date"). During the period from the applicable Closing Date through the applicable Transition Date, each Foreign National Employee shall be employed by Intergraph for the full-time benefit of USI and the Acquired Business, and USI shall reimburse Intergraph for their salaries at the rates set forth opposite their respective names on
Schedule 5.13(e), which rates are the current salaries of such persons, and for the direct benefit costs of Intergraph attributable to such persons. During this period, USI may request that the employment of any such person be terminated. In such event, later than five days following the date of such request Intergraph may either (i) continue the employment of such person for Intergraph's benefit, in which event USI shall discontinue payments of salary reimbursement, or (ii) terminate the employment of such person, in which event USI will reimburse Intergraph for any required severance payments to any terminated Foreign National Employee in accordance with Intergraph's severance policy.

     (f) Employment Assistance. Each Selling Entity will cooperate with the applicable Acquiring Entity in (i) where the law so requires, the facilitation of the transfer of the employees of the Selling Entity engaged in the Business to the relevant Acquiring Entity, (ii) the performance by such Acquiring Entity of its obligations under Section 6.3 to offer employment with USI or another Acquiring Entity to such employees of the Business as such parties shall agree upon prior thereto or in the applicable Closing Agreement and (iii) such Acquiring Entity's effort to employ such employees. No Selling Entity will (A) except with the written consent of USI, make any representations, promises or other communications, whether written or oral, to such employees regarding employment with any of the Acquiring Entities or employee benefits, plans or practice of the Acquiring Entities, or (B) take any act that diminishes any Acquiring Entity's right to dismiss, subject to applicable law, any such employee with or without cause.

     (g) Expense Report Reimbursement. Each Selling Entity will reimburse a Transitioned Employee for any business related expenses incurred by that Transitioned Employee with respect to a period prior to the Principal Closing in accordance with the Selling Entities' standard expense reimbursement policy.

     (h)  Transfer of Certain Non-U.S. Pension Assets.

          I) At or prior to the applicable International Closing, Intergraph shall contribute in cash to the underlying trusts (or comparable funding arrangements) of the EDS pension plans (the
     "EDS Pension Trusts") or in the case of an unfunded book reserve maintained by Intergraph or an Affiliate of Intergraph, to USI (which shall accept such funds on behalf of EDS) an amount equal to the Projected Benefit Obligation value ("PBO") of the benefits accrued for and in respect of the Transitioned Employees under the applicable Intergraph pension plan as determined under the rules of the respective Intergraph pension plan and applicable law as if the Transitioned Employee's employment with a Selling Entity had terminated the day before the applicable Closing Date. The PBO will be calculated using the Intergraph pension plan rules as in effect on the applicable Closing Date and the actuarial methodology and assumptions which were applicable for the EDS annual disclosure under FAS87 as of December 31, 1997.
     For this purpose, each Transitioned Employee shall be deemed to have a fully vested benefit under the applicable Intergraph pension plan. Notwithstanding the foregoing, to the extent that the applicable Intergraph pension plan is a defined contribution plan, the PBO shall refer to each Transitioned Employee's full account balance credited to him or her under the Intergraph pension plan, consisting of both employee and employer contributions and any adjustments thereon due to investment performance, as of the applicable Closing Date.

          II) To the extent permitted by law, all payments will be made directly from the underlying trust (or other comparable funding arrangements) of each Intergraph pension plan (the "Intergraph Pension Trusts") to the corresponding EDS Pension
     Trust in the respective country and, to the extent so paid, Intergraph's obligation to pay the amounts referred to in (I) above shall be correspondingly reduced. If, under applicable law the legally required minimum amount to be transferred exceeds the PBO, then such payment will in no event be less than the amount necessary to satisfy the requirements of any applicable law.

          III) Intergraph shall pay interest on the amount payable to the EDS Pension Trust or USI, as the case may be, accruing for the period beginning on the day after the Principal Closing Date until the date the amount is paid to the EDS Pension Trust at the discount rate per annum used to calculate the PBO. To the extent permitted by law, this payment shall be made from the Intergraph Pension Trusts to the EDS Pension Trusts.

          IV) For each Transitioned Employee, Intergraph will transfer from the Intergraph Pension Trusts, and USI will assume (or cause the applicable EDS pension plan to assume) as of the EDS plan eligibility date, an amount of plan liabilities equal to the PBO under the Intergraph pension plan as of the applicable Closing Date.

          V) All calculations contemplated herein shall be performed by an actuary designated by USI, which may be reviewed by an actuary designated by Intergraph prior to the transfer, and shall be performed within 30 days after the applicable Closing Date, or as soon thereafter as practicable (provided that to the extent permitted by law all payments to be made at the applicable
     Closing shall be estimated in good faith by USI and Intergraph with such estimates to be confirmed on a post-closing basis by
     such actuary or actuaries).   EDS shall cause the EDS Pension
     Trusts to accept their respective transfer of plan assets and the corresponding EDS Pension Plans to assume their respective transfer of liabilities (such transfers of plan assets and liabilities and the acceptance of such assets and assumption of such liabilities shall hereafter be referred to as the "Transfers"). The Transfers will be accomplished in full compliance with applicable law. Further, Intergraph and USI will file or cause to be filed in a timely manner whatever reports, forms and notices as are necessary under applicable law as a result of the Transfers. EDS and Intergraph agree to cooperate with each other in providing the other on a timely basis with employee data and other information which may be reasonably required to effect the respective Transfers. Each Transfer will be accomplished by way of a single transfer of plan assets and liabilities from the respective Intergraph Pension Plan and will not occur until the PBO under the respective Intergraph Pension
     Plan has been determined.

     5.14 Intergraph Guaranty. Intergraph hereby guarantees to the Acquiring Entities the due and punctual performance by each of the other Selling Entities of its respective obligations under this Agreement and each of the Closing Agreements.

      5.15       Enforcement of Confidentiality  Agreement.   The
Selling Entities agree to enforce, for the benefit of the Acquiring Entities any and all rights of the Selling Entities under any Contract retained by the Selling Entities pursuant to which any confidential or proprietary information relating to any aspect of the Business was provided by any Selling Entity to any Person. The Selling Entities shall promptly inform the Acquiring Entities of any breach of which they become aware by any Person of the confidentiality obligations under any such Contract relating to confidential or proprietary information relating to the Business.

     5.16 Confidential Information. Each of the Selling Entities hereby acknowledges that the Acquiring Entities would be irreparably damaged if any proprietary or confidential information possessed by any of the Selling Entities concerning the Business, the Acquired Assets or any of the Acquiring Entities (except for any information that is or becomes generally known to the public, otherwise than through a breach of this Agreement) were disclosed to or used by any Person engaged in competition with the Business or any of the Acquiring Entities. Each of the Selling Entities agrees that it will not, and will not permit any of its Affiliates, directors, officers, employees, accountants, agents and other representatives to use or disclose any such confidential or proprietary information, except as expressly permitted hereunder or under any other agreement between such Selling Entity and USI or any of its Affiliates. If any Selling Entity is requested or required by any Tribunal to disclose any of such proprietary or confidential information, then such Selling Entity will provide USI with prompt written notice of such request or requirement unless prohibited by applicable law. USI may then either seek appropriate protective relief from all or part of such request or requirement or waive such Selling Entity's compliance with the provisions of this
Section  5.16  with  respect to all or part of  such  request  or requirement. Such Selling Entity will cooperate with USI in attempting to obtain any reasonable protective relief that USI chooses to seek. If, after USI has had a reasonable opportunity to seek such relief, USI fails to obtain such relief, then such Selling Entity may disclose only that portion of such proprietary or confidential information which its legal counsel advises it is compelled to disclose.

      5.17  Assistance  and Cooperation.  After  each  respective
Closing Date, each applicable Selling Entity agrees:

     (a) to assist the applicable Acquiring Entities in preparing any tax returns that such Acquiring Entities are responsible for preparing and filing after such Closing Date with respect to that portion of the Business and the Acquired Assets conveyed on such Closing Date to the extent such tax returns require information not included within such Acquired Assets; to reasonably cooperate at the Acquiring Entity's cost in preparing for any audits of, or disputes with Tribunals regarding, any tax returns relating to such portion of the Business and the Acquired Assets; and to make available to the applicable Acquiring Entities and to any Tribunal as reasonably requested all information, records and documents relating to liabilities for taxes associated with such portion of the Business or the Acquired Assets;

     (b) to provide the Acquiring Entities with reasonable access to the portions of the Selling Entities' tax records and reports, general ledgers and any other books, records, files or correspondence which relate to the Business and to preserve all such information, records and documents until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by law; and

     (c) to provide timely notice to the applicable Acquiring Entities in writing of any pending or threatened tax audits or assessments related to the Business or the Acquired Assets for periods beginning after such Closing Date and of which such Selling Entity has knowledge and to furnish such Acquiring Entities with copies of all correspondence received from any Tribunal in connection with any tax audit or information request with respect to any such period.

     5.18 Product Serial Numbers. At or prior to the Principal Closing, Intergraph shall furnish to USI a block of not less than 100,000 serial numbers, assigned in accordance with Intergraph's Gen Key internal system, which the Acquiring Entities may assign following such Closing to the products of the Business. The Selling Entities will not use any of such serial numbers assigned to USI for any purpose following the Principal Closing.


                           ARTICLE VI
               COVENANTS OF THE ACQUIRING ENTITIES

     6.1 Consummation of Transactions. Subject to the terms and conditions herein provided, from the date hereof through its applicable Closing Date, each Acquiring Entity will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement in accordance with the terms of this Agreement applicable to such Acquiring Entity. From the date hereof through its applicable Closing Date, each Acquiring Entity shall not voluntarily take any action or course of action inconsistent with the satisfaction of the respective conditions, terms and provisions of this Agreement or the consummation of the respective transactions contemplated by this Agreement in accordance with the terms of this Agreement applicable to such Acquiring Entity.

       6.2 Notification of Certain Matters. Prior to its applicable Closing Date, each Acquiring Entity shall give prompt notice to Intergraph of any material failure of any of the Acquiring Entities or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement then remaining to be complied with or satisfied by it hereunder.

      6.3 Employment. Effective upon the Principal Closing, USI will offer employment with USI or such Acquiring Entity to those employees of the Business in the U.S. identified on Schedule 6.3 at the salaries set forth opposite their name on such Schedule, which salaries were the rates in effect on December 31, 1997 (except for any increases approved by the President of USI). Such offer shall be consistent with the hiring policies of USI and, with respect to Transitioned Employees in the United States, shall include employee benefits generally comparable to those of other United States USI employees. USI reserves the right to revoke the offer and refuse to hire any employee who does not satisfy USI's pre-employment requirements. Effective upon each International Closing, USI or another Acquiring Entity will make a similar offer to those employees of the Business outside of the U.S. identified on Schedule 6.3. USI shall recognize the service with Intergraph of each United States Transitioned Employee for purposes of its vacation policy. Nothing in this Agreement shall diminish the right of USI or such other Acquiring Entity, subject to any then applicable Legislative Enactments, to dismiss any of those employees of the Selling Entities who become employees of USI or such other Acquiring Entity with or without cause and to change the terms and conditions of employment of any or all of such employees.

      6.4 Assistance with Specified Contracts and Litigation Contracts. As referenced in the proviso to the definition of Assumed Contracts in Section 1.1, no Specified Contract or Litigation Contract shall be considered to be an Assumed Contract under or by reason of this Agreement. With respect to any
Specified Contract or Litigation Contract to which a Selling Entity is a party, the performance of the applicable Selling Entity's obligations thereunder shall be deemed to be subcontracted or sublicensed to the applicable Acquiring Entity for the remainder of the term of the Specified Contract or Litigation Contract, as the case may be, unless (a) in the case of a Specified Contract, such Acquiring Entity reasonably determines that such a subcontracting or sublicensing arrangement effectively subjects such Acquiring Entity or any of its Affiliates or any employees of such Acquiring Entity or any of its Affiliates to a Non-Compete Covenant, (b) in the case of a Litigation Contract, such Acquiring Entity reasonably determines that such a subcontracting or sublicensing arrangement effectively subjects such Acquiring Entity or any of its Affiliates or any employees of such Acquiring Entity or any of its Affiliates to any pending suit, action, litigation or proceeding or (c) in either such case, such a subcontracting or sublicensing arrangement is not permitted by such Specified Contract or Litigation Contract, as the case may be. In any such case, the applicable Acquiring Entity, at the expense of the applicable Selling Entity, will use commercially reasonable efforts to otherwise assist the Selling Entity that is party thereto in the performance of such Selling Entity's contractual obligations thereunder; provided, however, that the parties expressly acknowledge and agree that in no event shall such Acquiring Entity be deemed to accept any obligation that could subject such Acquiring Entity, any of its Affiliates or any employees of such Acquiring Entity or any of its Affiliates to a Non-Compete Covenant or to any pending suit, action, litigation or proceeding. The Selling Entities shall cause the benefits of each Specified Contract and Litigation Contract (or the economic equivalent thereof) to be provided to the applicable Acquiring Entity and shall cooperate in any arrangement required to provide such Acquiring Entity with the same, including without limitation
(i) maintenance by the Selling Entity of the Specified Contract or Litigation Contract, as the case may be, in its name in trust for the benefit of the Acquiring Entity or (ii) at the option of the Acquiring Entity and at its cost, enforcement for the benefit of such Acquiring Entity of such Specified Contract or Litigation Contract, as the case may be against a third party.

      6.5 Trade Names and Service Marks. Each Acquiring Entity agrees that it will discontinue the use, directly or indirectly, in any manner or form, of the name "Intergraph" and the corresponding logo thereof; provided, however, that until the earlier of (i) the six-month anniversary of the Principal Closing Date and (ii) the date on which all inventory and supplies of the Business transferred at a Closing shall be depleted, the Acquiring Entities shall be permitted to use such name and logo only in connection with the distribution of such inventory and supplies; and provided further that at any time following the Principal Closing Date, the Acquiring Entities shall be able to identify that the Business was previously owned by the Selling Entities.

      6.6 EDS and USI Guaranty. EDS hereby guarantees to the Selling Entities the due and punctual performance by each of the Acquiring Entities of its respective obligations under this Agreement and each of the Closing Agreements, provided, however, that the obligations of EDS under this Section 6.6 shall terminate immediately following the Principal Closing. USI hereby guarantees to the Selling Entities the due and punctual performance by each of the other Acquiring Entities of its respective obligations under this Agreement and each of the Closing Agreements.

     6.7 Assistance and Cooperation. After the Principal Closing Date, the Acquiring Entities shall, to the extent reasonably requested by the Selling Entities, make available to the Selling Entities and to any Tribunal all information, records and documents relating to (i) liabilities of the Selling Entities for Taxes relating to the Business, (ii) matters disclosed on
Schedule 3.14, (iii) such other matters as the Selling Entities may reasonably request relating to the Retained Assets or the performance of the Retained Liabilities. Without limiting the generality of the foregoing, upon the request of the Selling
Entities,   the   Acquiring  Entities  shall   use   commercially
reasonable efforts to permit certain of the Transitioned Employees identified by the Selling Entities to appear as witnesses or trial representatives, and to assist the Selling Entities in trial preparation, in connection with any litigation or proceeding relating to the matters disclosed on Schedule 3.14; provided, however, that the Selling Entities shall bear all reasonable out-of-pocket expenses (but without other expense or hourly charges) incurred by such Transitioned Employees in providing any such requested assistance to the Selling Entities.


                           ARTICLE VII
                      CONDITIONS PRECEDENT
          TO THE OBLIGATIONS OF THE ACQUIRING ENTITIES

     The obligations of an Acquiring Entity under this Agreement to acquire the Acquired Assets and to assume the Assumed
Liabilities shall be subject to the fulfillment of all of the following conditions at or before any Closing:

       7.1 Representations and Warranties. Each of the representations and warranties made by the Selling Entities (or, in the case of an International Closing subsequent to the Principal Closing, the representations and warranties of the applicable Selling Entity) set forth herein or in any Schedule, Exhibit, instrument or other document delivered to an Acquiring Entity pursuant to this Agreement (including without limitation any applicable Closing Agreement) shall be true and correct in all respects as of the date hereof and on and as of such Closing Date, to the same extent and with the same effect as if made on and as of such Closing Date, except where such representation clearly relates to another date specified therein (in which case, such representation shall relate to such specific date).

      7.2 Performance by the Selling Entities. The Selling Entities shall have fully performed and complied with all covenants and agreements required by this Agreement and any applicable Closing Agreement to be performed or complied with by each of them on or before such Closing.

      7.3 Prohibitions, Restrictions and Litigation. On such Closing Date, there shall be no Official Action outstanding, and no proceeding or other litigation shall be pending by any other Person, against any of the applicable Acquiring Entities which prohibits or restricts, challenges or reasonably may be expected to give rise to a material challenge to, consummation of the transactions contemplated by this Agreement and any applicable Closing Agreement with respect to such Closing or which claims (or reasonably may be expected to give rise to a claim of) damages as a result of the consummation of the transactions contemplated by this Agreement and any applicable Closing Agreement or otherwise have a material adverse effect on the Business subsequent to such Closing.

      7.4 Consents. The Selling Entities participating in such Closing shall have received the Consents referred to in Schedule
7.4 that relate to such Closing and such other material Consents from any Tribunal or other Person as may be necessary or appropriate (a) to consummate the transactions contemplated by this Agreement and any applicable Closing Agreement with respect to such Closing in accordance with this Agreement; (b) to enable the applicable Acquiring Entities to carry on and conduct that portion of the Business to be conveyed at such Closing subsequent to such Closing in substantially the same manner as was carried on and conducted prior to such Closing; or (c) that are necessary to prevent a breach of or a material default or penalty, or material increase in payments under, or a termination of any material Contract relating to the Business.

      7.5 Governmental Clearances. All required filings with Tribunals shall have been made and all waiting periods, including any extensions thereof, which may be applicable to the transactions contemplated by this Agreement shall have expired or terminated.

      7.6 Satisfactory Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement and any applicable Closing Agreement, and all certificates, documents and instruments incidental hereto and required hereby, shall be reasonably satisfactory in form and substance to the Acquiring Entities, and the applicable Acquiring Entities shall have received copies of all such documents and instruments as such Acquiring Entities may reasonably request in connection with such transactions.

      7.7 Certificate of Intergraph and Certain Officers. USI shall have received a certificate, dated the applicable Closing
Date, executed by Intergraph and, with respect to the Selling Entities participating in each such Closing, by the Chairman of the Board, President or any Vice President of each such Selling Entity, to the effect that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4 and 7.5 have been satisfied.

     7.8 Waiver of Conditions. USI shall have the right and the authority, on behalf of each and all of the Acquiring Entities, to waive any or all of the foregoing conditions precedent to the obligations of such Acquiring Entities; provided, however, that no waiver by USI of any condition precedent to the obligations of the Acquiring Entities with respect to a particular Closing shall constitute a waiver by the Acquiring Entities of any other condition precedent or a waiver by the Acquiring Entities with respect to any other Closing.

       7.9 New Collateral Contracts. With respect to an International Closing, the respective Acquiring Entities and the respective Selling Entities shall have entered into the collateral Contracts identified in each applicable Closing Agreement relating to such International Closing, all upon such terms and conditions as are reasonably acceptable to the parties thereto.

     7.10 Absence of Material Adverse Change. Since the date of this Agreement, there shall have occurred no materially adverse change in the condition (financial or otherwise), assets (taken as a whole), liabilities (taken as a whole), properties (taken as a whole), business or prospects of the Business or the Acquired Assets.


                          ARTICLE VIII
                      CONDITIONS PRECEDENT
           TO THE OBLIGATIONS OF THE SELLING ENTITIES

     The obligations of a Selling Entity under this Agreement to sell the Acquired Assets shall be subject to the fulfillment of all of the following conditions at or before any Closing:

       8.1 Representations and Warranties. Each of the representations and warranties made by the Acquiring Entities (or, in the case of an International Closing subsequent to the Principal Closing, the representations and warranties of the applicable Acquiring Entity) set forth herein or in any Schedule, Exhibit, instrument or other document delivered to a Selling Entity pursuant to this Agreement (including without limitation any applicable Closing Agreement) shall be true and correct in all respects as of the date hereof and on and as of such Closing Date, to the same extent and with the same effect as if made on and as of such Closing Date, except where such representation clearly relates to another date specified therein (in which case such representation shall relate to such specified date).

      8.2 Performance by the Acquiring Entities. The Acquiring Entities shall have fully performed and complied with all covenants and agreements required by this Agreement and any applicable Closing Agreement to be performed or complied with by each of them on or before such Closing Date.

      8.3 Prohibitions, Restrictions and Litigation. On such Closing Date, there shall be no Official Action outstanding, and no proceeding or other litigation shall be pending by any other Person, against any of the applicable Selling Entities which prohibits or restricts, challenges or reasonably may be expected to give rise to a material challenge to consummation of the transactions contemplated by this Agreement and any applicable Closing Agreement with respect to such Closing or which claims (or reasonably may be expected to give rise to a claim of) damages as a result of the consummation of the transactions contemplated by this Agreement and any applicable Closing
Agreement or otherwise have a material adverse effect on Intergraph subsequent to such Closing.

     8.4 Consents. The Acquiring Entities participating in such Closing shall have received the Consents that relate to such Closing and such other material Consents from any Tribunal or other Person as may be necessary or appropriate to enable the Selling Entities participating in such Closing to consummate the transactions contemplated by this Agreement and any applicable Closing Agreement with respect to such Closing in accordance with this Agreement without any conditions which Intergraph might reasonably consider to be material and adverse to Intergraph or its business and operations after such Closing.

      8.5 Governmental Clearances. All required filings with Tribunals shall have been made and all waiting periods, including any extensions thereof, which may be applicable to the transactions contemplated by this Agreement with respect to such Closing shall have expired or terminated.

      8.6 Certificate of USI and Certain Officers. Intergraph shall have received a certificate, dated such Closing Date, executed by USI and, with respect to the Acquiring Entities participating in such Closing, the Chairman of the Board, President or any Vice President of each such Acquiring Entity, to the effect that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.5 have been satisfied.

      8.7 Waiver of Conditions. Intergraph shall have the right and the authority on behalf of the Selling Entities participating in such Closing, to waive any or all of the foregoing conditions precedent to the obligations of such Selling Entities; provided, however, that no waiver by Intergraph of any condition precedent to the obligations of the Selling Entities with respect to a particular Closing shall constitute a waiver by the Selling Entities of any other condition precedent or a waiver by the Selling Entities with respect to any other Closing.

       8.8 New Collateral Contracts. With respect to an International Closing, the respective Acquiring Entities and the respective Selling Entities shall have entered into the collateral Contracts identified in each applicable Closing Agreement relating to such International Closing, all upon such terms and conditions as are reasonably acceptable to the parties thereto.


                           ARTICLE IX
                     INDEMNIFICATION; OFFSET

     9.1 Indemnification by the Acquiring Entities. USI jointly agrees with respect to itself and each other Acquiring Entity, and each other Acquiring Entity agrees with respect to itself, to indemnify and hold harmless each of the Selling Entities and their respective directors, officers, employees, advisors, Affiliates, agents and representatives, stockholders, successors and assigns (the "Intergraph Indemnitees") from and against any and all losses, damages, liabilities, claims, costs and expenses, including without limitation Legal Expenses (collectively, "Losses") arising out of, based upon or resulting from:

     (a) any violation or breach by any of the Acquiring Entities of, or any default by any of the Acquiring Entities under, this Agreement or any certificate, Schedule, Exhibit or other document or instrument furnished or to be furnished by any of the Acquiring Entities to any of the Selling Entities in connection with this Agreement, including, without limitation, the Transferred Intellectual Property License Agreements, or the consummation of the transactions contemplated hereby or from any error, inaccuracy or misrepresentation in any of the representations and warranties made by, or on behalf of, any of the Acquiring Entities herein or therein;

     (b) the failure of the Acquiring Entities to pay, perform or discharge when due any of the Assumed Liabilities and any of its obligations with respect to Transaction Taxes, if any, to the extent provided for in Section 10.13 hereof;

     (c) any condition, event or activity relating to that portion of the Business or those Acquired Assets transferred and conveyed on any Closing Date and that existed or occurred on or after the Principal Closing Date (excluding any condition, event or activity that existed or occurred after the Principal Closing Date as a result of any action taken by a Selling Entity without USI's consent with respect to a non-U.S. Selling Entity prior to the applicable International Closing);

     (d) the termination of a Foreign National Employee's employment by Intergraph pursuant to clause (ii) of the final sentence of Section 5.13(e) or the employee of an International Selling Entity who would otherwise have been a Transitioned Employee pursuant to Section 2.14(a), in each case in accordance with terms set forth by USI in termination request delivered by USI pursuant to either such Section;

     (e) (i) any use or exploitation by USI of the Intellectual Property subject to the Transferred Intellectual Property License Agreements not permitted by the terms thereof; (ii) any amounts for which Intergraph shall indemnify a USI Indemnitee pursuant to Section 9.2(b) hereof to the extent that the Losses which resulted in such indemnification obligations arose due to the failure by USI to use any modification, enhancement or adaptation to any BAG Tool, INGR Tool or SolidEdge Common Code provided by Intergraph to USI, provided that USI was given notice by Intergraph of such modification, enhancement or adaptation (along with the reasons therefor), that USI had reasonable opportunity to implement such modification, enhancement or adaptation, and that Intergraph could demonstrate to USI that such modification, enhancement or adaptation provided the same functionality as the BAG Tool, INGR Tool or SolidEdge Common Code that resulted in such Loss; or (iii) USI's use of any BAG Tool or the SolidEdge Common Code in a modified form from that delivered to USI at the Principal Closing to the extent that the Losses of the Intergraph Indemnitees resulted from such modification; or

     (f) any suit or action at law or in equity, arbitration proceeding, interference or opposition proceeding, governmental or quasi-governmental proceeding, complaint or investigation, or liability claim which arises (or is claimed to arise) in connection with, or relates to (or is claimed to relate to), any of the matters referred to above in this Section 9.1.

Notwithstanding the foregoing provisions of this Section 9.1, with respect to any Losses arising out of, based upon or resulting from any error, inaccuracy or misrepresentation in any of the representations and warranties contained in Article IV or in any of the representations and warranties (but not covenants) of any of the Acquiring Entities contained in any certificate, document, affidavit or instrument delivered pursuant to this Agreement (including without limitation the Closing Agreements) (the "Intergraph Losses"), the foregoing indemnity and hold harmless obligations of the Acquiring Entities relating to such Intergraph Losses shall become operative and effective only if and when all Intergraph Losses for which Intergraph Indemnitees are entitled to receive indemnification under this Section 9.1 exceed, in the aggregate, $150,000 (it being understood and agreed that all such Intergraph Losses shall accumulate until such time as they exceed $150,000, at which time the Acquiring Entities shall be obligated to indemnify any Intergraph Indemnitees seeking indemnification under this Section 9.1 for the aggregate amount of such Intergraph Losses, rather than the amount that exceeds $150,000). The parties expressly acknowledge and agree that the immediately preceding sentence shall not apply to any Losses other than the Intergraph Losses. The parties further agree that the liability of the Acquiring Entities specified above with respect to the Intergraph Losses shall be reduced to the extent of any insurance proceeds actually received by any of the Intergraph Indemnitees for such Intergraph Losses from any of the Acquiring Entities or any of their Affiliates or any insurance carrier of the Acquiring Entities or any of their affiliates.

      9.2 Indemnification by the Selling Entities. Intergraph jointly agrees with respect to itself and each other Selling Entity, and each other Selling Entity agrees with respect to itself, to indemnify and hold harmless each of the Acquiring Entities and each of their respective directors, officers, employees, advisors, Affiliates, agents, representatives, stockholders, successors and assigns (the "USI Indemnitees") from and against any and all Losses arising out of, based upon or resulting from:

     (a) any violation or breach by any of the Selling Entities of, or default by any of the Selling Entities under, this Agreement or any certificate or other document or instrument furnished or to be furnished by any of the Selling Entities to any of the Acquiring Entities in connection with this Agreement, including, without limitation, the Transferred Intellectual Property License Agreements, or the consummation of the transactions contemplated hereby (including without limitation the Closing Agreements) or from any error, inaccuracy or misrepresentation in any of the representations and warranties (other than the representations and warranties in Sections 3.31, 3.32 and
     3.33 hereof) made by, or on behalf of, any of the Selling Entities herein or therein;

     (b) any error, inaccuracy or misrepresentation in any of the representations and warranties made by the Selling Entities in Sections 3.31, 3.32 and 3.33 hereof, provided that for purposes of this Article IX, the Selling Entities shall indemnify the USI Indemnitees in respect of Sections 3.31, 3.32 and 3.33 viewing such Sections without reference to any "knowledge of the Selling Entities" or similar qualification set forth therein (i.e., the representation and warranty shall be viewed as if no such knowledge or similar qualification was set forth therein);

     (c)    any   of  the  Retained  Assets  (including,  without
     limitation,  any  Contract  included  within  the   Retained
     Assets) or any of the Retained Liabilities;

     (d) any condition, event or activity relating to that portion of the Business or those Acquired Assets transferred and conveyed on any Closing Date and that existed or occurred before the Principal Closing Date (regardless of whether such condition, event or activity would have constituted a breach of any representation or warranty hereunder);

     (e) except as set forth in Section 9.1(d), any liability or obligation arising out of the termination of employment of an employee of a Selling Entity;

     (f) any liability or obligation which related to any noncompliance with any bulk sales in connection with the transactions contemplated by this Agreement;

     (g) any liability or obligation with respect to the payment of the applicable Consideration to Intergraph as agent and on behalf of a Selling Entity;

     (h) any liability or obligation with respect to any income, franchise, sales, use or other Taxes (and Transactions
     Taxes, if any, to the extent provided in Section 10.13 hereof) and with respect to any social security contributions (including both employers' and employees' contributions) of any Selling Entity which are attributable periods ending prior to the Principal Closing Date;

     (i) the enforcement, or the attempted enforcement, of any Non-Compete Covenant contained in a Specified Contract against any of the Acquiring Entities, any of their Affiliates or any of their employees, acting in his or her capacity as an employee of an Acquiring Entity or an Affiliate of the same;

     (j) the transfer to the Acquiring Entities of the rights and obligations of the Selling Entities arising with respect to periods prior to the applicable Closing Date from the employment relationships of the Selling Entities with the Transitioned Employees existing immediately prior to the applicable Closing Date where, by virtue of applicable Legislative Enactments of any Tribunal to implement EEC Council Directive 77/187, any Transitioned Employee is not regarded as employed in the Business;

     (k) the failure to transfer to the Acquiring Entities the rights and obligations of the Selling Entities arising from the employment relationships of the Selling Entities with any of their employees existing immediately prior to the applicable Closing Date where, by virtue of applicable Legislative Enactments of any Tribunal to implement EEC Council Directive 77/187, any such employee is regarded as employed in the Business (other than any such failure due to USI's breach of its obligation to offer employment to such persons in accordance with Section 6.3);

     (l) any liability or obligation arising under an applicable Environmental Law relating to the Compliance Group or a Compliance Property (whether or not such liability or obligation would constitute a breach of the representation and warranty set forth in Section 3.15 hereof), except those for which USI shall be specifically responsible under the terms of the Lease Agreement as a result of actions taken by USI following the Principal Closing Date;

     (m) any liability or obligation arising out of the failure of the Software products of the Business to be Year 2000 Compliant, regardless of whether such non-compliance resulted in a breach of the representation and warranty set forth in Section 3.17 hereof; or

     (n) any suit or action at law or in equity, arbitration proceeding, interference or opposition proceeding, governmental or quasi-governmental proceeding, complaint or investigation, or liability claim which arises in connection with, or relates to (or is claimed to relate to), any of the matters referred to above in this Section 9.2.

Notwithstanding the foregoing provisions of this Section 9.2, with respect to any Losses arising out of, based upon or resulting from any error, inaccuracy or misrepresentation in any of the representations and warranties contained in Article III or in any of the representations and warranties (but not covenants) of any of the Selling Entities contained in any certificate, document, affidavit or instrument delivered pursuant to this Agreement (including without limitation the Closing Agreements) (the "USI Losses"), the foregoing indemnity and hold harmless obligations of the Selling Entities relating to such USI Losses shall become operative and effective only if and when all USI Losses for which USI Indemnitees are entitled to receive indemnification under this Section 9.2 exceed, in the aggregate, $150,000 (it being understood and agreed that all such USI Losses shall accumulate until such time as they exceed $150,000, at which time the Selling Entities shall be obligated to indemnify any USI Indemnitees seeking indemnification under this Section
9.2 for the aggregate amount of the USI Losses, rather than the amount that exceeds $150,000). The parties expressly acknowledge and agree that the immediately preceding sentence shall not apply to any Losses other than the USI Losses. The parties further agree that the liability of the Selling Entities specified above with respect to the USI Losses shall be reduced to the extent of any insurance proceeds actually received by any of the USI Indemnitees for such USI Losses from any of the Selling Entities or any of their Affiliates or any insurance carrier of the Selling Entities or any of their affiliates.

      9.3 Satisfaction of Claims. If any Person entitled to indemnification under this Article IX (an "Indemnified Party") desires to assert any claim for indemnification or to be held harmless under this Article IX (a "Claim"), the Indemnified Party shall deliver to the Person that is obligated to provide such indemnification (the "Indemnifying Party") notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and, to the extent practicable under the circumstances, the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnified Party payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available Federal Reserve Funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnified Party that the Indemnifying Party contests such Claim by (A) delivering to the Indemnified Party an objection to such Claim, specifying in reasonable detail, to the extent practicable under the circumstances, the basis for contesting such Claim, and (B) demanding arbitration of the Claim in accordance with Section
10.11. If the Indemnifying Party fails to satisfy a Claim (or portion of a Claim) within 30 days after the Indemnifying Party has been given a Request with respect to such Claim, and whether or not the Indemnifying Party has contested such Claim, the Indemnifying Party shall pay the Indemnified Party asserting such Claim interest on the unpaid amount of such Claim (or unpaid portion of a Claim) at the Prime Rate, computed from the date such Request was given to the Indemnifying Party to the date such Claim (or portion of a Claim) is satisfied; provided, however, that the Indemnifying Party shall not be required to pay the Indemnified Party interest on that part of any unpaid Claim (or portion of a Claim) which the Indemnifying Party successfully contests.

     9.4  Matters Which May Give Rise to Claims.

      (a) Notice and Control. Within 20 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's capacity to defend) after receipt by an Indemnified Party of notice of commencement of any action evidenced by service of process or other legal pleading which it determines has given or could give rise to a Claim (a "Third-Party Matter"), the Indemnified Party shall give the Indemnifying Party written notice thereof (together with a copy of such Claim, process or other legal pleading). The Indemnifying Party shall assume the defense of such Claim and in connection therewith:

                (i) such Indemnifying Party shall defend such Third-Party Matter at its own expense, in good faith and in a manner consistent with the best interests of the Indemnified Party;

                (ii) such Indemnifying Party shall keep the Indemnified Party fully informed as to the status of the defense of such Third-Party Matter;

                (iii) such Indemnifying Party shall employ legal counsel, accountants and/or other experts reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in connection with such Third-Party Matter;

               (iv) the Indemnified Party shall have the right to observe and be present (at its own expense) at any and all meetings, conferences and other proceedings with respect to such Matter;

               (v) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such Third-Party Matter or ceasing to defend against such Third-Party Matter, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party;

                 (vi) without the written consent of the Indemnified Party, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving of a release from liability in respect of such Third-Party Matter to each Indemnified Party by the claimant or plaintiff; and

                 (vii) unless such Indemnifying Party is successful in defending such Third-Party Matter on the merits, any and all losses, damages, costs, and expenses which any Indemnified Party shall suffer or incur in connection with such Third-Party Matter shall be conclusively deemed to be losses, damages, costs and expenses as to which the Indemnified Party shall have the right to be indemnified and held harmless under this Article IX.

     Neither the observation or participation by any Indemnified Party in the defense of any Third-Party Matter, nor the failure by any Indemnified Party to observe or participate in the defense of any Third-Party Matter, shall affect in any way the liabilities and obligations of the Indemnifying Party with respect to such Third-Party Matter under this Article IX.

     If the Indemnifying Party does not assume the defense of such Third-Party Matter with legal counsel reasonably satisfactory to the Indemnified Party within 15 days after the Indemnifying Party has received notice of such Third-Party Matter from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third-Party Matter on behalf of and for the account and risk of the Indemnifying Party.

      (b) Expenses. If the Indemnified Party undertakes the defense, compromise and settlement of such Third-Party Matter pursuant to Section 9.4(a), the Indemnifying Party will promptly reimburse the Indemnified Party for all reasonable fees, costs and expenses (including without limitation any Legal Expenses) incurred by the Indemnified Party in respect of such Third-Party Matter. The reimbursement of such fees, costs and expenses shall be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

       (c) Cooperation. The Indemnified Party and the Indemnifying Party shall cooperate in the defense of a Third Party Matter that is defended in accordance with this
Section 9.4, and shall make available to the defending person or its representative all records and materials required for its use in such defense.


                            ARTICLE X
                             GENERAL

      10.1 Survival of Representations and Agreements. All representations and warranties contained in this Agreement or in any certificate, document, affidavit or instrument delivered pursuant to this Agreement (including without limitation the Closing Agreements) shall survive the Principal Closing and each International Closing and any investigation made at any time by or on behalf of any of the parties or any other Person and shall continue in full force and effect:

     (a) forever and without any limit upon duration in the case of the representations and warranties set forth in Sections
     3.3, 3.14, 3.15, 3.19, 3.25, 3.31, 3.32, 3.33, 3.37 and 4.3;

     (b) until 60 days following the latest date on which any statute of limitations (including any extensions thereof) expires with respect to any taxable year or period up to and including any taxable year or period ending on or which includes a Closing Date, in the case of the representation and warranty of the Selling Entities set forth in Section
     3.13 hereof;

     (c) in the case of a representation or warranty of the Selling Entities set forth in Sections 3.26 and 3.29 hereof, until 60 days following the expiration date of the statute of limitations underlying such representation or warranty;

     (d) until the expiration of the thirty-month period following the applicable Closing Date in the case of all other representations and warranties; and

     (e) for the comparable periods of time set forth above in this Section 10.1 in the case of each representation and warranty (but no covenant) set forth in any certificate, document, affidavit or instrument delivered pursuant to this Agreement (including, without limitation, the Closing Agreements), based upon the nature of such representation and warranty when compared to the most analagous representation and warranty set forth above.

      10.2 Termination. This Agreement may be terminated at any time prior to the final International Closing:

     (a)  by the mutual consent in writing of USI and Intergraph;
or

     (b) by USI or Intergraph if any court of competent jurisdiction in the United States or other United States Tribunal shall have issued an Official Action or taken any other action restraining, enjoining or otherwise prohibiting any part of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final.

      If, for any reason whatsoever the Principal Closing shall not have taken place on or before March 15, 1998, either party may, by notice to the other, terminate this Agreement, whereupon all of the rights and obligations of the Selling Entities and the Acquiring Entities under this Agreement shall terminate without any liability to any party or to its directors, officers, stockholders, successors and assigns, except for the liability of any party for any breach of this Agreement, provided that the right to terminate this Agreement pursuant to this sentence shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Principal Closing to occur on or before such date. Unless earlier terminated in accordance with the previous sentence, the obligations of the Selling Entities and the Acquiring Entities to conduct any or all International Closings shall terminate on December 31, 1998; provided, however, that the termination of such obligation shall not impair any rights or obligations of the Selling Entities and the Acquiring Entities arising under Article IX prior to December 31, 1998, with respect to International Closings contemplated by this Agreement or the transactions contemplated hereby.

     10.3 HSR Filings; Other Filings. Each of Intergraph and USI has filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice a Notification and Report Form and related material required to be filed by it under the HSR Act with respect to the transactions contemplated hereby. The Selling Entities and the Acquiring Entities shall cooperate and use reasonable efforts to prepare and file as promptly as practicable after the date hereof all requisite applications, notices and other necessary instruments or documents in order to obtain the approvals, consents and other authorizations referred to in Section 3.4 and agree to act with all reasonable diligence to obtain all such approvals and licenses.

     10.4 Expenses of Transaction. Each party shall be responsible for its own costs associated with the negotiation and consummation of the transactions contemplated hereby, including without limitation all legal, consulting and accounting expenses and any fees or commissions due any broker as a consequence of the consummation of such transactions. The filing fees incurred in connection with the filings pursuant to the HSR Act have been borne by USI. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party with respect to this Agreement or any of the transactions contemplated hereby.

      10.5 Public Disclosure. No party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby, except with the prior written consent of the other party; provided, however, that such consent shall not be required for any disclosure or reporting obligations of any party, to the extent required by applicable Legislative Enactments or other competent authority, but (as is practicable under the circumstances) such disclosing party shall consult with the other party in advance.

      10.6 Notices. Any notices or other communications required or permitted hereunder or under any other agreement contemplated hereunder shall be deemed given if sent by registered or certified mail (postage prepaid), overnight delivery via nationally recognized courier, or facsimile transmission (provided that in the case of courier or facsimile transmission, a copy is also sent by registered or certified mail, postage prepaid); in each case addressed as follows:

     If to any of the Selling Entities, to:
          Intergraph Corporation
          Huntsville, Alabama 35894-0001
          Attention:  John W. Wilhoite
          Facsimile No.:  (205)730-2408

     with a copy (which shall not constitute notice) to:

          Intergraph Corporation
          Huntsville, Alabama 35894-0001
          Attention: General Counsel
          Facsimile No.:  (205)730-2247

     If to any of the Acquiring Entities, to:

          Unigraphics Solutions Inc.
          13736 Riverport Drive
          Maryland Heights, Missouri  63043
          Attention:  President
          Facsimile No.:  (314) 232-1523

     With a copy (which shall not constitute notice) to:

          Electronic Data Systems Corporation
          5400 Legacy Drive
          Plano, Texas 75024
          Attention: General Counsel
          Facsimile No.:  (972) 605-5610

Each such Person may designate by notice to all other such Persons a new address for its receipt of notices and other communications. The return receipt for mail, the delivery receipt for such a courier or the answerback for facsimile transmission shall be conclusive evidence of such delivery.

      10.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Acquiring Entity may assign any right under this Agreement or delegate any obligations hereunder without the express prior written consent of Intergraph, except to another Acquiring Entity or one or more other Affiliates of EDS; provided, however, that any such delegation of obligations hereunder to another Acquiring Entity or to one or more Affiliates of USI shall not relieve USI of any of its obligations under this Agreement. No Selling Entity may assign any rights under this Agreement or delegate any obligations hereunder without the express prior written consent of USI, provided that USI acknowledges that Foothill Capital Corporation, Intergraph's lender, has a lien on Intergraph's rights under this Agreement.

      10.8 Amendments; Waivers, Etc. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      10.9 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and interpreted and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

     10.10 Consent to Jurisdiction. In relation to any legal action, suit or proceeding to which any Acquiring Entity or any Selling Entity is a party arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement, after the resolution of the related dispute, controversy or claim pursuant to the arbitration proceedings contemplated by Section 10.11 ("Proceedings"), each of the Acquiring Entities and each of the Selling Entities hereby irrevocably, for itself and on behalf of its Affiliates,
(a) submits to the non-exclusive jurisdiction of the courts of the United States of America for the Eastern District of Missouri (such courts being herein referred to as the "Agreed Courts") solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to herein, and (b) waives and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any document referred to herein, that it is not subject to the jurisdiction of the Agreed Courts, or that such Proceeding may not be brought or is not maintainable in the Agreed Courts, or that this Agreement or any of such documents may not be enforced in or by the Agreed Courts, or that its property is exempt or immune from execution, or that the Proceeding is brought in any inconvenient forum or that the venue of the Proceeding is improper. Such submission to jurisdiction shall not affect any right of any Acquiring Entity or any Selling Entity to commence Proceedings in any other jurisdiction, and the commencement of Proceedings in any jurisdiction shall not preclude any Acquiring Entity or any Selling Entity from commencing Proceedings in any other jurisdiction. Service of any and all process that may be served on any party hereto in any Proceeding arising out of this Agreement may be made in the manner and to the addresses set forth in Section 10.6 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made. Nothing shall affect the right to serve any process in any other manner permitted by law.

     10.11     Arbitration.

     (a) In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement or the other agreements contemplated hereby that the parties are unable to resolve through informal discussions or negotiations, the parties agree to submit such dispute, controversy or claim to arbitration in accordance with the following procedures:

                 (i) Either Intergraph or USI may demand arbitration by giving the other party written notice to such effect, which notice will (i) describe, in reasonable detail, the nature of the dispute, controversy or claim, the amount, if any, involved and the remedy sought, and (ii) name an independent arbitrator who is experienced in the resolution of disputes, controversies or claims of such a nature. In addition, such party demanding arbitration shall take such steps as are necessary to commence arbitration proceedings under the rules of the American Arbitration Association (including, without limitation, the payment of any administrative fees provided thereunder).

                (ii) Within 30 days after the other party's receipt of such demand, such other party will name a second independent arbitrator who is experienced in the resolution of disputes, controversies or claims of such a nature.

                (iii) The two arbitrators so named will promptly select a third neutral arbitrator who is experienced in the resolution of disputes, controversies and claims of such a nature. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel") in the United States, and the resolution of the dispute, controversy or claim will be determined by a majority vote of the Arbitration Panel. The Commercial Arbitration Rules of the American Arbitration Association will govern the conduct of the arbitration and the selection of the arbitrators. The arbitration proceedings shall be conducted in the English language.

                (iv)  The Arbitration Panel may apportion between
          the parties as the Arbitration Panel may deem equitable the fees, costs and expenses of the arbitration incurred by the parties. The Arbitration Panel may also award interest on any awards made by the Arbitration Panel. In the assessment of any award of interest, the Arbitration Panel shall consider any delay in the satisfaction of Claims by the Indemnifying Party.

                (v) The party demanding arbitration will request the Arbitration Panel to (i) allow for the parties to request reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days prior to such arbitration (all with the stated intent of establishing a fair, speedy and cost-effective dispute resolution mechanism) and (ii) require the testimony to be transcribed. No findings of fact or opinions of law will be required to be made by the arbitrators.

                (vi) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

     (b) Other than actions for temporary and permanent injunctive relief or specific performance or any action necessary to enforce the award of the Arbitration Panel, the provisions of this Section 10.11 will constitute the exclusive remedy of the parties and a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising under or in connection with this Agreement or the other agreements contemplated hereby. Nothing in this Section 10.11 will prevent the parties from exercising their rights to terminate this Agreement in accordance with Section 10.2.

     (c)   Notwithstanding any other provision  in  this  Section
     10.11 to the contrary, the Arbitration Panel will not have the authority to amend the provisions of this Section 10.11 without obtaining the prior written consent of each of the parties to this Agreement.

      10.12 Specific Performance. In addition to any other remedy to which any party may be entitled, including arbitration as provided in Section 10.11, the parties agree that temporary and permanent injunctive relief and specific performance (which specific performance may take the form of delivery of any assets which may inadvertently have been omitted from a Schedule hereto) may be granted, to the extent permitted under applicable law, without proof of actual damages or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement; provided, however, that this
Section 10.12 shall not be deemed to abrogate the agreement of the parties provided in Section 10.11(b).

     10.13     Tax Matters.

     (a) Tax Reporting for 1998. The Selling Entities will (i) prepare and timely file with each applicable tax or revenue service, taxing authority, or taxing tribunal (where the operations of the Business are subject to Tax) Tax Returns which include all income, gains, losses, deductions and credits attributable to the operations of the Business for the period or periods up to but not including the applicable Closing Date and (ii) make timely payments of, and indemnify and hold the Acquiring Entities harmless from and against, all Taxes required to be reflected on such Tax Returns. The Acquiring Entities will (A) prepare and timely file with each applicable tax or revenue service, taxing authority, or taxing tribunal (where the operations of the Businesses are subject to Tax) Tax Returns which include all income, gains, losses, deductions and credits attributable to the operations of the Business for the period on or after the applicable Closing Date and (B) make timely payments of, and indemnify and hold the Selling Entities harmless from and against, all Taxes required to be reflected on such Tax Returns.

     (b)  Transaction Taxes.

          (i) Liability, Indemnification and Payment. (A) Intergraph (Italia) L.L.C. and Unigraphics Solutions S.p.A. agree to equally share and pay the 3% Italian registration tax and the cost of the third party appraisal. (B) If, contrary to the considered judgment of the parties' as set forth in Section 10.13(b)(ii) below, any sales and use taxes are imposed by any taxing authority, tax or revenue service, or tax tribunal within the state of Alabama (the "Alabama Sales and Use Taxes"), the party upon which such Alabama Sales and Use Taxes are legally imposed shall pay such sales and use taxes and any related interest, penalty, etc. to the applicable taxing authority and the other party shall promptly pay to, indemnify and hold the paying party harmless from and against 50% of such Alabama Sales and Use Taxes and any related interest, penalty, etc. (C) The Acquiring Entities shall pay, and indemnify and hold the Selling Entities harmless from and against, all other Transaction Taxes ("Other Transaction Taxes"). (D) In every case where a payment of Transaction Taxes is required to be made directly by the indemnitee to the relevant taxing authority, (i) the indemnifying party shall pay to the indemnitee the amount of such Transaction Taxes which are required to be paid by the indemnitee within thirty
          (30) days of the date that the indemnitee furnishes the indemnifying party with written notice and documentation proving that such Transaction Taxes are due and payable by the indemnitee to the applicable taxing authority and (ii) such amount shall bear interest at 18% per annum if not paid within such thirty (30) day period. In this regard, Transaction Taxes shall not be deemed to be due and payable by the indemnitee during any period in which such Transaction Taxes may legally be contested without advance payment, unless the indemnifying party requests the indemnitee to make payment of such Transaction Taxes.

          (ii) Planning and Cooperation. Each of the Selling Entities and each of the Acquiring Entities (A) believe, based on their separate and independent research, that each of the transfers provided for in this Agreement are transfers of a business as a going concern, if and to the extent allowable under applicable Legislative Enactments with respect to value added taxes ("VAT") (if this belief proves to be in error, the Selling Entities shall invoice the Acquiring Entities for any such VAT.), (B) believe, based on their separate and independent research, that each of the transfers provided for in this Agreement qualify as transfers that are exempt from Alabama Sales and Use Taxes, based on the casual sale and other allowable exemptions, and (C) shall act in a manner consistent with the foregoing. In the event that there is any assertion or determination that VAT, Alabama Sales and Use Tax, or Other Transaction Tax applies or may apply in connection with any transactions under this Agreement, or in connection with any transactions under this Agreement as to which any type of Other
          Transaction Tax does or may apply, the applicable Selling Entities and the applicable Acquiring Entities shall, in consultation and cooperation with each other and on a timely basis and commercially reasonable basis, give such notices, make such filings and requests, adopt such reporting positions, provide such information, and appear before such tax or revenue service, taxing authority, or taxing tribunal as are required, desirable, or reasonably requested by the other party, in an effort to maintain that such transfers are exempt or otherwise outside the scope of VAT, the Alabama Sales and Use Tax, or Other Transaction Taxes (as the case may be), in order to obtain or perfect an exemption of such transactions from VAT, the Alabama Sales and Use Tax, or Other Transaction Taxes (as the case may be), in order to obtain a reduction in rates for VAT applicable to such transactions, or in order to obtain a recovery of any VAT, Alabama Sales and Use Tax, or Other Transaction Tax (as the case may be) paid with respect to such transactions. Notwithstanding anything in this Section 10.13(b)(ii) to the contrary, however, no party (the "first party") shall be required to take any action requested by the other party (the "requesting party") which results or could reasonably result in an increase in the amount of Taxes or Transaction Taxes imposed upon the first party or its Affiliates, unless the requesting party agree to indemnify the first party and its Affiliates for the amount of any such increase in Taxes or Transaction Taxes. Further, no party will be required to take any action requested by the other party that is not based on accepted tax practice and the legal requirements regarding the Transaction Tax involved.

          (iii) Audits, Litigation, and other Contests. (A) Each party shall promptly provide the other party with written notice of any claim, or of the commencement of any audit or proceeding, together with copies of all correspondence, notices or other documents relating thereto, which may result in increased Transaction Taxes. (B) In the case of Alabama Sales and Use Taxes, both Intergraph and USI shall jointly control the contest of such sales and use taxes, both Intergraph and USI shall keep each other fully informed of all proceedings relating to Alabama Sales and Use Taxes, both Intergraph and USI shall take such steps as are reasonably requested by the other party in order to allow such other party to participate in any contest of such Alabama Sales and Use Taxes, and neither Intergraph nor USI shall be permitted to settle or compromise the dispute of Alabama Sales and Use Taxes without the written consent of the other party. However, either party can pay its 50% share of any disputed Alabama Sales and Use Taxes (and any related interest, penalties, etc.) at any time by notifying and paying to the other party such 50% share of disputed Alabama Sales and Use Taxes and any related interest, penalties, etc. that have accrued through such date of payment. In cases where a party (the "surrendering party") pays its 50% share of disputed Alabama Sales and Use Taxes in accordance with the preceding sentence, the surrendering party shall provide the other party (the "continuing party") with powers of attorney or other appropriate documents which will enable the continuing party to fully control and continue the dispute, shall not take any actions or disclose any information that would adversely affect the continuing party's conduct or resolution of the dispute, and shall be released of any further liability with respect to, and shall not share in any favorable resolution of, the disputed Alabama Sales and Use Taxes. (C) The Acquiring Entities shall, in their sole discretion, control and direct the conduct of any audit or inquiry or any administrative or judicial appeal or other proceeding regarding Other Transaction Taxes, each Selling Entity shall provide any Acquiring Entity who so requests with powers of attorney or other appropriate documents which will enable the Acquiring Entity to conduct any such proceeding, and each Selling Entity agrees to furnish the Acquiring Entities with such information and documentation as is reasonably requested by the Acquiring Entities in connection with such proceedings. The Acquiring Entity may, in its sole discretion, agree to pay, settle, compromise, or concede any contest or claim relating to Other Transaction Taxes.

          (iv) Record Retention. Each party will retain all Tax Returns, schedules, material records, workpapers or other documents relating to Transaction Taxes until the expiration of the statute of limitations (including extensions) for assessing or collecting such
          Transactions Taxes. Before any tax records or documents are destroyed, the party holding such records shall notify the other party of its intent to destroy them and shall offer any such records to the other party. If the other party wishes to receive such records, it shall notify the party holding the records or documents within 45 days of receipt of notice of the other party's intent to destroy, and will be liable for any costs related to the transfer of such records.

      10.14 Number and Gender. Unless the context otherwise requires, the singular and plural forms in this Agreement shall be mutually inclusive, and the masculine, feminine and neuter forms in this Agreement shall be mutually inclusive.

      10.15 Section Headings, Schedules, Etc. The cover page and table of contents preceding this Agreement and the headings of the various sections of this Agreement and the Schedules hereof and Exhibits hereto are for convenience of reference only and do not, and shall not be deemed to, modify, define, expand or limit any of the terms or provisions hereof. Any item referenced in a Schedule hereto is deemed to be disclosed only with respect to the specific Section number of this Agreement which is explicitly referenced in the Schedule. Any item referenced in a Schedule hereto is deemed to be disclosed only with respect to the specific country corresponding to such Schedule. The absence of any Schedule hereto, the purpose of which is set forth exceptions or other qualifications to the representations and warranties hereunder, shall be deemed to state that no such exceptions or qualifications exist.

      10.16 Complete Agreement; Counterparts. This document and the documents (including Exhibits and Schedules) referred to herein, contain the complete agreement and understanding of the parties hereto and thereto with respect to the matters covered hereby and thereby, and they rescind and supersede any prior agreements and understandings which may have in any way related to the subject matter hereof and thereof, including without limitation those matters set forth in those certain letters, dated October 10, 1997, November 4, 1997 and January 28, 1998, from EDS to Intergraph specifically therein agreed to be binding upon EDS and Intergraph. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may be executed by the parties hereto in several counterparts, and, when so executed and delivered, shall be an original as against any party whose signature appears thereon, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof each executed by less than all, but together executed by all, of the parties hereto. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intention of the parties hereto that no party is making any representation or warranty whatsoever, express or implied, beyond those expressly given in Articles III and IV hereof and those expressly set forth in any of the Exhibits hereto, including, but not limited to, any implied warranty or representation as to condition, merchantability, fitness for any particular purpose, or suitability of the Acquired Assets.

      10.17 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      10.18 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      10.19 Inconsistencies. The provisions of the Closing Agreements supplement the provisions of this Agreement; provided, however, that to the extent that the provisions of any Closing Agreement are in any respect inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern and control; provided further that to the extent that the application of Section 10.9 to any instrument of transfer, conveyance and assignment delivered pursuant to a Closing Agreement would render the transfer, conveyance or assignment contemplated thereby ineffective or invalid, any governing law provisions otherwise specified in such instrument of transfer, conveyance and assignment shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their respective duly authorized officers or representatives, all as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH  MAY
BE ENFORCED BY THE PARTIES.


                              INTERGRAPH CORPORATION


                              By: /s/ John W. Wilhoite
                                  --------------------
                                    John W. Wilhoite, Vice President

                              INTERGRAPH GMBH (OSTERREICH)
                              INTERGRAPH BENELUX BV
                              INTERGRAPH CANADA LTD.
                              INTERGRAPH CR S.R.O.
                              INTERGRAPH CAD/CAM (DANMARK) A/S
                              INTERGRAPH FINLAND OY
                              INTERGRAPH FRANCE SA
                              INTERGRAPH (DEUTSCHLAND) GMBH
                              INTERGRAPH (ITALIA) L.L.C.
                              INTERGRAPH JAPAN K.K.
                              INTERGRAPH KOREA LTD.
                              INTERGRAPH DE MEXICO, S.A. DE C.V.
                              INTERGRAPH EUROPEAN MANUFACTURING L.L.C.
                              INTERGRAPH NORGE AS
                              INTERGRAPH EUROPE(POLSKA)SP.Z.O.O.
                              INTERGRAPH SYSTEMS PTE. LTD.
                              INTERGRAPH (PORTUGAL) SISTEMAS DE COMPUTACAO
                                GRAFICA S.A.
                              INTERGRAPH ESPANA, S.A.
                              INTERGRAPH (SVERIGE) AB
                              INTERGRAPH (SWITZERLAND) AG
                              INTERGRAPH (UK) LTD.



                              By: /s/ John W. Wilhoite
                                  --------------------
                                   John  W. Wilhoite, as attorney in fact

                              UNIGRAPHICS SOLUTIONS INC.



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                   H. Timothy Hatfield, Vice President

                              UNIGRAPHICS SOLUTIONS
                              HANDELSGESELLSCHAFT M.B.H.
                              UNIGRAPHICS SOLUTIONS N.V.
                              UNIGRAPHICS SOLUTIONS CANADA LTD.
                              UNIGRAPHICS SOLUTIONS DANMARK A/S
                              UNIGRAPHICS SOLUTIONS FRANCE SAS
                              UNIGRAPHICS SOLUTIONS GMBH
                              UNIGRAPHICS SOLUTIONS S.P.A.
                              UNIGRAPHICS SOLUTIONS JAPAN LTD.
                              UNIGRAPHICS SOLUTIONS DE MEXICO, S.A. DE C.V. UNIGRAPHICS SOLUTIONS B.V.
                              UNIGRAPHICS SOLUTIONS NORGE AS
                              UNIGRAPHICS SOLUTIONS PTE. LIMITED
                              UNIGRAPHICS SOLUTIONS ESPANA, S.A.
                              UG SOLUTIONS AB
                              UNIGRAPHICS SOLUTIONS AG
                              UNIGRAPHICS SOLUTIONS LTD.


                              By: /s/  H. Timothy Hatfield
                                  ------------------------
                                    H. Timothy  Hatfield, as attorney in fact


The undersigned is executing this Agreement to acknowledge its obligations under Section 6.6.

                              ELECTRONIC DATA SYSTEMS CORPORATION



                              By: /s/ D. Gilbert Friedlander
                                  --------------------------
                                  D.  Gilbert Friedlander, Senior Vice President



                       POWER OF ATTORNEY


      The undersigned, [Intergraph SUB] (the "Company"), hereby irrevocably makes, constitutes and appoints_____________________, _________________________________________ and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution, for it and in its name, place and stead, to make, execute, swear to, sign, acknowledge, verify, deliver, file, record and publish any and all agreements, documents, certificates or other instruments relating to the sale by Intergraph Corporation, a Delaware, United States corporation ("Intergraph"), and the Company of the assets, business and properties comprising the mechanical CAD/CAM business of Intergraph, the Company and other subsidiaries of Intergraph pursuant to the Asset Purchase Agreement to be entered into by and among Intergraph, the other Selling Entities identified therein, Unigraphics Solutions Inc., a Delaware, United States corporation, and the other Acquiring Entities identified therein, including but not limited to, such consents and agreements as either or both of said attorneys-in-fact shall deem necessary or advisable, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do itself, hereby ratifying and confirming all that either of said attorneys-in-fact and agents of their designee or designees may lawfully do or cause to be done by virtue hereof.

                                        [INTERGRAPH SUB]


Date:         , 1998                    By:
     --------                              ----------------------
                                        Name:
                                             --------------------
                                        Title:
                                              -------------------



           (USE APPROPRIATE FORM OF ACKNOWLEDGEMENT)






                       POWER OF ATTORNEY


By this Power of Attorney made this _____________, 1998_____________________, a company incorporated under the laws of ___________, and having its registered address at _____________________________, (hereinafter referred to as "the
Company")

HEREBY APPOINTS each of

Gary J. Fernandes, of Dallas, Texas, United States of America,
Gary B. Moore, of Dallas, Texas, United States of America,
John  J.  Mazzola,  of  St. Louis, Missouri,  United  States  of America,
D.  Gilbert  Friedlander,  of Dallas,  Texas,  United  States  of America,
H. Timothy Hatfield, of Plano, Texas, United States of America, and David B. Hollander, of Dallas, Texas, United States of America,

each acting individually, as its true and lawful attorney ("Attorney"), in our name or on our behalf, to negotiate, undertake, agree and complete all matters in connection with the sale by Intergraph Corporation, a Delaware, United States corporation (hereinafter referred to as "Intergraph") and the other Selling Entities, to Unigraphics Solutions Inc., a Delaware, United States corporation (hereinafter referred to as "USI"), and the other Acquiring Entities (including the Company) pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") to be entered into by and among Intergraph and the other Selling Entities to be specified therein and USI and the other Acquiring Entities specified therein of the Acquired Assets (as such term is defined in the Asset Purchase Agreement) and any or all assets and liabilities in connection therewith in the same manner and as fully and effectually in all respects as we could have done if personally present; and in particular, but without prejudice to the foregoing, to execute in our name and on our behalf (with all such amendments thereto as such Attorney shall deem necessary or desirable):

          (a) the Asset Purchase Agreement relating to the sale and purchase;

          (b)    all   documents  or  actions   contemplated   in
          connection with the Asset Purchase Agreement;

and to execute all such other documents and do all such other acts, deeds, matters or things which such Attorney may deem necessary or desirable in connection therewith.

AND HEREBY AUTHORIZES:

USI to act as the paying agent for and on behalf of the Company.

AND HEREBY AUTHORIZES:

Gary J. Fernandes, Gary B. Moore, John J. Mazzola, D. Gilbert Friedlander, H. Timothy Hatfield, and David B. Hollander, acting individually on behalf of USI designated by the Company as the paying agent, to take all actions and required measures relative to the payment.

AND WE, the said Company, HEREBY DECLARE that all and every one of the documents, deeds, matters and things which shall be by our Attorney given, made, executed or done for the aforesaid purposes shall be as good, valid and effectual to all intents and purposes whatsoever as if the same had been signed, sealed, delivered, made or given by us in our own proper person and we hereby undertake at all times to ratify whatsoever our said Attorney shall lawfully do or cause to be done by virtue of this Power of Attorney.

Signed     in     the     city     of                          on
____________________, 1998.






By:
   ____________________________









                      GENERAL BILL OF SALE


           THIS GENERAL BILL OF SALE (the "Bill of Sale"), dated as of March 2, 1998, is made by Intergraph Corporation, a Delaware corporation (the "Designated Selling Entity"), to Unigraphics Solutions Inc., a Delaware corporation (the "Designated Acquiring Entity").

                      W I T N E S S E T H:

           WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of March 2, 1998 (the "Asset Purchase Agreement"), by and among Intergraph Corporation and the other Selling Entities specified therein and Unigraphics Solutions Inc. and the other Acquiring Entities specified therein, the Selling Entities have agreed to sell, assign and transfer to the Acquiring Entities the Acquired Assets and, for the consideration specified therein, the Acquiring Entities have agreed to acquire and accept the Acquired Assets from the Selling Entities, free and clear of all Liens;

           WHEREAS, the Designated Selling Entity is one of the Selling Entities specified in the Asset Purchase Agreement and the Designated Acquiring Entity is one of the Acquiring Entities specified in the Asset Purchase Agreement;

            WHEREAS, the Designated Selling Entity desires to deliver to the Designated Acquiring Entity such further instruments of sale, assignment and transfer as are required effectively to vest in the Designated Acquiring Entity all right, title and interest in and to the Acquired Assets to be conveyed pursuant hereto;

           WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Asset
Purchase Agreement;

           NOW, THEREFORE, in consideration of the premises, the purchase price specified in the Asset Purchase Agreement, the assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Designated Selling Entity does hereby sell, assign, transfer, and set over unto the Designated Acquiring Entity all of the Acquired Assets of the Designated Selling Entity (the "Designated Acquired Assets") free and clear of all Liens of any kind or character;

           TO HAVE AND TO HOLD the Designated Acquired Assets, with all of the appurtenances thereto, unto the Designated Acquiring Entity and its successors and assigns for its and their use, it being understood that the Designated Selling Entity does hereby bind itself and its successors to warrant and defend the same unto the Designated Acquiring Entity and its successors and assigns against any Person whomsoever claiming the same, or any part thereof or interest therein;

           THE  DESIGNATED SELLING ENTITY FURTHER  COVENANTS  AND
AGREES AS FOLLOWS:

           A. The Designated Selling Entity hereby irrevocably constitutes and appoints the Designated Acquiring Entity and the Designated Acquiring Entity's successors and assigns as such Designated Selling Entity's true and lawful attorney-in-fact, with full power of substitution and resubstitution, in the name of the Designated Acquiring Entity or in the name, place and stead of the Designated Selling Entity and its successors but on behalf of and for the benefit of the Designated Acquiring Entity and its successors and assigns, to exercise any of the following powers: (a) from time to time to demand and receive any and all of the Designated Acquired Assets; (b) to give any receipts, releases and acquittances for or in respect of the same or any part of the Designated Acquired Assets; (c) from time to time to institute and prosecute in the name of the Designated Selling Entity or otherwise any and all actions, suits and proceedings in respect of the Designated Acquired Assets; (d) to assert or enforce any claim, title or right relating to the Designated Acquired Assets; (e) to defend and compromise any and all actions, suits or proceedings in respect of any of the Designated Acquired Assets; and (f) to do such other things as are necessary or appropriate in connection with any of the foregoing powers. The powers granted hereunder are hereby acknowledged to be coupled with an interest and shall not be revocable or otherwise affected by the insolvency, bankruptcy, dissolution or winding up of the Designated Selling Entity, by operation of law or otherwise or by the occurrence of any event.

          B. The Designated Selling Entity hereby agrees that it and its successors shall, whenever and as often as requested to do so by the Designated Acquiring Entity or its successors or assigns, (a) execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, any and all such further bills of sale, deeds, general conveyances, endorsements, assignments, confirmations and other good and sufficient instruments of sale, conveyance, assignment, transfer and delivery and any and all such powers of attorney, approvals, consents and other instruments of further assurance as the Designated Acquiring Entity or its successors or assigns deem necessary or appropriate in its or their reasonable judgment in order to complete, ensure and perfect the sale, conveyance, assignment, transfer and delivery of all right, title and interest in and to any of the Designated Acquired Assets and (b) take, or cause to be taken, any and all such actions and do, or cause to be done, any and all such things as the Designated Acquiring Entity and its successors or assigns shall deem necessary or appropriate in its or their reasonable judgment in order to put the Acquiring Entity and its successors or assigns in actual possession and operating control of any and all of the Designated Acquired Assets.

           C. This Bill of Sale is made pursuant to the Asset Purchase Agreement, and all representations and warranties of the Selling Entities contained in the Asset Purchase Agreement are hereby incorporated by reference herein as if made as of the date hereof.

           D. The Designated Acquired Assets are located as set forth on Schedule I hereto.

           IN WITNESS WHEREOF, the Designated Selling Entity has caused this Bill of Sale to be duly executed as of the date first above written.


                                INTERGRAPH CORPORATION



                                By:/s/ John W. Wilhoite
                                   --------------------
                                   John W. Wilhoite, Vice President





             UNDERTAKING AND ASSUMPTION AGREEMENT


     THIS UNDERTAKING AND ASSUMPTION AGREEMENT, dated as of March 2, 1998, is made by Unigraphics Solutions Inc., a Delaware corporation (the "Designated Acquiring Entity"), to Intergraph Corporation, a Delaware corporation (the "Designated Selling Entity").


                      W I T N E S S E T H:


      WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of March 2, 1998 (the "Asset Purchase Agreement"), by and among Intergraph Corporation and the other Selling Entities specified therein and Unigraphics Solutions Inc. and the other Acquiring Entities specified therein, the Designated Selling Entity is concurrently herewith selling, assigning and transferring to the Designated Acquiring Entity the Acquired Assets (as defined in the Asset Purchase Agreement) of the Designated Selling Entity comprising the Business (as defined in the Asset Purchase Agreement);

     WHEREAS, in partial consideration for such sale, conveyance, assignment, transfer and delivery of the Acquired Assets, the Asset Purchase Agreement requires the Designated Acquiring Entity to assume, pay, perform and discharge certain specified obligations of the Designated Selling Entity; and

      WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Asset Purchase
Agreement;

      NOW, THEREFORE, pursuant to the terms and subject to the conditions of the Asset Purchase Agreement and for good and valuable consideration, the Designated Acquiring Entity hereby agrees to assume, pay, perform and discharge in accordance with the terms thereof the Assumed Liabilities of the Designated Selling Entity.

      IN WITNESS WHEREOF, the Designated Acquiring Entity has caused this Undertaking and Assumption Agreement to be duly executed as of the date first above set forth.


                              UNIGRAPHICS SOLUTIONS INC.



                              By: /s/ H. Timothy Hatfield
                                 ------------------------
                                  H. Timothy Hatfield, Vice President




                            [FORM OF]
                       GENERAL ASSIGNMENT,
               CONVEYANCE AND ASSUMPTION AGREEMENT


     THIS GENERAL ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT ("this Agreement") is being entered into effective as of _______, 1998, by and between [local Selling Entity], a _________ ("Selling Entity"), and [local Acquiring Entity], a ____________ ("Acquiring Entity"). All capitalized terms used but not defined herein shall have the meanings set forth in the Asset Purchase Agreement dated as of _____________, 1998 (the "Asset Purchase
Agreement"), by and among Intergraph Corporation, a Delaware corporation ("Intergraph"), and the other Selling Entities (as defined therein), and Unigraphics Solutions Inc., a Delaware corporation ("USI"), and the other Acquiring Entities (as defined therein). This Agreement, including the schedules, exhibits and other attachments hereto, shall serve as the Closing Agreement required by Section 2.6 of the Asset Purchase Agreement.

     1. Pursuant to the terms of the Asset Purchase Agreement and the Bill of Sale, a form of which is attached hereto as Exhibit A, Selling Entity, shall, at the time of Closing, assign, transfer and contribute to Acquiring Entity, all right, title and interest of Selling Entity in the Acquired Assets.

     2. In consideration of the sale, conveyance, assignment, transfer and delivery of the Acquired Assets by Selling Entity to Acquiring Entity, Acquiring Entity (a) shall pay to Selling Entity cash in the amount of $________ ("Consideration") and (b) hereby assumes and agrees to pay, discharge or perform, as appropriate, only the Assumed Liabilities, exclusive of any of the Retained Liabilities, of Selling Entity.

     3. Neither Acquiring Entity nor USI assumes or agrees to pay, perform, discharge or be responsible for the Retained Liabilities of Selling Entity, and the Retained Liabilities shall remain the sole responsibility and obligation of Selling Entity.

     4. Selling Entity hereby appoints Acquiring Entity and its designees, the true and lawful attorneys of Selling Entity with full power of substitution, in the name of Selling Entity or otherwise, and on behalf and for the benefit of Acquiring Entity or its designees,

     a. to demand and receive from time to time any and all of the Acquired Assets;

     b. to give receipts, releases, and acquittances for or in respect of the Acquired Assets or any part thereof;

     c. to collect, for the account of Acquiring Entity or its designees, all amounts payable in respect of Customer Contracts and other similar items included among the Acquired Assets, and to endorse any checks received on account of any such receivables or other items; and

     d. to institute and prosecute in the name of Selling Entity or otherwise any and all proceedings that Acquiring Entity may deem proper to collect, assert, or enforce any claim, right, title, debt, or account included among the Acquired Assets.

Selling Entity agrees and acknowledges that the foregoing powers are coupled with an interest and shall not be revocable by them in any manner or for any reason, except as expressly contemplated by the Asset Purchase Agreement. Selling Entity will promptly segregate from its other funds and hold in trust for, and transfer  and  deliver to, Acquiring Entity  any  cash  or  other property that Selling Entity may receive in respect of any claims, contracts, rights, leases, commitments, payments, purchase orders, receivables of any character, or any other items, included among the Acquired Assets.

     5. If at any time after this Closing, Acquiring Entity shall consider or be advised that any further assignments, conveyances, transfers or assurances in law, or any other actions or things, may be necessary or appropriate to assign, convey, transfer, set over or deliver to, or to vest, perfect or confirm in, Acquiring Entity any right, title or interest of Selling Entity, of record or otherwise, in or to the Acquired Assets or the Business or to place Acquiring Entity in operating control of any of the Acquired Assets, Selling Entity, at its sole cost and expense, shall promptly execute, deliver and record, or cause to be executed, delivered and recorded, any and all such further instruments of assignment, conveyance and transfer and take, or cause to be taken, all actions and do, or cause to be done, all things, as may be reasonably requested by Acquiring Entity to assign, convey, transfer, set over and deliver to, and to vest, perfect and confirm in, Acquiring Entity all right, title and interest of Selling Entity, of record and otherwise, in and to the Acquired Assets and the Business or to place Acquiring Entity in operating control of any of the Acquired Assets; provided, however, that any such request shall be subject to any limitations or restrictions contained in the Asset Purchase Agreement.

     6. In the event that the conveyance, assignment, transfer or delivery of any claim, contract, license, lease, sales order, purchase order, commitment, consent, franchise, privilege or other asset, claim, right or benefit to be assigned to Acquiring Entity or its designees hereunder (collectively, the "Rights") would be ineffective without the consent of a third party or any other Person or would affect the rights of Selling Entity or any of its respective Affiliates or of Acquiring Entity or any designee of Acquiring Entity so that Acquiring Entity and its designees would not receive all the Rights, Selling Entity shall cause the benefits of the Rights (or the economic equivalent thereof) to be provided to Acquiring Entity and its designees and shall cooperate with Acquiring Entity and its designees in any arrangement required to provide Acquiring Entity and its designees with the benefits of all such Rights, including, without limitation, (i) maintenance by Selling Entity of a Right in its name in trust for the benefit of Acquiring Entity or its designee or (ii) at the sole option of Acquiring Entity, enforcement for the benefit of Acquiring Entity and its designees of any and all such Rights against a third party. The provisions of this Section 6 shall not apply to Customer Contracts which shall be governed by Section 2.11(b) of the Asset Purchase Agreement, in which case Selling Entity shall use reasonable efforts to obtain any necessary consents.

     7. All of the representations, warranties, covenants and agreements of or relating to Selling Entity or Acquiring Entity contained in the Asset Purchase Agreement and relating to the Acquired Assets transferred and conveyed by this instrument are incorporated herein by reference.
     a. Each of the representations and warranties made by Selling Entity and Acquiring Entity set forth in the Asset Purchase Agreement or in any Schedule, Exhibit, instrument or other document delivered to either Selling Entity or Acquiring Entity pursuant to the Asset Purchase Agreement (including without limitation this Agreement) is true and correct in all respects as of the date hereof, except where such representation clearly relates to another date specified therein (in which case, such representation shall relate to such specific date).

     b. Each of Selling Entity and Acquiring Entity has fully performed and complied with all covenants and agreements, including without limitation any covenants and agreements relating to Transitioned Employees, required by the Asset Purchase Agreement and this Agreement to be performed or complied with by them on or before this Closing.

     8.    At  the  Closing related to this Agreement,  Acquiring
Entity and USI, as applicable, shall deliver or cause to be delivered to Selling Entity the items listed on Exhibit B.

     9.    At  the  Closing  related to this  Agreement,  Selling
Entity and Intergraph, as applicable, shall deliver or cause to be delivered to Acquiring Entity the items listed on Exhibit C.

     10. This General Assignment, Conveyance and Assumption Agreement shall be binding upon, and shall inure to the benefit of Selling Entity and Acquiring Entity and their respective successors and permitted assigns. Acquiring Entity may not assign any right under the Asset Purchase Agreement or delegate any obligations thereunder without the express prior written consent of Intergraph, except to another Acquiring Entity or one or more other Affiliates of Electronic Data Systems Corporation; provided, however, that any such delegation of obligations thereunder to another Acquiring Entity or to one or more Affiliates of USI shall not relieve USI of any of its obligations under the Asset Purchase Agreement. Selling Entity may not assign any rights under the Asset Purchase Agreement or delegate any obligations thereunder without the express prior written consent of USI, provided that USI acknowledges that Foothill Capital Corp., Intergraph's lender, has a lien on Intergraph's rights under the Asset Purchase Agreement.

     11. In the event of any conflict between the terms of this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ___ day of ____________, 1998.

                              [LOCAL SELLING ENTITY]


                              By
                              Name:
                              Title:


                              [LOCAL ACQUIRING ENTITY]


                              By
                              Name:
                              Title:

                            EXHIBIT A

                            [FORM OF]
                          BILL OF SALE


     1. FOR GOOD AND VALUABLE CONSIDERATION, the receipt and legal sufficiency of which is hereby acknowledged, and pursuant to the terms of the Asset Purchase Agreement dated as of ___________, 1998 (the "Asset Purchase Agreement"), by and among Intergraph Corporation, a Delaware corporation ("Intergraph"), and the other Selling Entities (as defined therein), and Unigraphics Solutions Inc., a Delaware corporation ("USI"), and the other Acquiring Entities (as defined therein), [local Selling Entity], a _________ and an indirect wholly owned subsidiary of Intergraph Corporation ("Selling Entity), hereby assigns, transfers and contributes to [local Acquiring Entity], a ___________ and [an indirect] wholly-owned subsidiary of USI
("Acquiring Entity"), as provided herein all right, title and interest of Selling Entity in all Acquired Assets, except for Retained Assets. All capitalized terms used but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

     The Acquired Assets shall include, without limitation, all of the assets listed on Schedule I attached hereto, and the Retained Assets shall include, without limitation, all of the assets listed on Schedule II attached hereto.

     TO  HAVE  AND  TO  HOLD the Acquired Assets  unto  Acquiring
Entity, its successors and assigns, forever.

     2. All of the representations, warranties, covenants and agreements of Selling Entity contained in the Asset Purchase Agreement and relating to the Acquired Assets transferred and conveyed by this instrument are incorporated herein by reference.

     3. This Bill of Sale shall be binding upon, and shall inure to the benefit of Selling Entity and Acquiring Entity and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale on the ___ day of ____________, 1998.

                              [Local Selling Entity]


                              By
                              Name:
                              Title:



                            EXHIBIT B

             CLOSING DELIVERIES BY ACQUIRING ENTITY


     At  the  Closing, Acquiring Entity shall deliver to  Selling
Entity the following:

     1. the Consideration (subject to the withholding and payments into escrow pursuant to the terms of the Escrow
     Agreement);

     2. a copy of the resolutions of the Boards of Directors of each of Acquiring Entity, USI and EDS authorizing the execution, delivery and performance by Acquiring Entity of this Agreement and by EDS and USI of the other agreements contemplated hereby to which such Person is a party, and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate, authorized officer) of Acquiring Entity, USI and EDS, respectively;

     3. duly executed certificates of the Secretary or Assistant Secretary of each of Acquiring Entity, EDS and USI, certifying as of the Closing Date as to the incumbency and signature of the officers of such corporations who have executed this Agreement and the documents delivered at such Closing on behalf of such corporation;

     4.   this Agreement, duly executed by Acquiring Entity.



                            EXHIBIT C

              CLOSING DELIVERIES BY SELLING ENTITY

At the Closing, Selling Entity shall deliver to Acquiring Entity the following:

     1. any amounts payable to Acquiring Entity in respect of the interim operation of the Business pursuant to Section 5.14 of the Asset Purchase Agreement;

     2.    a  copy  of the Charter (as in effect on  the  Closing
     Date) of Selling Entity certified, within the five-day period preceding the Closing Date (or, if such certification is not obtainable in Selling Entity's jurisdiction within such period, a certified copy as of the nearest practicable date to the Closing Date), by the Secretary of State (or other appropriate, authorized official) of the respective State or other jurisdiction of its incorporation or organization;

     3. a copy of the Bylaws (as in effect on the Closing Date) of Selling Entity, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate, authorized officer) of Selling Entity;

     4. a copy of all resolutions adopted by the Board of Directors or other governing body of Selling Entity (together with a copy of all resolutions adopted by the shareholders of Selling Entity where legally required), authorizing the execution, delivery and performance by Selling Entity of this Agreement and the other agreements contemplated hereby and by the Asset Purchase Agreement to which Selling Entity is a party (and any applicable Power of Attorney granted in connection therewith), and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of Selling Entity;

     5. appropriate evidence of any and all Consents necessary to effectuate the transactions contemplated by the Asset
     Purchase Agreement relating to this Closing;

     6. certificates of existence and, to the extent available in the appropriate jurisdiction, good standing (including evidence of payment of any franchise Taxes), and bring down telegrams or telexes if issued in such jurisdiction, dated, to the extent practicable, within the five-day period preceding the Closing Date with respect to Selling Entity, from the appropriate Tribunals in Selling Entity's jurisdiction of incorporation or other organization;

     7. duly executed certificates of the Secretary or Assistant Secretary (or other appropriate, authorized officer) of Selling Entity, certifying as of the Closing Date as to the incumbency and signature of the officers of Selling Entity who have executed this Agreement and the documents delivered at such Closing on behalf of such Person (or any applicable Power of Attorney granted in connection therewith);

     8. a duly executed legal opinion of Selling Entity's corporate counsel as to the matters set forth on Exhibit N of the Asset Purchase Agreement, as they relate to Selling
     Entity and the assets and interests conveyed hereby;

     9.    the  General  Assignment,  Conveyance  and  Assumption
     Agreement and the Bill of Sale, each duly executed by Selling Entity, dated the Closing Date;

     10.   [to  the  extent  applicable  to  Selling  Entity,   a
     Copyright Assignment in the form attached to the Asset Purchase Agreement as Exhibit O-1 and a Trademark Assignment in the form attached to the Asset Purchase Agreement as Exhibit O-2, each duly executed by Selling Entity and dated the Closing Date];

     11. copies of any and all releases, termination statements and other documents and instruments as are necessary to remove and release any Liens which may encumber any of the Acquired Assets to be transferred at Closing.



                      ESCROW AGREEMENT


      THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into effective as of March 2, 1998 by and among Intergraph Corporation, a Delaware corporation ("Seller"), Unigraphics Solutions Inc., a Delaware corporation ("Buyer," and together with Seller, sometimes referred to collectively as the "Other Parties"), and TEXAS COMMERCE BANKCHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                    W I T N E S S E T H:

      WHEREAS, pursuant to an Asset Purchase Agreement dated as of March 2, 1998 (the "Asset Purchase Agreement"), by and among Buyer, certain subsidiaries of Buyer identified therein (together with Buyer, the "Acquiring Entities"), Seller, and certain subsidiaries of Seller identified therein (together with Seller, the "Selling Entities"), the Acquiring Entities are acquiring the assets comprising the SolidEdge/EMS business of the Selling Entities;

      WHEREAS, the Selling Entities have agreed to indemnify Buyer from and against all Losses (as defined in the Asset Purchase Agreement) arising out of, based upon or resulting from the matters specified in Section 9.2 of the Asset Purchase Agreement;

      WHEREAS, to secure payment of Seller's indemnification obligations, THREE MILLION DOLLARS ($3,000,000) of the consideration to be received by Intergraph pursuant to the Asset Purchase Agreement is being deposited, pursuant to
Section 2.3(b) of the Asset Purchase Agreement, in escrow to be held as hereinafter provided; and

     WHEREAS, Seller and Buyer have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do.

      NOW,  THEREFORE, in consideration of the premises  and
mutual  covenants  and  agreements  contained  herein,   the
parties hereto hereby agree as follows:

I. Appointment of Escrow Agent. Each of Seller and Buyer hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

II.  Deposit.   On  March 2, 1998, Buyer  will deposit with
     the Escrow Agent, the sum of THREE MILLION DOLLARS ($3,000,000) (as such sum may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

III. Investment  of the Deposit.  Escrow Agent shall  invest and reinvest the Deposit in the VISTA Treasury Plus Money Market Fund, U.S. Government obligations, bank certificates of deposit (up to a maximum insured amount of any such deposit) or repurchase agreements secured by U.S. Government
     obligations,   (individually,   an   "Investment"   and
     collectively, the "Investments"), as directed in writing by the Other Parties. Absent written instructions from the Other Parties, the Escrow Agent shall invest and reinvest the Deposit in the VISTA Treasury Plus Money Market Fund. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement. Unless otherwise directed in writing by Seller and Buyer, the Escrow Agent shall not invest all or any portion of the Deposit in any Investment if the maturity date of such Investment is later than March 2, 1999, or in the event this Agreement remains in effect on and after such date, no later than 90 days from the date each such Investment is made.

     Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Other Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Dallas, Texas.

IV.  Disbursement  of  Deposit.   Escrow  Agent  is   hereby
     authorized to make disbursements of the Deposit only as follows:

     A. At any time or times prior to the expiration of this Agreement, Buyer may make claims against the Deposit for indemnification pursuant to and in accordance with
          Article IX of the Asset Purchase Agreement. Buyer shall notify the Seller and the Escrow Agent in writing prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Seller shall dispute such claim, Seller shall give written notice thereof to Buyer and to the Escrow Agent within fifteen (15) days after receipt of notice of Buyer's claim, in which case the Escrow Agent shall not disburse any disputed funds until it has received written instructions executed by both Other Parties authorizing disbursement of a specified amount of disputed funds to one or both of the Other Parties; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Deposit in the full amount thereof, and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Buyer within three (3) Business Days after expiration of said fifteen day period or as soon thereafter as possible. If the amount of the claim exceeds the value of the Deposit, the Escrow Agent shall have no liability or responsibility for any deficiency.

     B. Escrow Agent is also authorized to make disbursements of the Deposit, as permitted by this Escrow Agreement, to Escrow Agent and into the registry of the court in accordance with Sections 8 or 15 hereof.

     C. Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to it pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clause (a) of this Section 4.

V. Tax Matters. Seller shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 upon execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

VI. Scope of Understanding. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or either of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

VII. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

VIII. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or
     (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, then, as between (a) the Other Parties on the one hand and
     (b) Escrow Agent on the other, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

IX. Indemnification. The Other Parties hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF SELLER AND BUYER TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

X.   Compensation and Reimbursement of Expenses.  As between
     (a) Buyer on the one hand and (b) Seller on the other, each of Buyer and Seller hereby agrees to pay Escrow Agent for its services hereunder in accordance with the fee schedules attached hereto from time to time by Escrow Agent and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent, one-half to be paid by each of Buyer and Seller. The foregoing notwithstanding, as between (a) the Other Parties on the one hand and (b) the Escrow Agent on the other, the Other Parties shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Other Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent without any further notice.

XI.  Lien.   Each  of  the Other Parties  hereby  grants  to
     Escrow Agent a lien upon, and security interest in, all its right, title and interest in and to all of the Deposit as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Deposit any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

XII. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or
     (c) sent by telex, telefax machine or prepaid telegram, in each case addressed as follows:

     If to Escrow Agent:

          Chase Bank of Texas, National Association
          Ross Avenue, 5th Floor
          Dallas, Texas 75201
          Attn:  Michael Scrivner
          Telefax No.:  (214) 965-3531
          Telephone No.: (214) 965-3577

     If to Seller, to:

          Intergraph Corporation
          Huntsville, Alabama  35894-0001
          Attn: John W. Wilhoite
          Facsimile No.:  (205) 730-2408
          Telephone No.:  (205) 730-2637
          Federal Tax ID No.:  63-0573222

     with a copy to:

          Intergraph Corporation
          Huntsville, Alabama  35894-0001
          Attn: General Counsel
          Facsimile No.: (205) 730-2247

     If to Buyer, to:

          Unigraphics Solutions Inc.
          Riverport Drive
          Maryland Heights, Missouri  63043
          Attn: President
          Facsimile No.:  (314) 232-1523
          Telephone No.:  (314) 344-8760
          Federal Tax ID No.: 75-2728894

     with a copy to:

          Electronics Data Systems Corporation
          Legacy Drive, Mailstop H3-3D-05
          Plano, Texas  75024
          Attention:  General Counsel
          Telephone:  (972) 605-6000
          Telecopy:  (972) 605-5613

     Except   to   the   extent   otherwise   provided    in
     the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

XIII. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

XIV. Choice   of  Laws;  Cumulative  Rights.   This   Escrow
     Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees.
     All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise.
     The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Dallas County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Dallas County, Texas solely for the purposes of resolving any dispute arising under this Escrow Agreement.

XV.  Resignation.   Escrow Agent may resign  hereunder  upon
     thirty (30) days' prior notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may either institute a petition for interpleader or appoint a successor escrow agent. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

XVI. Assignment. Either of the Other Parties may assign its rights hereunder upon giving written notice of such assignment to Escrow Agent and the Other Party. No such assignment shall relieve such Other Party from its duties,
     obligations  and  liabilities hereunder.   This  Escrow
     Agreement may be assigned by either of the Other Parties with the prior written consent of Escrow Agent (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

XVII.      Severability.   If one or more of the  provisions
     hereof shall for any reason be held to be invalid, illegal or unenforceability in any respect under applicable law, such invalidity, illegality or unenforceability shall not effect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

XVIII.      Termination.    This  Escrow   Agreement   shall
     terminate upon the earliest of: (a) disbursement of all the Deposit in accordance with Section 4 hereof, and unless Escrow Agent shall otherwise elect, full and final payment of all amounts required to be paid to the Escrow Agent hereunder (whether fees, expenses, costs or otherwise), and
     (b) March 2, 1999 (the "Initial Termination Date"),
     if Escrow Agent has not received notice of any
     outstanding, unpaid or disputed claims made by Buyer pursuant to Section 4(a) on such date. If the Escrow Agent has not received notice of any outstanding, unpaid or disputed claims, then Escrow Agent shall distribute the Deposit, nethe Escrow Agent shall distribute the Deposit, net of any amounts owed to the Escrow Agent to the Seller. If on the Initial Termination Date the Escrow Agent has received notice of any unpaid or disputed claims (or claims for which the period for Seller to dispute the claim has not expired [(the "Unexpired Claims"]) under Section 4(a) exist, then the Escrow Agent will retain an amount of the Deposit equal to the sum of: (i) the principal amount of the unpaid, disputed or Unexpired Claims which Escrow Agent has received notice of, and (ii) any amounts owed to the Escrow Agent, and will deliver the remainder of the Deposit to the
     Seller.   The  undisbursed portion of the Deposit  will
     continue to be subject to this Escrow Agreement until the Escrow Agent has received written instruction executed by both Other Parties authorizing disbursement of the remainder of the Deposit to one or both of the Other Parties. The provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 8 hereof and the provisions of
     Section 9 hereof shall, in any event survive the termination hereof.

XIX. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement to other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither
     (a) the Other Parties on the one hand nor (b) Escrow Agent on the other has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs,
     devisees,    executors,    administrators,     personal
     representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and their Permitted Assigns and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

         Remainder of Page Intentionally Left Blank.
                  Signature Page(s) Follow.

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.


                         "SELLER"

                         INTERGRAPH CORPORATION



                         By: /s/ John W. Wilhoite
                         Name: John W. Wilhoite
                         Title: Vice President


                         "BUYER"

                         UNIGRAPHICS SOLUTIONS INC.



                         By: /s/ H. Timothy Hatfield
                         Name: H. Timothy Hatfield
                         Title: Vice President


                         "ESCROW AGENT"

                         CHASE BANK OF TEXAS,
                         NATIONAL ASSOCIATION



                         By: /s/ Michael A. Scrivner
                              Michael A. Scrivner
                              Vice President





                            EXHIBIT A

            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                          FEE SCHEDULE

Scenario 1:  If the Escrow Deposit is invested in any Vista Money
Market Fund

Fees for the Bank's standard services shall be as follows:

   **New Account Acceptance Fee.....................$750.00

   **Minimum Administrative Fee.....................$1,500.00
               **Payable Upon Account Opening and in Advance

Scenario 2:  If the Escrow Deposit is not invested in any Vista
Money Market Fund

Fees for the Bank's standard services shall be as follows:

   **New Account Acceptance Fee.....................$750.00

   **Minimum Administrative Fee.....................$3,000.00
               **Payable Upon Account Opening and in Advance


ACTIVITY FEES:

Investments                   $50.00
(per directed buy/sell)

If our money market funds/collective investment funds are utilized, a fee will be deducted monthly from fund/account at an annual rate of .5%

Disbursements

Per Check/Intra Bank Credit        $15.00
Per Wire  U.S.                     $30.00
          International            $100.00
(Includes annual Tax Reporting)

A New Account Acceptance Fee will be charged for the Bank's review of the Agreement along with any related account documentation. A one (1) year Minimum Administration Fee will be assessed for any account which is funded. The account will be invoiced in the month in which the account is opened and annually thereafter.
Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a maximum of fifteen (15) annual administrative hours for the Bank's standard services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity an asset listing, and distribution of assets in accordance with the specific terms of the agreement.

Extraordinary Services:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of fifteen (15) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

Modification of Fees:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level which is fair and reasonable in relation to the responsibilities assumed and the duties performed.

All fees quoted are subject to our review and acceptance, and that of our legal counsel, of the documents governing the escrow. As a condition for acceptance of an appointment, it is expected that all legal fees and out-of-pocked expenses incurred by Chase Bank of Texas, National Association and our counsel in connection with our review of the transaction will be paid by the issuer regardless of whether or not the transaction closes.



                            AGREEMENT


THIS AGREEMENT entered into and effective this 2nd day of March, 1998, between Intergraph Corporation, with its principal place of business at One Madison Industrial Park, Huntsville, Alabama, 35894-0001, (hereinafter called "Intergraph") and Unigraphics Solutions Inc., with its principal place of business at 13736 Riverport Drive, Maryland Heights, MO 63043-4826 (hereinafter called "Company").


                           WITNESSETH:

WHEREAS, Intergraph is engaged in the manufacturing, selling and maintaining of hardware, software, computers and computer systems for the computer industry, including computer aided drafting, computer aided manufacturing and computer aided engineering (CAD/CAM/CAE); and

WHEREAS, Company is in the business of providing software products, software maintenance and/or training useful with such equipment; and

WHEREAS, contemporaneously herewith, Intergraph and USI and certain of their respective affiliates have entered into that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") pursuant to which Intergraph has sold, transferred or licensed to USI certain assets relating to Intergraph's "Solid Edge" product line and line of business (the "Solid Edge Assets"); and

WHEREAS, pursuant to the Asset Purchase Agreement, Intergraph has sold, transferred or licensed to USI substantially all of the Solid Edge Assets but has retained its rights under or in connection with Intergraph's contracts with Spatial Technology, Inc., a Delaware corporation ("STI"), relating to certain software programs of STI marketed and sold under the name "ACIS" (the "Retained STI Rights"); and

WHEREAS, Intergraph and USI have, contemporaneously herewith, entered into that certain Intergraph Reseller Agreement (Solid Edge Version 4.0) (the "Primary Reseller Agreement") pursuant to which (i) USI has granted back to Intergraph a right and license relating to the Solid Edge Assets (excluding the Retained STI Rights), which together with Intergraph's Retained STI Rights, is sufficient to permit Intergraph to make and sell to USI, kits containing Version 4.0 of Solid Edge and Solid Edge Drafting in object code form (the "Version 4.0 Kits"); (ii) Intergraph has agreed to supply Version 4.0 Kits to USI at Intergraph's actual production cost upon the terms and conditions contained in the Primary Reseller Agreement; (iii) USI is permitted to resell the Version 4.0 Kits throughout the world, either directly or through USI's distribution channels, using Intergraph's standard form end-use license; and (iv) USI agrees to provide maintenance for Version 4.0 other than with respect to the portion thereof composed of the Retained STI Rights (the maintenance of which is the exclusive responsibility of Intergraph); and

WHEREAS,  the  United  States Government through  the  U.S.  Navy
(hereinafter called the "Government") has a program established with Intergraph commonly called CAD-2 for the procurement of state-of-the-art CAD/CAM/CAE equipment; and

WHEREAS, this Agreement addresses the terms and conditions under which USI will furnish Version 4.0 Kits to Intergraph for further distribution or sale by Intergraph under its NAVAIR, NAVFAC and NAVSEA Prime Contracts (hereinafter called the "CAD -2 Programs").

NOW,  THEREFORE, IN CONSIDERATION OF THE FOREGOING  PREMISES  AND
MUTUAL   COVENANTS  SET  FORTH  HEREIN,  THE  PARTIES  AGREE   AS
FOLLOWING:

Section A - Definitions

For the purposes of this Agreement, the following terms are defined as follows:

1.  "Contract" and "Agreement" means this Agreement.
2.  "DFARS" means the Defense Federal Acquisition Regulations
3.  "FAR" means the Federal Acquisition Regulation.
4. "Prime Contracts" means the contracts between Intergraph Corporation and the U.S. Government.
5. "Software" shall mean the Solid Edge Version 4.0 software modules in object code form in Version 4.0 Kits plus any maintenance updates that may be provided to Solid Edge Version 4.0 in accordance with the terms, conditions and limitations hereof.
6. "Software Documentation" shall mean the user documentation identified in EXHIBIT B provided with the Software.
7. "Territory" shall include all countries of the world except as prohibited by United States laws, regulations, orders and other restrictions regarding the import and export of computer software, technical data or derivatives of such technical data.


Section B - Software/Training

B-1  Type of Contract

(a)  This  is  a  firm fixed price Indefinite Delivery/Indefinite
     Quantity  type Contract as described in Federal  Acquisition
     Regulation (FAR) 16.504.

(b) Unless this Agreement is terminated earlier in accordance with Section H-12, Intergraph will be allowed to license Software and purchase services from Company, and to sublicense to the Government, the Software and/or services described in Exhibit A for the period of performance under the Prime Contracts which shall not extend beyond the year 2006 without the mutual consent of the parties hereto. It is anticipated that the first eight years (8) of the Intergraph Prime Contracts will primarily involve procurement of hardware and software with the remaining four
     (4) years utilized for the procurement of maintenance and support of those products. As the Prime Contracts to Intergraph will be a fixed price, indefinite delivery, requirements contract, Intergraph cannot guarantee nor anticipate the level of Software and/or service(s) that will be ordered from the Exhibit A listing. Issuance of orders by Intergraph to Company will be predicated upon Intergraph receiving from the Government, Prime Contract Delivery Orders for the products and/or services offered by Company.

B-2  Consideration
Company hereby grants to Intergraph the rights to license and sublicense within the Territory Company's software, maintenance, training and other services as set for in Exhibit A attached hereto solely on the CAD-2 Programs. Intergraph shall have the right to license and sublicense the Software to CONUS and OCONUS locations. The prices of the Software licenses, maintenance, training and other services provided by Company hereunder are set forth in EXHIBIT A to this Agreement. Company agrees to deliver Software to Intergraph in kit format in the form provided to other Solid Edge Version 4.0 licensees.


Section C - Specifications

In consideration of Company's purchase of the Solid Edge Assets pursuant to the Asset Purchase Agreement, and the representations and warranties provided to Company by Intergraph therein, Company makes no representations under this Agreement in respect to the compliance with specifications of the Version 4.0 Kits. Company warrants that such products are being licensed back to Intergraph on an "as is" condition in the same version as was acquired by Company with no changes or modifications. Company represents that it will use reasonable efforts to provide maintenance, training, documentation and other services under the Agreement in a manner substantially in conformance with, and subject to the limitations in, EXHIBITS C, D, and E hereto.


Section D - Packaging and Marking

D-1  Standard Packing

Except as otherwise specified in a Purchase Order, the packaging and packing of all items shall comply with ASTM-D-3951-88, "Standard Practice for Commercial Packaging."

D-2  Prohibited Packing Materials

The use of asbestos, excelsior, newspaper, or shredded paper (all
types   including  waxed  paper,  computer  paper,  and   similar
hygroscopic or non-neutral material) is prohibited.


Section E - Inspection and Acceptance

E-1  Inspection/Acceptance Authority

Responsibility for inspecting, approving and accepting Software, maintenance and or training services/courses rendered by the Company in the performance of this Agreement shall rest with the Intergraph's Technical Representative (ITR). All articles delivered hereunder will be subject to inspection and approval by Intergraph after delivery, notwithstanding payment for said articles has been made to Company. It is expressly agreed that payment shall not constitute acceptance.

(a) It is agreed that Intergraph shall, within ten (10) calendar days from receipt of software, notify Company in writing that: (I) Acceptance has occurred; or (ii) Acceptance has not occurred, in which case said notice shall specify the particular reason for non-acceptance. In the absence of written notification from Intergraph, Acceptance by Intergraph shall be considered to have occurred ten (10) calendar days after Intergraph receives software. Software acceptance shall consist of a determination by the ITR that the Software has been received in good condition and in the quantities specified on the packaging slip.

(b) In respect to services including training services/courses, the ITR inspection and acceptance shall consist of whether services were provided in conformance with the provisions of Exhibit D and that topics listed on the course outline were covered by the instructor during presentation of the training services.

(c) Maintenance services shall be deemed to be inspected and accepted by the ITR when provided in conformance with the provisions of Exhibit C.


Section F - Deliveries or Performance

F-1  Purchase Orders

Issuance of purchase orders ("Purchase Orders") by Intergraph to Company will be predicated upon Intergraph receiving from the Government, a Purchase Order for the Company's products and/or services. Intergraph shall place written Purchase Orders during the term of this Agreement. Each Purchase Order placed by Intergraph shall contain a description of the product and/or service, applicable fees and the following minimum information:
(i) a reference to this Agreement; (ii) identification of each product or service ordered, quantity and net price; (iii) shipping instructions and destination, and (iv) requested delivery date for each product and/or service. Notwithstanding Section F-2 below, delivery dates for Intergraph orders which involve the services of Company personnel including training services shall be subject to mutual agreement between Intergraph and the Company. Intergraph agrees to review proposed delivery schedules for such services with Company in advance to assure that Purchase Orders are issued with delivery dates acceptable to Company.

F-2  Place of Delivery and Performance

The place of delivery for Software, including commercial Software Documentation, shall be FOB Destination Intergraph Corporation, Huntsville, Alabama, within thirty (30) calendar days from receipt by Company of the Purchase Order. The locations and dates for conducting training classes and/or performing services shall be mutually agreed by Intergraph and Company. Should the Government so require, Company agrees to negotiate an advance or delay of the delivery date to assist Intergraph to meet the Prime Contract requirements subject to Section F-1 above. Travel and living expenses of Company personnel incurred while providing training or other services will be reimbursed by Intergraph in accordance with the Government DOD Civilian Personnel Joint Travel Regulations.


Section G - Invoices and Payments

G-1  Invoices

An original and one copy of accurate and complete invoices may be submitted to the following address:
               Intergraph Corporation
               Huntsville, AL  35894-0001
               Attn: Account Payable

G-2  Software License Payments

Payments for Software licenses provided by Company to Intergraph under this Agreement will be rendered within thirty (30) days after the end of each quarterly calendar period during which this Agreement is in effect, with periods ending on March 31st, June 30th, September 30th and December 31st. Intergraph shall provide Company with a statement identifying the Software and services delivered by Company to Intergraph during the quarter, and the amount of fees payable for the quarter as identified in the Purchase Orders for same. The statement shall be accompanied by payment in full shown therein to be payable.

G-3  Maintenance Payments

Maintenance fees for new Software licenses purchased after the date of execution of this Agreement shall be payable monthly in arrears beginning one (1) year after Intergraph's acceptance of the Software, provided that such services are purchased by Intergraph. Maintenance fees shall be applicable only for Software licenses under current maintenance coverage. The standard Company maintenance reinstatement fee shall be applicable if maintenance is discontinued for Software licenses and reinstated at a later date. Maintenance fees for Software seats already installed under the CAD-2 program on the Effective Date of this Agreement and which are subject to maintenance contracts shall be payable to Company after the Effective Date on a monthly basis so long as such pre-Effective Date maintenance contract remains in effect. Maintenance fees shall be paid to Company each month after maintenance service is initiated for each Software license. Intergraph shall identify in writing all such licensed seats, the dates of their installation, and the effective dates that maintenance services were initiated, within thirty (30) days of execution of this Agreement and will issue a Purchase Order for such maintenance to Company. Company will invoice such charges monthly in arrears and payments will be rendered by Intergraph within thirty (30) days from the date of invoice receipt.

G-4  Training Payments

Company shall issue Intergraph individual invoices after training courses or other training services are delivered under this Agreement, and Intergraph shall pay Company in full for training purchased hereunder within thirty (30) days of receipt and acceptance of said invoice.

G-5  Taxes

Intergraph shall be liable for, and shall indemnify and hold Company harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the payments made by Intergraph to Company hereunder ("Applicable Taxes"). Applicable Taxes shall not include Company's franchise taxes, income taxes, and other taxes based on net or gross income. Intergraph agrees to pay to Company any Applicable Taxes which Company is required to collect and pay over to any taxing authority or provide Company with a valid exemption certificate or other documentary evidence of statutory exemption.


Section H - Special Contract Requirements

H-1  Pricing and No-Charge Maintenance

Company's prices listed under Exhibit A for the Software, maintenance and associated training services are firm-fixed for the period of this Agreement. However, the parties recognize and agree that at the time of annual renewal of the Prime contracts, the prices payable by the Government to Intergraph and prices payable by Intergraph to Company (since Company prices are based on the Intergraph prices to the Government), are subject to reduction only to the extent that Company's standard list prices for the Software, maintenance and/or training in effect at that time may have been reduced from those prices in effect at the time of the last such renewal. Company agrees to notify Intergraph at least six (6) months prior to the end of the life or discontinuance of Company support or availability of any of the products or services listed in Exhibit A. All new Software delivered under this Agreement shall be covered by a one (1) year no charge maintenance period from the date of Software licenses acceptance. During such period, Intergraph's CAD-2 Program Users shall receive the same level of support from Company as if the Software product was under full service maintenance which Company makes available to its other commercial customers.

H-2  Software Rights

(a) The Software and Documentation are provided with RESTRICTED RIGHTS. The use, duplication or disclosure of the Software and Software Documentation provided under this Agreement will be subject to the RESTRICTED RIGHTS clause as set forth in DFARS 252.227-7013(Oct 88) "Commercial Computer Software
     -   Restricted  Rights",  and  any  successor   or   similar
     regulation, as applicable.

(b) Except for problems related to Section C, Company shall not be responsible for adverse impact to workstations or servers acquired under the CAD-2 Programs caused by the Software or by Government-owned hardware and peripheral devices.

(c) Company represents that it owns and/or has the right to sell the Software and Software Documentation in accordance herewith. Software and Software Documentation provided by Company may also include software which is licensed to Company by third party suppliers with the right to further sublicense to Intergraph under this Agreement. Certain third party owned Software may require additional special terms which shall be incorporated into this Agreement by written amendment.

(d) Intergraph acknowledges that notwithstanding any terms to the contrary contained in this Agreement, all proprietary interest and rights in the Software (other than with respect to the Retained STI Rights) are and shall remain the exclusive property of Company or its supplier(s), including without limitation, any and all intellectual property rights or confidential information arising from or associated with the use of the Software (other than with respect to the Retained STI Rights).

(e) Except as and only to the extent expressly permitted in this Agreement, Intergraph shall not, and shall prohibit all other parties including the Government, within the terms of its written agreements with such parties, any right to use, sublicense, sell, assign, convey, transfer, disclose, publish, copy, duplicate, disassemble, reverse engineer, decompile or otherwise modify the Software, or use the Software for any purpose other than as expressly provided in this Agreement.

(f) Company hereby grants to Intergraph for the period of this Agreement, a non-transferable and non-exclusive license to install and use internally, seats of the Software described in EXHIBIT A of this Agreement in object code form, for the purpose of internal coordination at Intergraph.

     The Company hereby grants to Intergraph a non-exclusive and nontransferable license to use the Software identified in Exhibit A without fee solely for demonstrations to existing or potential CAD-2 Program Users, and for Software's' training and support. Company shall provide Intergraph with fee-free copies of Software identified in Exhibit A for the purposes referenced above.

     As part of the demonstration to potential CAD-2 Program Users, Intergraph shall be allowed to loan copies of the Software identified in Exhibit A and this shall be on a fee-free basis. All CAD-2 Program User loans shall be limited to a reasonable period of use for evaluation purposes, and copies used for productive purposes shall be specifically excluded from this provision. Intergraph agrees to use its best judgment in the loaning of the Software identified in Exhibit A. Company shall provide Intergraph with fee-free copies of the Software identified in Exhibit A for the purposes referenced above.

     Company grants Intergraph the right to license the Software identified in Exhibit A as an independent product or bundled with other products provided by Intergraph to CAD-2 Program
     Users.

(g) All agreements between Intergraph and the Government for Software licenses, maintenance, training and other services provided by Company to Intergraph shall be in written form and shall include at a minimum, terms to the following effect:

          (1) Software licenses shall not be restricted to specific personnel, but may contain devices or provisions which limit the number of concurrent executables operating at any one time (e.g. if 16 single user licenses are acquired, then any licensed user up to a maximum of 16 licensed users may execute the Software at any one time).

          (2) Intergraph shall not be required to include in its agreements the requirement for a physical device (i.e.
          keys) which restricts the Software to a specific CPU serial number.

          (3)    Terms   shall   prohibit  the  Government   from
          disclosing  the  Software to any third parties  without
          prior    execution   of   a   written   agreement    of
          nondisclosure.

          (4) A statement specifying the RESTRICTED RIGHTS obligations and rights applicable to the Software and Software Documentation such as contained in Section H-
          2(a) of this Agreement shall be included.

          (5) The Government shall have the right to use options which minimize system management requirements. That is, licenses shall be maintainable on a single FAN resource, shall be accessible from any resources on the FAN at the option of the site's system manager up to the number of Software licenses authorized per site, shall be transparently transferable among licensed servers or licensed workstations at a given site and shall be monitorable by the site's system manager.

     Company represents and Intergraph acknowledges Company's representation that a valid Company copyright subsists in the Software. In duplicating any portion of the Software, Intergraph shall reproduce all copyright and other proprietary rights notices contained in or affixed to the Software and Software Documentation.

(h) Company shall not be liable to Intergraph or the Government for any failure or delay in performance of any provision of this Agreement caused by events beyond Company's control, including, but not limited to, an act of God, labor strike, management lock-outs, riots, sabotage, accidents, war, civil unrest, inability to procure supplies or components, failures in communication, technical failures or any similar cause. The time for carrying out the obligations shall extend for a period equal to the period during which the conditions causing the failure or delay in performance existed.

(i) Company shall furnish, at no additional charge to Intergraph, all Software maintenance for a minimum period of twelve (12) months beginning on the first day following each individual new Software license acceptance by Intergraph. Coverage shall be identical to Software maintenance as defined in Exhibit C.


H-3  Indemnification

(a) Each party shall indemnify, defend, and hold the other party harmless from any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising directly and proximately out of the indemnifying party's negligence, or willful, wanton or reckless conduct resulting in death or bodily injury of any person or damage to any real or tangible personal property.

(b) Intergraph shall defend, indemnify and hold Company harmless from and against any and all claims arising as a result of:
     (i) the results obtained or decisions made by the Government end users as a result of their use of the Software, Software Documentation, or services provided by Company hereunder;
     (ii) any representations and warranties that may be made by Intergraph to the Government in regard to Company's Software, Software Documentation and services provided to Intergraph hereunder.

     Company shall defend, indemnify and hold Intergraph harmless from and against any and all claims arising as a result of any representations and warranties that may be made by Company to the Government in regard to Company's Software, Software Documentation and services provided to Intergraph hereunder.

(c) Intergraph warrants that the terms of this Agreement and the business activities contemplated hereunder do not breach the terms of the agreement between Intergraph and Spatial
     Technology Inc. in regard to the Retained STI Rights.

H-4  Commitments,    Warranties    and   Representations,    and
          Limitations of Liability

(a) Written commitments made by the Company within the scope of this Agreement shall be binding on the Company. For the purposes of this Agreement, a written commitment shall include the contents of this Agreement and written amendments to this Agreement. Other Company written proposals, representations, literature, drawings and specification as to Software performance, systems performance, component characteristics, compliance with standards and the like (if any) shall not be considered written commitments and binding on the Company unless (1) they are delivered to Intergraph in written form and (2) a separate written acknowledgment identifying the subject correspondence as a binding commitment of the Company is provided by the Company Contracts Department to the Intergraph Contracts Department as identified in Section H-16.

(b) Except as otherwise provided by applicable law, no claim, regardless of form, arising out of or in connection with this Agreement may be brought by either party more than two
     (2) years after the cause of action has accrued.

(c) EXCEPT AS SET FORTH IN THIS AGREEMENT, COMPANY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE SOFTWARE OR ANY OUTPUT BASED ON ITS USE, THE SOFTWARE DOCUMENTATION, MAINTENANCE, OR OTHER COMPANY SERVICES PROVIDED HEREUNDER. COMPANY SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE TOTAL LIABILITY OF COMPANY FOR ALL CLAIMS, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND INFRINGEMENT INDEMNIFICATION) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE LICENSE, DELIVERY, INSTALLATION, USE, SUPPORT, OR MAINTENANCE OF THE SOFTWARE, SOFTWARE DOCUMENTATION AND OTHER SERVICES, SHALL NOT EXCEED THE TOTAL AMOUNT OF LICENSE FEES AND OTHER FEES SET FORTH IN EXHIBIT A PAID BY INTERGRAPH TO COMPANY UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, THE GOVERNMENT, OR ANY OTHER PARTY, UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE, LOSS OF PROFIT, OR COST OF SERVICE INTERRUPTIONS, ARISING OR ALLEGEDLY ARISING FROM THE PERFORMANCE OR ALLEGED FAILURE TO PROPERLY PERFORM ITS OBLIGATIONS UNDER THE AGREEMENT, WHETHER OR NOT RESULTING FROM THE ALLEGED NEGLIGENCE OR GROSS NEGLIGENCE OF SUCH PARTY OR ITS EMPLOYEES.

(d) In consideration of the representations and warranties extended to Company by Intergraph under the Asset Purchase Agreement, Company makes no representations or warranties under this Agreement with respect to operability or functionality of the Software on or after January 1, 2000.

(e) Company agrees to use reasonable efforts to develop and maintain a quality system in accordance with ISO 9001, or a commercially acceptable equivalent quality system, or as an alternate, Company's quality program will be made available for audit by applicable Intergraph personnel upon mutually agreeable terms.

H-5  Publicity

It is a specific condition of this Agreement that the Company shall not use or allow to be used any aspect of this Agreement for publicity or advertisement purposes without prior written consent of Intergraph. Intergraph will use reasonable efforts to secure such approval from the Government and shall not unreasonably withhold Intergraph's consent to Company.


H-6  Intergraph's Technical Representative (ITR)

The Intergraph Technical Representative (ITR) will provide technical coordination and discussion with Company as necessary with respect to the progress and quality of Company performance under this Agreement. The ITR does not have the authority to take any action, either directly or indirectly, that would change the pricing, quantity, quality, place of performance, delivery schedule, or any other terms and conditions of the basic Agreement, or to direct the accomplishment of effort which goes beyond the scope of the basic contractual specifications; any such action shall be effective only with the written agreement of Company and appropriate Intergraph parties.

The name of the ITR, when applicable, will be specified in individual Purchase Orders.


H-7  Security Clearances

If applicable, Company facility and personnel clearance requirements for the performance of this Agreement will be specified with each Purchase Order on a DD Form 254. Company shall arrange for applicable Company personnel to obtain from the Defense Investigative Service (DIS), at a minimum, an interim CONFIDENTIAL clearance subject to final clearance approval within 40 days of the clearance request. There may be instances where a higher clearance level is required (i.e., SECRET and/or TOP SECRET). Unless security clearance levels are specified on an individual Purchase Order this requirement will not apply. Delivery schedules within Intergraph orders shall be adjusted to reflect the lead times necessary for Company or personnel to obtain such clearances when applicable.

H-8  Confidentiality

During the performance of work under this Agreement, it may be necessary to share and/or exchange information and data which may be considered confidential, proprietary and/or competition sensitive. Further, during performance of work under this Agreement, the parties recognize that the presence of Company personnel in Intergraph's and/or Government's facilities may subject Company personnel to information and/or data that is considered by Intergraph and/or Government to be confidential, proprietary and/or competition sensitive. In addition, personnel of Intergraph and/or the Government may have access to information and/or data that is considered by Company to be confidential, proprietary and/or competition sensitive. Therefore, the parties agrees to the following:

(a) Any confidential, proprietary and/or competition sensitive information exchanged by the parties and entitled to protection hereunder shall be identified by the furnishing party as confidential, proprietary and/or competition sensitive by (i) appropriate stamp or marking on the documents exchanged, or (ii) written notice of any disclosures made under assertion of confidentiality, sent to the receiving party no later than two (2) weeks after disclosure, with listings of all proprietary material and appropriately stamped or marked summaries of such other disclosures.

(b) Verbal communications which are considered confidential, proprietary and/or competition sensitive may also be conducted as part of the normal discussion activities. Prior to these verbal communications, an announcement will be made that the conversation to follow is to be considered confidential, proprietary and/or competition sensitive, and at the conclusion of that part of the conversation that is considered confidential, proprietary and/or competition sensitive, an ending comment will be made so as to bracket the information which is considered to be confidential. Both parties agree to hold such verbal information in confidence in accordance with this Agreement.

(c) The receiving party will hold such confidential, proprietary and/or competition sensitive information in confidence for a period of three (3) years from the date of receipt under this Agreement, and during such period will use such information only for evaluation purposes and will make such information available only to its employees having a "need to know" in order to carry out their functions in connection with the purpose of this Agreement. Unless authorized in writing by the party originally transmitting such confidential, proprietary and/or competition sensitive information hereunder, the receiving party will not otherwise use or disclose such confidential, proprietary and/or competition sensitive information during the above-mentioned three (3) year period.

    Information shall not be afforded the protection of this Agreement if, on the effective date hereof, such information has been or from the time thereafter such information is:

   (1) lawfully developed by the receiving party independently of the information received from furnishing party;

   (2) rightfully obtained without restriction by the receiving party from a third party;

   (3) publicly   available  other  than  through  the  fault   or
       negligence of the receiving party;

   (4) released without restriction by the furnishing party to any third party.

(d) Should the receiving party be faced with legal action regarding disclosure of information under this Agreement, the receiving party shall forthwith notify the furnishing party, and, upon the request and at the expense of the latter, shall cooperate with the furnishing party in contesting such a disclosure. Except in connection with failure to discharge responsibilities set forth in the preceding sentence, neither party shall be liable in damages for any disclosures pursuant to judicial actions or for inadvertent disclosure where the proper degree of care has been exercised; provided, that upon discovery of such inadvertent disclosure, it shall have endeavored to prevent any further inadvertent disclosure and to correct the effects of any such inadvertent disclosure.

(e) All proprietary information furnished hereunder shall remain the property of the furnishing party and shall be returned to it or destroyed promptly at its request together with all copies made thereof by the receiving party hereunder. The parties shall employ the same standard of care it uses to protect its own proprietary information, but in any event, no less than reasonable care.

(f) No license under any patents or any other proprietary right is granted or conveyed by one party's transmitting proprietary information or other information to the other party hereunder, nor shall such a transmission constitute any representation, warranty, assurance, guaranty of inducement by the transmitting party to the other party with respect to infringement of patent or any other proprietary right of others.

(g) The receiving party shall not disclose or deliver, directly or indirectly, any technical data or any product utilizing any such data to any person to whom such disclosure or delivery is prohibited by the U.S. Government, nor export, directly or indirectly, any technical data acquired pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other Government approval without first obtaining such license or approval.

As a material part of this Agreement, the parties agree to make known the provisions of this clause to each of their personnel who are assigned to perform work under this Agreement and will secure their agreement to comply.


H-9 Incorporation of Section K, "Representations, Certifications, and Other Statements of Offerors"

Section  K  -  Representations and Certifications is included  as
EXHIBIT F to this Agreement.


H-10 Insurance - Work on a Government Installation

(a) In accordance with FAR 28.310-2, the Company shall at its own expense, procure and maintain during the entire performance period of this Agreement, insurance of at least the kinds and minimum amounts set forth below:

     Worker's Compensation and Employer's Liability Insurance      $100,000

     General Liability Insurance For Bodily
        Injury Liability -- Minimum Per Occurrence                 $500,000

     Automobile Liability Insurance
        Minimum Per Person                                         $200,000

     Minimum Per Occurrence for
        Bodily Injury                                              $500,000

     Minimum Per Occurrence for
        Property Damage                                            $ 20,000

(b) Prior to the commencement of work hereunder, upon request, the Company shall furnish to Intergraph a certificate or written statement confirming the existence of the above required insurance. The policies evidencing required insurance shall contain an endorsement to the effect that cancellation or any material change in the policies adversely affecting the interest of Intergraph Corporation in such insurance shall not be effective for such period as may be prescribed by the laws of the State in which this Agreement is to be performed and in no event less than thirty (30) days after written notice thereof to Intergraph.

(c) The Company shall insert the substance of this clause, including this paragraph (c), in all lower tier subcontracts hereunder. The Company shall furnish (or ensure that there has been furnished to Intergraph a current Certificate of Insurance, meeting the requirements of (b) above, for each such lower tier Subcontractor, at least five (5) days prior to entry of each lower tier Subcontractor's personnel on the Government Installation site.

H-11 Patent or Copyright Infringement and Indemnity

     In consideration of Company's purchase of the Software and Software Documentation from Intergraph under the Asset Purchase Agreement, and the patent, copyright, trade secret and other warranties and indemnities provided to Company thereunder in respect to Software and Software Documentation, and Company shall not provide any such warranties or indemnities to Intergraph in respect to the Software and Licensed Programs provided hereunder.

H-12 Term and Termination

(a) This Agreement will become effective upon its execution date (the "Effective Date") and will extend for the Government's ordering term under the Prime Contracts which shall not extend beyond 12/31/2006 without mutual agreement of the parties, unless terminated earlier as specified below. Obligations in respect to Confidentiality (Section H-8) shall survive any termination of this Agreement.

(b) Termination for Convenience - Company shall have the right to terminate this Agreement for convenience at any time after the Effective Date by providing Intergraph with at least one hundred eighty (180) days prior written notice.

     Company agrees that it will not terminate the availability of Software (as identified in Exhibit A) and/or Software maintenance services for convenience if Company intends to generally continue licensing such Software and/or selling such Software maintenance services to the general public. If this Agreement is terminated by Company for convenience, or, if this Agreement is terminated as a result of Company's breach in accordance with H-12(e) or as a result of Company's bankruptcy in accordance with H-12(f), then upon termination, Company shall provide Intergraph with a licensed copy of the source code of that portion of the Software identified in Exhibit A that is proprietary to Company including any and all documentation related to such source code, and Intergraph may use such copy for continued licensing and support of its obligations under the CAD-2 Programs. The portions of any license fees or maintenance fees which may be payable to Company in association with any continuing Software licensing or maintenance sales by
     Intergraph under the CAD-2 Program shall be negotiated between the parties at that time.

(c) Mutual Consent - This Agreement may be terminated at any time by written agreement executed by both parties.

(d) In the event the Prime Contracts are terminated, this Agreement shall be automatically terminated and Intergraph shall notify Company promptly of such termination. Use of Software licenses granted to Intergraph prior to the effective date of termination, shall continue to be governed by the terms of this Agreement and Intergraph shall continue to meet its payment obligations to Company hereunder as set forth in Purchase Orders effected prior to termination. The Government's use of Software licenses granted shall be in accordance with the terms of the Prime Contracts.

(e) Breach - If either party shall be in material breach of its obligations herein and shall have failed or been unable to commence to remedy such breach within thirty (30) days after receipt of written notice from the other party specifying such breach, said other party may terminate this Agreement by giving written notice of termination.(See H-16.)

(f) Bankruptcy - If a receiver is appointed over the whole or part of the assets of either party, or if any petition is filed by or against either party initiating any bankruptcy reorganization proceeding or if either party makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of either party (unless such order or resolution is part of a scheme of recapitalization, merger or consolidation) then such party shall immediately notify the other party of such event, and the other party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

(g) Upon expiration or termination of this Agreement for any reason, except for termination by Company for convenience in accordance with H-12(b) above, or, except for termination by Intergraph for Company breach (per H-12(e)) or bankruptcy (per H-12(f)), Intergraph shall return to Company or destroy, the Software and Software Documentation and all copies and portions thereof, in any form whatsoever, and shall erase from all computer, electronic, or other storage devices or otherwise destroy all images or copies of same and all portions that are in Intergraph's possession or under its control, except as required to provide continuing support of the then current copies which have been licensed to the Government. Termination of this Agreement will not effect any Government rights to use the Software and Software Documentation which have been licensed up to that time.

H-13 Limits of  Agreement

(a)  This Agreement relates to the Intergraph NAVAIR, NAVSEA  and
     NAVFAC   CAD-2  Programs  and  in  no  way  constitutes   an
     understanding or license to Intergraph with regard to any other program or customers

(b) This Agreement is not intended to prejudice the Government in any way with respect to actions it may take in procurement on competitive bids nor shall this Agreement constitute, create, give effect to, or imply a joint venture, pooling arrangement, partnership, or business organization of any kind between Intergraph and the Company or with any other third party. Except as set forth in this Agreement, neither party shall have any right to make commitments of any kind for or on behalf of the other party, without the prior written consent of the other party.

(c)  This  Agreement  shall relate only to the  Intergraph  CAD-2
     NAVAIR, NAVSEA and NAVFAC Programs and nothing herein shall:

     (1)  Confer   any   right  to  impose  any   obligation   or
          restriction on either party with respect to any other effort or marketing activity at any time undertaken by either party, jointly, or separately; and

     (2) Limit the rights of either party to promote, market, sell, lease or otherwise dispose of its standard products, services, or training, to any other party except where such would conflict with the obligations or restrictions of the parties under this Agreement.

(d) Nothing herein is intended to affect the rights of the Government to negotiate directly with either party hereto on any basis that the Government may desire. It is understood that Intergraph may be requested by the Government to place requirements for product functionality or training contemplated under this Agreement with another source for products and/or services of a similar functionality, or to request that Intergraph requirements be bid on a competitive basis. In either of such cases, it is agreed that Intergraph shall comply with the Government's request, and under such circumstances, Intergraph shall have no obligation or liability to Company for continued procurement of additional products and services offered by Company hereunder, and likewise, Company shall have no further obligation or liability to Intergraph hereunder, except as regarding the protection of data and/or information in accordance with the Confidentiality obligations set forth in Article H-8.

(e) The parties acknowledge that the prices set forth in Exhibit A are effective solely for the Software which consists of Solid Edge Version 4.0 and shall not set a precedent for the pricing of any software, maintenance, and/or training which the parties may want to add to Exhibit A in the future. The parties agree to negotiate in good faith to reach agreement on the terms under which Company would provide licenses and maintenance of subsequent new versions of Solid Edge to Intergraph for the CAD-2 programs. The terms under which licenses and maintenance of any new product will be provided will be commercially reasonable. Any such products which are purchased by Intergraph for use under the CAD-2 Programs will be incorporated by written amendment to this Agreement at mutually agreeable prices.

H-14 Assignment/Change of Control

     This Agreement and any rights and obligations under this Agreement shall not be assigned or transferred by operation of law or otherwise by Intergraph without the prior written approval of the other, which shall not be unreasonably withheld.

H-15 Arbitration

     If any dispute or difference as to the construction or performance of this Agreement, or any matter or thing of whatsoever nature arising hereunder or in connection herewith (a "Dispute") shall arise between Company and Intergraph, each party shall designate an individual with ultimate authority for this Agreement who shall, if dispute cannot be resolved by telephone, within ten (10) days of a written request from either party to the other, meet in good faith to seek a resolution without recourse to legal proceedings. Any dispute not resolved pursuant to this clause will be submitted to arbitration by a single arbitrator mutually acceptable to the parties and experienced in the computer software industry pursuant to the commercial arbitration rules of the American Arbitration Association, each party bearing its own arbitration fees and costs (including filing fees), and each party bearing one-half of the total arbitrator's fees of arbitration, the arbitrator referencing the rules of evidence of the federal rules of civil procedure then in effect in setting the direction of the discovery process, and the parties hereto shall accept the arbitration award as final and binding.


H-16 Notices

     All notices required by or relating to this Agreement will be in writing, as a document or in electronic form, and deemed received when delivered in person, electronic mail, facsimile, or sent postage prepaid via Express Mail, Federal Express or other private courier, or United States certified mail, return receipt requested, and will be sent to the parties to this Agreement at the addresses specified below, or to such other address as either party may substitute by written notice to the other.

               If to Company:
                    Unigraphics Solutions Inc.
                    13736 Riverport Drive
                    Maryland Heights, MO  63043-4826
                    Attn:  Contracts, John J. Andrzejewski   M/C 1163
                    Fax - (314) 344-5138

               With a copy to:
                    Unigraphics Solutions Inc.
                    17D Intergraph Way
                    Madison, AL  35758
                    Attn:  Bill McClure
                    Fax:  (205) 730-1053

               If to Intergraph:
                    Intergraph Corporation
                    289 Dunlop Boulevard
                    Huntsville, AL  35824
                    Attn: Contracts, Rod W. Thompson M/S IW1506
                    Fax:(205) 730-6248

               With a copy to:
                    Intergraph Corporation
                    289 Dunlop Boulevard
                    Huntsville, AL  35824
                    Attn: Corporate Counsel
                    Fax: (205) 730-2247

H-17 Record Keeping and Audit

     Intergraph shall keep, maintain and preserve  for
     at least two (2) years after the applicable transaction, full and accurate accounts and records of all transactions relating to the Software, Software Documentation and services provided by Company under this Agreement, examination of which would enable Company to verify statements and payments issued by Intergraph and to confirm Intergraph's compliance with the requirements of this Agreement. Upon written request of Company, Intergraph shall allow a public accounting firm acceptable to both parties to have access to and inspect such books and records (an "Audit"). Prior to the start of an audit, the third party Certified Public Accountant must sign a non-disclosure agreement to be provided by Intergraph. Such Audits may be performed not more than once each year during regular Intergraph business hours and the auditors shall complete such inspection as expeditiously as possible. Intergraph shall provide to the auditors such supplementary information and explanation reasonably necessary to explain fully the information contained in Intergraph's books, records and accounts. The cost of the Audits shall be paid by Company unless the Audit findings indicate errors in Intergraph records which have resulted in underpayment of fees due to Company of ten percent (10%) or more, in which case Intergraph shall pay all of the fees and costs associated with the Audit and the amount underpaid. If Intergraph has overpaid fees due to Company, Company shall pay Intergraph the amount of such overpayment. If requested by Intergraph, Company shall make the results of any such audit available to Intergraph.

H-18.Construction Rules

(a)  Headings

     Article headings are included for convenience only and are not to be used to construe or interpret this Agreement.

(b)  Enforceability

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, and such provision will be deemed to be restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law.

Section I - Contract Clauses

This Agreement incorporates the following FAR clauses by reference, with the same force and effect as if they were given in full text. For the purposes of this Section I, the FAR clause references to the "Government" shall mean Intergraph and to "Prime Contractor" shall mean Company.

Clause Number  Clause Title and Date
-------------  ---------------------

52.202-1       DEFINITIONS (APR 1984)
52.203-1       OFFICIALS NOT TO BENEFIT (APR 1984)
52.203-3       GRATUITIES (APR 1984)
52.203-5       COVENANT AGAINST CONTINGENT FEES (APR 1984)
52.203-6       RESTRICTIONS ON SUBCONTRACTORS SALES TO THE
               GOVERNMENT (JUL 1985)
52.203-7       ANTI-KICKBACK PROCEDURES (OCT 1988)
52.222-26      EQUAL OPPORTUNITY (APR 1984)
52.222-35      AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND
               VIETNAM ERA VETERANS (APR 1984)
52.222-36      AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS  (APR
               1984)
52.222-37      EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS
               AND VETERANS OF THE VIETNAM ERA   (JAN 1988)
52.227-2       NOTICE AND ASSISTANCE REGARDING PATENT AND
               COPYRIGHT INFRINGEMENT (APR 1984)
52.227-19      COMMERCIAL COMPUTER SOFTWARE - RESTRICTED RIGHTS
               (JUN 1987)
52.249-2       TERMINATION FOR CONVENIENCE OF THE GOVERNMENT
               (FIXED PRICE) APRIL 1984) (THIS CLAUSE TO APPLY ONLY
               IF THE GOVERNMENT CANCELS ORDERS ISSUED TO
               INTERGRAPH)
252.227-7013   RIGHTS IN TECHNICAL DATA AND COMPUTER
               SOFTWARE (OCT 1988)
252.227-7018   RESTRICTIVE MARKINGS ON TECHNICAL DATA (OCT
               1988)
252.227-7019   IDENTIFICATION OF RESTRICTED RIGHTS COMPUTER
               SOFTWARE (APR 1988)
252.227-7028   REQUIREMENT FOR TECHNICAL DATA REPRESENTATION
               (OCT 1988)
252.227-7029   IDENTIFICATION OF TECHNICAL DATA (APR 1988)
252.227-7030   TECHNICAL DATA - WITHHOLDING OF PAYMENT (OCT
               1988)
252.227-7031   DATA REQUIREMENTS (OCT 1988)
252.227-7036   CERTIFICATION OF TECHNICAL DATA CONFORMITY
               (MAY 1987)
252.227-7037   VALIDATION OF RESTRICTIVE MARKINGS ON
               TECHNICAL DATA (APR 1988)


Section J -  Entire Agreement

This Agreement (including the attached EXHIBITS as identified below) constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating thereto. Amendments and supplements to this Agreement must be in writing signed by authorized representatives of the parties. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ITS PERFORMANCE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE EXCLUDING ITS LAWS ON CONFLICT OF LAW. Those matters which are included in the Agreement based upon federal regulation shall be governed by federal government contract case law.

               EXHIBIT  "A"  -  Software,  Maintenance, and Training/Fees
               EXHIBIT  "B"  -  Software  Documentation List
               EXHIBIT  "C" - Software Maintenance  and Support
               EXHIBIT "D" - Training
               EXHIBIT "E" - Documentation
               EXHIBIT  "F"  -   "Section  K  -  Representations,
               Certifications and Other Statements of Offerors"


IN   WITNESS  WHEREOF,  THE  PARTIES  HERETO  HAVE  CAUSED   THIS
AGREEMENT, TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

UNIGRAPHICS SOLUTIONS INC.              INTERGRAPH CORPORATION


By: /s/ H. Timothy Hatfield             By: /s/ John W. Wilhoite
   -------------------------               -----------------------

Name: H. Timothy Hatfield               Name: John W. Wilhoite

Title: Vice President                   Title: Vice President

Date: March 2, 1998                     Date: March 2, 1998

EXHIBIT A

SOFTWARE, MAINTENANCE, AND TRAINING/FEES
MARCH 1, 1998


                                                1998      1998      1999<F1>  1999      2000<F1>    2000
Intergraph     Prime          Description       Prime     USI       Prime     USI       Prime       USI
Part Number    Contract CLIN                    Contract  Price to  Contract  Price to  Contract    Price to
                                                Price     INGR GFY  Price     INGR GFY  Price       INGR GFY
                                                GFY                 GFY                 GFY
                                                1998      1998      1999      1999      2000        2000

NAVSEA

SM**289        S008NBA        SOLIDEDGE V4 FOR  $2,058    $2,058    $1,998    $1,998    NA          NA
                              WINDOWS NT

SM**289        S008NBAM       FULL SOFTWARE     $54       $43       $32       $26       $32          $26
                              MAINTENANCE--
                              MONTHLY   Note:
                              Maintenance -
                              for GFY 1999-
                              2003is Phone
                              Support Only

TMCH1413  T001AA              Solid Edge        $740      $592      $720      $576      $720         $576
          (Generic CLIN       Fundamentals per
          One Day--           Enrollment at
          Contractor's        Unigraphics
          Site)               Facility
                              (4 day course)

TMCH1413  T001BA              Solid Edge        $5,808    $4,646    $5,640    $4,512    $5,640       $4,512
          (Generic CLIN       Fundamentals On-
          One Day--           Site at
          Gov't. Site)        Government
                              Facility
                              with Limit of
                              12 Students,
                              Plus Instructor
                              Airfare Only.
                              (4 day course)

TMCH1402  T001AA              Solid Edge        $555     $444      $540      $432      $540         $432
          (Generic CLIN       Customization
          One Day--           Using Visual
          Contractor's        Basic per
          Site)               Enrollment at
                              Unigraphics
                              Facility (3 day
                              course)

TMCH1402  T001BA              Solid Edge        $4,356   $3,485    $4,230    $3,384    $4,230       $3,384
          Generic             Customization
          One Day --          Using Visual
          Gov't Site)         Basic On-Site at
                              Government
                              Facility with
                              Limit of 12
                              Students, Plus
                              Instructor
                              Airfare Only.
                              (3 day course)

NAVAIR

SM**289   21AE11              SOLIDEDGE V4 FOR  $2,058   $2,058    $2,398    $2,398    $2,398       $2,398
                              WINDOWS NT

SM**289   21AE11S             FULL SOFTWARE     $54      $43       $54       $43       $54          $43
                              MAINTENANCE--
                              MONTHLY

TMCH1413  27CJ01 (Generic     Solid Edge        $740     $592      $720      $576      $720         $576
          CLIN One Day--      Fundamentals
          Contractor's        per Enrollment
          Site)               at Unigraphics
                              Facility
                              (4 day course)

TMCH1413  26CJ01 (Generic     Solid Edge        $5,076   $4,061    $4,928    $3,942    $4,928       $3,942
          CLIN One Day--      On-Site at
          Gov't Site)         Government
                              Facility with
                              Limit of 12
                              Students, Plus
                              Instructor
                              Airfare Only.
                              (4 day course)

TMCH1402  27CJ01 (Generic     Solid Edge        $555     $444      $540      $432      $540         $432
          CLIN One Day--      Customization
          Contractor's        Using Visual
          Site)               Basic per
                              Enrollment at
                              Unigraphics
                              Facility
                              (3 day course)

TMCH1402  26CJ01 (Generic     Solid Edge        $3,807   $3,046    $3,696    $2,957    $3,696       $2,957
          CLIN One Day--      Customization
          Gov't. Site)        Using Visual
                              Basic On-Site
                              at Government
                              Facility
                              with Limit of 12
                              Students, Plus
                              Instructor
                              Airfare Only.
                              (3 day course)

<F1> Prime Contract Price is Subject to Adjustment (Downward Only) at Time of
Prime Contract Renewal. Adjustment is a Function of the then Current Vendor List Price for the Product or Service. That is, the prices payable to Company for the Products and Services identified in this Exhibit A are subject to adjustment only to the extent that Company's standard list prices for such products and Services have been reduced at the time of prime Contract renewal. For Solid Edge Version 4 only, the Intent of the Parties is that the USI Price to Intergraph is 100% of the Prime Contract Price for the Software and 80% of the Prime Contract Price for the Software Maintenance and Training.


EXHIBIT A

SOFTWARE, MAINTENANCE, AND TRAINING/FEES
MARCH 1, 1998

                                                2001<F1>  2001      2002<F1>  2002      2003<F1>       2003
Intergraph     Prime          Description       Prime     USI       Prime     USI       Prime          USI
Part Number    Contract CLIN                    Contract  Price to  Contract  Price     Contract       Price to
                                                Price     INGR GFY  Price     INGR GFY  Price          INGR GFY
                                                2001      2001      2002      2002      2002           2002

NAVSEA

SM**289        S008NBA        SOLIDEDGE V4 FOR  NA        NA        NA        NA        NA             NA
                              WINDOWS NT

SM**289        S008NBAM       FULL SOFTWARE     $32       $26       $32       $26       $32            $26
                              MAINTENANCE--
                              MONTHLY   Note:
                              Maintenance -
                              for GFY 1999-2003
                              is Phone Support
                              Only

TMCH1413       T001AA         Solid Edge        $720      $576      $720      $576      $720           $576
               (Generic CLIN  Fundamentals per
               One Day--      Enrollment at
               Contractor's   Unigraphics
               Site)          Facility
                              (4 day course)

TMCH1413       T001BA         Solid Edge        $5,640    $4,512    $5,640    $4,512    $5,640         $4,512
               (Generic CLIN  Fundamentals On-
               One Day--      Site at
               Gov't. Site)   Government
                              Facility
                              with Limit of
                              12 Students, Plus
                              Instructor Airfare
                              Only.(4day course)

TMCH1402       T001AA         Solid Edge        $540      $432      $540      $432      $540           $432
               (Generic CLIN  Customization
               One Day--      Using Visual
               Contractor's   Basic per
               Site)          Enrollment at
                              Unigraphics
                              Facility (3 day
                              course)

TMCH1402       T001BA         Solid Edge        $4,320    $3,384    $4,230    $3,384    $4,230         $3,384
               (Generic CLIN  Customization
               One Day --     Using Visual
               Gov't. Site)   Basic On-Site
                              at Government
                              Facility with
                              Limit of 12
                              Students, Plus
                              Instructor
                              Airfare
                              Only. (3 day course)

NAVAIR

SM**289        21AE11         SOLIDEDGE V4 FOR  $2,398    $2,398    $2,398    $2,398    NA             NA
                              WINDOWS NT

SM**289        21AE11S        FULL SOFTWARE     $54       $43       $54       $43       $54            $43
                              MAINTENANCE--
                              MONTHLY

TMCH1413       27CJ01         Solid Edge        $720      $576      $720      $576      $720           $576
               (Generic       Fundamentals
               CLIN One Day-- per Enrollment at
               Contractor's   Unigraphics
               Site)          Facility
                              (4 day course)

TMCH1413       26CJ01         Solid Edge         $4,928    $3,942    $4,928    $3,942    $4,928         $3,942
               (Generic       Fundamentals
               CLIN One Day-- On-Site at Government
               Gov't. Site)   Facility with Limit of
                              12 Students, Plus
                              Instructor Airfare Only.
                              (4 day course)

TMCH1402       27CJ01         Solid Edge         $540      $432      $540      $432      $540           $432
               (Generic CLIN  Customization Using
               One Day--      Visual Basic per
               Contractor's   Enrollment at
               Site)          Unigraphics
                              Facility
                              (3 day course)

TMCH1402       26CJ01         Solid Edge         $3,696    $2,957    $3,696    $2,957    $3,696         $2,957
               Generic CLIN   Customization Using
               One Day --     Visual Basic
               Gov't Site)    On-Site at
                              Government
                              Facility
                              with Limit of 12
                              Students, Plus
                              Instructor Airfare
                              Only.
                              (3 day course)

<F1>Prime Contract Price is Subject to Adjustment (Downward Only) at Time of
Prime Contract Renewal. Adjustment is a Function of the then Current Vendor List Price for the Products or Service. That is, the prices payable to Company for the Products and Services identified in this Exhibit A are subject to adjustment only to the extent that Company's standard list prices for such products and Services have been reduced at the time of prime Contract renewal. For Solid Edge Version
4 only, the Intent of the Parties is that the USI Price to Intergraph is 100% of the Prime Contract Price for the Software and 80% of the Prime Contract Price for the Software Maintenance and Training.

EXHIBIT A

SOFTWARE, MAINTENANCE, AND TRAINING/FEES
MARCH 1, 1998

                                                2004<F1>  2004      2005<F1>  2005      2006<F1>    2006


Intergraph     Prime          Description       Prime     USI       Prime     USI       Prime       USI
Part Number    Contract CLIN                    Contract  Price to  Contract  Price to  Contract    Price to
                                                Price GFY INGR GFY  Price GFY INGR GFY  Price GFY   INGR GFY
                                                2004      2004      2005      2005      2006        2006
NAVSEA

SM**289        S008NBA        SOLIDEDGE V4 FOR  NA        NA        NA        NA        NA          NA
                              WINDOWS NT
SM**289        S008NBAM       FULL SOFTWARE     NA        NA        NA        NA        NA          NA
                              MAINTENANCE--
                              MONTHLY   Note:
                              Maintenance -
                              for GFY 1999-2003
                              is Phone Support
                              Only

TMCH1413      T001AA          Solid Edge        NA        NA        NA        NA        NA          NA
              (Generic CLIN   Fundamentals per
              One Day--       Enrollment at
              Contractor's    Unigraphics
              Site)           Facility
                              (4 day course)

TMCH1413      T001BA          Solid Edge        NA        NA        NA        NA        NA          NA
              (Generic CLIN   Fundamentals On-
              One Day--       Site at
              Gov't. Site)    Government
                              Facility
                              with Limit of
                              12 Students, Plus
                              Instructor Airfare
                              Only.(4day course)

TMCH1402      T001AA          Solid Edge        NA        NA        NA        NA        NA          NA
              (Generic CLIN   Customization
              One Day--       Using Visual
              Contractor's    Basic per
              Site)           Enrollment at
                              Unigraphics
                              Facility (3 day
                              course)

TMCH1402      T001BA (Generic Solid Edge        NA        NA        NA        NA        NA          NA
              CLIN One Day--  Customization
              Gov't. Site)    Using Visual
                              Basic On-
                              Site at
                              Government
                              Facility with
                              Limit of 12
                              Students, Plus
                              Instructor
                              Airfare Only.
                              (3 day course)

NAVAIR

SM**289       21AE11          SOLIDEDGE V4 FOR  NA        NA        NA        NA        NA          NA
                              WINDOWS NT

SM**289       21AE11S         FULL SOFTWARE     $54       $43       $54       $43       $54         $43
                              MAINTENANCE--
                              MONTHLY

TMCH1413      27CJ01(Generic  Solid Edge        $720      $576      $720      $576      $720        $576
              CLIN One Day--  Fundamentals
              Contractor's    per Enrollment at
              Site)           Unigraphics
                              Facility
                              (4 day course)

TMCH1413      26CJ01(Generic  Solid Edge        $4,928    $3,942    $4,928    $3,942    $4,928      $3,942
              CLIN One Day--  Fundamentals
              Gov't Site)     On-Site at
                              Government
                              Facility with
                              Limit of
                              12 Students, Plus
                              Instructor Airfare
                              Only.
                              (4 day course)

TMCH1402      27CJ01(Generic  Solid Edge        $540      $432      $540      $432      $540        $432
              CLIN One Day--  Customization
              Contractor's    Using Visual Basic
              Site)           per Enrollment at
                              Unigraphics
                              Facility
                              (3 day course)

TMCH1402      26CJ01(Generic  Solid Edge        $3,696    $2,957    $3,696    $2,957    $3,696      $2,957
              CLIN One Day--  Customization
              Gov't. Site)    Using Visual Basic
                              On-Site at
                              Government
                              Facility
                              with Limit of 12
                              Students, Plus
                              Instructor Airfare
                              Only.
                              (3 day course)

<F1>Prime Contract Price is Subject to Adjustment (Downward Only) at Time of
Prime Contract Renewal. Adjustment is a Function of the then Current Vendor List Price for the Product or Service. That is, the prices payable to Company for the Products and Services identified in this Exhibit A are subject to adjustment only to the extent that Company's standard list prices for such products and Services have been reduced at the time of prime Contract renewal. For Solid
Edge Version 4 only, the Intent of the Parties is that the USI Price to Intergraph is 100% of the Prime Contract Price for the Software and 80% of the Prime Contract Price for the Software Maintenance and Training.



                            EXHIBIT B

                   SOFTWARE DOCUMENTATION LIST


The standard Software Documentation provided with the Software will consist of the Solid User's Guide-Version 4.


                            EXHIBIT C

                SOFTWARE MAINTENANCE AND SUPPORT

1.  General Maintenance Responsibilities

    During    the    term   of   this   Agreement,    maintenance
    responsibilities to CAD-2 Program Users shall consist of the following:

          a) Intergraph  will place the Software in  Intergraph's
             software  delivery program and will  be  responsible
             for   distribution  to  Intergraph's  CAD-2  Program
             Users.

          b) Intergraph will enter into software maintenance contracts with Intergraph's CAD-2 Program Users.

          c) Company will take all initial support calls from Intergraph's CAD-2 Program Users.

          d) Company will consolidate problems/errors reported to be in the Software.

          e) Company will provide all fixes, patches and work-arounds to CAD-2 Program Users (except to the extent otherwise provided in the Primary Reseller Agreement with respect to the Retained STI Rights) which it provides to its commercial customers;
             provided, however, if Company does not provide a fix required by the CAD-2 Programs, then such event, at Intergraph's sole discretion, shall be deemed to be an event of termination for convenience by Company pursuant to Section H-12(b) hereof and Company shall provide Intergraph with a licensed copy of the source code of that portion of the Software identified in Exhibit A as required by such Section H-12(b).

2.   Software Maintenance Description

     Software maintenance will be provided to Intergraph during the hours of 7:00a.m. and 7:00p.m. Central Standard Time, Monday through Friday, excluding Company-observed holidays. Software maintenance will include and be limited to the following for all Software products:

          a) Telephone support line service which provides Software maintenance requests answered by Company support personnel for Software specific technical needs and problems.
          b) Bulletin board service which will allow Intergraph to electronically log Software support requests, download Software fixes or fix release notes and access product information.

     Maintenance services are limited to the Software  identified
     in   Exhibit  A  functioning  on  the  appropriate   Company
     supported operating system.

     Company  will provide upgrades to the Software if  and  when made available by Company for which maintenance has been purchased. Upgrade(s) refers to subsequent releases (if any) to the Solid Edge Version 4 Software products covered under the Agreement.

3.  General

    Company agrees to consider any reasonable Intergraph request for support in addition to that specified above and if agreed, charges to be paid by Intergraph will be standard Company time and material rates less a mutually acceptable discount.

    Company represents that the maintenance services provided to Intergraph will be at least comparable to the maintenance provided by Company on a standard commercial basis.



                           EXHIBIT "D"

                            TRAINING


TRAINING GENERAL REQUIREMENTS

The purpose of the training is to enable users to learn how to effectively use the Software products to help them perform varied tasks. Courses to be developed and provided shall be aimed at increasing the quality of their weapon systems, and support facilities. Cost effectiveness, logical presentation of material, proper sequencing of courses and timeliness of offering shall receive considerable attention in the entire training program. Examples and exercises in all the modes of course presentation shall be based on actual projects related to the Software products.

The Company shall provide training, as ordered, to end user personnel and sites who acquire Software products from Intergraph under this Agreement. The end users can order formal classroom on-site and off-site training from Intergraph as provided for herein.

PRICING CONDITIONS

Prices for off-site (at Company's location) formal classroom training shall be on the basis of a per student price and shall include all training materials, instructor's fees, Company's travel and per diem, and any other associated costs.

NAVFAC and NAVAIR/SPAWAR CAD-2 prices for on-site (Government's location) formal classroom training shall be on the basis of a per class price and shall include training material, instructor's fees, and any other associated costs. Travel and per diem shall be reimbursable in accordance with the DOD Civilian Personnel Joint Travel Regulation.

NAVSEA CAD-2 prices for on-site (Government's location) formal classroom training shall be on the basis of a per course price and shall include training material, instructor's fees, Company instructor's travel and per diem, except air fares, and any other associated costs. Air fare shall be reimbursable in accordance with the DOD Civilian Personnel Joint Travel Regulation.

INSTRUCTOR QUALIFICATIONS

The instructors who teach the drafting and modeling features shall have training in engineering graphics theory and practice. This foundation shall be related to mechanical, electrical, and architectural engineering, depending upon the specific courses to be taught. The instructors who teach the application features shall have technical training for application they are presenting.

This training shall be a Bachelor's degree or equivalent teaching experience related to the application area. The instructors who teach the more advanced application features shall possess training and experience commensurate with the subject material being taught.

The Company shall submit resumes of instructors accompanied with a list of courses they are qualified to teach upon Intergraph's request within thirty (30) days.

TRAINING MATERIALS

For all modes of training, the Company shall provide each student with complete, well-organized, training and reference materials current with the end user requesting site's software. All modes of training shall be prefaced by a statement of the applicable Software version and release annotation, course objectives, course topics and subtopics, major concepts and skills to be learned. The Company shall use examples and laboratory exercises based on actual projects related to the application Software.

For each course, the Company shall submit a course syllabus and one (1) copy of all training materials to Intergraph. Course outlines, proposed training and reference manuals shall be submitted to Intergraph for approval at least three months prior to first scheduled course if desired schedules permit.

Intergraph or a selected representative from the Government may audit the first offering of every course before it is presented to the rest of the Government user community. This person or group will make recommendations, if necessary, and the Company shall use reasonable effort to incorporate the changes in their subsequent offerings and respective training materials.

The Government may make a reasonable number of copies of all training documentation submitted as is required to enable the students trained to properly use the licensed Software. All such materials shall remain the property of Company. The copies made will be for internal use only.

TRAINING LOCATIONS

Intergraph may order training to be conducted at the following types of facilities:

1. At any Government facility (on-site training). The Government shall be responsible for providing facilities and equipment for on-site training.

2. At any of the Company's Education Centers or other Company-chosen training sites (off-site training).

SCHEDULING OF CLASSES

The Company shall submit a proposed training schedule on Intergraph's written request every six (6) months, starting three
(3) months prior to the first course offered under this Agreement. The training schedule shall identify type of training, number of students, course location, duration of training and recommended lead time for purchasing such course participation to assure open seats.

All on-site training provided under this Agreement shall be scheduled through the Intergraph Agreement administrator and shall be by mutual agreement of the parties concerned, however Company will use reasonable efforts to deliver training no less than 60 days from receipt of a purchase order.

The   Company  shall  use  reasonable  efforts  to   assure   the
availability  of  instructors  and  materials  to   support   the
simultaneous conducting of on-site training courses,  within   60
days  after execution of this Agreement.

NUMBER OF STUDENTS PER CLASS

For formal on-site and off-site classroom training that requires the use of workstations, the maximum number of students per workstation shall be two (2) and the maximum number of students per class shall be up to twelve (12) students. There shall be no maximum number of participants/attendees for overviews as long as the Government site can provide adequate facilities for such classes.

SOFTWARE REVISION

All modes of training shall be updated to the Solid Edge V-4 revision of Software and shall be available with the delivery of that Software version.

DISRUPTION OF CLASSES

Formal onsite classroom training courses may be disrupted if the classroom presentation is reasonably deemed by objective circumstances to be substandard (e.g., instructor is not adequately prepared; severe weather conditions warrant the closure of the facility where the class is being held, similar conditions make the Company's Training Facility inaccessible to the students and the instructor; or the system is having excessive downtime) in which case the class shall be rescheduled. Disruption of classes for any reason shall be reported immediately to Intergraph and shall be handled on a case-by-case basis. Company shall be reimbursed by Intergraph for travel and living expenses incurred by Company personnel in association with such disrupted classes unless their disruption was caused solely by Company personnel.

COURSE DESCRIPTIONS

1.  TMCH 1413
    Solid Edge Fundamentals

Description:
Building an associative assembly model, you'll create and edit parts, and place and edit features. You also get an overview of Solid Edge data management that covers file search, design status, revision control, and properties. Other topics in this course include part relationships, assembly concepts and workflow, sheetmetal design, and input/output of foreign data to and from Solid Edge. You will learn to compose drawings from a 3D part or assembly model. The drawings you create contain various views, sections, details, dimensions, notes and annotations. You will make design changes by changing both the part model and the drawing. Also you will see how making changes relates to the assembly or drawing status.

Prerequisites:
Completion of the Educational Media Tutorials delivered with Solid Edge, Microsoft Windows training


TMCH 1402
Solid Edge Customization Using Visual Basic

Description:
In this course you'll learn to customize objects unique to SOLID EDGE -- similar to customization tools in Microsoft Excel. This course combines such topics as SOLID EDGE, OLE, and Visual Basic, extensions (example: exe, dll, ocx), and creation of applications. The course also includes sample programs for customizing SOLID EDGE.

Prerequisites:
Windows training, Visual Basic training,     SOLID EDGE
experience


                           EXHIBIT "E"

                     SOFTWARE DOCUMENTATION


DOCUMENTATION DEFINITION

For the purpose of this specification, documentation ("Software Documentation") is defined as all materials in whatever form, delivered to Intergraph for use at a Government site or used at any training location, that convey information about the Software. This includes standard written documentation, on-line documentation, and usage instructions.

SCOPE OF DOCUMENTATION

a. Software Documentation shall include all areas of the application Software so as to enable users to learn, operate and fully utilize the application Software.

b. Software Documentation shall be provided in accordance with best commercial practices.

c. Software Documentation costs shall be included in the price of the Software license.

DOCUMENTATION REQUIREMENTS

a.   Software  Documentation which continues to  meet  the  above
 definition  and  scope  as  Software  changes  occur  shall   be
 furnished during the entire term of this Agreement.

b.  Software Documentation shall be provided:

     1.  Concurrent with modifications to Software (if any)

     2.  When new Software are delivered (if any).

c. The Government end user shall have the right to make six (6) copies of each Software Documentation delivered under this Agreement. These copies are in addition to the archive and backup copies authorized under the "Rights in Data and Computer Software" clause. The copies made will be for internal use.


                           EXHIBIT "F"

        "SECTION K -  REPRESENTATIONS, CERTIFICATIONS AND
                  OTHER STATEMENTS OF OFFERORS"
                         ATTACHMENT F

SECTION   K   -  REPRESENTATIONS  ,  CERTIFICATIONS,  AND   OTHER
STATEMENTS OF BIDDERS

SECTION I

K-1.   TAXPAYER IDENTIFICATION (SEP 1992) (FAR 52.204-3)

     (a)  Definitions.

      "Common parent," as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

      "Corporate status," as used in this solicitation provision, means a designation as to whether the offeror is a corporate entity, an unincorporated entity (e.g., sole proprietorship or partnership), or a corporation providing medical and health care services.

      "Taxpayer Identification Number (TIN)," as used in this solicitation provision, means the number required by the IRS to be used by the offeror in reporting income tax and other returns.

      (b) All offerors are required to submit the information required in paragraphs (c) through (e) of this solicitation provision in order to comply with reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M and implementing regulations issued by the Internal Revenue Service (IRS). If the resulting contract is subject to reporting requirements described in FAR 4.903, the failure or refusal by the offeror to furnish the information may result in a 20 percent reduction of payments otherwise due under the contract.

     (c)  Taxpayer Identification Number (TIN).

          (X ) TIN:    75-2728894

          ( )  TIN has been applied for.

          ( )  TIN is not required because:

                ( ) Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the U.S. and does not have an office or place of business or a fiscal paying agent in the U.S.;

F:\groups\cld\andy\ugigcer2.doc\021698
                ( ) Offeror is an agency or instrumentality of a foreign government;

                ( ) Offeror is an agency or instrumentality of a Federal, state, or local government;

               ( )  Other.  State basis.

     (d)  Corporate Status.

           (  )   Corporation providing medical and  health  care
services, or engaged in the billing and collecting of payments for such services;

          (x ) Other corporate entity;

          ( )  Not a corporate entity;

          ( )  Sole proprietorship

          ( )  Partnership

          ( )  Hospital or extended care facility described in 26
CFR 501(c)(3) that is exempt from taxation under 26 CFR 501(a).

     (e)  Common Parent.

           (  )   Offeror is not owned or controlled by a  common
parent as defined in paragraph (a) of this clause.

          (x ) Name and TIN of common parent:

               Name         ELECTRONIC DATA SYSTEMS CORPORATION

               TIN       75-2548221


K-2.CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED
           DEBARMENT, AND OTHER RESPONSIBILITY MATTERS
                    (MAY 1989) (FAR 52.209-5)

      (a)(1) The Offeror certifies, to the best of its knowledge and belief, that --

          (i)  The Offeror and/or any of its Principals --

                (A) Are ( ) are not (X ) presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

                (B)   Have ( ) have not (X ), within a three-year
period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property; and

                (C) Are ( ) are not (X ) presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

           (ii) The Offeror has ( ) has not (X ), within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

      (2) "Principals," for the purposes of this certification, means officer; director; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

     This certification concerns a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under section 1001, title 18, United States Code.

      (b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

      (c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

     (d) Nothing contained in the forgoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

     (e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to the other remedies available to the Government, the Contracting
Officer   may   terminate  the  contract  resulting   from   this
solicitation for default.
K-3.TYPE OF BUSINESS ORGANIZATION (JUL 1987) (FAR 52.215-6)

      The offeror or quoter, by checking the applicable box, represents that --

      (a)   It operates as [X  ] a corporation incorporated under
the  laws of the State of       DELAWARE             ,  [   ]  an
individual, [ ] a partnership, [ ] a nonprofit organization, or [ ] a joint venture.

      (b) If the offeror or quoter is a foreign entity, it operates as [ ] an individual, [ ] a partnership, [ ] a
nonprofit  organization,  [   ]  a  joint  venture,  or  [   ]  a
corporation,       registered       for        business        in
(country).


K-4.   AUTHORIZED NEGOTIATORS (APR 1984) (FAR 52.215-11)

      The offeror or quoter represents that the following persons are authorized to negotiate on its behalf with the Government in connection with this request for proposals or quotations: (list names, titles, and telephone numbers of the authorized negotiators).

Name      (1)  JOHN J. ANDRZEJEWSKI      (2) ED ARLIN

Title     (1)  CONTRACTS MANAGER (2) DISTRICT SALES MANAGER

Telephone Number (1)     (314) 344-8254 (2) (860) 632-6590


K-5.    PLACE OF PERFORMANCE (APR 1984) (FAR 52.215-20)

      (a) The offeror or quoter, in the performance of any contract resulting from this solicitation, [ ] intends, [ X] does not intend (check applicable block) to use one or more plants or facilities located at a different address from the address of the offeror or quoter as indicated in this proposal or quotation.

      (b)  If the offeror or quoter checks "intends" in paragraph
(a) above, it shall insert in the spaces provided below the required information:

Place of Performance              Name and Address of Owner
(Street Address, City, County,    and Operator of the Plant
State, Zip Code)                  or Facility if Other Than Offeror or Quoter
     NOT APPLICABLE





K-6.           SMALL BUSINESS PROGRAM REPRESENTATIONS
                    (OCT 1995) (FAR 52.219-1)

     (a)   (1)  The standard industrial classification (SIC) code
     for this acquisition is             (insert SIC code).

                 (2)    The  small  business  size  standard   is
(insert size standard).

                (3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

      (b)   Representations.   (1)  The  offeror  represents  and
certifies as part of its offer that it    {   ] is, [ X ] is  not
a small business concern.

                (2) (Complete only if offeror represented itself as a small business concern in block (b)(1) of this section.)
The offeror represents as part of its offer that it [ ] is, [ ] is not a small disadvantaged business concern.

           (3)  (Complete only if offeror represented itself as a
small  business  in block (b)(1) of this section.)   The  offeror
represents as part of its offer that it [ ] is, [ ] is not a women-owned small business concern.

     (c)  Definitions.

      Small business concern, as used in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standards in paragraph (a) of this provision.

      Small disadvantaged business concern, as used in this provision, means a small business concern that (1) is at least 51 percent unconditionally owned by one or more individuals who are both socially and economically disadvantaged, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one or more socially and economically disadvantaged individuals and (2) has its management and daily business controlled by one or more such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities, which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CFR 124.

       Women-owned small business concern, as used in this provision, means a small business concern (1) which is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women, and (2) whose management and daily operations are controlled by one or more women.

  (d) Notice. (1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

     (2) Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small or small disadvantaged business concern in order to obtain a contract to be awarded under the preference programs established pursuant to sections 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall --

      (i) be punished by imposition of a fine, imprisonment, or both;

      (ii) be subject to administrative remedies, including suspension and debarment; and

      (iii) be ineligible for participation in programs conducted under the authority of the Act.
SECTION II

K-7.      CERTIFICATION OF NONSEGREGATED FACILITIES (APR 1984)
                         (FAR 52.222-21)

      (a) "Segregated facilities," as used in this provision, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local custom, or otherwise.

      (b) By the submission of this offer, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in the contract.

      (c) The offeror further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will --

           (1) Obtain identical certifications from proposed subcontractors before the award of subcontracts under which the subcontractor will be subject to the Equal Opportunity clause;

          (2)  Retain the certifications in the files; and

           (3)   Forward  the following notice  to  the  proposed
subcontractors  (except  if  the  proposed  subcontractors   have
submitted identical certifications for specific time periods):

      NOTICE  TO  PROSPECTIVE SUBCONTRACTORS OF  REQUIREMENT  FOR
CERTIFICATIONS OF NONSEGREGATED FACILITIES.

       A Certification of Nonsegregated Facilities must be submitted before the award of a subcontract under which the subcontractor will be subject to the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

      NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.




K-8.      PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (APR 1984)
                         (FAR 52.222-22)

     The offeror represents that --

      (a) It [ X ] has, [ ] has not, participated in a previous contract or subcontract subject either to the Equal Opportunity clause of this solicitation, the clause originally contained in
Section 310 of Executive Order No. 10925, or the clause contained in Section 201 of Executive Order No. 11114;

      (b)   It  [  X]  has,  [   ] has not,  filed  all  required
compliance reports; and

      (c) Representations indicating submission of required compliance reports, signed by proposed subcontractor, will be obtained before subcontract awards.


K-9.          AFFIRMATIVE ACTION COMPLIANCE (APR 1984)
                         (FAR 52.222-25)

     The offeror represents that (a) it [ X ] has developed and has on file, [ ] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) it [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

SECTION III

    K-10.  (THIS SECTION IS INTENTIONALLY BLANK)


K-11.    CERTIFICATION  AND  DISCLOSURE  REGARDING  PAYMENTS   TO
INFLUENCE CERTAIN FEDERAL TRANSACTIONS (APR 1991) (FAR 52.203-11)

      (a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

      (b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989, --

           (1) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

          (2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

           (3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

      (c) Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.


K-12.        CLEAN AIR AND WATER CERTIFICATION
                    (APR 1984) (FAR 52.223-1)

     The Offeror certifies that --

      (a) Any facility to be used in the performance of this proposed contract is [ ], is not X ] listed on the Environmental
Protection Agency (EPA) List of Violating Facilities;

      (b) The Offeror will immediately notify the Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the EPA, indicating that any facility that the Offeror proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities; and

      (c)  The Offeror will include a certification substantially the same as this certification, including this paragraph (c),  in every nonexempt subcontract.
K-13.         CERTIFICATION REGARDING A DRUG-FREE WORKPLACE
                    (JUL 1995) (FAR 52.223-5)

     (a)  Definitions.  As used in this provision,

      "Controlled  substance"  means a  controlled  substance  in schedules I through V of section 202 of the Controlled Substances
Act  (21 U.S.C. 812) and as further defined in regulation  at  21
CFR 1308.11-1308.15.

      "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

      "Criminal  drug  statute" means a  Federal  or  non-Federal
criminal   statute   involving  the  manufacture,   distribution,
dispensing, possession or use of any controlled substance.

      "Drug-free workplace" means the site(s) for the performance of work done by the contractor in connection with a specific contract at which employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

      "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

      "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

      (b) By submission of its offer, the offeror (other than an individual) responding to a solicitation that is expected to exceed the simplified acquisition threshold, certifies and agrees, that with respect to all employees of the offeror to be employed under a contract resulting from this solicitation, it will -- no later than 30 calendar days after contract award (unless a longer period is agreed to in writing), for contracts of 30 calendar days or more performance duration: or as soon as possible for contracts of less than 30 calendar days performance duration, but in any case, by a date prior to when performance is expected to be completed --

           (1) Publish a statement notifying such employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

           (2) Establish an ongoing drug-free awareness program to inform such employees about --
               (i)  The dangers of drug abuse in the workplace;

               (ii) The Contractor's policy of maintaining a drug-free workplace;

                  (iii)      Any   available   drug   counseling,
rehabilitation, and employee assistance programs; and

                (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;

           (3)   Provide all employees engaged in performance  of
the   contract  with  a  copy  of  the  statement   required   by
subparagraph (b)(1) of this provision;

           (4) Notify such employees in writing in the statement required by subparagraph (b)(1) of this provision that, as a condition of continued employment on the contract resulting from this solicitation, the employee will --

               (i)  Abide by the terms of the statement; and

                (ii) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 calendar days after such conviction;

           (5) Notify the Contracting Officer in writing within 10 calendar days after receiving notice under subdivision
(b)(4)(ii) of this provision, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee; and

           (6) Within 30 calendar days after receiving notice under subdivision (b)(4)(ii) of this provision of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

                (i) Take appropriate personnel action against such employee, up to and including termination; or

                (ii) Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

           (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through
(b)(6) of this provision.

      (c) By submission of its offer, the offeror, if an individual who is making an offer of any dollar value, certifies and agrees that the offeror will not engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of the contract resulting from this solicitation.

      (d) Failure of the offeror to provide the certification required by paragraphs (b) or (c) of this provision, renders the offeror unqualified and ineligible for award. (See FAR 9.104-
1(g) and 19.602-1(a)(2)(i).)

      (e) In addition to other remedies available to the Government, the certification in paragraphs (b) or (c) of this provision concerns a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under Title 18, United States Code, Section 1001.


K-14.  CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING
                   (OCT 1995) (FAR 52.223.13)

      (a)  The offeror, by signing this offer, certifies that  --
(Note:  The offeror must check the appropriate box(es).)

           [ X ] (1) To the best of its knowledge and belief, it is not subject to the filing and reporting requirements described in Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) sections 313(a) and (g) and Pollution Prevention Act of 1990 (PPA) section 6607 because none of its owned or operated facilities to be used in the performance of this contract currently --

                [  X ]     (i)  Manufacture, process or otherwise
use any toxic chemicals listed under section 313(c) of EPCRA,  42
U.S.C. 11023(c).

                [   ] (ii) Have 10 or more full-time employees as
specified   in   section  313(b)(1)(A)  of   EPCRA,   42   U.S.C.
11023(b)(1)(A).

                [ ] (iii) Meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA).

                 [X   ]  (iv)  Fall  within  Standard  Industrial
Classification Code (SIC) designations 20 through 39 as set forth in FAR section 19.102.

           [ ] (2) If awarded a contract resulting from this solicitation, its owned or operated facilities to be used in the performance of this contract, unless otherwise exempt, will file and continue to file for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in EPCRA sections 313(a) and (g) and PPA section 6607 (42 U.S.C. 13106).

      (b) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order
12969, August 8, 1995 (60 FR 40989-40992).

SECTION IV

K-15.      COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION
                    (APR 1996) (FAR 52.230-1)

      Note:   This  notice does not apply to small businesses  or
foreign governments. This notice is in three parts, identified by Roman numerals I through III.

      Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

      If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.210-2(c)(5) or 9903.201-2(c)(6), respectively.

  I.   DISCLOSURE  STATEMENT  -- COST  ACCOUNTING  PRACTICES  AND
CERTIFICATION

      (a) Any contract in excess of $500,000 resulting from this solicitation, except contracts in which the price negotiated is based on (1) established catalog or market prices of commercial items sold in substantial quantities to the general public, or
(2) prices set by law or regulation, will be subject to the requirements of the Cost Accounting Standards Board (48 CFR
Chapter 99) except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

      (b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror's proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

       CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

     (c)  Check the appropriate box below:



           [  ]      (1)  Certificate of Concurrent Submission of
Disclosure Statement.

                The  offeror hereby certifies that, as a part  of
the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant
Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

                (Disclosure must be on Form No. CASB DS-1 or CASB
DS-2,  as  applicable.  Forms may be obtained from the  cognizant
ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

               Date of Disclosure Statement:

                Name  and  Address of Cognizant  ACO  or  Federal
Official Where Filed:





                The offeror further certifies that practices used
in  estimating costs in pricing this proposal are consistent with
the   cost  accounting  practices  disclosed  in  the  Disclosure
Statement.

           [   ]       (2)   Certificate of Previously  Submitted
Disclosure Statement.

                The  offeror  hereby  certifies  that  Disclosure
Statement was filed as follows:

               Date of Disclosure Statement:

                Name  and  Address of Cognizant  ACO  or  Federal
Official Where Filed:





                The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable
Disclosure Statement.

          [  ]      (3)  Certificate of Monetary Exemption.

                The  offeror  hereby certifies that the  offeror,
together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

          [  ] (4)  Certificate of Interim Exemption.

                The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraphs (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

      CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II.   COST  ACCOUNTING  STANDARDS  --  ELIGIBILITY  FOR  MODIFIED
CONTRACT COVERAGE

     If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

      [ ] The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

     CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $25 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III.  ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING
CONTRACTS

      The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph
(a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

     [  ]      YES            [  ]      NO

SECTION VII

K-23.              SMALL    DISADVANTAGED    BUSINESS     CONCERN
REPRESENTATION
          (DoD CONTRACTS).  (APR 1994)  (DFARS 252.219-7000)

     (a)  Definition.

"Small disadvantaged business concern", as used in this provision, means a small business concern, owned and controlled by individuals who are both socially and economically disadvantaged, as defined by the Small Business Administration at 13 CFR part 124, the majority of earnings of which directly accrue  to  such  individuals.  This  term  also  means  a  small business concern owned and controlled by an economically disadvantaged Indian tribe or Native Hawaiian organization which meets the requirements of 13 CFR 124.112 or 13 CFR 124.113, respectively. In general, 13 CFR part 124 describes a small disadvantaged business concern as a small business concern

          (1)  Which is at least 51 percent unconditionally owned
by   one   or   more  socially  and  economically   disadvantaged
individuals; or

           (2) In the case of any publicly owned business, at least 51 percent of the voting stock is unconditionally owned by one or more socially and economically disadvantaged individuals;
and

          (3) Whose management and daily business operations are controlled by one or more such individuals.

      (b) "Representations." Check the category in which your ownership falls

            Subcontinent  Asian  (Asian-Indian)  American   (U.S.
citizen with origins from India, Pakistan, Bangladesh, Sri Lanka,
Bhutan, or Nepal)

           Asian-Pacific American (U.S. citizen with origins from Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, U.S. Trust Territory of the Pacific Islands (Republic of Palau), the Northern Mariana Islands, Laos, Kampuchea (Cambodia), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia)

          Black American (U.S. citizen)

          Hispanic American (U.S. citizen with origins from South
America,  Central America, Mexico, Cuba, the Dominican  Republic,
Puerto Rico, Spain, or Portugal)

           Native American (American Indians, Eskimos, Aleuts, or
Native Hawaiians, including Indian tribes or Native Hawaiian organizations)

           Individual/concern, other than one of the preceding, currently certified for participation in the Minority Small
Business and Capital Ownership Development Program under  section
8(a) of the Small Business Act

          Other

     (c)  "Certifications."  Complete the following --

          (1)  The offeror is           is not       X    a small
disadvantaged business concern.

           (2) The Small Business Administration (SBA) has has not X made a determination concerning the offeror's status as a small disadvantaged business concern. If the SBA has made a determination, the date of the determination was and the offeror

                      Was  found  by  SBA  to  be  socially   and
economically disadvantaged and no circumstances have changed to vary that determination.

                     Was found by SBA not to be socially and economically disadvantaged but circumstances which caused the determination have changed.

     (d) "Penalties and Remedies." Anyone who misrepresents the status of a concern as a small disadvantaged business for the purpose of securing a contract or subcontract shall --

          (1) Be punished by imposition of a fine, imprisonment, or both;

           (2) Be subject to administrative remedies, including suspension and debarment; and

           (3) Be ineligible for participation in programs conducted under authority of the Small Business Act.

SECTION VIII

K-24.          REPRESENTATION OF EXTENT OF TRANSPORTATION BY SEA
                    (AUG 1992)  (DFARS 252.247-7022)

      (a) The Offeror shall indicate by checking the appropriate blank in paragraph (b) of this provision whether transportation of supplies by sea is anticipated under the resultant contract. The term supplies is defined in the Transportation of Supplies by Sea clause of this solicitation.

     (b)  "Representation."  The offeror represents that it --

                Does anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

         X            Does  not anticipate that supplies will  be
transported by sea in the performance of any contract or subcontract resulting from this solicitation.

      (c) Any contract resulting from this solicitation will include the Transportation of Supplies by Sea clause. If the Offeror represents that it will not use ocean transportation, the resulting contract will also include the Defense FAR Supplement clause at 252.247-7024, Notification of Transportation of Supplies by Sea.

SECTION XI

K-31.    CERTIFICATE OF INDEPENDENT PRICE DETERMINATION
                   (APR 1985) (FAR 52.203-2)

     (a)  The offeror certifies that --

           (1)   The  prices in this offer have been  arrived  at
independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (i) those prices,
(ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

           (2) The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

           (3) No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

      (b) Each signature on the offer is considered to be a certification by the signatory that the signatory --

           (1) Is the person in the offeror's organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above; or

           (2) (i) Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above




           (insert full name of person(s) in the offeror's organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror's organization);

               (ii) As an authorized agent, does certify that the
principals  named  in  subdivision  (b)(2)(i)  above   have   not
participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

                 (iii)       As  an  agent,  has  not  personally
participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above.

      (c) If the offeror deletes or modifies subparagraph (a)(2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.


K-32.     CONTINGENT FEE REPRESENTATION AND AGREEMENT
                   (APR 1984) (FAR 52.203-4)

      (a) Representation. The offeror represents that, except for full-time bona fide employees working solely for the offeror, the offeror --
(Note: The offeror must check the appropriate boxes. For interpretation of the representation, including the term "bona fide employee," see Subpart 3.4 of the Federal Acquisition Regulation.)

           (1) [ ] has, [ X ] has not employed or retained any person or company to solicit or obtain this contract; and

           (2) [ ] has, [ X ] has not paid or agreed to pay to any person or company employed or retained to solicit or obtain this contract any commission, percentage, brokerage, or other fee contingent upon or resulting from the award of this contract.

      (b) Agreement. The offeror agrees to provide information relating to the above Representation as requested by the Contracting Officer and, when subparagraph (a)(1) or (a)(2) is answered affirmatively, to promptly submit to the Contracting Officer --

           (1)   A  completed  Standard Form  119,  Statement  of
Contingent or Other Fees, (SF 119); or

           (2) A signed statement indicating that the SF 119 was previously submitted to the same contracting office, including the date and applicable solicitation or contract number, and representing that the prior SF 119 applies to this offer or quotation.


K-33.NOTICE OF RESTRICTIONS ON CONTRACTING WITH SANCTIONED
               PERSONS (MAY 1989) (FAR 52.225-12)

     (a) Statutory prohibitions have been imposed on contracting with sanctioned persons, as specified in Federal Acquisition
Regulation  (FAR)  52.225-13, Restrictions  on  Contracting  with
Sanctioned Persons.

      (b) By submission of this offer, the Offeror represents that no products or services, except those listed in this paragraph (b), delivered to the government under any contract resulting from this solicitation will be products or services of a sanctioned person, as defined in the clause referenced in paragraph (a) of this provision, unless one of the exceptions in paragraph (d) of the clause at FAR 52.225-13 applies.

          Product or Service                 Sanctioned Person

                    NOT APPLICABLE


                         (List as necessary)


K-34. DISCLOSURE OF OWNERSHIP OR CONTROL BY THE GOVERNMENT
    OF A TERRORIST COUNTRY  (SEP 1994) (DFARS 252.209-7001)

     (a)  Definitions.

As used in this provision --

           (1) "Government of a terrorist country" includes the state and the government of a terrorist country, as well as any political subdivision, agency, or instrumentality thereof.

           (2) "Terrorist country" means a country determined by the Secretary of State, under section 6(j)(1)(A) of the Export Administration Act of 1979 (50 U.S.C. App. 2405(j)(i)(A)), to be a country the government of which has repeatedly provided support for acts of international terrorism. As of the date of this provision, terrorist countries include: Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria.

          (3)  "Significant interest" means --

                (i) Ownership of or beneficial interest in five percent or more of the firm's or subsidiary's securities. Beneficial interest includes holding five percent or more of any class of the firm's securities in "nominee shares", "street names", or some other method of holding securities that does not disclose the beneficial owner;

                (ii) Holding a management position in the firm, such as a director or officer;

                (iii)      Ability  to control or  influence  the
election, appointment, or tenure of directors or officers in the firm;

                (iv) Ownership of ten percent or more of the assets of a firm such as equipment, buildings, real estate, or other tangible assets of the firm; or

                 (v)    Holding  50  percent  or  more   of   the
indebtedness of a firm.

     (b)  Prohibition on award.

      In accordance with 10 U.S.C. 2327, no contract may be awarded to a firm or a subsidiary of a firm if the government of a terrorist country has a significant interest in the firm or subsidiary, unless a waiver is granted by the Secretary of Defense.

     (c)  Disclosure.

      If the government of a terrorist country has a significant interest in the Offeror, the Offeror shall disclose such interest in an attachment to its offer. If the Offeror is a subsidiary, it shall also disclose any significant interest the government of a terrorist country has in any firm that owns or controls the subsidiary. The disclosure shall include --

           (1) Identification of each government holding a significant interest; and

          (2) A description of the significant interest held by each government.




                      LICENSE AGREEMENT
                ("Solid Edge Specific Code")


     THIS AGREEMENT (this "Agreement"), dated as of March 2, 1998 (the "Effective Date"), by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894 ("Intergraph") and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").

                    W I T N E S S E T H :

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets, including certain assets relating to the Intergraph Solid Edge Business (as defined herein);

      WHEREAS, pursuant to the Asset Purchase Agreement, Intergraph has transferred, sold, assigned, and conveyed certain assets, including the Intergraph Solid Edge Business but has retained all obligations to sell Intergraph Solid Edge Products and to provide support and maintenance for Intergraph Solid Edge Products (as defined herein) to certain agencies of the Government of the United States of America (including, without limitation, the U.S. Department of the Navy) pursuant to the CAD-2 Contract (as defined hereinafter);

     WHEREAS, Intergraph and Unigraphics have recognized and agreed that the CAD-2 Contract is not assignable or transferable by Intergraph to Unigraphics and requires Intergraph to continue to have the ability to sell, maintain, provide training for and support the Solid Edge Products during the entire term of the CAD-2 Contract, and any extensions or renewals thereof;

      WHEREAS, Unigraphics intends to make the Licensed Property (as defined herein) available to and to license Intergraph to use the Licensed Property pursuant to the terms and conditions of this Agreement, and Unigraphics intends to reserve and retain ownership of and rights in the Licensed Property;

     WHEREAS, Unigraphics desires to grant to Intergraph and Intergraph desires to receive from Unigraphics a license with respect to the Licensed Property, in all events solely and exclusively upon the terms and conditions set forth herein; and

      WHEREAS, Unigraphics desires to retain and reserve ownership of and other rights in the Licensed Property and Intergraph desires to agree to such retention and reservation of rights in the Licensed Property by Unigraphics, in all events solely and exclusively upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, including, without limitation the execution and delivery of the Asset Purchase Agreement, the receipt and adequacy of which is hereby acknowledged, Intergraph and Unigraphics, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.

     Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized terms listed below which shall have the following meanings:

      (a) Adaptation shall mean any work incorporating any Solid Edge Specific Code (whether directly or indirectly), including, without limitation, any modified, altered, or amended version of the Solid Edge Specific Code (but not any modification, alteration, or amendment of the Solid Edge Specific Code which, under applicable law, constitutes a derivative work), or any work utilizing a method or concept from the Solid Edge Specific Code.

      (b) CAD-2 Contract shall mean, collectively, those certain agreements (as such may be amended, extended, renewed, or modified from time to time through September 30,
2006) to sell, support, and maintain end users who have or may purchase a license to use the Licensed Property between Intergraph and the Government of the United States of America as follows:

          (i)  Contract Number N66032-91-D-0003, dated April
8, 1991;

            (ii)  Contract  Number  N66032-93-D-0021,  dated
August 30, 1993; and

           (iii)     Contract Number N66032-94-D-0012, dated
July 13, 1994.

      (c) CAD-2 Customers shall mean the end-user customers who have purchased or who may purchase a license to use the Licensed Property in accordance with the CAD-2 Contract.

      (d) Confidential Information shall mean any data, source code, trade secrets, documentation, notes, or information (oral or written) heretofore created, developed, controlled, possessed, or obtained by Unigraphics or exchanged between the parties, and treated as confidential and so identified, that concerns the Solid Edge Specific Code or relates in any manner to technical or business aspects of the Solid Edge Specific Code as used or exists in the Intergraph Solid Edge Business. Notwithstanding the foregoing, Confidential Information will not be deemed to include information that is (i) publicly available or in the public domain at the time disclosed, (ii) or becomes publicly available or enters the public domain through no fault of the party receiving such information,
(iii) rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto, (iv) already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure, (v) approved by the disclosing party for release or disclosure without restriction.

     (e) Copyright(s) shall mean all copyright interests in the Solid Edge Specific Code and Documentation acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement, including, without limitation, all common-law rights.

       (f) Development Environment shall mean any programming, documentation, and media acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement for the development, maintenance, testing and implementation of the Solid Edge Specific Code, solely and exclusively to the extent such objects may be practically required by Intergraph for any subsequent maintenance, testing or enhancement of the Solid Edge Specific Code pursuant to this Agreement or related programming by Intergraph, in all events, for performance of the CAD-2 Contract, provided, however that "Development Environment" shall not include the BAG Products or the INGR Tools (as the BAG Products and the INGR Tools are defined, respectively, in that certain BAG Products License Agreement and in that certain INGR Tools License Agreement (as each such Agreement is defined in the Asset Purchase Agreement)), or the LTS Tools.

      (g) Documentation shall mean all written materials (including, design documentation, user documentation, and program documentation) acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement for use, distribution, and/or maintenance of the Solid Edge Specific Code.

       (h) Intergraph Fields shall mean the following specific fields: performance of each and every CAD-2 Contract (including, without limitation, sales of Solid Edge Products to CAD-2 Customers and all training, maintenance, and support related thereto).

       (i)    Intergraph  Solid  Edge  Business  shall  mean
Intergraph's Solid Edge Products and line of business, as such exist on the Effective Date immediately before the Closing of the Asset Purchase Agreement.

      (j) Licensed Property shall mean the Solid Edge Specific Code, as such exists on the Effective Date, including the expressions of an organized set of instructions in a natural or coded language which are contained on physical media of any nature (e.g., written, electronic, magnetic, optical, or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a particular purpose, as well as any related Documentation for such set of instructions; and "Licensed Property" shall include computer programs in source and object code, test and other significant data libraries, Documentation for such computer programs and any of the following components which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis, or assurance of the performance of the Solid Edge Specific Code (collectively, the "Miscellaneous Software Components"): processes, techniques, algorithms, symbologies, interfaces, calculations, models, narrative descriptions, notes, specifications, designs, flow charts, parameters or descriptions, logic flow diagrams, masks, input and output formats, file layouts, data base formats, test programs, test or other data, user guidelines, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code, and other similar materials and information; and "Licensed Property" shall further include all Confidential Information, Adaptations, and Copyrights, in all events as such exists on the Effective Date, which were included in the Intergraph Solid Edge Business, which Unigraphics acquired from Intergraph pursuant to the Asset Purchase Agreement, and which are necessary for the use or execution of the Solid Edge Specific Code or any Miscellaneous Software Components. To the extent that Unigraphics has the authority to do so without incurring any material obligation (but not otherwise), the Licensed Property shall include a non-exclusive, royalty-free license to any part of the
Development  Environment for the Licensed Property  that  is owned by Unigraphics or its Affiliates or is not commercially available elsewhere, in all events as such exists on the Effective Date and subject to the other terms and conditions set forth herein. Notwithstanding anything to the contrary appearing in this Section 1(j), the Licensed Property shall not include any Third-Party Software incorporated or embedded in, or compiled or combined with, the Licensed Property and/or the Development Environment, or any Patent Rights, the BAG Products or the INGR Tools, or LTS Tools.

      (k) Patent Rights shall mean all domestic and foreign patents (including, without limitation, certificates of invention and other patent equivalents), provisional applications, patents issuing therefrom, any division or continuation, re-issue, extension, revival, or renewal of any patent or invention.

       (l)    Product  shall  mean  the  products   offered,
distributed, or sold by Intergraph, from time to time.

      (m) Solid Edge Product shall mean the Solid Edge products offered, distributed and/or sold by Unigraphics or Intergraph, from time to time.

      (n) Solid Edge Specific Code shall mean that certain source code which, on the Effective Date, is unique to the Solid Edge Version 4 product of the Business and is not used in other Intergraph Products or development activities. The CD-ROM delivered to Unigraphics pursuant to Section 4 hereof provides the parties' best identification of the Solid Edge Specific Code as of the Effective Date.

      (o) Third-Party Software shall mean computer software or other technology in which any Person, other than the Selling Entities or any other subsidiaries of Intergraph, has any right, title, or interest, including any restrictions or obligations (such as, obligations to obtain consents or approvals, and restrictions that may be eliminated only by obtaining such consents or approvals) applicable to the Licensed Property.

Section 2.  Ownership of Licensed Property.

      The Licensed Property is the property of and is owned by Unigraphics and title shall remain vested in Unigraphics. Intergraph acknowledges and agrees that the Licensed Property is comprised of trade secrets, proprietary information, and other Confidential Information, whether or not any portion thereof is or may be copyrightable or patented, and that Intergraph will not use, distribute, copy, perform, amend, alter, modify, exploit, sublicense or assign the Licensed Property, or permit any such to occur, except as expressly and specifically permitted in by this Agreement.

Section 3.  License and Retained Rights.

      (a) Unigraphics hereby grants to Intergraph (i) an exclusive, world-wide, transferable (to the extent permitted by Section 13 hereof) license of the Licensed Property in the Intergraph Fields for any purpose whatsoever, which License shall be for a period beginning the Effective Date through and including September 30, 2006, or the expiration or termination of all of Intergraph's obligations under the CAD-2 Contract, whichever shall first occur. Intergraph hereby accepts the License. Unigraphics agrees that it shall not have any right to use the Licensed Property in the Intergraph Fields.

      (b)   Nothing  contained in this  Agreement  shall  be
construed as conferring by implication, estoppel, or otherwise any license or right under any confidential information, patent, copyright, trade secret, or other intellectual property, which is not expressly granted hereunder.

      (c) Intergraph shall pay to Unigraphics a royalty equal to one hundred percent (100%) of Intergraph's net sales price on sales of Intergraph Solid Edge Version 4
Products  under  any  CAD-2 Contract (the  "Royalty").    No
Royalty shall be due hereunder provided that the parties have entered into a reseller agreement providing for a
royalty.   If a Royalty is due hereunder, the Royalty  shall
be payable on or before the fifteenth calendar day after the end of each calendar quarter and shall be accompanied by a written report of the total revenue from sales of Intergraph Solid Edge Products with respect to the CAD-2 Contract.
Unigraphics shall have the right to audit the records of Intergraph with respect to the sales of Intergraph Solid Edge Products to CAD-2 Customers (which records shall be deemed to be included in the Confidential Information (as defined herein)) no more frequently than once each calendar year, shall give Intergraph reasonable notice of any such audit, and shall conduct all such audits during Intergraph's usual business hours. If any such audit results in an under-payment of more than ten percent (10%) of the total Royalty that should have been paid during the period subject to such audit, Intergraph shall bear the cost of such audit and shall pay to Unigraphics the amount of such underpayment within ten (10) days following the completion of such audit, otherwise Unigraphics shall pay all costs associated with
such   audit.   If  Intergraph  has  overpaid  the  Royalty,
Unigraphics shall pay Intergraph the amount of such over-payment within ten (10) days following completion of such
audit.   Intergraph shall preserve its records  relating  to
its sales or maintenance of Intergraph Solid Edge Products for a period of two years. If requested by Intergraph,
Unigraphics shall make the results of any such audit available to Intergraph. Neither the execution of this Agreement, the granting of the License, nor Intergraph's use or exploitation of the Licensed Property shall be construed as an obligation of Unigraphics to furnish any Person (including, without limitation, Intergraph) any assistance of any kind whatsoever, or any enhancements, adaptations,
improvements,   modifications,  corrections,  documentation,
support, training, installation or maintenance with respect to the Licensed Property or any portion thereof, information or documentation, other than as expressly provided in
Section 4.

       (d) To the extent that Intergraph creates any derivative work using or incorporating the Licensed Property by customizing, enhancing, modifying, or altering any or all portions of the Licensed Property after the Effective Date, those portions of each such derivative work which do not constitute Licensed Property shall be considered separate and independent derivative works with respect to which Intergraph shall retain all right, title, and interest, including, without limitation, the right to seek separate copyright registration for such derivative work in accordance with applicable law; provided, however, that such copyright registration shall identify the Licensed Property as copyrightable subject matter from which the derivative work was derived. Intergraph shall have no obligation to provide information concerning, make available, or grant any right in any such derivative work to Unigraphics. All derivative works based on the Licensed Property and created by Intergraph shall be subject to the field of use restrictions of Section 3(a) as though such derivative works were Licensed Property.

      (e) Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall be construed to create a partnership or joint venture between the parties, to authorize either party to act as agent for the other, to permit either party to undertake any agreement for the other, or to use the name or identifying mark or marks of the other, all except as expressly provided herein or in other agreements between or among the parties.

      (f) Intergraph and Unigraphics, each, agree that it will not assume any obligation or undertake any action which is inconsistent with this Agreement.

Section 4.  Delivery; Information Exchange.

      At the Principal Closing, Intergraph shall deliver to Unigraphics and shall retain a master copy of the Solid Edge Specific Code source code in the form of a CD-ROM containing all directories for the Solid Edge Specific Code, together with their files, folders, data, information, and source code, Documentation and any other relevant documentation or media that evidences or supports the Solid Edge Specific Code, in all events as such exists on the Effective Date, such Documentation and media shall include, to the extent the same exists, system documentation, statements of principles of operation, and schematics for the Licensed Property, as well as any pertinent commentary or explanation that may be necessary to render the Licensed Property understandable and usable by a trained computer programmer. Intergraph shall hold such master copy of the Solid Edge Specific Code as Confidential Information.

Section 5.  Term.

      This Agreement shall become effective on the Effective Date and, except as expressly provided herein, shall remain in force in perpetuity (or for the longest period otherwise permitted by law), unless earlier terminated or expired in accordance with this Agreement.

Section  6.   Indemnification  and  Protection  of  Licensed
Property; Disclaimer of Certain Warranties.

      (a)   The  indemnification  provisions  set  forth  in
Article IX of the Asset Purchase Agreement are incorporated by reference herein as though set forth herein, to the extent such indemnification provisions apply to the Licensed Property or to this Agreement.

      (b)   UNIGRAPHICS  HEREBY  DISCLAIMS  ALL  EXPRESS  OR
IMPLIED   WARRANTIES  INCLUDING,  WITHOUT  LIMITATION,   THE
WARRANTIES  OF MERCHANTABILITY AND FITNESS FOR A  PARTICULAR
PURPOSE.

      WITH RESPECT TO THE LICENSED PROPERTY AS OF THE EFFECTIVE DATE, INTERGRAPH ACKNOWLEDGES AND AGREES THAT (i) PRIOR TO THE EFFECTIVE DATE THE LICENSED PROPERTY HAS BEEN AVAILABLE TO AND USED BY THE EMPLOYEES OF INTERGRAPH, (ii) INTERGRAPH IS RETAINING THE LICENSED PROPERTY "AS IS, WHERE IS," (iii) INTERGRAPH HAS HAD REASONABLE OPPORTUNITY TO TEST ANY SOFTWARE INCLUDED WITH THE LICENSED PROPERTY IN A MANNER AND WITH SUCH METHODS AS INTERGRAPH HAS DEEMED NECESSARY, AND (iv) BY EXECUTING THIS AGREEMENT, INTERGRAPH ACCEPTS THE LICENSED PROPERTY AS CONFORMING TO INTERGRAPH'S NEEDS AND REQUIREMENTS.

      NOTWITHSTANDING THE FOREGOING, THE REPRESENTATIONS AND
WARRANTIES  SET FORTH IN THE ASSET PURCHASE AGREEMENT  SHALL
NOT BE DIMINISHED OR CHANGED IN ANY WAY HEREBY.

Section 7.  Export Requirements.

     With respect to the export by Intergraph of any product or of the Licensed Property, the disclosure of the Licensed Property to a foreign national or any other activities relating to the Licensed Property, Intergraph agrees that it shall obtain any and all necessary or appropriate export licenses, permits, or other authorizations and shall otherwise comply with all statutes, regulations, or other requirements of any governmental agency. Unigraphics agrees to cooperate in good faith with Intergraph in this process.

Section 8.  Proprietary Markings.

      Intergraph shall not knowingly remove or alter any proprietary or confidentiality markings (collectively, the "Proprietary Rights Notices") placed by Unigraphics on any of the master copies of the Licensed Property or any master copies of Documentation received from or on behalf of Unigraphics. Each copy of the Licensed Property shall contain any and all Proprietary Rights Notices or other notices giving credit to Unigraphics and/or any other third party which appears on or in the Licensed Property or is otherwise required by applicable law.

Section 9.  Taxes.

     Intergraph shall be liable for, and shall indemnify and hold Unigraphics harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the Royalty ("Applicable Taxes"). Applicable Taxes shall not include Unigraphics' franchise taxes, income taxes, and other taxes based on net or gross income. Intergraph agrees to pay to Unigraphics any Applicable Taxes which Unigraphics is required to collect and pay over to any taxing authority or provide Unigraphics with a valid exemption certificate or other documentary evidence of statutory exemption.

Section 10.  Trademark License

      No identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Unigraphics or any affiliate or subsidiary of Unigraphics is expressly or by implication licensed hereby. The respective rights as between Intergraph and Unigraphics regarding the use of any identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph are set forth in that certain Trademark License Agreement entered into between Intergraph and Unigraphics of even date herewith.

Section 11.  Confidentiality.

     (a) Intergraph agrees to use the same means as it uses to protect its confidential information, but in no event less than reasonable means, to protect the confidentiality of the Confidential Information, and Intergraph shall not disclose any or all of the Confidential Information (including, without limitation, source code, methods or concepts utilized therein) to anyone, except to employees of Intergraph, assignees, sublicensees and/or other third parties to whom such disclosure is necessary or appropriate and whom Intergraph has notified that such disclosure is made and shall be kept confidential consistent with such reasonable means. If information relating to the Confidential Information at any time becomes available without restriction to the general public by acts not attributable to the Intergraph's employees, assignees, sublicensees, and/or other third parties to whom disclosure of such information was made, Intergraph's obligations under this Section shall not continue to apply to such information after such time.

      (b) The obligations of Intergraph under this Section shall survive and continue after any termination of rights under this Agreement.

Section 12.  Termination.

      This Agreement may be terminated at anytime by an express written agreement executed by both parties.

Section 13.  Assignability.

       The   rights  and  obligations  of  Unigraphics   and
Intergraph under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

          (a) Intergraph or Unigraphics may grant to one or more lenders a pledge, security interest, mortgage, lien, conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender, or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender, shall meet the requirements of Section 13(b) hereof; or

           (b) Intergraph or Unigraphics may transfer, assign or sublicense all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions substantially equivalent to those contained in this Agreement; provided, however, that any such transfer, assignment or sublicense shall not relieve either Unigraphics or Intergraph of their respective obligations and responsibilities under this Agreement; and provided further, however, that Intergraph may only transfer, assign or sublicense its rights under this Agreement to a successor to its rights and obligations under the CAD-2 Contract.

Section 14.   Arbitration.

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

Section 15.  General Provisions.

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., confidentiality).

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

      (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein as though set forth herein in full.

         REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this
License   Agreement  to  be  executed  by  their  respective
authorized representatives as of the date first above written.

                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                   John  W. Wilhoite, Vice President



                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation


                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                   H. Timothy  Hatfield, Vice President



                      LICENSE AGREEMENT
                        ("EMS Code")


     THIS AGREEMENT (this "Agreement"), dated as of March 2, 1998 (the "Effective Date"), by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park,
Huntsville, Alabama 35894 ("Intergraph") and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").

                    W I T N E S S E T H :

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets, including certain assets relating to the Intergraph EMS Business (as defined herein);

      WHEREAS, pursuant to the Asset Purchase Agreement, Intergraph has transferred, sold, assigned, and conveyed certain assets, including the Intergraph EMS Business but has retained all obligations to sell Intergraph EMS Products and to provide support, training and maintenance for Intergraph EMS Products to certain agencies of the Government of the United States of America (including, without limitation, the U.S. Department of the Navy) pursuant to the CAD-2 Contract (as defined herein) and to sell, support, maintain, and provide training with respect to certain Shipbuilding Contracts (as defined herein);

     WHEREAS, Intergraph and Unigraphics have recognized and agreed that Intergraph will not and has not assigned and conveyed any Shipbuilding Contracts to Unigraphics and Intergraph shall have the continuing right to enter into and perform current and future Shipbuilding Contracts and that the CAD-2 Contract is not assignable or transferrable by Intergraph to Unigraphics and requires Intergraph to continue to have the ability to sell, maintain, and support the EMS Products during the entire term of the CAD-2 Contract, and any extensions or renewals thereof;

      WHEREAS, Unigraphics intends to make the Licensed Property (as defined in herein) available to and to license Intergraph to use the Licensed Property pursuant to the terms and conditions of this Agreement, and Unigraphics intends to reserve and retain ownership of and rights in the Licensed Property;

     WHEREAS, Unigraphics desires to grant to Intergraph and Intergraph desires to receive from Unigraphics a license with respect to the Licensed Property, in all events solely and exclusively upon the terms and conditions set forth herein; and

      WHEREAS, Unigraphics desires to retain and reserve ownership of and other rights in the Licensed Property and Intergraph desires to agree to such retention and reservation of rights in the Licensed Property by Unigraphics, in all events solely and exclusively upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, including, without limitation the execution and delivery of the Asset Purchase Agreement, the receipt and adequacy of which is hereby acknowledged, Intergraph and Unigraphics, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.

     Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized terms listed below which shall have the following meanings:

      (a) Adaptation shall mean any work incorporating any EMS Code (whether directly or indirectly), including, without limitation, any modified, altered, or amended version of the EMS Code (but not any modification, alteration, or amendment of the EMS Code which, under applicable law, constitutes a derivative work), or any work utilizing a method or concept from the EMS Code.

      (b) CAD-2 Contract shall mean, collectively, those certain agreements (as such may be amended, extended, renewed, or modified from time to time through September 30,
2006) to sell, support, and maintain end users who have or may purchase a license to use the Licensed Property between Intergraph and the Government of the United States of America as follows:

          (i)  Contract Number N66032-91-D-0003, dated April
8, 1991;

         (ii)  Contract  Number  N66032-93-D-0021,  dated
August 30, 1993; and

        (iii)     Contract Number N66032-94-D-0012, dated
July 13, 1994.

      (c) CAD-2 Customers shall mean the end-user customers who have purchased or who may purchase a license to use the Licensed Property in accordance with the CAD-2 Contract.

      (d) Confidential Information shall mean any data, source code, trade secrets, documentation, notes, or information (oral or written) heretofore created, developed, controlled, possessed, or obtained by Unigraphics or exchanged between the parties, and treated as confidential and so identified, that concerns the EMS Acquired Assets or relates in any manner to technical or business aspects of the EMS Acquired Assets as used or exists in the Intergraph EMS Business. Notwithstanding the foregoing, Confidential Information will not be deemed to include information that is (i) publicly available or in the public domain at the time disclosed, (ii) or becomes publicly available or enters the public domain through no fault of the party receiving such information, (iii) rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto, (iv) already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure,
(v) approved by the disclosing party for release or disclosure without restriction.

     (e) Copyright(s) shall mean all copyright interests in the EMS Acquired Assets and Documentation acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement, including, without limitation, all common-law rights.

     (f)    Development   Environment   shall   mean   any
programming, documentation, and media acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement for the development, maintenance, testing and implementation of the EMS Code, solely and exclusively to the extent such objects may be practically required by
Intergraph for any subsequent maintenance, testing or enhancement of the EMS Code pursuant to this Agreement or related programming by Intergraph, in all events, for performance of the CAD-2 Contract or any Shipbuilding Contract, provided, however that "Development Environment" shall not include the BAG Products or the INGR Tools (as the BAG Products and the INGR Tools are defined, respectively, in that certain BAG Products License Agreement and in that certain INGR Tools License Agreement (as each such agreement is defined in the Asset Purchase Agreement)), or the LTS Tools.

      (g) Documentation shall mean all written materials (including, design documentation, user documentation, and program documentation) acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement for use, distribution, and/or maintenance of the EMS Code.

      (h) EMS Acquired Assets shall mean the EMS Code and the trademarks associated therewith which comprise a part of the Intergraph EMS Business which Unigraphics has acquired, among other things, from Intergraph on the date hereof pursuant to the Asset Purchase Agreement.

      (i) EMS Code shall mean that certain source code which, on the Effective Date, is used in the Intergraph EMS Products but does not comprise one of the Bag Tools. The approximately 26 eight-millimeter tapes delivered to Unigraphics pursuant to Section 4 hereof and the descriptions on Schedule 1 attached hereto and incorporated by reference herein provide the parties' best identification of the EMS Code as of the Effective Date.

      (j) EMS Product shall mean the EMS products offered, distributed and/or sold by Unigraphics or Intergraph, from time to time.

      (k) Intergraph Fields shall mean the following specific fields:

          A.   performance of each and every CAD-2
               Contract    (including,     without
               limitation, sales of Intergraph EMS
               Products to CAD-2 Customers and all
               training, maintenance, and  support
               related thereto); and

          B.   performance   of   any   and    all
               Shipbuilding Contracts  (including,
               without   limitation,   sales    of
               Intergraph    EMS    Products    to
               Shipbuilding  Customers   and   all
               training, maintenance, and  support
               related thereto).

      (l)   Intergraph EMS Business shall mean  Intergraph's
EMS Products and line of business, as such exist on the Effective Date immediately before the Principal Closing of the Asset Purchase Agreement.

      (m) Licensed Property shall mean the EMS Code, as such exists on the Effective Date, including the expressions of an organized set of instructions in a natural or coded language which are contained on physical media of any nature (e.g., written, electronic, magnetic, optical, or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a particular purpose, as well as any related Documentation for such set of instructions; and "Licensed Property" shall include computer programs in source and object code, test and other significant data libraries, Documentation for such computer programs and any of the following components which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis, or assurance of the performance of the EMS Code (collectively, the
"Miscellaneous     Software    Components"):      processes,
techniques,     algorithms,     symbologies,     interfaces,
calculations,   models,   narrative   descriptions,   notes,
specifications,   designs,  flow   charts,   parameters   or
descriptions, logic flow diagrams, masks, input and output formats, file layouts, data base formats, test programs, test or other data, user guidelines, manuals, installation
and   operating  instructions,  diagnostic  and  maintenance
instructions, source code, object code, and other similar materials and information; and "Licensed Property" shall further include all Confidential Information, Adaptations, and Copyrights, in all events as such exists on the
Effective  Date, which were included in the  Intergraph  EMS
Business,   which   Unigraphics  acquired  from   Intergraph
pursuant to the Asset Purchase Agreement, and which are necessary for the use or execution of the EMS Acquired
Assets  or  any Miscellaneous Software Components.   To  the
extent that Unigraphics has the authority to do so without incurring any material obligation (but not otherwise), the Licensed Property shall include a non-exclusive, royalty-free license to any part of the Development Environment for the Licensed Property that is owned by Unigraphics or its Affiliates or is not commercially available elsewhere, in all events as such exists on the Effective Date and subject
to   the  other  terms  and  conditions  set  forth  herein.
Notwithstanding anything to the contrary appearing  in  this
Section  1(m), the Licensed Property shall not  include  any
Third-Party  Software  incorporated  or  embedded   in,   or
compiled or combined with, the Licensed Property and/or the Development Environment (except that described on Schedule 1(m) hereto), any Patent Rights, the BAG Products, the INGR Tools, or LTS Tools.

      (n) Patent Rights shall mean all domestic and foreign patents (including, without limitation, certificates of invention and other patent equivalents), provisional applications, patents issuing therefrom, any division or continuation, re-issue, extension, revival, or renewal of any patent or invention.

     (o)    Product  shall  mean  the  products   offered,
distributed, or sold by Intergraph, from time to time.

     (p) Shipbuilding Contract shall mean an agreement (whether now or hereafter in effect, and all amendments, modifications, extensions, and renewals thereof or thereto) to grant an end-user license (excluding any Confidential Information) (and all related support, training, enhancements, and maintenance) in any or all of the Licensed Property only for use with the Intergraph Vehicle Design System Products to any Person for the purpose of designing, constructing, renovating, rehabilitating, re-fitting, adapting, or modifying a marine vessel, including, without limitation, tankers, cruisers, battleships, aircraft carriers, submarines, freighters, and other merchant marine vessels, ferries, river and ocean going barges and tugboats.

      (q) Shipbuilding Customers shall mean the end-user customers who have or may purchase a license to use the Licensed Property (excluding any Confidential Information) pursuant to a Shipbuilding Contract.

      (r) Third-Party Software shall mean computer software or other technology in which any Person, other than the Selling Entities or any other subsidiaries of Intergraph, has any right, title, or interest, including any restrictions or obligations (such as, obligations to obtain consents or approvals, and restrictions that may be eliminated only by obtaining such consents or approvals) applicable to the Licensed Property.

Section 2.  Ownership of Licensed Property.

      The Licensed Property is the property of and is owned by Unigraphics and title shall remain vested in Unigraphics. Intergraph acknowledges and agrees that the Licensed Property is comprised of trade secrets, proprietary information, and other Confidential Information, whether or not any portion thereof is or may be copyrightable or patented, and that Intergraph will not use, distribute, copy, perform, amend, alter, modify, exploit, sublicense or assign the Licensed Property, or permit any such to occur, except as expressly and specifically permitted in by this Agreement.

Section 3.  License and Retained Rights.

       (a) Unigraphics hereby grants to Intergraph an exclusive, world-wide, transferable (to the extent permitted by Section 13 hereof) license of the Licensed Property in the Intergraph Fields for any purpose whatsoever (the "License"), which License shall be for the period beginning the Effective Date through and including September 30, 2006, or the expiration or termination of all of Intergraph's obligations under the CAD-2 Contract, whichever shall first occur, with respect to the CAD-2 Contract in the Intergraph Fields and shall be perpetual with respect to the Shipbuilding Contracts in the Intergraph Fields. Intergraph hereby accepts the License. Unigraphics agrees that it shall not have any right to use the Licensed Property in the Intergraph Fields.

      (b)   Nothing  contained in this  Agreement  shall  be
construed as conferring by implication, estoppel, or otherwise any license or right under any confidential information, patent, copyright, trade secret, or other intellectual property, which is not expressly granted hereunder.

      (c) Intergraph shall pay to Unigraphics a royalty equal to one hundred percent (100%) of Intergraph's net sales price on sales of Intergraph EMS Products under any CAD-2 Contract and a royalty equal to fifty percent (50%) of Intergraph's net sales price on sales of Intergraph EMS Products under any Shipbuilding Contract (collectively, the "Royalty"). Intergraph shall be responsible for and shall retain all revenue for training and maintenance under any CAD-2 Contract or Shipbuilding Contract. The Royalty shall be payable on or before the fifteenth (15th) calendar day after the end of each calendar quarter and shall be accompanied by a written report of the total revenue from sales of Intergraph EMS Products with respect to the CAD-2 Contract and to Shipbuilding Contracts. Unigraphics shall have the right to audit the records of Intergraph with respect to the sales of Intergraph EMS Products to CAD-2 Customers and to Shipbuilding Customers (which records shall be deemed to be included in the Confidential Information (as defined herein)) no more frequently than once each calendar year, shall give Intergraph reasonable notice of any such audit, and shall conduct all such audits during Intergraph's usual business hours. If any such audit results in an under-payment of more than ten percent (10%) of the total Royalty that should have been paid during the period subject to such audit, Intergraph shall bear the cost of such audit and shall pay to Unigraphics the amount of such underpayment within ten (10) days following the completion of such audit, otherwise Unigraphics shall pay all costs associated with
such   audit.   If  Intergraph  has  overpaid  the  Royalty,
Unigraphics  shall  pay  Intergraph  the  amount   of   such
overpayment within ten (10) days following completion of such audit. Intergraph shall preserve its records relating to its sales of Intergraph Solid Edge Products for a period of two years. If requested by Intergraph, Unigraphics shall make the results of any such audit available to Intergraph. Neither the execution of this Agreement, the granting of the
License,  nor  Intergraph's  use  or  exploitation  of   the
Licensed  Property shall be construed as  an  obligation  of
Unigraphics  to  furnish  any  Person  (including,   without
limitation,   Intergraph)  any  assistance   of   any   kind
whatsoever;  or any enhancements, adaptations, improvements,
modifications,    corrections,    documentation,    support,
training, installation or maintenance with respect to the Licensed Property or any portion thereof, information or documentation, other than as expressly provided herein,
provided,   however,  that  Unigraphics  shall  deliver   to
Intergraph all "bug fixes" which Unigraphics makes at its sole discretion to the EMS Code.

       (d) To the extent that Intergraph creates any derivative work using or incorporating the Licensed Property by customizing, enhancing, modifying, or altering any or all portions of the Licensed Property after the Effective Date, those portions of each such derivative work which do not constitute Licensed Property shall be considered separate and independent derivative works with respect to which Intergraph shall retain all right, title, and interest, including, without limitation, the right to seek separate copyright registration for such derivative work in accordance with applicable law; provided, however, that such copyright registration shall identify the Licensed Property as copyrightable subject matter from which the derivative work was derived. Intergraph shall have no obligation to provide information concerning, make available, or grant any right in any such derivative work to Unigraphics. All derivative works based on the Licensed Property and created by Intergraph shall be subject to the field of use restrictions of Section 3(a) as though such derivative works were Licensed Property.

      (e) Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall be construed to create a partnership or joint venture between the parties, to authorize either party to act as agent for the other, to permit either party to undertake any agreement for the other, or to use the name or identifying mark or marks of the other, all except as expressly provided herein or in other agreements between or among the parties.

      (g) Intergraph and Unigraphics, each, agree that it will not assume any obligation or undertake any action which is inconsistent with this Agreement.

Section 4.  Delivery; Information Exchange.

      At the Principal Closing, Intergraph shall deliver to Unigraphics and shall retain a master copy of the EMS Code source code in the form of approximately 26 eight-millimeter tapes containing all directories for the EMS Code, together with their files, folders, data, information, and source code, Documentation, any other relevant documentation or media that evidences or supports the EMS Code and the other EMS Acquired Assets and all other tangible property comprising Licensed Property, in all events as such exists on the Effective Date, such Documentation and media shall include, to the extent the same exists, system documentation, statements of principles of operation, and schematics for the Licensed Property, as well as any pertinent commentary or explanation that may be necessary to render the Licensed Property understandable and usable by a trained computer programmer. Intergraph shall hold such master copy of the EMS Code as Confidential Information.

Section 5.  Term.

      This Agreement shall become effective on the Effective Date and, except as expressly provided herein, shall remain in force in perpetuity (or for the longest period otherwise permitted by law), unless earlier terminated or expires in accordance with this Agreement.

Section  6.   Indemnification  and  Protection  of  Licensed
Property; Disclaimer of Certain Warranties.

      (a)   The  indemnification  provisions  set  forth  in
Article IX of the Asset Purchase Agreement are incorporated by reference herein as though set forth in full herein, to the extent such indemnification provisions apply to the Licensed Property or to this Agreement.

      (b)   UNIGRAPHICS  HEREBY  DISCLAIMS  ALL  EXPRESS  OR
IMPLIED   WARRANTIES  INCLUDING,  WITHOUT  LIMITATION,   THE
WARRANTIES  OF MERCHANTABILITY AND FITNESS FOR A  PARTICULAR
PURPOSE.

      INTERGRAPH ACKNOWLEDGES AND AGREES THAT (i) PRIOR TO THE EFFECTIVE DATE THE LICENSED PROPERTY HAS BEEN AVAILABLE TO AND USED BY THE EMPLOYEES OF INTERGRAPH, (ii) INTERGRAPH IS RETAINING THE LICENSED PROPERTY "AS IS, WHERE IS," (iii) INTERGRAPH HAS HAD REASONABLE OPPORTUNITY TO TEST ANY SOFTWARE INCLUDED WITH THE LICENSED PROPERTY IN A MANNER AND WITH SUCH METHODS AS INTERGRAPH HAS DEEMED NECESSARY, AND
(iv)  BY  EXECUTING THIS AGREEMENT, INTERGRAPH  ACCEPTS  THE
LICENSED  PROPERTY AS CONFORMING TO INTERGRAPH'S  NEEDS  AND
REQUIREMENTS.

      NOTWITHSTANDING  THE  FOREGOING,  REPRESENTATIONS  AND
WARRANTIES  IN  THE ASSET PURCHASE AGREEMENT  SHALL  NOT  BE
DIMINISHED OR CHANGED IN ANY WAY HEREBY.

Section 7.  Export Requirements.

     With respect to the export by Intergraph of any product or of the Licensed Property, the disclosure of the Licensed Property to a foreign national or any other activities relating to the Licensed Property, Intergraph agrees that it shall obtain any and all necessary or appropriate export licenses, permits, or other authorizations and shall otherwise comply with all statutes, regulations, or other requirements of any governmental agency. Unigraphics agrees to cooperate in good faith with Intergraph in this process.

Section 8.  Proprietary Markings.

      Intergraph shall not knowingly remove or alter any proprietary or confidentiality markings (collectively, the "Proprietary Rights Notices") placed by Unigraphics on any of the master copies of the Licensed Property or any master copies of Documentation received from or on behalf of Unigraphics. Each copy of the Licensed Property shall contain any and all Proprietary Rights Notices or other notices giving credit to Unigraphics and/or any other third party which appears on or in the Licensed Property or is otherwise required by applicable law.

Section 9.  Taxes.

     Intergraph shall be liable for, and shall indemnify and hold Unigraphics harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the Royalty ("Applicable Taxes"). Applicable Taxes shall not include Unigraphics' franchise taxes, income taxes, and other taxes based on net or gross income. Intergraph agrees to pay to Unigraphics any Applicable Taxes which Unigraphics is required to collect and pay over to any taxing authority or provide Unigraphics with a valid exemption certificate or other documentary evidence of statutory exemption.

Section 10.  Trademark License

      No identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Unigraphics or any affiliate or subsidiary of Unigraphics is expressly or by implication licensed hereby. The respective rights as between Intergraph and Unigraphics regarding the use of any identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph are set forth in that certain Trademark License Agreement entered into between Intergraph and Unigraphics of even date herewith.

Section 11.  Confidentiality.

     (a) Intergraph agrees to use the same means as it uses to protect its confidential information, but in no event less than reasonable means, to protect the confidentiality of the Confidential Information, and Intergraph shall not disclose any or all of the Confidential Information (including, without limitation, source code, methods or concepts utilized therein) to anyone, except to employees of Intergraph, assignees, sublicensees and/or other third parties to whom such disclosure is necessary or appropriate and whom Intergraph has notified that such disclosure is made and shall be kept confidential consistent with such reasonable means. If information relating to the Confidential Information at any time becomes available without restriction to the general public by acts not attributable to the Intergraph's employees, assignees, sublicensees, and/or other third parties to whom disclosure of such information was made, Intergraph's obligations under this Section shall not continue to apply to such information after such time.

      (b) The obligations of Intergraph under this Section shall survive and continue after any termination of rights under this Agreement.

Section 12.  Termination.

      This Agreement may be terminated at anytime by an express written agreement executed by both parties.

Section 13.  Assignability.

       The   rights  and  obligations  of  Unigraphics   and
Intergraph under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

          (a) Intergraph or Unigraphics may grant to one or more lenders a pledge, security interest, mortgage, lien, conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender, or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender, shall meet the requirements of Section 13(b) hereof; or

           (b) Intergraph or Unigraphics may transfer, assign or sublicense all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions substantially equivalent to those contained in this Agreement; provided, however, that any such transfer, assignment or sublicense shall not relieve either Unigraphics or Intergraph of their respective obligations and responsibilities under this Agreement; and provided further, however, that Intergraph may only transfer, assign or sublicense its rights under this Agreement to a successor (or a sublicensee which is an Affiliate) to its rights and obligations under the CAD-2 Contract.

Section 14.   Arbitration.

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

Section 15.  General Provisions.

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., confidentiality).

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

      (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein as though set forth in full herein.

     IN WITNESS WHEREOF, the parties hereto have caused this
License   Agreement  to  be  executed  by  their  respective
authorized representatives as of the date first above written.

                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, Vice President



                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation


                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President



                      TRADEMARK LICENSE AGREEMENT
             ("CAD-2 Contract and Shipbuilding Contracts")


      THIS AGREEMENT made and entered into as of March 2, 1998, by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894 ("Intergraph"), and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").


                         W I T N E S S E T H:

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets relating to the Business (as defined in the Asset Purchase Agreement);

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain EMS License Agreement and that certain Solid Edge Specific Code License Agreement which are Exhibit H-1 and Exhibit H-2, respectively, to the Asset Purchase Agreement (collectively, the "License Agreements");

      WHEREAS, Unigraphics is the owner of various Trademarks which have been registered with the United States Patent & Trademarks Office as set forth on Exhibit 1 attached hereto, and Unigraphics claims common law rights in and to certain Trademarks as set forth in Exhibit 1 attached hereto, all of which Trademarks Unigraphics has acquired from Intergraph pursuant to the Asset Purchase Agreement (collectively, the "Trademarks");

      WHEREAS, Intergraph desires to use the Trademarks in connection with the exclusive and non-exclusive licenses granted by Intergraph pursuant to the respective License Agreements in Intergraph's performance of the CAD-2 Contract and Shipbuilding Contracts described therein ("business purpose"); and

     WHEREAS, Unigraphics is willing to grant permission to Intergraph to use the Trademarks in connection with activities pursuant to the Asset Purchase Agreement and the respective License Agreements;

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received, the receipt and sufficiency of which is hereby acknowledged, Intergraph and Unigraphics agree as follows:


              ARTICLE I.  DEFINITIONS, LICENSE, AND TERM

     1.   Definitions.

      For the purposes of this Agreement, the following terms shall have the meaning set forth below:

          (a) Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized term listed below which shall have the meaning set forth opposite such term:

          (b) "Product" shall mean the Intergraph service or services or product or products developed, sold, and/or marketed by Intergraph in connection with its performance of the CAD-2 Contract or Shipbuilding Contracts, in both cases pursuant to the License Agreements.

     1.2  License.

      In accordance with this Agreement, Unigraphics hereby grants to Intergraph a non-exclusive, world-wide, royalty-free, nontransferable license to the Trademarks which are described in detail in Exhibit 1 attached hereto and incorporated by reference herein, for Intergraph's use to represent any Product which is substantially the same as the goods and services offered and sold by Intergraph in connection with each Trademark immediately before the Principal Closing as part of Intergraph's business purpose regarding the License Agreements (the "License").

     1.3  Term.

      The term of this Agreement shall commence on the Effective Date and, with respect to each Trademark, shall continue in effect so long as Intergraph's obligations under any CAD-2 Contract or Shipbuilding Contracts continue (the "Term").


          ARTICLE II.  OWNERSHIP AND USE OF TRADEMARK LICENSE

     2.1  Ownership of Trademarks.

      As between Intergraph and Unigraphics, Unigraphics is the exclusive owner of the Trademarks. Intergraph acknowledges the substantial value of the goodwill associated with the Trademarks and that the Trademarks and all rights therein and the goodwill pertaining thereto belong solely and exclusively to Unigraphics. Under no circumstances shall any provision of this Agreement be construed as granting, by implication, estoppel, or otherwise, a license to any of Unigraphics' technology, proprietary rights, software, or other intellectual property, other than the permitted use of each Trademark pursuant to Section 1.2 hereof.

     2.2  Quality, Inspection, and Approval.

     Intergraph covenants and agrees that:

           (a) Intergraph shall maintain the quality of each Product used in connection with each Trademark at a level that meets or exceeds industry standards as such are applied to the CAD-2 Contract and Shipbuilding Contracts, and each Product shall meet the applicable quality standards described in this Agreement;

           (b) Intergraph shall supply Unigraphics with suitable specimens of each Product and Intergraph's use of each Trademark in connection with such Product at the times and in the manner reasonably requested by Unigraphics; and Intergraph shall cooperate fully with Unigraphics to facilitate periodic review of Intergraph's use of each Trademark and of Intergraph's compliance with the quality standards described in this Agreement. All specimens shall be used for purposes of quality control and review under this Agreement and shall be returned within 60 days;

           (c) Intergraph shall remedy any failure to meet the standards established by this Section 2.2(a) upon reasonable notice from Unigraphics;

           (d) Intergraph shall promptly notify Unigraphics of any suspected infringement of or challenge to any Trademark. Intergraph shall not knowingly violate or infringe any trademark right of any third party through its use of the Trademarks. Nothing herein shall be interpreted to diminish or change any provision of the Asset Purchase Agreement, including but not limited to the representations and warranties and indemnification provisions contained therein.

     2.3  Identification and Use.

           (a) Intergraph shall comply with all applicable laws, rules, and regulations relating to the use of the Trademarks and Intergraph shall mark every use of each Trademark with the trademark designations required by applicable law or as Unigraphics may reasonably request from time to time and shall reasonably comply with Unigraphics' trademark use guidelines for the respective Trademarks, as such may exist from time to time. Intergraph shall mark all packaging and advertising materials with proper trademark notice.

           (b) Intergraph acknowledges Unigraphics' ownership of each Trademark, shall use each Trademark solely as provided in this Agreement and in a manner that will not derogate from Unigraphics' rights in such Trademark, and shall take no action that will interfere with or diminish Unigraphics' rights in such Trademark (including, diminishing Unigraphics' goodwill in a Trademark or using a Trademark in a manner that is likely to result in confusion with any use of such Trademark by Unigraphics or of any other mark by Unigraphics), during the term of this Agreement. Intergraph agrees not to adopt, use, or register any corporate name, trade name, trademark, service mark, or certification mark, or other designation confusingly similar to or containing in whole or in part any Trademark. Notwithstanding the foregoing sentence, Intergraph's use of any current or future trademark, service mark, certification mark, or other designation which include "SMART" as a component (e.g., SMARTSKETCH, SMART PLAN EXPLORER) shall not be deemed to violate this Agreement. Intergraph agrees that all use of any Trademark by Intergraph will inure to the benefit of Unigraphics. Intergraph shall not use any Trademark in any way as an endorsement or sponsorship of any product of Unigraphics.

     2.4   Reversion of Rights.

      Upon and after the expiration or termination of this Agreement, the License and all rights granted to Intergraph hereunder shall immediately and forthwith revert to Unigraphics without any further action by or on behalf of Unigraphics, and all goodwill pertaining thereto shall belong to Unigraphics, and Intergraph shall discontinue and refrain from further use of any Trademark or any further reference to it (whether direct or indirect) or use of any mark deemed by Unigraphics to be confusingly similar to any Trademark in connection with the manufacture, sale, or distribution of any product or any good and service otherwise manufactured, sold, or distributed by Unigraphics.

     2.5  Assignability.

     The rights and obligations of Intergraph under this Agreement are personal and may not be transferred (either by operation of law or otherwise), assigned or sublicensed, including but not limited to the grant of any security interest, and any such transfer shall render the License void and unenforceable.


                      ARTICLE III.  MISCELLANEOUS

     3.1  Arbitration.

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

     3.2  General Provisions.

           (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

           (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

           (c) This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

           (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

           (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted.
Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

           (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

           (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., reversion of rights on expiration or termination).

          (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

           (i) Nothing in this Agreement is intended to require Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

           (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

           (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

           (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with
Section 10.6 of the Asset Purchase Agreement, which Section 10.6 is incorporated by reference herein, as though set forth in full herein.

     3.3  Taxes.

      Intergraph  shall  be liable for, and shall indemnify  and  hold
Unigraphics harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the license granted hereunder ("Applicable Taxes"). Applicable Taxes shall not include Unigraphics' franchise taxes, income taxes, and other taxes based on net or gross income. Intergraph agrees to pay to Unigraphics any Applicable Taxes which Unigraphics is required to collect and pay over to any taxing authority or provide Unigraphics with a valid exemption certificate or other documentary evidence of statutory exemption.


      IN WITNESS WHEREOF, Intergraph and Unigraphics have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.


                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, Vice President


                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President


                               Exhibit 1
                    to Trademark License Agreement

                          LIST OF TRADEMARKS

     The following Trademarks have been granted, or are in the process of being granted, by the United States Patent and Trademarks Office:


                        REGISTRATION                DATE OF
                           NUMBER                 REGISTRATION
TRADEMARKS            (Serial Number)        (or Registration App.)
----------            ---------------        ----------------------
SOLID EDGE       Serial Number 74/721,439       August 26, 1997

SOLID EDGE
EXCHANGE         Serial Number 74/131,517       August 19, 1997

EMS POWERPAK        Reg. No. 1,846,558           July 26, 1994

           The following Trademarks are owned at common law:

TRADEMARKS

SOLID EDGE and Design         (Solid Edge)
PathFinder                    (Solid Edge)
SmartStep                     (Solid Edge)
PinPoint                      (Solid Edge)
PickQuick                     (Solid Edge)
EMS                           (EMS)
Engineering Modelling System  (EMS)
I/Burn                        (EMS)
I/CMM                         (EMS)
I/DESIGN                      (EMS)
I/DESIGN PROTEGE              (EMS)
I/DRAFT                       (EMS)
I/FEM                         (EMS)
I/FOLD                        (EMS)
IMAXMILL                      (EMS)
I/MDS                         (EMS)
I/MILL                        (EMS)
I/MSM                         (EMS)
I/NC                          (EMS)
I/NEST                        (EMS)
IPDM                          (EMS)
I/PDU                         (EMS)
I/Prototype                   (EMS)
I/Punch                       (EMS)



                      LICENSE AGREEMENT
                 ("Solid Edge Common Code")


     THIS AGREEMENT (this "Agreement"), dated as of March 2, 1998 (the "Effective Date") by and between Intergraph Corporation, a Delaware corporation having its principal place of business of One Madison Industrial Park, Huntsville, Alabama 35894 ("Intergraph") and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").

                    W I T N E S S E T H :

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets, including assets relating to the Intergraph Solid Edge Business (as defined herein), including, without limitation, the Intergraph Solid Edge software;

     WHEREAS, Intergraph and Unigraphics recognize and agree that some of the Intergraph Solid Edge software and the Intergraph Solid Edge products have as their constituent parts certain object-oriented computer software which Intergraph has developed which is an important constituent part of substantially all other object-oriented computer software presently developed, used, and sold by Intergraph, and which is of material and substantial economic importance to Intergraph and to Intergraph's continuing ability to develop, modify, sell, market, and distribute three dimensional object-oriented computer software other than the Intergraph Solid Edge software, and which Intergraph does not intend to sell, convey, assign, or transfer, but which Intergraph intends to license Unigraphics to use pursuant to the terms and conditions of this Agreement and the Asset Purchase Agreement and in which Intergraph intends to reserve and retain rights; such object-oriented computer software being defined in Section 1 hereof (collectively, the "Licensed Property");

     WHEREAS, Intergraph desires to grant to Unigraphics and Unigraphics desires to receive from Intergraph a license with respect to the Licensed Property, in all events solely and exclusively upon the terms and conditions set forth herein; and

      WHEREAS, Intergraph desires to retain and reserve ownership of and other rights in the Licensed Property and Unigraphics desires to agree to such retention and reservation of rights in the Licensed Property by Intergraph, in all events solely and exclusively upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, including, without limitation the execution and delivery of the Asset Purchase Agreement, the receipt and adequacy of which is hereby acknowledged, Intergraph and Unigraphics, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.

     Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized terms listed below which shall have the following meanings:

      (a) Adaptation shall mean any work incorporating any Solid Edge Common Code (whether directly or indirectly), including, without limitation, any modified, altered, or amended version of the Solid Edge Common Code (but not any modification, alteration, or amendment of the Solid Edge Common Code which, under applicable law, constitutes a derivative work), or any work utilizing a method or concept from the Solid Edge Common Code.

      (b) Confidential Information shall mean any data, source code, trade secrets, documentation, notes, or information (oral or written) heretofore created, developed, controlled, possessed, or obtained by Intergraph or exchanged between the parties, and treated as confidential and so identified, that concerns the Solid Edge Common Code or relates in any manner to technical or business aspects of the Solid Edge Common Code as used or exists in the Intergraph Solid Edge Business. Notwithstanding the foregoing, Confidential Information will not be deemed to include information that is (i) publicly available or in the public domain at the time disclosed, (ii) or becomes publicly available or enters the public domain through no fault of the party receiving such information,
(iii) rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto, (iv) already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure, (v) approved by the disclosing party for release or disclosure without restriction.

      (c) Copyright(s) shall mean all copyright interests owned or claimed by Intergraph in the Solid Edge Common Code and Documentation, including, without limitation, all common-law rights.

       (d) Development Environment shall mean any programming, documentation, assemblers, compilers, and media used by Intergraph for the development, maintenance, testing and implementation of the Solid Edge Common Code, solely and exclusively to the extent such objects may be practically required by Unigraphics for any subsequent maintenance, testing or enhancement of the Solid Edge Common Code pursuant to this Agreement, or the comprehension by a skilled technician of the operation of the Solid Edge Common Code in the context of the Intergraph Solid Edge Business; provided, however, that "Development Environment" shall not include the BAG Products or the INGR Tools (as the BAG Products and the INGR Tools are defined, respectively, in that certain BAG Products License Agreement and in that certain INGR Tools License Agreement (as each such Agreement is defined in the Asset Purchase Agreement)), or the LTS Tools.

      (e) Documentation shall mean all written materials (including, design documentation, user documentation, and program documentation) created by Intergraph, as of the Effective Date, which directly relate to the use, distribution, and/or maintenance of the Solid Edge Common Code.

       (f) Intergraph Fields shall mean the following specific fields:

                     (i)  three-dimensional products without
               significant capability for use as a three-dimensional mechanical system, for data capture, design, analysis and management of infrastructure systems. Intergraph's highway design, utility distribution system, and mapping products are examples of such systems;

                     (ii) three-dimensional products without
               significant capability for use as a three-dimensional mechanical system, for modeling, designing (including design of component parts), analyzing, drawing production, or operation of any of the following systems which are utilized in chemical and processing industry plants, ships, marine vessels, or off-shore platforms, including, without limitation, (1) piping, (2) heating, ventilation and air conditioning (HVAC), (3) cable routing, (4) structural support systems for marine vessels, ships, and off-shore platforms, and (5) process and/or instrument diagrams. Intergraph's plant design and shipbuilding products are examples of such systems; and

                      (iii)      performance  of  the  CAD-2
               Agreements.

       (g)    Intergraph  Solid  Edge  Business  shall  mean
Intergraph's "Solid Edge" products and line of business, as such exist on the Effective Date.

       (h) Joint Fields shall mean the following specific fields:

                      (i)   two-dimensional drafting  systems
               (including those which may have application to the mechanical drafting market);

                     (ii)  two-dimensional modeling  systems
               (including those which may have application to the mechanical drafting market);

                    (iii)     creation, publication, or
                    distribution of technical manuals;

                     (iv) electrical CAD, CAM, or CAE systems
               (or combinations thereof) without significant capability for use as a three-dimensional mechanical system; and

                     (v)  all other CAD, CAM, or CAE systems
               (or combinations thereof) outside of the Unigraphics Fields and the Intergraph Fields.

     (i) Licensed Property shall mean the Solid Edge Common Code, as such exists on the Effective Date and in the form delivered pursuant to Section 4 hereof, including the expressions of an organized set of instructions in a natural or coded language which are contained on physical media of any nature (e.g., written, electronic, magnetic, optical, or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a particular purpose, as well as any related Documentation for such set of instructions; and "Licensed Property" shall include computer programs in source and object code, test and other significant data libraries, Documentation for such computer programs and any of the following components which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis, or assurance of the performance of the Solid Edge Common Code (collectively, the "Miscellaneous Software Components"): processes, techniques, algorithms, symbologies, interfaces, calculations, models, narrative descriptions, notes, specifications, designs, flow charts, parameters or descriptions, logic flow diagrams, masks, input and output formats, file layouts, data base formats, test programs, test or other data, user guidelines, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code, and other similar materials and information; and "Licensed Property" shall further include all Confidential Information received from Intergraph, Adaptations, and Copyrights, in all events as such exists on the Effective Date, owned by Intergraph or in which Intergraph has any right, title, and interest which are necessary for the use or execution of the Solid Edge Common Code or any Miscellaneous Software Components. To the extent that Intergraph has the authority to do so without incurring any material obligation (but not otherwise), the Licensed Property shall include a non-exclusive, royalty-free license to any part of the
Development Environment for the Licensed Property that is owned by Intergraph or its Affiliates or is not commercially available elsewhere, in all events as such exists on the Effective Date and subject to the other terms and conditions set forth herein. Notwithstanding anything to the contrary appearing in this Section 1(i), the Licensed Property shall not include any Third-Party Software incorporated or embedded in, or compiled or combined with, the Licensed Property and/or the Development Environment pursuant to the Marcomp, D-Cubed or ACIS license agreements described on
Schedule 1(i) hereof, or any Patent Rights, the BAG Products or the INGR Tools, or the LTS Tools.

      (j) Patent Rights shall mean all domestic and foreign patents (including, without limitation, certificates of invention and other patent equivalents), provisional applications, patents issuing therefrom, any division or continuation, re-issue, extension, revival, or renewal of any patent or invention.

      (k)    Product  shall  mean  the  products   offered,
distributed and/or sold by Unigraphics, from time to time.

      (l) Solid Edge Common Code shall mean that portion of the Solid Edge source code that, on the Effective Date, is not unique to the Solid Edge portion of the Business and is used in other product and development activities of Intergraph. The Solid Edge Common Code CD-ROM delivered to Unigraphics pursuant to Section 4 hereof provides the parties' best identification of the Solid Edge Common Code as of the Effective Date.

      (m) Third-Party Software shall mean computer software or other technology in which any Person, other than the Selling Entities or any other subsidiaries of Intergraph, has any right, title, or interest, including any restrictions or obligations (such as, obligations to obtain consents or approvals, and restrictions that may be eliminated only by obtaining such consents or approvals) applicable to the Licensed Property.

      (n) Unigraphics Fields shall mean the following specific field:

          three-dimensional mechanical  CAD,  CAM,
          or CAE systems (or combinations thereof)
          without  significant capability for  use
          as  a  three-dimensional plant, offshore
          platform,  ship,  or  submarine   design
          system. Intergraph's EMS and Solid Edge products are examples of such systems.

Section 2.  Ownership of Licensed Property.

      The Licensed Property is the property of and is owned by Intergraph and title shall remain vested in Intergraph. Unigraphics acknowledges and agrees that the Licensed Property is comprised of trade secrets, proprietary information, and other Confidential Information, whether or not any portion thereof is or may be copyrightable or patented, and that Unigraphics will not use, distribute, copy, perform, amend, alter, modify, exploit, sublicense or assign the Licensed Property, or permit any such to occur, except as expressly and specifically permitted in by this Agreement.

Section 3.  License and Retained Rights.

      (a) Intergraph hereby grants to Unigraphics (i) an exclusive, world-wide, royalty-free, transferable (to the extent permitted by Section 13 hereof) license of the Licensed Property solely within the Unigraphics Fields for any purpose whatsoever until March 3, 2005; (ii) a non-exclusive, world-wide, royalty-free, transferable (to the extent permitted by Section 13 hereof) license of the Licensed Property solely within the Joint Fields for any purpose whatsoever until March 3, 2005; and (iii) on and after March 3, 2005, a perpetual, non-exclusive, world-wide, royalty-free, transferable (to the extent permitted by Section 13 hereof) right and license of the Licensed Property for any purpose whatsoever, whether or not within the Unigraphics Fields, the Intergraph Fields, or the Joint Fields (collectively, the "License"); provided, however, and notwithstanding the foregoing, Intergraph and Unigraphics expressly agree that Intergraph shall have the right to continue to perform the CAD-II Agreements (as defined in the Asset Purchase Agreement) by selling, maintaining, and supporting products which may include or incorporate the Solid Edge Common Code and that Intergraph's performance of the CAD-2 Contract shall not be deemed or construed to be a violation of this Agreement or the Asset Purchase Agreement or to otherwise diminish or restrict the exclusive rights in the Solid Edge Common Code granted to Unigraphics hereunder. Unigraphics hereby accepts the License and agrees that it and its successors, assigns, and sublicensees also shall not have any license to the Licensed Property in the Intergraph Fields until March 3, 2005, as set forth in Section 3(a)(i) hereof.

      (b)   Nothing  contained in this  Agreement  shall  be
construed as conferring by implication, estoppel, or otherwise any license or right under any confidential information, patent, copyright, trade secret, or other intellectual property, which is not expressly granted hereunder.

      (c) Neither the execution of this Agreement, the granting of the License, nor Unigraphics' use or exploitation of the Licensed Property shall be construed as an obligation of Intergraph to furnish any Person (including, without limitation, Unigraphics) any assistance of any kind whatsoever, or any enhancements, Adaptations, improvements, modifications, corrections, documentation, support, training, installation, or maintenance with respect to the Licensed Property or any portion thereof or any information or documentation, other than as expressly provided herein.

      (d) To the extent that Unigraphics, at its expense, creates any derivative work using or incorporating the Licensed Property by customizing, enhancing, modifying, or altering any or all portions of the Licensed Property, notwithstanding Section 2 hereof, the portions of each such derivative work which do not constitute the Licensed Property shall be the property of and shall be owned by Unigraphics and title to each such derivative work shall be considered separate and independent derivative works with respect to which Unigraphics shall retain all right, title, and interest, including, without limitation, the right to seek separate copyright registration for such derivative work in accordance with applicable law; provided, however, that such copyright registration shall identify the Licensed Property as copyrightable subject matter from which the derivative work was derived. Unigraphics shall have no obligation to provide information concerning, make available, or grant any right in any such derivative work to Intergraph. All derivative works based on the Licensed Property and created by Unigraphics shall be subject to the field of use restrictions described in Section 3(a) hereof.

      (e) Intergraph and Unigraphics, each, agree that it will not assume any obligation or restriction or undertake any action which is inconsistent with this Agreement.

      (f) Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall be construed to create a partnership or joint venture between the parties, to authorize either party to act as agent for the other, to permit either party to undertake any agreement for the other, or to use the name or identifying mark or marks of the other, all except as expressly provided herein or in other agreements between or among the parties.

Section 4.  Delivery; Information Exchange.

      At the Principal Closing, Intergraph shall deliver to Unigraphics a master copy of the Solid Edge Common Code source code in the form of a CD-ROM containing all directories for the Solid Edge Common Code, together with their files, folders, data, information, and source code for the Solid Edge Common Code, Documentation, any other relevant documentation or media that evidences or supports the Solid Edge Common Code source code, and all other tangible property comprising Licensed Property in all events as such exists on the Effective Date, such documentation and media shall include, to the extent the same exists, system documentation, statements of principles of operation, and schematics for the Solid Edge Common Code, as well as any pertinent commentary or explanation that may be necessary to render the Licensed Property understandable and usable by a trained computer programmer.

Section 5.  Term.

      This Agreement shall become effective on the Effective Date and, except as expressly provided herein, shall remain in force in perpetuity (or for the longest period otherwise permitted by law), unless earlier terminated or expires in accordance with this Agreement.

Section  6.   Indemnification  and  Protection  of  Licensed
Property; Disclaimer of Certain Warranties.

      (a)   The  indemnification  provisions  set  forth  in
Article IX of the Asset Purchase Agreement are incorporated by reference herein as though set forth in full herein, to the extent such indemnification provisions apply to the Licensed Property or to this Agreement.

     (b)  INTERGRAPH HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED
WARRANTIES  WHETHER ARISING BY USAGE OF TRADE OR  COURSE  OF
DEALING,  INCLUDING, WITHOUT LIMITATION, THE  WARRANTIES  OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      UNIGRAPHICS ACKNOWLEDGES AND AGREES THAT (i) PRIOR TO THE EFFECTIVE DATE THE SOFTWARE INCLUDED IN THE LICENSED PROPERTY HAS BEEN AVAILABLE TO AND USED BY THE EMPLOYEES OF THE MECHANICAL GROUP OF INTERGRAPH AND IS, ON THE EFFECTIVE DATE, INSTALLED ON EQUIPMENT USED BY SUCH EMPLOYEES WHICH EQUIPMENT UNIGRAPHICS HAS PURCHASED AND TO WHICH EMPLOYEES UNIGRAPHICS HAS OFFERED EMPLOYMENT CONTEMPORANEOUSLY HEREWITH OR ARE OTHERWISE AVAILABLE TO UNIGRAPHICS, (ii) UNIGRAPHICS IS ACCEPTING THE LICENSED PROPERTY "AS IS, WHERE IS," (iii) UNIGRAPHICS HAS HAD REASONABLE OPPORTUNITY TO TEST THE SOLID EDGE COMMON CODE IN A MANNER AND WITH SUCH METHODS AS UNIGRAPHICS HAS DEEMED NECESSARY, AND (iv) BY EXECUTING THIS AGREEMENT, UNIGRAPHICS ACCEPTS THE SOLID EDGE COMMON CODE AND OTHER LICENSED PROPERTY AS CONFORMING TO UNIGRAPHICS NEEDS AND REQUIREMENTS.

      NOTWITHSTANDING THE FOREGOING, THE REPRESENTATIONS AND
WARRANTIES  SET FORTH IN THE ASSET PURCHASE AGREEMENT  SHALL
NOT BE DIMINISHED OR CHANGED IN ANY WAY HEREBY.

Section 7.  Export Requirements.

      With  respect  to  the export by  Unigraphics  of  any
Product or of the Licensed Property, the disclosure of the Licensed Property to a foreign national or any other activities relating to the Licensed Property, Unigraphics agrees that it shall obtain any and all necessary or appropriate export licenses, permits, or other authorizations and shall otherwise comply with all statutes, regulations, or other requirements of any governmental agency. Intergraph agrees to cooperate in good faith with Unigraphics in this process.

Section 8.  Proprietary Markings.

      Unigraphics shall not knowingly remove or alter any proprietary or confidentiality markings (collectively, the "Proprietary Rights Notices") placed by Intergraph on any of the master copies of the Licensed Property or any master copies of Documentation received from or on behalf of Intergraph. Each copy of the Licensed Property shall contain any and all Proprietary Rights Notices or other notices giving credit to Intergraph and/or any other third party which appears on or in the Licensed Property or is otherwise required by applicable law.

Section 9.  Taxes.

      The provisions of Section 10.13 of the Asset Purchase Agreement relating to tax representations and warranties and tax matters, respectively, and all defined terms utilized therein, are incorporated by reference herein. For purposes of this Agreement, (a) each reference to Acquired Assets set forth in Section 10.13 of the Asset Purchase Agreement shall also be deemed to include a reference to the Solid Edge Common Code, and (b) each reference to Alabama Sales and Use Taxes, the three percent (3%) Italian registration tax, Other Transaction Taxes, and Transaction Taxes in Section
10.13 of the Asset Purchase Agreement shall be deemed to include all such Transaction Taxes arising out of the grant of the license with respect to the Solid Edge Common Code pursuant to this Agreement.

Section 10.  Trademark License

      No identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph or any affiliate or subsidiary of Intergraph is expressly or by implication licensed hereby. The respective rights as between Intergraph and Unigraphics regarding the use of any identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph are set forth in that certain Trademark License Agreement entered into between Intergraph and Unigraphics of even date herewith.

Section 11.  Confidentiality.

      (a)   Unigraphics agrees to use the same means  as  it
uses to protect its confidential information, but in no event less than reasonable means, to protect the confidentiality of the Confidential Information, and Unigraphics shall not disclose any or all of the Confidential Information (including, without limitation, source code, methods or concepts utilized therein) to anyone, except to employees of Unigraphics, assignees, sublicensees and/or other third parties to whom such disclosure is necessary or appropriate and whom Unigraphics has notified that such disclosure is made and shall be kept confidential consistent with such reasonable means. If information relating to the Confidential Information at any time becomes available without restriction to the general public by acts not attributable to the Unigraphics employees, assignees, sublicensees, and/or other third parties to whom disclosure of such information was made, Unigraphics' obligations under this Section shall not continue to apply to such information after such time.

      (b) The obligations of Unigraphics under this Section shall survive and continue after any termination of rights under this Agreement.

Section 12.  Termination.

      This Agreement may be terminated at anytime by an express written agreement executed by both parties.


Section 13.  Assignability.

       The   rights  and  obligations  of  Unigraphics   and
Intergraph under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

     (a) Intergraph or Unigraphics may grant to one or more lenders a pledge, security interest, mortgage, lien, conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender, or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender, shall meet the requirements of Section 13(b) hereof; or

      (b) Intergraph or Unigraphics may transfer, assign or sublicense all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions substantially equivalent to those contained in this Agreement; provided, however, that any such transfer, assignment of sublicense shall not relieve either Unigraphics or Intergraph of their respective obligations and responsibilities under this Agreement.

Section 14.   Arbitration.

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

Section 15.  General Provisions.

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., confidentiality).

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

      (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein, as though set forth in full herein.

     IN WITNESS WHEREOF, the parties hereto have caused this
License   Agreement  to  be  executed  by  their  respective
authorized representatives as of the date first above written.


                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, Vice President


                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President




                      LICENSE AGREEMENT
                      ("BAG Products")


     THIS AGREEMENT (this "Agreement"), dated as of March 2, 1998 (the "Effective Date"), by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park,
Huntsville, Alabama 35894 ("Intergraph") and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").

                    W I T N E S S E T H :

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets including assets that may be used in connection with the Intergraph Basic Application Group Products or so-called "BAG Products" (as defined herein);

      WHEREAS,  this Agreement is that certain BAG  Products
License  Agreement as defined in Section 2.4  of  the  Asset
Purchase Agreement; and

     WHEREAS, Intergraph desires to grant to Unigraphics and Unigraphics desires to receive from Intergraph a license with respect to the BAG Products, in all events solely and exclusively upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, including, the receipt and adequacy of which is hereby acknowledged, Intergraph and Unigraphics, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.

     Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized terms listed below which shall have the following meanings:

      (a) Adaptation shall mean any work incorporating any BAG Products (whether directly or indirectly), including, without limitation, any modified, altered, or amended version of the BAG Products (but not any modification, alteration, or amendment of the BAG Products which, under applicable law, constitutes a derivative work), or any work utilizing a method or concept from the BAG Products.

      (b) BAG Products shall mean that certain source code that, on the Effective Date, are used in other Intergraph products or development activities and are also used in the EMS component of the Business. The 16 BAG Products eight millimeter tapes delivered by Intergraph to Unigraphics pursuant to Section 4 of this Agreement and the descriptions on Schedule 1(b) attached hereto and incorporated by reference herein provide the parties' best identification of the Bag Products as of the Effective Date.

      (c) Confidential Information shall mean any data, source code, trade secrets, documentation, notes, or information (oral or written) heretofore created, developed, controlled, possessed, or obtained by Intergraph or exchanged between the parties, and treated as confidential and so identified, that concerns the BAG Products or relates in any manner to technical or business aspects of the BAG Products as used or exists in the Intergraph EMS Business. Notwithstanding the foregoing, Confidential Information will not be deemed to include information that is (i) publicly available or in the public domain at the time disclosed,
(ii) or becomes publicly available or enters the public domain through no fault of the party receiving such information, (iii) rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto, (iv) already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure, (v) approved by the disclosing party for release or disclosure without restriction.

      (d)   Copyright(s) shall mean all copyright  interests
owned   or  claimed  by  Intergraph  in  the  BAG  Products,
including, without limitation, all common-law rights.

      (e)    Development   Environment   shall   mean   any
programming, documentation, and media used by Intergraph for the development, maintenance, testing and implementation of the BAG Products, solely and exclusively to the extent such objects may be practically required by Unigraphics for any subsequent maintenance, testing or enhancement of the BAG Products pursuant to this Agreement, or the comprehension by a skilled technician of the operation of the BAG Products in the context of the Intergraph EMS Business; provided, however, that "Development Environment" shall not include the INGR Tools described in that certain INGR Tools License Agreement (as defined in the Asset Purchase Agreement) or the LTS tools.

      (f) Documentation shall mean all written materials (including, design documentation, user documentation, and program documentation) created by Intergraph, as of the Effective Date, which directly relate to the use, distribution, and/or maintenance of the BAG Products.

      (g)   Intergraph EMS Business shall mean  Intergraph's
"EMS" products and lines of business, as such exist on the Effective Date.

      (h) Licensed Property shall mean the BAG Products, as such exists on the Effective Date and in the form delivered pursuant to Section 4 hereof, including the expressions of an organized set of instructions in a natural or coded language which are contained on physical media of any nature (e.g., written, electronic, magnetic, optical, or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a particular purpose, as well as any related Documentation for such set of instructions; and "Licensed Property" shall include computer programs in source and object code, test and other significant data libraries, Documentation for such computer programs and any of the following components which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis, or assurance of the performance of the BAG Products (collectively, the "Miscellaneous Software Components"): processes, techniques, algorithms, symbologies, interfaces, calculations, models, narrative descriptions, notes, specifications, designs, flow charts, parameters or descriptions, logic flow diagrams, masks, input and output formats, file layouts, data base formats, test programs, test or other data, user guidelines, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code, and other similar materials and information; and "Licensed Property" shall further include all Confidential Information received from Intergraph, Adaptations, and Copyrights, as such exists on the Effective Date, which are owned by Intergraph or in which Intergraph has any right, title, and interest and which are necessary for the use or execution of the BAG Products or any Miscellaneous Software Components. To the extent that Intergraph has the authority to do so without incurring any material obligation (but not otherwise), the Licensed Property shall include a non-exclusive, royalty-free license to any part of the Development Environment for the BAG Products that is owned by Intergraph or its Affiliates or is not commercially available elsewhere, in all events as such exist on the Effective Date and subject to the other terms and conditions set forth herein. Notwithstanding anything to the contrary appearing in this
Section 1(h), the Licensed Property shall not include any Third-Party Software (except the Third-Party Software incorporated or embedded in, or compiled or combined with, the BAG Products and set forth on Schedule 1(h) attached hereto and incorporated by reference herein), or any Patent Rights, or the INGR Tools or the LTS Tools.

      (i) Patent Rights shall mean all domestic and foreign patents (including, without limitation, certificates of invention and other patent equivalents), provisional applications, patents issuing therefrom, any division or continuation, re-issue, extension, revival, or renewal of any patent or invention.

      (j) Product shall mean the EMS products offered, distributed, or sold by Unigraphics from time to time.

      (k) Third-Party Software shall mean computer software or other technology in which any Person, other than the Selling Entities or any other subsidiaries of Intergraph, has any right, title, or interest, including any restrictions or obligations (such as, obligations to obtain consents or approvals, and restrictions that may be eliminated only by obtaining such consents or approvals) applicable to the Licensed Property.

Section 2.  Ownership of Licensed Property.

      The Licensed Property is the property of and is owned by Intergraph and title shall remain vested in Intergraph. Unigraphics acknowledges and agrees that the Licensed Property is comprised of trade secrets, proprietary information, and other Confidential Information, whether or not any portion thereof is or may be copyrightable or patented, and that Unigraphics will not use, distribute, copy, perform, amend, alter, modify, exploit, sublicense or assign the Licensed Property, or permit any such to occur, except as expressly and specifically permitted in by this Agreement.

Section 3.  License and Retained Rights.

      (a) Intergraph hereby grants to Unigraphics a non-exclusive, perpetual, world-wide, royalty-free, transferable (to the extent permitted by Section 13 hereof) license of the Licensed Property solely for the purpose of developing, supporting, maintaining, and selling any Product but only if and to the extent Unigraphics uses the Licensed Property in combination with the EMS Code (the "License"). Unigraphics agrees that no other use is licensed hereunder, including without limitation, the sale of the Licensed Property in any manner that is independent of or separate from a Product. Unigraphics hereby accepts the License and agrees that it and its successors, assigns, and sublicensees shall not have any right in the Licensed Property except as expressly provided herein.

      (b)   Nothing  contained in this  Agreement  shall  be
construed as conferring by implication, estoppel, or otherwise any license or right under any confidential information, patent, copyright, trade secret, or other intellectual property, which is not expressly granted hereunder.

     (c) Intergraph shall have the right to use and exploit the Licensed Property and the Confidential Information (without regard to whether such purpose relates to the
Licensed Property), in all events for all purposes and in any manner whatsoever but only in any fields of use in which Intergraph is not otherwise prohibited from doing so. Neither the execution of this Agreement, the granting of the License, nor Unigraphics' use or exploitation of the Licensed Property shall be construed as an obligation of Intergraph to furnish any Person (including, without limitation, Unigraphics) any assistance of any kind whatsoever, or any Adaptations, enhancements, improvements, modifications, corrections, documentation, support, training, installation, or maintenance with respect to the Licensed Property or any portion thereof, other than as expressly provided herein. Nothing herein shall affect any provision of the Asset Purchase Agreement, and in the event of a conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement controls.

      (d) To the extent that Unigraphics, at its expense, creates any derivative work using or incorporating the Licensed Property by customizing, enhancing, modifying, or altering any or all portions of the Licensed Property, notwithstanding Section 2 hereof, those portions of each such derivative work which do not constitute Licensed Property shall be considered separate and independent derivative works with respect to which Unigraphics shall retain all right, title, and interest, including, without limitation, the right to seek separate copyright registration for such derivative work in accordance with applicable law; provided, however, that such copyright registration shall identify the Licensed Property as copyrightable subject matter from which the derivative work was derived. Unigraphics shall have no obligation to provide information concerning, make available, or grant any right in any such derivative work to Intergraph. All derivative works based on the Licensed Property and created by Unigraphics shall be subject to the restrictions described in Section 3(a) hereof.

      (e) Intergraph and Unigraphics, each, agree that it will not assume any obligation or restriction or undertake any action which is inconsistent with this Agreement.

      (f) Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall be construed to create a partnership or joint venture between the parties, to authorize either party to act as agent for the other, to permit either party to undertake any agreement for the other, or to use the name or identifying mark or marks of the other, all except as expressly provided herein or in other agreements between or among the parties.

Section 4.  Delivery; Information Exchange.

      At the Principal Closing, Intergraph shall deliver to Unigraphics a master copy of the BAG Products source code in the form of 16 eight millimeter tapes containing all directories for the BAG Products, together with their files, folders, data, information, and source code for the BAG Products, Documentation and any other relevant documentation or media that evidences or supports the BAG Products source code, in all events as such exists on the Effective Date, such documentation and media shall include, to the extent the same exists, system documentation, statements of principles of operation, and schematics for the Licensed Property, as well as any pertinent commentary or explanation that may be necessary to render the Licensed Property understandable and usable by a trained computer programmer.

Section 5.  Term.

      This Agreement shall become effective on the Effective Date and, except as expressly provided herein, shall remain in force in perpetuity (or for the longest period otherwise permitted by law), unless earlier terminated or expires in accordance with this Agreement.

Section  6.   Indemnification  and  Protection  of  Licensed
Property; Disclaimer of Certain Warranties.

      (a)   The  indemnification  provisions  set  forth  in
Article IX of the Asset Purchase Agreement are incorporated by reference herein, as though set forth in full herein, to the extent such indemnification provisions apply to the Licensed Property or to this Agreement.

     (b)  INTERGRAPH HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED
WARRANTIES  WHETHER ARISING BY USAGE OF TRADE OR  COURSE  OF
DEALING,  INCLUDING, WITHOUT LIMITATION, THE  WARRANTIES  OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      UNIGRAPHICS ACKNOWLEDGES AND AGREES THAT PRIOR TO THE EFFECTIVE DATE THE SOFTWARE INCLUDED INLICENSED PROPERTY HAS BEEN AVAILABLE TO AND USED BY THE EMPLOYEES OF THE MECHANICAL GROUP OF INTERGRAPH AND IS, ON THE EFFECTIVE DATE, INSTALLED ON EQUIPMENT USED BY SUCH EMPLOYEES WHICH EQUIPMENT UNIGRAPHICS HAS PURCHASED AND TO WHICH EMPLOYEES UNIGRAPHICS HAS OFFERED EMPLOYMENT CONTEMPORANEOUSLY
HEREWITH OR ARE OTHERWISE AVAILABLE TO UNIGRAPHICS, AND UNIGRAPHICS IS ACCEPTING THE LICENSED PROPERTY "AS IS, WHERE IS." UNIGRAPHICS HAS HAD REASONABLE OPPORTUNITY TO TEST THE BAG PRODUCTS IN A MANNER AND WITH SUCH METHODS AS UNIGRAPHICS HAS DEEMED NECESSARY AND, BY EXECUTING THIS AGREEMENT, UNIGRAPHICS ACCEPTS THE BAG PRODUCTS AND OTHER LICENSED PROPERTY AS CONFORMING TO UNIGRAPHICS NEEDS AND REQUIREMENTS.

      NOTWITHSTANDING THE FOREGOING, THE REPRESENTATIONS AND
WARRANTIES  SET FORTH IN THE ASSET PURCHASE AGREEMENT  SHALL
NOT BE DIMINISHED OR CHANGED IN ANY WAY HEREBY.

Section 7.  Export Requirements.

      With  respect  to  the export by  Unigraphics  of  any
Product or of the Licensed Property, the disclosure of the Licensed Property to a foreign national or any other activities relating to the Licensed Property, Unigraphics agrees that it shall obtain any and all necessary or appropriate export licenses, permits, or other authorizations and shall otherwise comply with all statutes, regulations, or other requirements of any governmental agency. Intergraph agrees to cooperate in good faith with Unigraphics in this process.

Section 8.  Proprietary Markings.

      Unigraphics shall not knowingly remove or alter any proprietary or confidentiality markings (collectively, the "Proprietary Rights Notices") placed by Intergraph on any of the master copies of the Licensed Property or any master copies of Documentation received from or on behalf of Intergraph. Each master copy of the Licensed Property shall contain any and all Proprietary Rights Notices or other notices giving credit to Intergraph and/or any other third party which appears on or in the Licensed Property or is otherwise required by applicable law.

Section 9.  Taxes.

      The provisions of Section 10.13 of the Asset Purchase Agreement relating to tax representations and warranties and tax matters, respectively, and all defined terms utilized therein, are incorporated by reference herein. For purposes of this Agreement, (a) each reference to Acquired Assets set forth in Section 10.13 of the Asset Purchase Agreement shall also be deemed to include a reference to the BAG Products, and (b) each reference to Alabama Transaction Taxes, Italian Sales and Use Taxes, the three percent (3%) Italian registration tax, Other Transaction Taxes, and Transaction Taxes in Section 10.13 of the Asset Purchase Agreement shall be deemed to include all such Transaction Taxes arising out of the grant of the license with respect to the BAG Products pursuant to this Agreement.

Section 10.  Trademark License

      No identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph or any affiliate or subsidiary of Intergraph is expressly or by implication licensed hereby. The respective rights as between Intergraph and Unigraphics regarding the use of any identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph are set forth in that certain Trademark License Agreement entered into between Intergraph and Unigraphics of even date herewith.

Section 11.  Confidentiality.

      (a)   Unigraphics agrees to use the same means  as  it
uses to protect its confidential information, but in no event less than reasonable means, to protect the confidentiality of the Confidential Information, and Unigraphics shall not disclose any or all of the Confidential Information (including, without limitation, source code, methods or concepts utilized therein) to anyone, except to employees of Unigraphics, assignees, sublicensees and/or other third parties to whom such disclosure is necessary or appropriate and whom Unigraphics has notified that such disclosure is made and shall be kept confidential consistent with such reasonable means. If information relating to the Confidential Information at any time becomes available without restriction to the general public by acts not attributable to the Unigraphics employees, assignees, sublicensees, and/or other third parties to whom disclosure of such information was made, Unigraphics' obligations under this Section shall not continue to apply to such information after such time.

      (b) The obligations of Unigraphics under this Section shall survive and continue after any termination of rights under this Agreement.

Section 12.  Termination.

      This Agreement may be terminated at anytime by an express written agreement executed by both parties.

Section 13.  Assignability.

       The   rights  and  obligations  of  Unigraphics   and
Intergraph under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

     (a) Intergraph or Unigraphics may grant to one or more lenders a pledge, security interest, mortgage, lien, conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender, or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender, shall meet the requirements of Section 13(b) hereof; or

      (b) Intergraph or Unigraphics may transfer, assign or sublicense all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions substantially equivalent to those contained in this Agreement; provided, however, that any such transfer, assignment or sublicense shall not relieve either Unigraphics or Intergraph of their respective obligations and responsibilities under this Agreement.

Section 14.   Arbitration.

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

Section 15.  General Provisions.

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., confidentiality).

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

      (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein as though set forth in full herein.

     IN WITNESS WHEREOF, the parties hereto have caused this
License   Agreement  to  be  executed  by  their  respective
authorized representatives as of the date first above written.

                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, Vice President


                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President



                 SOFTWARE LICENSE AGREEMENT
                        (INGR Tools)


     1.   License

      Effective as of March 2, 1998, Intergraph Corporation ("Intergraph") agrees to grant and hereby grants, and Unigraphics Solutions Inc. ("Unigraphics") agrees to accept and hereby accepts, a non-exclusive, perpetual, royalty-free, world-wide, limited license under applicable copyrights and/or trade secrets to use each computer software program described on Schedule 1 attached hereto and incorporated by reference herein, (collectively, the "INGR Tools") under the following terms and conditions:

     2.   Term of License

      The INGR Tools shall be licensed under this Agreement effective from the date hereof. This Agreement shall remain in force in perpetuity (or for the longest period permitted by law), unless earlier terminated by the express written agreement of both parties.

     3.   License Coverage

           (a) This Agreement is that certain INGR Tools License Agreement as described in Section 2.4 of that certain Asset Purchase Agreement between Unigraphics and Intergraph dated March 2, 1998 (the "Asset Purchase Agreement") and Unigraphics' use of the INGR Tools hereunder shall be subject to the same field of use restrictions imposed upon Unigraphics' use of the Common Code as set forth in that certain Solid Edge Common Code License Agreement between Intergraph and Unigraphics dated March 2, 1998 (the "Common Code License Agreement").

           (b) Unigraphics shall have the right to use each INGR Tool or any portion thereof on one (1) specific local area network (LAN) for which it is licensed, either locked on a single computer node (as determined by a specific LAN address), or concurrently on a number of computer nodes, so long as the number of concurrent uses does not exceed the number licensed for the LAN, or on one or more backup computer nodes; provided, however, Unigraphics may change the identification of the LAN from time to time. No other use is licensed.

          (c) Unigraphics expressly agrees that the license is limited to Unigraphics internal use solely for the purpose of allowing Unigraphics (and its permitted assignees, transferees, or sublicensees) to build, develop, test, maintain, and support the EMS Code, the Solid Edge Specific Code, or the Solid Edge Common Code or future versions of all of the above as defined in the Asset Purchase Agreement. No other use is licensed, and Unigraphics agrees not to copy, distribute, use, or execute any INGR Tool except for the express purposes described in this Agreement.

           (d) Each INGR Tool program has been delivered to Unigraphics. Unigraphics is further authorized by Intergraph to make up to two (2) copies of each INGR Tool program in machine-readable, object-code form for non-productive back-up purposes only.

           (e) Intergraph shall have no obligation to provide any support, maintenance, enhancements, up-grades, additions, modifications, new releases or future versions of any INGR Tool pursuant to this Agreement; notwithstanding the foregoing, Unigraphics and Intergraph shall have the right to enter into separate maintenance, training, or other support agreements on standard commercial terms from time to time.

           (f) The rights and obligations of Unigraphics under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

                (i)   Unigraphics may grant to one  or  more
lenders   a  pledge,  security  interest,  mortgage,   lien,
conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender shall meet the requirements of clause (ii) below; or

                (ii)  Unigraphics  may transfer,  assign  or
sublicense all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions pertaining to Unigraphics under this Agreement, provided, however, that any such transfer, assignment or sublicense shall not relieve Unigraphics of its respective obligations and responsibilities under this Agreement.

     4.   Security

          (a) Certain INGR Tools may be required to operate in conjunction with a hardware lock device or in conjunction with license administration software and a license authorization key provided by Intergraph or its representative. In such case, Unigraphics shall take no steps to avoid or defeat the purpose of any required lock device or authorization key. Use of any INGR Tools without a required lock device or authorization key shall be deemed to be an unlicensed activity under this Agreement. Intergraph shall provide any lock device or authorization key required to use any INGR Tool under this Agreement.

          (b) Without prior written approval of Intergraph, Unigraphics agrees that it and its employees will not make any INGR Tool, or portion thereof, or documentation related thereto, available to any person other than Unigraphics or Intergraph employees or other persons authorized to use the LAN for which the software is licensed or any permitted assignee, transferee, or sublicensee. Unigraphics will not copy any INGR Tool or documentation except as necessary for use under this Agreement. Unigraphics will not decrypt without authorization, reverse compile, or disassemble any INGR Tool.

     5.   Title

      Title and ownership of the INGR Tools shall at all times remain with Intergraph or relevant third parties.

     6.   Disclaimer of Implied and Other Warranties

      THE INDEMNIFICATION PROVISIONS SET FORTH IN ARTICLE IX OF THE ASSET PURCHASE AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS THOUGH SET FORTH IN FULL HEREIN, TO THE EXTENT SUCH INDEMNIFICATION PROVISIONS APPLY TO THE INGR TOOLS OR TO THIS AGREEMENT.

      INTERGRAPH HEREBY DISCLAIMS ANY IMPLIED WARRANTIES INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNIGRAPHICS ACKNOWLEDGES AND AGREES THAT PRIOR TO THE DATE OF THIS AGREEMENT THE INGR TOOLS HAVE BEEN AVAILABLE TO AND USED BY THE EMPLOYEES OF THE MECHANICAL GROUP OF INTERGRAPH AND ARE, ON THE DATE HEREOF, INSTALLED ON EQUIPMENT USED BY SUCH EMPLOYEES WHICH EQUIPMENT UNIGRAPHICS HAS PURCHASED AND TO WHICH EMPLOYEES UNIGRAPHICS HAS OFFERED EMPLOYMENT CONTEMPORANEOUSLY
HEREWITH OR ARE OTHERWISE AVAILABLE TO UNIGRAPHICS, AND UNIGRAPHICS IS ACCEPTING THE INGR TOOLS "AS IS, WHERE IS." UNIGRAPHICS HAS HAD REASONABLE OPPORTUNITY TO TEST THE INGR TOOLS IN A MANNER AND WITH SUCH METHODS AS UNIGRAPHICS HAS DEEMED NECESSARY AND, BY EXECUTING THIS AGREEMENT, UNIGRAPHICS ACCEPTS THE INGR TOOLS AS CONFORMING TO UNIGRAPHICS' NEEDS AND REQUIREMENTS ON THE DATE HEREOF.

      NOTWITHSTANDING THE FOREGOING, THE REPRESENTATIONS AND
WARRANTIES  SET FORTH IN THE ASSET PURCHASE AGREEMENT  SHALL
NOT BE DIMINISHED OR CHANGED IN ANY WAY HEREBY.

     7.   Patents and Copyrights

      If the INGR Tools become, or are likely to become, in Intergraph's reasonable determination, the subject of a claim of infringement of a copyright or patent or misappropriation of a protected trade secret, Intergraph may
(A) acquire for Unigraphics the right to continue using that portion of the INGR Tools claimed (or likely to be claimed) to be infringing; or (B) replace such portion for Unigraphics with other software for which there exists no infringement claim and which, in all material respects, provides the same functions as such portion of the INGR Tools which is claimed (or likely to be claimed) to be infringing.

     8.   Arbitration

      In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

     9.   Export Requirements

      With respect to the export by Unigraphics of any Product or of the INGR Tool, the disclosure of the INGR Tool to a foreign national or any other activities relating to the INGR Tool, Unigraphics agrees that it shall obtain any and all necessary or appropriate export licenses, permits, or other authorizations and shall otherwise comply with all statutes, regulations, or other requirements of any governmental agency. Intergraph agrees to cooperate in good faith with Unigraphics in this process.

     10.  Confidentiality and Proprietary Markings

      Unigraphics shall not knowingly remove or alter any proprietary or confidentiality markings (collectively, the "Proprietary Rights Notices") placed by Intergraph on any of the master copies of the INGR Tools or any master copies of Documentation received from or on behalf of Intergraph. Each copy of the INGR Tools shall contain any and all Proprietary Rights Notices or other notices giving credit to Intergraph and/or any other third party which appears on or in the INGR Tools or is otherwise required by applicable law.

     11.  Taxes

      The provisions of Section 10.13 of the Asset Purchase Agreement relating to tax representations and warranties and tax matters, respectively, and all defined terms utilized therein, are incorporated by reference herein. For purposes of this Agreement, (a) each reference to Acquired Assets set forth in Section 10.13 of the Asset Purchase Agreement shall also be deemed to include a reference to the INGR Tools, and
(b) each reference to Alabama Transaction Taxes, the Italian 3% Registration Tax, Other Transaction Taxes, and Transaction Taxes in Section 10.13 of the Asset Purchase Agreement shall be deemed to include all such Transaction Taxes arising out of the grant of the license with respect to the INGR Tools pursuant to this Agreement.

     12.  Trademark License

       (a) No identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) is expressly or by implication licensed hereby. The respective rights as between Intergraph and Unigraphics regarding the use of any identifying mark (including, without limitation, trade names, trademarks, trade devices, service marks or symbols, abbreviations, contractions, or simulations thereof) owned by or used to identify any product or service of Intergraph are set forth in that certain Trademark License entered into between Intergraph and Unigraphics of even date herewith.

     13.  General Provisions

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Except as otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions.

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party Person.

      (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein as though set forth in full herein.

                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                   John  W.  Wilhoite, Vice President




                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                   H. Timothy Hatfield, Vice President



                        LEASE AGREEMENT


     This Lease Agreement (the "Lease") is effective this the 2nd day of March, 1998, by and between Intergraph Corporation, with principal offices located at Huntsville, Alabama 35894
("Landlord") and Unigraphics Solutions Inc., with principal offices located at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Tenant").


                  ARTICLE I:  BASIC PROVISIONS

1.1 FUNDAMENTAL TERMS: The fundamental terms contained in this section are to be incorporated in the applicable sections elsewhere in this Lease. The fundamental terms are:

a. Landlord:                     Intergraph Corporation, a Delaware corporation

b. Tenant:                       Unigraphics Solutions Inc., a Delaware
                                 corporation

c. Description of Premises:      Building 17D, Intergraph Way, Madison, Alabama.

d. Term: Ten months commencing on March 2, 1998 (the "Commencement Date") and ending on December 31, 1998 (the "Termination Date")

e. Rental Commencement Date:     March  2, 1998

f. Base Rent:                    $10.00/Sq. Ft.

g. Percentage Rental Factor:     N/A

h. In Excess of Gross Receipts   N/A

i. Security Deposit:             N/A

j. Tax Payment:                  N/A

k. Insurance Payment:            N/A

l. Common Area Maintenance:      N/A

m. Use:                          General Office  Usage  and For Development,
                                 Marketing,  Sales,  Inventory   and
                                 Shipping   of   computer   software
                                 products

n. Optional Extensions:          see Section 3.3


1.2 EXHIBITS: The following exhibits are attached to and made a part of this Lease.

A.   Premises Description

B.   Common Area

1.3   DEFINITIONS:   As used in this Lease, the  following  terms
shall have the following meanings:

a.    Premises:  "Premises" shall mean the leased areas specified
on   Exhibit  "A"  consisting  of  37,600  square  feet  and  all improvements constructed or to be constructed thereon excluding the roof and exterior walls of the building or buildings.

b. Common Area: The "Common Area" shall mean all parking areas, service roads, loading facilities, sidewalks or other areas as shown on Exhibit "B", for use in common by the Tenant and Landlord, and their respective employees and business invitees under the terms of this Lease and the other rules and regulations prescribed from time to time by the Landlord.

c. Lease Month: Except for the partial month at the beginning and the end of the Term, if any, the term "Lease Month" shall mean a calendar month.


                 ARTICLE II:  LEASE OF PREMISES

2.1   LEASE  OF PREMISES:  Landlord hereby leases to Tenant,  and
Tenant leases and accepts from Landlord, subject to the terms and conditions of the Lease, the Premises and Common Area.


                       ARTICLE III:  TERM

3.1 TERM: The term of this Lease shall be for a period of Ten months commencing on the Commencement Date and terminating on December 31, 1998, unless sooner terminated (the "Lease Term").

3.2 EARLY ENTRY: Prior to the Commencement Date, Tenant may enter the Premises, with the prior consent of Landlord, to install, inspect, and/or install or place fixtures and equipment. Any work done by Tenant shall be done in a manner as will not interfere with the Landlord's current use or occupation of the Premises or Common Area. Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Premises prior to the Commencement Date.

3.3 EXTENSION OF LEASE TERM: This Lease may be extended, at the option of Tenant, in accordance with the following procedure:

     (a) Not later than September 30, 1998, Landlord shall notify Tenant in writing of the monthly Base Rent to become effective for the one (1) year period commencing January 1, 1999 and ending December 31, 1999 (the "Initial Extension
     Period"). Such Base Rent shall be established in the sole discretion of Landlord, but shall not exceed $12.00 per square foot. Not later than November 30, 1998, Tenant shall advise Landlord in writing whether it elects to extend this Lease at such revised Base Rent. If Tenant is not then in default hereunder and elects to extend this Lease at such revised Base Rent, Section 4.1 shall be deemed modified to reflect such revised Base Rent, and this Lease shall be extended during the Initial Extension Period. If Tenant declines or fails to elect to extend this Lease at such revised Base Rent, this Lease shall terminate on December 31, 1998.

      (b) Not later than September 30,1999, Landlord shall notify Tenant in writing of the monthly Base Rent to become effective for the one (1) year period commencing January 1, 2000 and ending December 31, 2000 (the "Second Extension Period"). Such Base Rent shall be established at the sole discretion of Landlord, but shall not exceed $13.50 per square foot. Not later than November 30, 1999, Tenant shall advise Landlord in writing whether it elects to extend this Lease at such revised Base Rent. If the Tenant is not then in default hereunder and elects to extend this Lease at such revised Base Rent, Section 4.1 shall be deemed modified to reflect such revised Base Rent, and this Lease shall be extended, during the Second Extension Period. If Tenant declines or fails to elect to extend this Lease at such revised Base Rent, this Lease shall terminate on December 31, 1999.


          ARTICLE IV:  RENT AND OTHER TENANT CONTRIBUTIONS

4.1 BASE RENT: Tenant shall pay to Landlord as rent for the Premises a monthly fee of $31,333.33 ("Base Rent") payable on the first (1st) day of each calendar month at Landlord's address as shown in Section 13.6 or at such other place as Landlord may designate from time to time. Notwithstanding the foregoing, the Base Rent for the first Lease Month shall be due on or before March 10, 1998. The Base Rent shall be due without demand and without reduction, abatement, counterclaim or setoff. Should the Commencement Date be a date other than the first day of the month, Tenant shall pay, on the date occupancy commences, rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month.)

4.2 RIGHT TO INSPECT: At reasonable times and, except in cases of emergency, with twenty-four hours prior notice to Tenant, the Landlord or its designated agent may inspect the Premises for determining Tenant's compliance with the terms of the Lease. Said inspection shall be at the expense of Landlord. All records furnished Landlord shall be confidential except that Landlord may furnish copies to any mortgagee.

4.3   PAYMENT  OF CHARGES:  Should Tenant fail to pay  within  10 days from the date due, the Base Rent, or any other sum or charge payable by Tenant under this Lease, Tenant shall pay a late charge in an amount equal to 5% of the amount due.


                  ARTICLE V:  USE OF PREMISES

5.1 TENANT'S USE: The Premises shall be used and occupied solely for the purpose set forth in Section 1.1 and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy of the Premises and shall not violate in any manner any of the rights of the Landlord, or any other tenants.

5.2 UTILITIES: "Utilities", including but not limited to electricity, gas, water, and sewage shall be provided by the Landlord at no additional cost to Tenant. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

5.3 SIGNS: Tenant shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without first obtaining Landlord's written consent. Tenant agrees to maintain such sign or advertising matter as approved by Landlord in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and the determination of such requirements and the prompt compliance therewith shall be the responsibility of the Tenant.

5.4 OCCUPANCY: Tenant will use the Premises and Common Area in a single work shift environment. Notwithstanding the foregoing, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

5.5 SECURITY: Landlord shall provide security service for the Premises and the Common Area according to the same standard of care that Landlord adheres to in rendering security services for the balance of Landlord's Huntsville facility. Such security service will be provided at no additional cost to Tenant.


          ARTICLE VI: MAINTENANCE SERVICES AND REPAIRS

6.1 TENANT'S DUTY OF MAINTENANCE AND REPAIR: Except for repair required of the Landlord in Section 6.3 hereof, Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition and in accordance with all required rules and regulations of the governmental agencies having jurisdiction, and of Landlord, and Tenant shall comply with, and maintain the Premises in compliance with all requirements of law, by statute, ordinance or otherwise, affecting the Premises and the appurtenances thereto. Without limiting the generality of the foregoing, Tenant shall fully, completely and timely comply with all Environmental Laws, as defined in that certain Asset Purchase Agreement dated March 2, 1998, by and among Landlord, Tenant and certain of their respective subsidiaries (the "Purchase Agreement") regarding the operation of its business on the Premises and Tenant shall not generate, handle, treat, store or dispose of Hazardous or Toxic Substances (as defined in the Purchase Agreement) on, under or in, or transport Hazardous or Toxic Substances from, the Premises except in full compliance with applicable Environmental Laws. If Tenant fails to commence and to complete repairs or other obligations set forth above, promptly and adequately, Landlord may, but shall not be required to, make and complete said repairs or other obligations and Tenant shall promptly pay the cost thereof as additional rent upon demand by Landlord.

6.2 SURRENDER OF PREMISES: At termination of this Lease the Tenant agrees to deliver the Premises in the same condition as the Premises were on the Commencement Date, reasonable wear and tear excepted. Tenant shall surrender to Landlord all keys for the Premises at the place then designated for the payment of Base Rent. During the last thirty (30) days of such term, Tenant shall remove all trade fixtures, and any other installations, alterations or improvements, to the extent reasonably required by Landlord and Tenant shall repair any damage to the Premises caused by the removal of such items. Tenant's obligation to observe or perform this covenant shall survive the termination of the Term. Any items remaining in the Premises on the termination of this Lease shall be deemed abandoned for all purposes and shall become the property of Landlord. Landlord may dispose of such abandoned property without liability of any type or nature.

6.3 LANDLORD'S DUTY TO REPAIR: Landlord shall keep and maintain the foundation, exterior walls and roof of the building in which the Premises are located and the structural portions of the Premises which were installed by Landlord, including but not limited to doors, door frames, door checks, windows, window frames and plate glass, plumbing, electrical, sewage, water, HVAC, security and fire suppression systems, in good repair, except for any repairs caused in whole or in part by the willful act or negligent act of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be required to make any other improvements or repairs of any kind upon the Premises. Any repairs required as a result of the willful or negligent act of Tenant, its agents, employees, invitees, licensees or contractors as above described, shall be made by Tenant.

6.4 TENANT'S ALTERATIONS: Tenant shall not alter the Premises or any part thereof, and shall not install any fixtures or equipment to be used in connection with Tenant's business, without first obtaining the written approval of Landlord, which consent shall not be unreasonably withheld.

6.5 MECHANIC'S LIENS: If Tenant makes any repairs or alterations to the Premises, Tenant shall promptly pay all costs related thereto. Tenant does not have any right or authority to place any lien, claim or encumbrance of any kind against the Premises or Landlord's right and interest therein. Tenant shall cause all steps as are provided by law for the filing of statutory bond prior to the initiation of any construction with respect to the Premises. If a mechanic's or materialmen's lien is threatened or filed by any contractor or supplier, Tenant will promptly pay same and take steps immediately to have same removed. If the lien or claim is not removed or paid within the ten (10) days from the date of written notice from Landlord, Landlord may, at its option, pay the amount alleged due or any portion thereof and the amounts so paid, including attorney's fees and expenses connected therewith, and interest at 10% per annum on any sums advanced, shall be deemed to be additional rent and shall be paid to Landlord immediately upon demand. Tenant will indemnify and save harmless Landlord from and against all loss, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvements made by Tenant.

6.6 ROOF: Tenant will not in any manner cut or drive nails into or otherwise mutilate the roof of the Premises; Tenant will not place or affix anything to the roof of the Premises, or the building in which the Premises is located, without first obtaining the written consent of Landlord. Tenant will be responsible for any damage caused to the roof by any act of the Tenant, its agent, employees, invitees or contractors of any type or nature.

6.7    JANITORIAL/CLEANING:   Landlord,   directly   or   through
independent contractors, shall provide routine cleaning of the Premises and all refuse and or debris removal at no additional cost to Tenant.

6.8 LANDLORD SERVICES: During the Lease Term, Landlord shall use its best efforts to provide to Tenant local and long distance voice network services on the Premises (the "Defined Services"). Tenant agrees to pay Landlord for the Defined Services, as additional rent, Landlord's actual cost of providing the Defined Services plus 5% plus a monthly fee of $3.50 per phone to cover moves, adds, changes and general maintenance. Such additional rent shall be due within ten (10) days after Tenant's receipt of a bill for the Defined Services from Landlord. In addition to the Defined Services, Landlord shall provide Tenant's employees access to and the use of Landlord's cafeterias and recreational facilities on the same terms and conditions as such facilities are made available to Landlord's employees at no extra charge to Tenant.

6.9     FAILURE    OR    INTERRUPTION   OF   DEFINED    SERVICES:
Notwithstanding Section 7.3, the failure by Landlord to any extent to furnish, or the interruption or termination of, the Defined Services, in whole or in part, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease. In the event of any such interruption or termination of any of the Defined Services, Landlord shall use its best efforts to restore said services. Without limiting any of the foregoing, Landlord specifically shall not be liable for any loss of computer data or other consequential or incidental damages resulting from an interruption or termination of the Defined Services.

                    ARTICLE VII:  INSURANCE

7.1 INDEMNIFICATION BY TENANT: Tenant will indemnify Landlord for, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Tenant, and (b) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Tenant, Landlord or any of their respective agents, servants, employees, patrons, guests, licensees or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of its agents, servants, employees, patrons, guests, licensees or invitees of any law, ordinance or regulation, or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its
agents,  servants,  employees,  patrons,  guests,  licensees   or
invitees of the Premises, the Common Area or the Landlord's cafeterias or recreational facilities; provided, however, that the foregoing indemnity shall not apply to the extent such claims result from the negligence or willful misconduct of Landlord or Landlord's officers, agents, employees, customers, licensees or
invitees.   Landlord shall not be liable for any  damages  to  or
loss of Tenant's personal property, inventory, fixtures, or improvements from any cause whatsoever, except the negligence or willful misconduct of Landlord, its officers, agents, employees, customers, licensees or invitees, and then only to the extent not covered by insurance to be obtained by Tenant in accordance with this Lease.

7.2 NOTICE OF CLAIM OR SUIT: Tenant agrees to promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against the Landlord. In the event Landlord is made a party to any action arising out of or resulting in any way from any act or omission of Tenant, Tenant shall provide effective counsel in such litigation or shall pay, at Landlord's option, the attorney's fees and costs incurred by Landlord in connection with said claim.

7.3 INDEMNIFICATION BY LANDLORD: Landlord agrees to indemnify, protect, defend and hold Tenant harmless from all claims, demands, costs, expenses, damages and liabilities (including reasonable costs and expenses of defending against such claims, demands, costs, expenses, damages and liabilities) resulting from damage to property, or from injury to or death of persons to the extent resulting from the negligence or wilful misconduct of Landlord or Landlord's officers, agents, employees, customers, licensees or invitees; provided, however, that the foregoing indemnity shall not apply (i) to the extent Tenant is compensated for such claims by any insurance policies maintained by Tenant or Landlord, or (ii) to the extent Tenant would have been compensated by any insurance policies required to be maintained by Tenant under this Lease had such policies been so maintained.

7.4 DAMAGES FROM CERTAIN CAUSES: Landlord and Tenant shall not be liable to the other for any loss or damage to any property, or injury to or death of any person, occasioned by theft, fire, act of God or the public enemy, injunction, riot, strike, insurrection, war, requisition or order of governmental body or authority, the acts or omissions of their respective independent contractors or any other cause beyond the control of Landlord or Tenant.

7.5 TENANT INSURANCE: Tenant agrees to maintain, at its expense, at all times during the Term (i) fire and extended coverage insurance for full replacement cost of the Premises and its contents, the acts or omissions of their respective independent contractors (ii) general liability insurance naming Landlord as additional insured in an amount not less than $500,000 per person and $2,000,000 per accident for injuries or damages to persons, and not less than $5,000,000 damage or destruction of property, and (iii) workers compensation insurance written by insurers licensed to do business in the State of Alabama. Tenant shall deliver to Landlord certificates of such insurance, which provides that the insurance policies may not be canceled or amended in whole or in part, without first giving Landlord written notice of the intention to cancel or amend at least ten (10) days in advance.

7.6 FAILURE TO PROCURE INSURANCE: In the event Tenant shall fail to maintain the required insurance policies in force continuously during the term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense.

7.7 INCREASE IN FIRE INSURANCE PREMIUM: Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the Premises shall be increased by reason of any use of the Premises made by the Tenant, then Tenant shall pay to Landlord, upon demand, the amount of such increase in the premium as shall be occasioned by said use.

7.8 PROPERTY OF TENANT: Tenant agrees that all property owned by it in, on or about the Premises shall be at the sole risk and hazard of the Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable or responsible for any loss of or damage to Tenant, or otherwise, whether caused by or resulting from a peril, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere. Except to the extent Landlord is obligated to provide security service under Section 5.5, Tenant assumes all risk for security of the Premises but not the Common Area.


             ARTICLE VIII:  FIRE OR OTHER CASUALTY

8.1 CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In the event the Landlord decides in its discretion not to repair or restore the Premises or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Premises, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant an abatement of rent during the time and to the extent the Premises are unfit for occupancy.

      In the event that Landlord shall determine that restoration of the Premises: (i) will take longer than sixty (60) days; or
(ii) in the event such restoration is not, in fact, completed within sixty (60) days, then in any such event either of Landlord or Tenant shall be entitled to cancel this Lease by written notice to such effect. In the event of any casualty to the Premises, which renders the Premises unfit for occupancy, the rent payable by Tenant hereunder shall, equitably abate from the date of such casualty until the completion of Landlord's required restoration or until the date of cancellation of this Lease.


             ARTICLE IX:  ASSIGNMENT AND SUBLETTING

9.1 TENANT ASSIGNMENT: Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Notwithstanding any provision contained in the Lease to the contrary, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all or any part of the Premises to any "Affiliate" of Tenant, as defined in the Purchase Agreement. Prior to any such assignment or sublease, Tenant shall provide Landlord with a written notice specifying the name of the assignee or sublessee and also providing Landlord with a copy of the instrument of assignment or sublease. Landlord shall have twenty (20) days after receipt of such notice to adopt one of the following alternatives: (a) to approve the proposed sale or transfer; or (b) to elect to cancel the Lease by written notice to the Tenant specifying the date of such cancellation whereupon the Tenant shall pay rental and other charges to the date of such cancellation, shall vacate the Premises on the said date and shall thereafter have no further obligation to Landlord nor shall Landlord have any further obligation to Tenant. Consent of Landlord to one assignment, subletting, or granting shall not constitute a waiver of Landlord's rights with respect to any other assigning, subletting or granting. In no event shall Tenant assign the Lease or permit the use of any portion of the Premises for any use which will conflict with the use rights of the Landlord in the Premises or Common Areas. Any assigning, subletting or granting, notwithstanding the consent of the Landlord, shall not in any manner release the Tenant herein from its continued liability for the performance of the provisions of this Lease and any amendments or modifications then or thereafter a part of this Lease. The acceptance of any rental payments by Landlord from any alleged assignee shall not constitute approval of the assignment of this Lease by the Landlord.

9.2 BANKRUPTCY, ETC.: Neither this Lease, nor any interest therein, nor any estate created hereby, shall pass to any trustee or receiver in bankruptcy, nor to any other receiver or assignee for the benefit of creditors or otherwise by operation of law. In the event of bankruptcy or assignment for the benefit of creditors, Landlord shall be deemed a secured creditor as to the next six months' rental to the extent permitted by the applicable federal or state laws unless the rental is otherwise paid hereunder. As to any additional loss of rent, Landlord shall be entitled to file as a general creditor.


                ARTICLE X:  DEFAULT AND RE-ENTRY

10.1 EVENTS OF DEFAULT BY TENANT: The happening of any one or more of the following listed events ("Events of Default") shall constitute a breach of this Lease by Tenant:

     (a) The failure of Tenant to pay any rent or any other sums of money within ten (10) days after receipt of written notice from Landlord that such rent or other sum of money is due; provided, however that Landlord shall only be required to notify Tenant in writing of such failure to pay two (2) times during any twelve month period, and after the second such written notice within such twelve (12) month period, it shall be an Event of Default if Tenant shall fail to pay any rent or any other sums of money within ten (10) days of the date such amounts are due.

      (b) Except for the payment of rent and other sums of money hereunder, the failure of Tenant, within thirty (30) days after receipt of written notice from Landlord, to comply with any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material; provided, however, that if the nature of Tenant's failure is such that it cannot reasonably be cured within such thirty (30) day period, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure provided Tenant shall proceed promptly to cure the same and shall prosecute such cure continuously, in good faith and with due diligence.

      (c) If the Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the Federal Bankruptcy Code, (v) file an answer admitting the material allegations of a petition filed against the Tenant in any reorganization or insolvency proceedings, other than a proceeding commenced pursuant to the Federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating the Tenant insolvent, or approving a petition seeking reorganization of the Tenant, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets.

10.2 LANDLORD'S REMEDIES FOR TENANT DEFAULT: Upon the occurrence of any Event or Events of Default by Tenant, whether enumerated in Section 10.1 or not, Landlord shall have the option, at Landlord's election, to pursue any one or more of the following remedies:

      (a) Landlord may cancel and terminate this Lease and dispossess Tenant;

      (b) Landlord may without terminating or cancelling this Lease declare the "Present Value" of all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable; and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated. In the event Landlord elects to so accelerate, Tenant shall be responsible for paying, as liquidated damages and not as a penalty, an amount equal to the present value of the Base Rental and any additional rent provided in this Lease Agreement for the remainder of the stated term hereof. For purposes of calculating the "present value" pursuant to this Section 10.2(b), the Base Rental and any additional rent for the remainder of the term of this Lease shall be discounted at a rate equal to eight percent (8%). This payment is an agreed upon sum in the face of unknown losses to Landlord which cannot be ascertained with certainty by the parties at the present time, and as such constitutes agreed upon liquidated damages;

      (c) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all reasonable expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

      (d) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action).

10.3  LEGAL  REMEDIES:   Notwithstanding the  provision  of  this
Lease, it is agreed between the parties that the remedies provided for herein in the event of default are in addition to and not in lieu of any other remedies or relief made available to the Landlord or Tenant under the laws of the State of Alabama, which latter remedies or relief shall be likewise available in the event of a breach of any of the terms of this Lease.

10.4 ATTORNEY'S FEES: In the event that Landlord shall be required to engage legal counsel for the enforcement of any of the terms of this Lease, whether such employment shall require institution of suit or other legal services required to secure compliance on the part of Tenant, Tenant shall be responsible for and shall promptly pay to Landlord reasonable attorney's fees and expenses.


                    ARTICLE XI:  COMMON AREA

11.1 CONTROL OF COMMON AREA: All parking areas, driveways, entrances and exits thereto, sidewalks, ramps, landscaped areas, exterior stairways, and all other Common Area provided by Landlord for the common use of Tenant's and Landlord's officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time, and as often as desirable, to establish, modify and enforce reasonable rights and regulations with respect to the use of all the Common Area. Landlord shall have the exclusive right at any and all times to close any portion of the Common Area for any purpose including without limitation making repairs, changes or additions thereto and may change the size, area or arrangement of the parking areas, or the lighting thereof within or adjacent to the existing areas and may enter into agreements with adjacent owners for cross-easements for parking, ingress or egress. In the event that the lighting controls for the Common Area shall be located within the Premises, Landlord shall have the right to enter the Premises of the Tenant for the purpose of operating, maintaining and repair of such controls and related wiring.


                  ARTICLE XII:  EMINENT DOMAIN

12.1 SUBSTANTIAL TAKING: If the whole or substantially the whole of the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Premises is thus taken or sold such that the Premises are unusable as a result of a condemnation and Tenant will be prevented from carrying on its normal business operations for a period of 60 days or more, either party may terminate this Lease by providing written notice to the other party. Upon such termination, the obligations of the parties hereunder, including the obligation of the Tenant to pay rent, shall cease as of the day the Premises became unusable as a result of such condemnation or taking.

      If this Lease is not so terminated upon any such partial taking or sale, the rent payable hereunder shall be diminished by an equitable amount based on the portion of the Premises taken, if any, and Landlord shall, to the extent Landlord deems feasible, restore the Premises to substantially their former condition, provided, however, Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation, including any award or ascertainment for the value of Tenant's leasehold estate, which value in hereby assigned to the Landlord.

12.2 AWARD: Tenant shall not be entitled to participate or receive any part of the damages or award which may be paid to or awarded Landlord by reason of a taking under this Article except where said award shall provide for moving or other reimbursable expenses for the Tenant under statute, in which event the latter shall be received by Tenant.


               ARTICLE XIII:  GENERAL PROVISIONS

13.1 LANDLORD'S RIGHT OF ENTRY: At reasonable times and, except in cases of emergency and except with respect to the security service contemplated by Section 5.5, with twenty-four (24) hours notice to Tenant, Landlord may, as often as desirable, during the term of this Lease enter the Premises for the purpose of inspecting and examining the same, and to show the same to prospective purchasers or tenants, and make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Landlord's right to enter shall, in the event of an emergency, include the right of the Landlord to forcibly enter said Premises without rendering Landlord or Landlord's agents or employees liable therefor. During any such inspection or entry by Landlord, other than those required by emergency, or in connection with the security service contemplated by Section 5.5, Tenant shall have the right to escort and accompany the persons performing the inspection to any areas of the Premises deemed confidential by Tenant. During the ninety (90) days prior to the expiration of the term of this Lease, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices advertising the Premises for sale or lease, as the case may be, which notices Tenant shall permit to remain thereon without molestation. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

13.2 QUIET ENJOYMENT: Landlord agrees that, if the rent is being paid in the manner and at the time prescribed and the covenants and obligations of Tenant being all and singular kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Premises so long as this
Lease  remains  in  force,  without  hindrance,  disturbance   or
molestation from Landlord, subject to the specific provisions of this Lease.

13.3 WAIVER: Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any other existing or future default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord's right to exercise any right or remedy provided for by reason of any other existing or future breach.

13.4  TRADE FIXTURES:  At the expiration of this Lease,  provided
Tenant is not in default, Tenant shall remove any trade fixtures installed by Tenant on the Premises, and shall repair any damage to the Premises caused by such removal.

13.5 SUBORDINATION: This Lease is and shall be subject and subordinate to any mortgage, or other lien created by Landlord, whether now existing or hereafter arising upon the Premises, or attorning to the holder of any such liens, as Landlord may request. Notwithstanding the foregoing, Tenant's obligations under this Section 13.5 are subject to and conditioned upon any such lienholder's execution and delivery of a non-disturbance agreement in a form upon which Landlord, Tenant and mortgagee may mutually agree.

13.6 NOTICES: All notices by either party to the other shall be made by depositing such notice in the certified mail of the United States of America, and such notice shall be deemed to have been served on the date of such depositing in the Certified Mail unless otherwise provided. All notices to the Landlord shall be
sent    to    Landlord   at:   Intergraph   Corporation,    Lease
Administration,  Mail Stop CR041, Huntsville, AL   35894,  or  at
such other address as Landlord may from time to time designate in writing to Tenant, and all notices to Tenant shall be sent to Tenant at the address set forth in Section 1.1 or at such other address as Tenant may from time to time designate in writing to Landlord.

13.7 RECORDING: Neither this Agreement, or any memorandum hereof shall be recorded, or otherwise made available as a public document.

13.8  AMENDMENT:   No  amendment shall be enforceable  unless  in
writing and signed by the parties. All amendments must be in writing, executed by the parties or their respective successors in interest.

13.9 HOLDING OVER: Any holding over after the expiration of the term with the consent of the Landlord, shall be construed to be a tenancy from month to month at a rental equal to 150% of the Base
Rent.

13.10 NO PARTNERSHIP: It is understood that Landlord does not in any way or purpose become a partner or joint venturer with Tenant in the conduct of Tenant's business.

13.11 PARTIAL INVALIDITY: If any term or condition of this Lease or the application thereof to any person or event shall to any extent be invalid and unenforceable, the remainder of this Lease in the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

13.12 SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any right in the assignee or sublessee or Tenant.

13.13  ENTIRE AGREEMENT; MODIFICATION:  This Lease supersedes all prior discussions and contracts between Landlord and Tenant with respect to the Premises and contains the sole and entire understanding between Landlord and Tenant with respect to the Premises. All promises, contracts, commitments, representations and warranties heretofore made between the parties are merged into this contract. This contract shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Lease.

13.14  EXHIBITS.   Each  and every  exhibit  referred  to  or
otherwise mentioned in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

13.15  GOVERNING  LAW:   This Lease  is  made  and  shall  be
construed under and in accordance with the laws of the State of Alabama. Jurisdiction and venue shall be in the Circuit Court of Madison County, Alabama, or the United States District Court for the Northern District of Alabama, Northern Division.

13.16 COMMISSION: Tenant warrants that there are no claims for broker's commission or finder's fees in connection with Tenant's execution of this Lease.

13.17 ENVIRONMENTAL MATTERS: As of the Commencement Date, to the best knowledge of the Landlord, without independent investigation, the Premises are currently in compliance with, all Environmental Laws (as defined in the Purchase Agreement and all related permits, licenses, orders, approvals, waivers and variances. Except as set forth in Schedule 3.15 to the Purchase Agreement, to the best knowledge of the Landlord, without independent investigation, no Hazardous or Toxic Substances (as defined in the Purchase Agreement) are, or have been, used, generated, handled, treated, stored or disposed of on, under or in, or transported from, the Premises except in full compliance with applicable Environmental Laws. Except as set forth in
Schedule 3.15 of the Purchase Agreement, the Landlord has never received any complaint, order, citation or notice, public or private, with respect to any possible violation of the Environmental Laws or obligation or liability thereunder related to the Premises.

13.18 TRANSFERS BY LANDLORD: Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Premises, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

      THIS LEASE, including Exhibits A and B attached hereto, is effective the 2nd day of March, 1998.

                              LANDLORD:

                              INTERGRAPH CORPORATION
ATTEST:

By: /s/ James W. Meadlock        By: /s/ John W. Wilhoite
   -----------------------          ---------------------
                                    John W. Wilhoite, Vice President




                              TENANT:

                              UNIGRAPHICS SOLUTIONS INC.
ATTEST:

By: /s/ David B. Hollander        By: /s/ H. Timothy Hatfield
   -----------------------           ------------------------
                                    H. Timothy Hatfield, Vice President


                            EXHIBIT A
                      PREMISES DESCRIPTION

The Premises shall be described as a single story industrial building consisting of approximately 37,600 square feet. The floor is poured concrete, walls are concrete block covered by industrial coating and the roof structure is a flat composite. Heating and cooling units are located on the Premises.

                           EXHIBIT B
                    COMMON AREA DESCRIPTION

  (Map of Site Layout, Intergraph Corporation, Huntsville, Alabama)

               AGREEMENT FOR ENGINEERING SERVICES


      This Agreement for Engineering Services ("Agreement") is entered this 2nd day of March, 1998, by and between Intergraph Corporation (hereinafter referred to as "Intergraph"), a Delaware corporation with its principal business location of One Madison Industrial Park, Huntsville, Alabama 35894 and Unigraphics Solutions Inc. (hereinafter referred to as "USI"), a Delaware corporation with its principal business location of 13736 Riverport Drive, Maryland Heights, Missouri 63043.


                          WITNESSETH:


      WHEREAS, concurrently with the execution of this Agreement, Intergraph and certain of its affiliates (the "Selling Entities") are selling and transferring to USI and certain of its affiliates (the "Acquiring Entities") and USI and certain of the Acquiring Entities are purchasing and acquiring from Intergraph and certain of the Selling Entities, the assets comprising the Solid Edge/EMS business of Intergraph pursuant to the terms of the Asset
Purchase  Agreement  dated as of March  2,  1998  (the  "Purchase
Agreement");

      WHEREAS, pursuant to the terms of the Purchase Agreement, the parties hereto are entering into this Agreement to provide for the furnishing of certain services to USI following the applicable Closing (as such term and all other capitalized terms used but not defined herein are defined in the Purchase Agreement) under the terms set forth in this Agreement;

      WHEREAS, Intergraph has a subsidiary located in India and organized under Indian law, Intergraph India Pvt. Ltd. ("IIPL"), which provides certain engineering services for export; and

      WHEREAS, USI desires to procure from Intergraph certain engineering services related to the Solid Edge and EMS product lines.

      NOW, THEREFORE, in consideration of the premises, the respective covenants, representations and warranties set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                           ARTICLE I

                            SERVICES

      1.1 Services. Intergraph shall cause IIPL to provide software development services ("Services") for the Solid Edge and EMS product lines as the parties hereto mutually agree. USI shall pay Intergraph for the Services during the term of this Agreement.

      1.2  Location Restriction.  The Services provided hereunder will  be  restricted to such Services as can be provided by  IIPL
employees   while  physically  located  within  the  geographical
borders of the United States of America or India.

      1.3 Exception. Any services requested by a USI entity which would require IIPL employees to be physically located outside the United States of America or India will be provided only upon USI satisfying the following conditions prior to commencement of work:

                    (a) The person or persons selected by USI to perform such services shall be seconded to a USI entity for the duration of such services under a written secondment agreement substantially in the form to be agreed upon by the parties as soon as practicable after the date hereof.

                     (b)   The USI entity shall obtain entry  and
               exit visas on behalf of the IIPL employee from local country competent authorities.

     1.4  Charges and Expenses.  For the performance of Services,
USI shall pay Intergraph at the rates set forth in Schedule A to this Agreement relating to such Services or as otherwise agreed upon in writing by the parties ("Charges").

      1.5 Project Directors. Carlene Neeley will be project director for Intergraph and Bill McClure will be the project director for USI. Both parties shall have the right to select an alternative project director, and if this occurs, agree to notify the other party within seven (7) business days.


                           ARTICLE 2

                        HUMAN RESOURCES

      2.1 Personnel. In order to satisfy its obligations hereunder and in accordance with the Purchase Agreement, Intergraph will provide the services equivalent to the efforts of the forty-two (42) engineering personnel at IIPL listed in Schedule B hereto (hereinafter referred to as "MCAD Personnel"). The actual head count may vary due to attrition, terminations, etc. Should any of the MCAD Personnel be terminated or otherwise leave IIPL during the term of this Agreement and the parties hereto mutually determine in good faith that a replacement employee is necessary to maintain the level of service provided hereunder, then Intergraph will replace said employee. Intergraph will provide an option for one of the forty-two persons to be based at USI's Huntsville, Alabama location and that this person will serve as the technical liaison between IIPL and USI (the "Technical Liaison"). Costs associated with the
Technical Liaison will be borne by USI in accordance with the appropriate travel rate provided for in Schedule A. A listing of the roles and responsibilities for the Technical Liaison will be subject to mutual agreement prior to exercise of the option.

      2.2 Organization. The current Mechanical Computer-Aided Design ("MCAD") operational unit within IIPL consists of 1 manager, 4 project leaders and 37 software engineers (for software development & testing). Whereas the total number of employees in the MCAD operational unit within IIPL is 42, five
(5) of them (Managers and Project Leaders) represent the middle management. Intergraph shall cause IIPL to use its best efforts to maintain the appropriate mix between middle management and the total number of MCAD Personnel.

      2.3 Training. Intergraph shall cause IIPL to provide Visual C++, Visual Basic and communication skills training, if so required, for the MCAD Personnel at no charge to USI. Any required refreshment training shall also be provided by IIPL if the parties mutually agree. Any special training required by USI is not included in the base rate outlined in Exhibit-A and shall be paid for by USI, including labor costs.

      2.4 Career Rotation. IIPL shall always obtain prior consent of USI to effect any rotation of personnel within the MCAD Personnel group or any transfer between MCAD and non-MCAD projects within IIPL. Similarly, should USI require any rotation of MCAD Personnel within MCAD projects, this will be done through mutual consent.

      2.5 Non-Solicitation. IIPL and USI shall not directly or indirectly solicit for employment any employee of the other without the prior written consent of the other for the duration of this contract, any extension thereof, and for a period of two
(2) years thereafter.


                           ARTICLE 3

                           EQUIPMENT

      For  the  MCAD  Personnel, Intergraph will  provide  office
space,  telephone access, workstations and output  devices.   For
the Intergraph-owned equipment at IIPL, Intergraph will be responsible for all hardware and software maintenance.


                           ARTICLE 4

                           NETWORKING

      Intergraph will provide network resources as part of the base rate specified in Exhibit A. Intergraph agrees that the level of network bandwidth provided will not drop below 0.75 KBPS of bandwidth per person. USI will also use this resource for working with the developers in India.


                           ARTICLE 5

                         CALL TRACKING

      MCAD Personnel will use two separate call tracking systems in their work for USI. One system will be the Unigraphics Global Technical Access system ("GTAC"). USI will supply a machine to provide the client access for this system in India. The other system will be the Jupiter Tracking System ("JTS"), which will be available to the MCAD Personnel via the network link to USI in Huntsville.


                           ARTICLE 6

                SOFTWARE DEVELOPMENT LIFE CYCLE

       MCAD Personnel shall work according to the software development life cycle mutually agreed to between USI and IIPL. USI is pursuing ISO Certification while IIPL is working on a quality improvement program based on the Capability Maturity Model ("CMM"). Intergraph shall cause IIPL to meet the quality requirements of USI through an approach which is mutually agreed to between the two parties (either by seeking certification of the IIPL MCAD quality improvement program or by implementing the contract review clause of the ISO).


                           ARTICLE 7

                       MANAGEMENT PROCESS

      The managers for the IIPL MCAD projects shall work at the direction of USI Solid Edge Product Business Unit ("PBU")
technical managers regarding day-to-day issues (e.g. status reports, conference calls, schedules, work definition, delivery, etc.). Issues related to resources and assets will be handled between the General Manager of IIPL (currently, Surajit Dutta Choudhury) and the Solid Edge PBU Leader of USI. Conflict resolution shall be handled between the Solid Edge PBU Leader, the General Manager of IIPL and the Intergraph Huntsville India Oversight Manager.


                           ARTICLE 8

             SUPPORT OF IIPL CORPORATE INITIATIVES

      The Solid Edge PBU of USI shall support the quality and process improvement initiatives of IIPL. Intergraph shall cause IIPL to inform the Solid Edge PBU of USI of the impacts (on projects) of such initiatives. Resource allocation for such initiatives shall be done by mutual consent.


                           ARTICLE 9

                    IIPL MCAD ACCOUNTABILITY

      9.1 Metrics. Intergraph and USI will mutually establish metrics for resource requirements, project execution timeline and quality for the software services shortly after execution of this Agreement. Intergraph will provide bi-monthly updates on the mutually agreed metrics.

      9.2  Allocations.  Any allocation of a new project, changes
in    an    existing   project   or   closure   of   a   software
development/testing project by USI shall be agreed to by both the parties and documented in a mutually agreeable format.

      9.3 Overtime. Intergraph agrees to a maximum of six (6) hours per week of non-billable overtime for each member of the MCAD Personnel. Intergraph and USI shall mutually agree on higher levels of efforts required as specified in the project metrics.

      9.4  Fixed Price.  Intergraph reserves the right to provide
USI with a fixed price for a defined set of services after mutually agreeing on the delivery metrics.


                           ARTICLE 10

                           OWNERSHIP

      Pursuant to this Agreement, Intergraph employees will have access to USI technology. Title and all rights of ownership to USI technology remain with USI and possibly other parties ("Other Owners") to whom USI has obligations to protect such title and ownership rights. By virtue of this Agreement, Intergraph does not assume any ownership rights to USI technology.


                           ARTICLE 11

                         NON-DISCLOSURE

      11.1 Proprietary Information. By virtue of this Agreement, each party may have access to information of the other party which is considered confidential and proprietary. For convenience, all such information will be called "Proprietary Information." Proprietary Information shall include source code materials, if any, and all other information provided by either party in written or other tangible form and clearly marked as proprietary or confidential. Notwithstanding the foregoing, Proprietary Information shall not include information which a) is or becomes part of the public domain through no act or omission of the receiving party; b) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure; c) is lawfully disclosed hereafter to the receiving party by a third party who did not acquire the information directly or indirectly from the disclosing party; or
d) is independently developed by the other party.

      11.2 Maintenance of Confidentiality. The parties agree, both during the term of this Agreement and for a period of three
(3) years after termination or expiration of this Agreement, that all Proprietary Information owned solely by one party and disclosed to the other party shall remain solely the property of the disclosing party, and its confidentiality shall be maintained and protected by the other party with the same effort used to protect its own confidential information. Except to the extent required by this Agreement, both parties agree not to duplicate in any manner the other's Proprietary Information for any purpose other than the implementation of this Agreement. Nothing in this Agreement shall be construed to limit either party's right to independently develop software which is functionally similar to the other party's products, so long as proprietary information of the other party is not used in such development. Results of benchmark, performance, or timing tests involving Intergraph's hardware and /or software platform and run by USI may not be disclosed unless Intergraph consents to such disclosure in writing.

      11.3 Disclosure as to Agreement. Intergraph and USI shall not disclose the terms and conditions of this Agreement; provided however, that either party may disclose such terms and conditions
(a) when required by law, and (b) to its professional advisors and financial professionals. For news release or public announcements regarding this Agreement, each party will obtain consent from the other party prior to publication. Such consent shall not be unreasonably withheld.


                           ARTICLE 12

                              TERM

      This Agreement shall be valid for an initial one (1) year term. USI may, but shall not be obligated to, establish a legal entity in India ("Unigraphics-India") and transfer the MCAD Personnel to that entity at the termination of this Agreement. In the event USI requests an extension of this Agreement, the parties agree to enter good faith discussions, but Intergraph is under no obligations to extend the Agreement. Any agreement extension shall be based on mutually acceptable terms. Anything contained herein to the contrary notwithstanding, USI shall notify Intergraph of its intentions as to whether it will transition the MCAD Personnel to Unigraphics-India at least ninety (90) days prior to the conclusion of this Agreement.


                           ARTICLE 13

                       TRANSITION TO USI

      USI retains the right, upon the termination of this contract, to transition all IIPL MCAD Personnel, as well as the hardware and software resources used by the MCAD Personnel in performing their duties described herein, at no cost to USI, except for those that are mutually agreed to be excluded. To this end, Intergraph shall cause IIPL to maintain records of all resources dedicated to MCAD projects. Anything contained herein to the contrary notwithstanding, USI will bear (i) any costs (including, without limitation, any severance costs) related to the transition of the MCAD Personnel to Unigraphics-India that result from this transition, and (ii) any costs (including, without limitation, any severance costs) arising from the termination of the MCAD Personnel by IIPL in the event USI determines not to transition the MCAD Personnel to Unigraphics-India.


                           ARTICLE 14

                             OTHER

       Distribution of USI software and special software development tools, intellectual property rights and protection, conformance to United States export compliance, access to USI networks and GTAC by Intergraph personnel is covered by the Purchase Agreement or the Transition Services Agreement between Intergraph and USI.


                           ARTICLE 15

                          TERMINATION

      15.1 Mutual Consent. This Agreement may be terminated at any time by written agreement executed by both parties. USI will be responsible for any employee termination costs that result from such a termination.

     15.2 Breach. If either party shall be in material breach of its obligations herein and shall have failed or been unable to remedy such breach within thirty (30) days after receipt of written notice from the other party specifying such breach, said other party may terminate this Agreement by giving written notice of termination, effective upon the date of its receipt.

      15.3 Bankruptcy. If a receiver is appointed over the whole or part of the assets of either party, or if any petition is filed by or against either party initiating any bankruptcy reorganization proceeding or if either party makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of either party (unless such order or resolution is part of a scheme of recapitalization, merger or consolidation) then such party shall immediately notify the other party of such event, and the other party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

      15.4 Proprietary Information. Upon termination of this Agreement, at the end of its term, Intergraph shall return to USI or destroy all Proprietary Information and all copies and portions thereof, in any form whatsoever, and shall erase from all computer, electronic, or other storage devices or otherwise destroy all images or copies thereof.


                           ARTICLE 16

                         MISCELLANEOUS

     16.1 Notices. All notices, requests and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be given or made in accordance with Section 10.6 of the Purchase Agreement.

      16.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any paragraph or provision hereof. References in this Agreement to any paragraph are to the applicable paragraph of this Agreement.

      16.3 Assignment. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and legal representatives. Neither party shall have the right to assign or otherwise transfer this Agreement or any rights or obligations hereunder without the express written consent of the other provided, however, that a successor in interest by merger, consolidation, operation of law, assignment, purchase, or otherwise, of the entire business of either party, shall acquire all interests of such party hereunder without the written consent of the other.

      16.4 Amendments; Waiver. This Agreement cannot be, and shall not be deemed or construed to have been, modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the parties hereto.

      16.5 Governing Law. Notwithstanding the place where this Services Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and interpreted and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      16.6 Severability. If any provision of this Services Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Services Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.


                           ARTICLE 17

                            TAXATION

      17.1 The parties acknowledge that under this Agreement USI may deploy IIPL employees outside the country of India. The parties further acknowledge that this may create corporate and/or personal taxable nexus in the jurisdictions in which services are performed. It is the expressed intent of the parties that Intergraph receive payment services under this Agreement provided to or through any USI entity at the agreed prices and at the agreed terms, as though such services were performed exclusively within India. USI therefore acknowledges that Intergraph expects to be indemnified by USI and held harmless from any and all Taxes, as defined herein, including associated defense costs, whether assessed or assessable against Intergraph, IIPL or IIPL employees.

     17.2 Prices and payment terms agreed to in this Agreement do not include any Taxes, as defined below. Accordingly, USI (1) agrees that any such Taxes and related expenses which are imposed on Intergraph, IIPL or IIPL's employees are in addition to the prices and payment terms agreed to herein; (2) agrees to indemnify Intergraph, IIPL and IIPL's employees and hold them harmless from such Taxes and related expense; (3) agrees that it shall remit to Intergraph the full amount of Intergraph's price as agreed, without reduction for such Taxes and related expenses;
(4) agrees to remit to Intergraph within 30-days of receiving an invoice from Intergraph the total of such Taxes paid, and related expenses, by Intergraph, IIPL or IIPL's employees as a direct result of USI's deployment of IIPL's employees hereunder; (5) agrees that if any payment of Taxes, and related expenses, to Intergraph hereunder is itself taxable, then the payment will be increased ("grossed up") as necessary so that there is no cost of such Taxes to Intergraph, (6) agrees that the cost of any Taxes, including related expenses, which are imposed directly on USI in connection with services provided by IIPL employees under this Agreement will be borne by USI alone.

     17.3 "Taxes," except as otherwise provided in this paragraph 17.3, shall mean all corporate and/or personal taxation and governmental levies or fees (including, for example but without limiting the scope of this definition, social security, occupational, withholding, income, excise, value added, sales, use or other like taxes) which are imposed on Intergraph, IIPL, or an IIPL employee as a direct result of the IIPL employee's performance or the services under this Agreement. Taxes shall expressly exclude only USA or India (1) federal, (2) state, (3) municipal, (4) or other governmental income taxes, franchise taxes, business license fees and other like taxes measured by Intergraph's or IIPL's income, capital and/or assets and IIPL employees' India taxes on compensation.

      IN  WITNESS  WHEREOF, THE PARTIES HERETO HAVE  CAUSED  THIS
AGREEMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST  ABOVE
WRITTEN.

                                   INTERGRAPH CORPORATION

                                   By: /s/ John W. Wilhoite
                                       --------------------
                                   Name: John W. Wilhoite
                                         ----------------
                                   Title: Vice President
                                          --------------
                                   Date:    March 2, 1998


                                   UNIGRAPHICS SOLUTIONS INC.


                                   By: /s/ H. Timothy Hatfield
                                       -----------------------
                                       H. Timothy Hatfield, Vice President

                                   Date:    March 2, 1998



                  TRANSITION SERVICES AGREEMENT


       THIS TRANSITION SERVICES AGREEMENT (this "Services Agreement") is made and entered into as of March 2, 1998, by and between INTERGRAPH CORPORATION, a Delaware corporation ("Intergraph"), the other Selling Entities identified on the signature page hereto, and UNIGRAPHICS SOLUTIONS INC., a Delaware corporation ("USI"), and the other Acquiring Entities identified on the signature page hereto.

                      W I T N E S S E T H:

      WHEREAS, concurrently with the execution of this Agreement, Intergraph and certain of the Selling Entities are selling and transferring to USI and certain of the Acquiring Entities, and USI and certain of the Acquiring Entities are purchasing and acquiring from Intergraph and certain of the Selling Entities, the assets comprising the SolidEdge/EMS business of Intergraph pursuant to the terms of the Asset Purchase Agreement dated as of March 2, 1998 (the "Purchase Agreement") among the parties hereto; and

      WHEREAS, pursuant to the terms of the Purchase Agreement, the parties hereto are entering into this Services Agreement to provide for the furnishing of certain services by Selling
Entities to the Acquiring Entities on a transition basis following the applicable Closing (as such term and all other capitalized terms used but not defined herein are defined in the Purchase Agreement) under the terms set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises, the respective covenants, representations and warranties set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                            ARTICLE I
                              TERM

     1.1 Stated Term. This Services Agreement commences, with respect to the Services to be provided to a particular Acquiring Entity, on the applicable Closing Date for that Acquiring Entity, and will continue in effect with respect to each particular Service for the period set forth in the applicable schedule hereto, unless terminated earlier with respect to the Services provided in a particular schedule by USI. An Acquiring Entity may discontinue or terminate any Service provided to such Acquiring Entity by 10 days written notice to Intergraph. Intergraph may discontinue or terminate any Service in the event of a material breach by the Acquiring Entities with respect to such Service, but only after reasonable notice and opportunity to cure. A notice of discontinuance may refer to more than one Service. Any Service that is the subject of a notice of discontinuance shall continue to be rendered by the applicable Selling Entity until the effective date of the discontinuance set forth in the notice of the Acquiring Entity, and the Acquiring Entity shall pay for that Service rendered until that date.

     1.2 Transition Assistance. During the term of this Services Agreement, the Selling Entities shall comply with the reasonable requests of the Acquiring Entities for assistance in engaging another Person or Persons to provide, and for records and other information relating to, the Services rendered by the Selling Entities hereunder.


                            ARTICLE 2
                            SERVICES

     2.1 Services. The Selling Entities shall render, and the applicable Acquiring Entity shall pay for, the Services during the term of this Services Agreement. The Services are described on the schedules to this Services Agreement, which are an integral part of this Services Agreement.

     2.2 Charges and Expenses. For the performance of Services, the Acquiring Entity shall pay Intergraph at the rates set forth in the applicable Schedule to this Services Agreement relating to such Services or as otherwise agreed upon in writing by the parties ("Charges").

     2.3 Invoice and Payment. The Selling Entities must submit an invoice to USI, attn: Jerry Maryniak, to receive payment under this Services Agreement. Any sum due to the Selling Entity pursuant to this Services Agreement shall be paid within thirty
(30) days after receipt of a correct invoice therefor from the Selling Entity. Payment for any other Services shall be invoiced as agreed upon by the parties or, in the absence of an agreement, upon completion of such Services. A "correct" invoice shall contain (i) the Selling Entities' name and invoice date,
(ii) the specific order number, if applicable, (iii) description, price, and quantity of the Services actually delivered or rendered, (iv) credits (if applicable), and (v) name (where applicable), title, phone number, and complete mailing address of responsible official to whom payment is to be sent. Intergraph shall provide other substantiating documentation or information as may reasonably be requested by the Acquiring Entity from time to time.

     2.4 Taxes. The Acquiring Entities shall be liable for, and shall indemnify and hold the Selling Entities harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the Charges ("Applicable Taxes"). Applicable Taxes shall not include the Selling Entities' franchise taxes, income taxes, and other taxes based on net or gross income. USI agrees to pay to Intergraph any Applicable Taxes which Intergraph is required to collect and pay over to any taxing authority or provide Intergraph with a valid exemption certificate or other documentary evidence of statutory exemption.

     2.5 Standard of Care. Each of the Selling Entities shall use the same care in rendering the Services as it uses in rendering similar services to itself and that it used in rendering the Services to the Business prior to the Closing.

     2.6 Manner and Place of Performance. The applicable Selling Entity shall render each Service in accordance with any terms described on the corresponding Schedule. The Acquiring Entities shall afford access to their respective premises as necessary or reasonably appropriate to permit a Service to be rendered.

     2.7 Ownership of Work Product. Except for any intellectual property, confidential information or proprietary materials in which any Selling Entity has a preexisting intellectual property right or interest ("Existing Materials"), any and all analyses, evaluations, reports, memoranda, letters, work product or other deliverables which are developed, prepared, conceived or made by the Selling Entity or by any Person as part of, in connection with, or in relationship to the performance of Services (the
"Work Product"), shall be deemed to be a "work for hire" if consistent with the requirements of Section 101 of the Copyright Act and shall be and remain the exclusive property of the Acquiring Entity whether or not deemed to be a "work for hire" within the meaning of the Copyright Act. Any rights, title and ownership interests, including copyright, which the Selling Entity or any Person may have in the Work Product or any tangible media embodying such Work Product are hereby assigned to the Acquiring Entity. The Selling Entity warrants that any Person who is not a full-time employee of a Selling Entity whose work is considered a "work for hire" under the Copyright Act shall be under a written obligation to the Selling Entity requiring the Person to assign all of Person's right, title, and interest to the Selling Entity in and to any Work Product which is developed, prepared, conceived or made by such Person while providing Services on behalf of the Selling Entity.

           To the extent that any Work Products incorporate Existing Materials, the Selling Entities hereby grant to the Acquiring Entities the right to use and display such Existing Materials, with full rights to authorize others to do the same, but only to the extent required to utilize the Work Product in accordance with the ownership rights granted in this Services Agreement.

     2.8 Proprietary Rights Indemnification. The Selling Entities represent and warrant that, to the best knowledge of the Selling Entities without independent inquiry, the performance of the Services do not and shall not violate or infringe upon any copyright, patent, trade secret, or other proprietary or intellectual property right of any third party or contribute to such violation or infringement ("Infringement"). The Selling Entities shall indemnify and hold the Acquiring Entities and their affiliates and their respective successors, officers, directors, employees, and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs, and expenses (including legal fees) resulting from or arising out of any breach or claimed breach of any of the foregoing warranties, or which is based on a claim of an Infringement and the Selling Entities shall defend and settle, at its expense, all suits or proceedings arising therefrom.

     2.9 Cross Indemnification. In the event any act or omission of a party or its employees, servants, agents, or representatives causes or results in (i) damage to or destruction of property of the other party or third parties, and/or
(ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend, and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such damage, destruction, death, or injury.

     2.10 Relationship of Parties. The Selling Entities are performing pursuant to this Services Agreement only as an independent contractor. The applicable Selling Entity has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Services Agreement, except as otherwise agreed upon by the parties. Nothing set forth in this Services Agreement shall be construed to create the relationship of principal and agent between the Selling Entity and the respective Acquiring Entity. Each Selling Entity shall not act or attempt to act or represent itself, directly or by implication, as an agent of an Acquiring Entity or its affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, an Acquiring Entity or its affiliates.


                            ARTICLE 3
                             GENERAL

     3.1 Notices. Any notices or other communications required or permitted hereunder shall be given in accordance with the provisions of Section 10.6 of the Purchase Agreement.

     3.2 Assignment. This Services Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Acquiring Entity may assign any right under this Services Agreement or delegate any obligations hereunder without the express prior written consent of Intergraph, except to another Acquiring Entity; provided, however, that any such delegation of obligations hereunder to another Acquiring Entity shall not relieve USI of any of its obligations under this Agreement. No Selling Entity may assign any rights under this Services Agreement or delegate any obligations hereunder without the express prior written consent of USI, provided that USI acknowledges that Foothill Capital Corporation, Intergraph's lender, has a lien on Intergraph's rights under this Services Agreement.

      3.3 Amendments; Waivers, Etc. This Services Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement. The observance of any term of this Services Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Services Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Services Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Services Agreement operate as a waiver of any other right or privilege under this Services Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Services Agreement.

      3.4 Governing Law. Notwithstanding the place where this Services Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and interpreted and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      3.5 Arbitration. The dispute resolution procedures set forth in Section 10.11 of the Purchase Agreement shall apply to any dispute, controversy or claim of any kind or nature arising under or in connection with this Services Agreement.

      3.6 Number and Gender. Unless the context otherwise requires, the singular and plural forms in this Services Agreement shall be mutually inclusive, and the masculine, feminine and neuter forms in this Agreement shall be mutually inclusive.

      3.7 Severability. If any provision of this Services Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Services Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

              [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have each caused this Services Agreement to be duly executed by their respective duly authorized officers or representatives, all as of the day and year first above written.

                              INTERGRAPH CORPORATION



                              By: /s/ John W. Wilhoite
                                 --------------------------------
                                 John W. Wilhoite, Vice President

                              INTERGRAPH GMBH (OSTERREICH)
                              INTERGRAPH BENELUX BV
                              INTERGRAPH CANADA LTD.
                              INTERGRAPH CR S.R.O.
                              INTERGRAPH CAD/CAM (DANMARK) A/S
                              INTERGRAPH FINLAND OY
                              INTERGRAPH FRANCE SA
                              INTERGRAPH (DEUTSCHLAND) GMBH
                              INTERGRAPH (ITALIA) L.L.C.
                              INTERGRAPH JAPAN K.K.
                              INTERGRAPH KOREA LTD.
                              INTERGRAPH DE MEXICO, S.A. DE C.V.
                              INTERGRAPH EUROPEAN
                                   MANUFACTURING L.L.C.
                              INTERGRAPH NORGE AS
                              INTERGRAPH EUROPE (POLSKA) SP.Z.O.O.
                              INTERGRAPH SYSTEMS PTE. LTD.
                              INTERGRAPH  (PORTUGAL) SISTEMAS  DE
                                   COMPUTACAO GRAFICA S.A.
                              INTERGRAPH ESPANA, S.A.
                              INTERGRAPH (SVERIGE) AB
                              INTERGRAPH (SWITZERLAND) AG
                              INTERGRAPH (UK) LTD.


                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, as attorney in fact


                              UNIGRAPHICS SOLUTIONS INC.



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President


                              UNIGRAPHICS SOLUTIONS HANDELSGESELLSCHAFT M.B.H. UNIGRAPHICS SOLUTIONS N.V.
                              UNIGRAPHICS SOLUTIONS CANADA LTD.
                              UNIGRAPHICS SOLUTIONS DANMARK A/S
                              UNIGRAPHICS SOLUTIONS FRANCE SAS
                              UNIGRAPHICS SOLUTIONS GMBH
                              UNIGRAPHICS SOLUTIONS S.P.A.
                              UNIGRAPHICS SOLUTIONS JAPAN LTD.
                              UNIGRAPHICS SOLUTIONS DE MEXICO,
                                   S.A. DE C.V.
                              UNIGRAPHICS SOLUTIONS B.V.
                              UNIGRAPHICS SOLUTIONS NORGE AS
                              UNIGRAPHICS SOLUTIONS PTE. LIMITED
                              UNIGRAPHICS SOLUTIONS ESPANA, S.A.
                              UG SOLUTIONS AB
                              UNIGRAPHICS SOLUTIONS AG
                              UNIGRAPHICS SOLUTIONS LTD.



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, as attorney in fact



                 INTERGRAPH RESELLER AGREEMENT
                    (Solid Edge Version 4.0)


      This Intergraph Reseller Agreement (Solid Edge Version 4.0) (hereinafter "Agreement") is made and entered into this 2nd day of March, 1998 (the "Effective Date") by and between Intergraph Corporation, a Delaware corporation having its principal place of business at Huntsville, Alabama 35894-0001 (hereinafter
"Intergraph"),  and  Unigraphics  Solutions  Inc.,   a   Delaware
corporation having its place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 (hereinafter "USI").


                          WITNESSETH:


       WHEREAS,   Intergraph  is  engaged  in  the   development,
manufacture, importation, distribution, sale, and support of computer software products and the providing of technical and/or consultative services in connection therewith; and

      WHEREAS, contemporaneously herewith, Intergraph and USI and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") pursuant to which Intergraph has sold, transferred or licensed to USI certain assets relating to Intergraph's "Solid Edge" product line and line of business (the "Business"); and

       WHEREAS, pursuant to the Asset Purchase Agreement, Intergraph has sold, transferred or licensed to USI substantially all of the assets used in the Business other than (i) the rights of Intergraph under or in connection with its contracts with Spatial Technology, Inc., a Delaware corporation ("STI"), relating to certain software programs of STI marketed and sold under the name "ACIS" (the "Retained STI Rights"), and (ii) certain other assets related to the Business that have been retained by Intergraph and that are more particularly described in the Asset Purchase Agreement; and

      WHEREAS, pursuant to the Asset Purchase Agreement, USI has acquired the specified assets of the Business from Intergraph exclusive of the Retained STI Rights, and has granted back to Intergraph a right and license relating to such assets to permit Intergraph to sell the computer software products listed on
Schedule 1 hereto, including Version 4.0 of Solid Edge and Version 4.0 of Solid Edge Drafting (the "Products"), but solely to the extent necessary to authorize Intergraph to enter into and perform this Agreement and solely for a term that is coextensive with the term of this Agreement; and

      WHEREAS, USI wishes to become a reseller of the Products in the manner and on the terms set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

     1.   Appointment and Sales

          Intergraph hereby appoints USI as its exclusive (except to the extent contemplated by the SolidEdge Reseller Agreement and SolidEdge License Agreement, as each of such terms is defined in the Asset Purchase Agreement) reseller of the Products to end-user customers throughout the world (the "Territory"). Intergraph shall sell, and USI shall purchase, the Products for resale in the Territory to USI's customers (hereinafter "USI's Customers" or "Customers").

     2.   Term of Agreement

           This Agreement shall be in effect from and after the Effective Date through and including (i) July 31, 1998 with respect to USI's right hereunder to resell the Products for any purpose or to any purchaser other than as permitted in subparagraph (ii) of this Section 2, unless extended by mutual written agreement of Intergraph and USI; and (ii) December 31, 2006, solely and exclusively for the purpose of permitting USI to resell the Products to Intergraph in connection with Intergraph's performance of the SolidEdge Reseller Agreement (as defined in the Asset Purchase Agreement) in connection with the CAD II Agreements (as defined in the Asset Purchase Agreement).

     3.   Responsibilities of USI

          During the term of this Agreement, USI shall (i) devote such efforts to promote the sale of the Products as USI shall deem appropriate or desirable in its sole discretion, (ii) maintain sales and technical personnel sufficient to respond to Customer inquiries regarding Product use, care, application, installation and service, and (iii) maintain current information related to applicable warranty and training programs and policies, and provide such information to USI's Customers upon request.

     4.   Responsibilities of Intergraph

           During the term of this Agreement Intergraph shall make available reasonable quantities of sales kits for the Product, and to the extent not otherwise transferred or sold to USI pursuant to the Asset Purchase Agreement, marketing literature, demonstration materials, and other related materials, and ship such materials to USI within 3 business days of receipt of USI's purchase orders therefor.

     5.   Prices

           The Products sold hereunder shall be sold to USI without charge except that Intergraph may charge USI for its actual, reasonable production cost of creating or producing sales kits containing the Products. Any such charges shall be paid by USI within 30 days of receipt of Intergraph's invoice therefor.

     6.   Purchase Orders

          USI may place written purchase orders for Products from time to time during the term of this Agreement. Each purchase order placed by USI shall contain the following minimum information: (i) a reference to this Agreement Number, (ii) identification of each Product ordered by part number, quantity and net price; (iii) shipping instructions and destination, and
(iv) requested delivery date of each Product.

     7.   Delivery, Title, Risk of Loss, Record

          (A) All Product shipments shall be F.O.B. Intergraph's dock unless otherwise requested in writing by USI (in which case all shipping costs shall be at USI's expense).

           (B) In the event of any loss or damage to Products following delivery to an Intergraph selected carrier, USI shall cooperate with Intergraph in connection with any proof of loss or claim presented by Intergraph to the carrier and/or insurer. Title to software furnished by Intergraph shall remain with Intergraph or relevant third parties as determined by Intergraph, subject to and in accordance with the applicable Intergraph software license agreement then in effect.

     8.   Taxes

           USI shall be liable for, and shall indemnify and hold Intergraph harmless from and against, all applicable sales and use, value added, consumption, registration, stamp and similar taxes imposed upon the amounts payable by it to Intergraph hereunder ("Applicable Taxes"). Applicable Taxes shall not include Intergraph's franchise taxes, income taxes, and other taxes based on net or gross income. USI agrees to pay to Intergraph any applicable Transaction Taxes which Intergraph is required to collect and pay over to any taxing authority or provide Intergraph with a valid exemption certificate or other documentary evidence of statutory exemption.

     9.   Warranty

           (A) Warranties on Products purchased from Intergraph may be passed through to the end user.

          (B) Intergraph warrants that, for the period stated in Intergraph's then current Business Partner Price Book (a copy of which shall have been furnished to USI), each Intergraph software Product will perform in accordance with the published Intergraph specifications applicable to said Product on the date of shipment. Intergraph also warrants that any third party software it provides will, for the period stated in Intergraph's then current Business Partner Price Book, perform in accordance with the developer's specifications for the version of software provided. Modification of any software furnished by Intergraph by any entity other than Intergraph, without the express written permission of Intergraph, voids this warranty.

           (C) Intergraph shall, in accordance with its then current policies and at its sole discretion, repair or replace any Product found to be in non-conformance with the above warranties during the warranty period.

           (D) THE ABOVE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND REPRESENT THE FULL AND TOTAL OBLIGATION AND/OR LIABILITY OF INTERGRAPH; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE DEEMED TO LIMIT, MODIFY OR OTHERWISE AFFECT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE ASSET PURCHASE AGREEMENT. EXCEPT AS SET FORTH IN THE ASSET PURCHASE AGREEMENT, INTERGRAPH DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. Certain limitations set forth in the above disclaimer may not apply in some jurisdictions.

     10.  Infringement

          (A) Intergraph shall defend and indemnify USI from and against judgments, damages, costs and claims arising as a result of USI's sale of the Products by virtue of any infringement or misappropriation of a valid United States patent, copyright, trademark or other proprietary right, provided that: (1) USI shall have given timely notice thereof to Intergraph; (2) USI provides reasonable cooperation, information and assistance in connection therewith; and (3) Intergraph shall have the sole and exclusive control and authority with respect to the defense or settlement thereof, provided that Intergraph shall not enter into any settlement that would cause irreparable harm to USI. Notwithstanding the foregoing, in the event of any such claim or Intergraph's determination that such claim is likely to occur, Intergraph shall have the right to require USI to cease using and selling that portion of the Products claimed (or likely to be claimed) to be infringing. In the event of such election by Intergraph or in the event of an injunction of any nature or any other event that would prevent USI from selling the Products, Intergraph shall, at Intergraph's option, (A) acquire for USI the right to continue using that portion of the Products claimed (or likely to be claimed) to be infringing; or (B) replace such portion for USI with other software for which there exists no infringement claim and which, in all material respects, provides the same functions as such portion of the Products which is claimed (or likely to be claimed) to be infringing.

           (B) Intergraph shall have no liability or obligation to USI with respect to an infringement claim or allegation arising from: (1) the use of the Product in combination with devices (other than computers and peripherals) or other products where the use of the alleged infringing Product, by itself, would not be infringing unless the Product was intended to be used with such other devices or products; (2) use of the Product in an application or environment for which such Product was not designed or contemplated; (3) modification of the Product by any entity other than Intergraph (other than ordinary course modifications); or (4) any claims of infringement in which USI has an interest or license in the alleged infringed right.

           (C) This section shall survive the expiration or termination of the Agreement.

           (D) THE ABOVE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND REPRESENT THE FULL AND TOTAL OBLIGATION AND/OR LIABILITY OF INTERGRAPH; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE DEEMED TO LIMIT, MODIFY OR OTHERWISE AFFECT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE ASSET PURCHASE AGREEMENT. EXCEPT AS SET FORTH IN THE ASSET PURCHASE AGREEMENT, INTERGRAPH DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY. Certain limitations set forth in the above disclaimer may not apply in some jurisdictions.

           (E) This section shall survive the expiration or termination of this Agreement.

     11.  Software License and Right to Sub-license

           (A) All software Products furnished by Intergraph hereunder shall be subject to a license agreement in the form attached hereto as Exhibit A.

           (B) Intergraph hereby grants to USI, and USI hereby accepts, an exclusive right to sub-license and distribute the Products, subject to the terms and conditions of attached license agreement form.

          (C) Intergraph does not grant the right to USI to make copies of the software Products in any form except when permitted by written agreement with Intergraph. Source code for software furnished by Intergraph shall not be provided pursuant to this Agreement to USI or to any of its Customers.

          (D) USI shall take reasonable steps to enforce all sub-licenses obtained by USI. If a USI Customer shall fail to fulfill any of its obligations under the applicable software license agreement, then Intergraph may, at any time, upon its election and in addition to other remedies that it may have, notify USI in writing of such breach and request USI, by written notice, to terminate all rights granted by USI to the Customer
then  in  breach.   USI shall honor Intergraph's  request  unless
doing so would result in irreparable harm to USI.

            (E) For purposes of supplying Products to USI hereunder, and only for such purposes, USI hereby grants a non-exclusive, royalty-free, non-transferable license to the Licensed Property, as that term is defined in the License Agreement for Solid Edge Specific Code (the "Solid Edge License") entered into concurrently herewith (the "License"). This License shall be limited to the term of this Agreement. In addition, Intergraph shall be subject to the obligations of Sections 2, 6, 7, 8, 10, and 11 of the of the Solid Edge License in performing its obligations under this Agreement. Those provisions are hereby incorporated into this Agreement with the same meaning and scope as under the Solid Edge License and the obligations of Intergraph pursuant to those provisions shall survive termination or expiration of this Agreement.

     12.  Termination

           (A) This Agreement shall terminate at the end of the term set forth in Section 2 hereof or upon the mutual written agreement of Intergraph and USI to terminate this Agreement.

           (B) This Agreement may be terminated by Intergraph (i) upon the dissolution, liquidation, insolvency or bankruptcy of USI, or (ii) upon the occurrence of any material violation of applicable law by USI in connection with its obligations under this Agreement (including without limitation, any export law) which violation could reasonably be expected to expose Intergraph to Losses (as defined in the Asset Purchase Agreement); provided, that such violation did not exist prior to the Principal Closing Date (as defined in the Asset Purchase Agreement).

           (C) Termination of this Agreement shall not release USI from the obligation to pay Intergraph any sums, whether then or thereafter due, or operate to discharge any liability which has been incurred by Intergraph or by USI, prior to the effective date of such termination.

           (D)    Immediately  upon  the  termination  of   this
Agreement, USI shall cease to represent itself as an authorized reseller of Intergraph Products and shall otherwise discontinue all conduct and activities which might lead the public to believe that USI is authorized to sell Intergraph Products.

     13.  Specified Maintenance Assistance

           In the event that any USI Customer shall request maintenance or support of any Product from USI, USI shall provide such maintenance, upon such terms and conditions and for such price as USI determines to provide in its sole discretion (either through the release of a later version of such Product or otherwise); provided, however, that if any such request for maintenance or support would involve or require USI to have access to any Retained STI Rights, USI shall not be obligated to provide such maintenance or support and shall refer such request to Intergraph. Upon receipt of such request, Intergraph shall provide such maintenance or support (or, if permitted by its contracts with STI, require STI to provide such maintenance or support and pass through the benefits thereof to USI's Customer). In no event shall USI be permitted or required to provide maintenance or support that would involve or require USI to have access to any Retained STI Rights (including, without limitation, any source code for the ACIS products).

     14.  Notices

           Any notice or communication given pursuant to this Agreement shall be given in writing in accordance with the provisions of the Asset Purchase Agreement.

     15.  General

            (A) Intergraph and USI shall be independent contractors only, and no legal partnership or agency relationship is intended to be created. Neither party shall hold itself out to be an agent of the other, nor as being entitled to contractually bind the other in any way.

           (B) Neither party shall, nor shall they authorize any third party to, do any act, or fail to do any act, which would jeopardize, invalidate or be inconsistent with any copyright, trademark or other intellectual property rights of the other party.

           (C) Failure by either party to enforce any term or condition of this Agreement shall not be construed as a waiver, or prevent or bar enforcement of any term or condition.

           (D) If any provision of this Agreement should be held to be unenforceable, the remaining provisions shall continue to be of full force and effect.

           (E) Neither party shall be deemed to be in default of any provision hereof, or liable for any delay or failure in performance, or interruption of service, resulting from an act of God, war, civil or military authority, civil disturbance, strike, inability to obtain components from usual sources, or any other cause beyond its reasonable control.

           (F) To the extent that representations, warranties, and/or commitments which are not stated in this Agreement (or the exhibits hereto) are extended to Customer by USI, such representations, warranties and/or commitments shall be solely those of USI and will not be attributed to Intergraph, nor bind Intergraph to any performance. USI agrees to indemnify, save harmless, and defend Intergraph, its officers, directors and employees from and against all claims, losses or damages of any kind whatsoever arising by reason of, or in connection with, any representations, warranties, and/or commitments made by USI. This section shall survive the expiration or termination of this Agreement.

          (G) This Agreement may not be assigned or transferred to any person or entity other than an Affiliate of a party (as defined in the Asset Purchase Agreement) without the prior written consent of the other party.

          (H) USI hereby acknowledges and agrees that Intergraph may, in its discretion, disclose the terms and conditions of this Agreement to STI.

          (I) USI hereby agrees that during the term of this Agreement and for a period of 3 years following the termination hereof, none of the employees listed on Exhibit B (the "Identified Employees") shall be transferred or reassigned by USI to operations of USI or its Affiliates located in Cambridge, England, or otherwise engaged in work relating to USI's Parasolid modeler.

          (J) Notwithstanding any provision of the Asset Purchase Agreement to the contrary, USI hereby acknowledges and consents to execution by each of the Identified Employees of a confidentiality agreement in favor of Intergraph in substantially the form of (i) Exhibit C for Identified Employees designated as "developers" on Exhibit B, or (ii) Exhibit D for Identified Employees designated as "managers" on Exhibit B.

     16.  Governing Law and Dispute

           This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware.

     17.  Entire Agreement

            This Agreement (including the exhibits hereto) constitutes the entire Agreement and understanding between the parties, and shall supersede all other agreements, oral or written, made between the parties with respect to such subject matter. This Agreement shall supersede the terms and conditions in any USI purchase order form or acknowledgment form. This Agreement shall not be amended or modified except by written agreement of the parties.

SIGNED FOR AND ON BEHALF OF:       SIGNED FOR AND ON BEHALF OF:

UNIGRAPHICS SOLUTIONS INC.         INTERGRAPH CORPORATION

SIGNATURE:/s/ H. Timothy Hatfield  SIGNATURE:/s/ John W. Wilhoite
NAME: H. Timothy Hatfield          NAME: John W. Wilhoite
TITLE: Vice President              TITLE:  Vice President
DATE:  March 2, 1997               DATE:  March 2, 1997

                                                          EXHIBIT A
Place Serial Number Label Here

This License Agreement is your proof of license. Please treat it as valuable property.

Shrink Wrap Software License Agreement and Limited Product Warranty

You should carefully read the following terms and conditions before opening this program package. To the extent permitted by law, opening this package indicates your acceptance of these terms and conditions. If you do not agree with them, you should promptly return this media package unopened for a full refund.

LICENSE AND LIMITED WARRANTY:

Intergraph Corporation provides this program and licenses its use to you. You assume responsibility for the selection of this program to achieve your intended results, and for the installation, use and results obtained from this program. THIS PROGRAM IS A PROPRIETARY PRODUCT OF INTERGRAPH CORPORATION AND ADDITIONAL THIRD PARTIES, AND IS PROTECTED BY COPYRIGHT LAWS. TITLE TO THIS PROGRAM, OR ANY COPY, MODIFICATION OR MERGED PORTION OF THIS PROGRAM SHALL AT ALL TIMES REMAIN WITH INTERGRAPH CORPORATION AND SUCH THIRD PARTIES.

License

a. "Concurrent-use software" is designated by CU in the product description. Each license for CU software permits a single concurrent use on the specified type of workstation and operating system. If you have multiple licenses for the software, then at any time you may have as many copies of software in use as you have licenses. There is a single use of CU software when it is loaded into memory for execution or when it is stored on hard disk, or both, on a single workstation. A copy stored on hard disk on a network server for the sole purpose of execution by network workstations is not in use on the network server. If the anticipated number of users of the software will exceed the number of applicable licenses, then you must have a reasonable mechanism or process in place to assure that the number of persons using the software concurrently does not exceed the number of licenses.

b. "Server software" is designated by VR in the product description. A single copy of VR software may be stored on hard disk and loaded for execution on the specified type of network server and operating system. Each licenses for VR software permits a designated number of users to simultaneously access the software on the network server. It is the responsibility of the licensee to assure that no more than the licensed number of users access the VR software simultaneously at any one time.

c. "Single-use software" is designated by SU in the product description. Each license for SU software permits a single copy to be stored on hard disk and loaded for execution on a single designated type of workstation and operating system. It is the responsibility of the licensee to assure that SU software is not moved to a second workstation until it has been completely removed from the first workstation.

d. "Right-to-run license" grant is designated by CN in the product desription for concurrent-use software, SN for single-usage software, and VN for server software, where N is a nubmer indicating the number of Right-to-run licenses granted. Each Right-to-run license permits the licensee to make one additional licensed use of the CU, SU, or VR software product separately licensed, under all the terms of this license agreement. In addition, licensee is permitted to make up to N additional copyies of the CU or SU software product as may be necessary for such additional licensed use.

e. "Named User software" is designated by NU in teh product description. A Named User is defined as a individual employed by the licensee who is authorized by the licensee to use the Product and Associated Product programs on the Designated System under the terms of the license agreement, regardless of whether the individual is actively using the Product programs at any given time. The number of named users is determined by simply counting the number of people who will have access to the programs. Two categories of Named Users are available: (i) Author - A full function user, able to access all system capabilities, (ii) Consumer - A limited function user able to access only query and viewing capabilities.

f. If Cu, SU, or SN software is permanently stored on the hard disk of a workstation and one person uses that workstation more than 80% of the time it is in use, then that person may also use the software either on a portable computer or on a home computer.

g. If this software is puchased as an upgrade or provided as an update to a previous version of licensed software, this software may be used only to replace the previous version, and no additional licnese is granted. This software and the previous version may not be separately used or transferred to a third party.

You may:

1. Copy this program into any machine readable or printed form for backup purposes in support of your licensed use of the program.

2. Modify this program and/or merge it into another program for licensed use (any portion of this program merged into another program will continue to be subject to the terms and conditions of this Agreement);

3. Transfer this program and license to another party if the other party agrees to accept the terms of this Agreement. If you transfer this program, you must at the same time either transfer all copies, modifications or merged portions, in whatever form, to the same party, or destroy those not transferred.

You must reproduce and include the copyright notice on any copy, modification or portion of this program merged into another program.

You may not decompile, disassemble or otherwise reverse engineer this program. You may not use, copy, modify, or transfer this program, or any copy, modification or merged portion, in whole or in part, except as expressly provided for in this Agreement. If you do transfer possession of any copy, modification or merged portion of the program to another party except as expressly provided, your license is automatically terminated.

Term

The license is effective until terminated. You may terminate it at any time by destroying this program together with all copies, modifications and merged portions in any form. It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement, or if you fail to pay the appropriate license fee(s). You agree upon termination to destroy this program together with all copies, modifications and merged portions in any form.

Intergraph's Warranties and Your Remedies

a. Intergraph warrants for a period of thirty (30) days from the date of shipment that, under normal use, software delivery media will be free of defects in material and workmanship. You acknowledge and agree that Intergraph will satisfy this warranty if it corrects errors which appear in this program or in the user manuals, reported to Intergraph during the warranty period.
INTERGRAPH DOES NOT WARRANT THAT ANY INTERGRAPH PRODUCT WILL MEET YOUR REQUIREMENTS AND UNDER NO CIRCUMSTANCES DOES INTERGRAPH WARRANT THAT ANY INTERGRAPH PRODUCT WILL OPERATE UNINTERRUPTED OR ERROR FREE.

Intergraph warrants and represents that is has the right to grant the license.

The foregoing warranties are void if failure of a warranted item results, directly or indirectly, from an unauthorized modification to a warranted item; an unauthorized attempt to repair a warranted item; or misuse of a warranted item, including without limitation use of warranted item under abnormal operating conditions or without routinely maintaining a warranted item. You agree to promptly notify Intergraph of any suspected defects in software delivery media or this program.

THE FOREGOING WARRANTIES ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

b. Intergraph's entire liability and your exclusive remedy shall be, in Intergraph's sole and absolute discretion, either (i) the repair or replacement of any warranted item which does not meet the respective warranties given above, or (ii) a refund of the purchase price of the warranted item.

c. The above warranties and limitations give you specific legal rights, and you may also have other rights which vary from jurisdiction to jurisdiction.
Certain limitations set forth in this section may not apply in some jurisdictions.

Limitation of Damages

In no event will Intergraph be liable to you for any damages, inlcuding but not limited to any incidental, special or consequential damages, arising out of or in connection with the use or inability to use this program or software delivery media. Except as otherwise provided by applicable law, no claim, regardless of form, arising out of or in connection with this Agreement may be brought by you more than two (2) years after the cause of the action has accrued.

General

If this program is acquired directly or indirectly on behalf of a unit or agency of the United States Government, this provision applies. For civilian agencies:
This proram was developed at private expense and is "restricted computer software" submitted with restricted rights in accordance with subparagraphs (a) through (d) of the Commercial Computer Software - Restricted Rights clause at 52.227-19 of the Federal Acquisition Regulations ("FAR") and its successors, and is unpublished and all rights are reserved under the copyright laws of the United States. For units of the Department of Defense ("DoD"): This program is licensed only with "Restricted Rights" as that term is defined in the DoD Supplement to the FAR, clause 252.227-7013 (1)(ii), Rights in Technical Data and Computer Software and its successors, and use, duplication or disclosure is subject to the restrictions set forth therein.

Any attempt to sublicense, assign or transfer the license or the program except as expressly provided in this Agreement is void. If a portion of this Agreement is held unenforceable, the rest of this Agreement shall remain enforceable.

This Agreement will be governed by the laws of the State of Alabama.

Should you have any questions concerning this Agreement, you may contact your local Intergraph office or Intergraph Corporation by calling 1-800-345-4856 or writing Intergraph Corporation, Huntsville, AL 35894-0001.

You acknowledge that you have read this Agreement, understand it and agree to be bound by its terms and conditions. You further agree that it is the complete and exclusive statement of the agreement between us which supercedes any proposal or prior agreement, oral or written, and any other communications between us relating to the subject matter of this Agreement.

SUPPORT SERVICES:

Intergraph will provide Complimentary Service during the warranty period. Complimentary Service will be limited to telephone support for bug reports, installation, and basic operation, excluding customization. To use Complimentary Service, call Intergraph's customer service hotline:
1-800-633-7248. Intergraph will accept customer reports of problems found, but after the warranty period you will be required to purchase updated or corrected software. If you obtained this program from an authorized dealer you should contact the dealer for support.

UPDATES:

Upgrades, when and as available, will be provided at a separate charge. In order to recieve notices of updates and enhancements, you must complete and return that enclosed registration form.

Brands and product names are trademarks of their respective owners.



                           EXHIBIT B

                      IDENTIFIED EMPLOYEES


Name                          Status

William Cecil, Jr.                 Developer

Mallikarjuna Gandikota             Developer

Variraj Mysore                     Developer

Qingxiang Niu                      Developer

Navin Pai                          Developer

Chiranjeevi Rao Panuganty          Developer

Rajkumar Radhakrishnan             Developer

Madhukar Sareddy                   Developer

Dennis Weldy                       Developer

Steven Wixson                      Developer

Sunit Mangalvedhekar               Manager

William H. McClure                 Manager

Daniel Staples                     Manager


                            FORM - DEVELOPER
                                                         EXHIBIT C

February    , 1998

[Intergraph Employee]
[Employee Address]


Dear                           :

      Intergraph intends to transfer a substantial portion of the assets of its Mechanical Group, including its Solid Edge line of products (the "Proposed Solid Edge Disposition"), to Unigraphics Solutions Inc. ("USI") on or about March 1, 1998 or as soon as possible thereafter.

      Pursuant to various agreements, Spatial Technology, Inc. ("STI") has granted a development license to Intergraph for certain computer software (in either object code or source code form), including without limitation, certain software marketed and sold under the name "ACIS" (the "ACIS Software"). You have been employed by Intergraph as a software developer in the Mechanical Group, and as a consequence, have had access to and used the source code relating to the ACIS Software and have embedded such source code in Intergraph's Solid Edge products. As you know, the source code relating to the ACIS Software, the related documentation, the terms of Intergraph's agreements with STI, and other confidential information made available to Intergraph (and through Intergraph to you) by STI (collectively, the "ACIS Confidential Information") are confidential and proprietary to Intergraph and STI. Neither the source code relating to the ACIS Software nor the contract rights of Intergraph under its agreements with STI are being transferred to USI in connection with the Proposed Solid Edge Disposition.

     As a result of the Proposed Solid Edge Disposition, you and we anticipate that you will be offered employment with USI and, if you accept such offer, will continue to work on software development activities relating to the Solid Edge line of products. We request that you acknowledge that the ACIS Confidential Information is confidential and proprietary to STI and Intergraph, and that such information has been treated as such by you. We further request that you confirm your agreement that, if and when the Proposed Solid Edge Disposition is consummated, you will (i) continue to treat the ACIS Confidential Information as confidential and proprietary information of STI and Intergraph, (ii) refrain from using the ACIS Confidential Information for the benefit of USI or any other person or entity, (iii) refrain from disclosing the ACIS Confidential Information to USI or its employees, officers or consultants or any other person or entity without the prior written consent of Intergraph and STI, and (iv) refrain from removing from Intergraph any data, materials, records, reports, lists, tests, object code, source code, manuals, analyses, in whatever media or form, which relate to the ACIS Software or the ACIS Confidential Information. In connection with the Proposed Solid Edge Disposition, USI has been made aware of this letter agreement and has consented to your execution of it. The foregoing acknowledgment and agreement is in addition to any other obligation of confidentiality you may have to Intergraph, whether arising by contract or operation of law.

                              Yours very truly,
                              Intergraph Corporation



                              By:
                                 ---------------------------
                              Title:
                                    ------------------------


Read, Acknowledged and
Agreed to this______ day
of February, 1998

-----------------------
[Name of Employee]


                            FORM - MANAGER
                                                         EXHIBIT D

February ____, 1998



[Intergraph Employee]
[Employee Address]


Dear _____________________:

      Intergraph intends to transfer a substantial portion of the assets of its Mechanical Group, including its Solid Edge line of products (the "Proposed Solid Edge Disposition"), to Unigraphics Solutions, Inc. ("USI") on or about March 1, 1998 or as soon as possible thereafter.

      Pursuant to various agreements, Spatial Technology, Inc. ("STI") has granted a development license to Intergraph for certain computer software (in either object code or source code form), including without limitation, certain software marketed and sold under the name "ACIS" (the "ACIS Software"). You have been employed by Intergraph as a manager in the Mechanical Group, and as a consequence, you may have had access to the source code relating to the ACIS Software and other information concerning Intergraph's relationship with STI. As you know, the source code relating to the ACIS Software, the related documentation, the terms of Intergraph's agreements with STI, and other confidential information made available to Intergraph (and through Intergraph to you) by STI (collectively, the "ACIS Confidential Information") are confidential and proprietary to Intergraph and STI. Neither the source code relating to the ACIS Software nor the contract rights of Intergraph under its agreements with STI are being transferred to USI in connection with the Proposed Solid Edge Disposition.

     As a result of the Proposed Solid Edge Disposition, you and we anticipate that you will be offered employment with USI and, if you accept such offer, will continue to work on software development activities relating to the Solid Edge line of products. We request that you acknowledge that the ACIS Confidential Information is confidential and proprietary to STI and Intergraph, and that such information has been treated as such by you. We further request that you confirm your agreement that, if and when the Proposed Solid Edge Disposition is consummated, you will (i) continue to treat the ACIS Confidential Information as confidential and proprietary information of STI and Intergraph, (ii) refrain from using the ACIS Confidential Information for the benefit of USI or any other person or entity, (iii) refrain from disclosing the ACIS Confidential Information to USI or its employees, officers or consultants or any other person or entity without the prior written consent of Intergraph and STI, and (iv) refrain from removing from Intergraph any data, materials, records, reports, lists, tests, object code, source code, manuals, analyses in whatever media or form, which relate to the ACIS Software or the ACIS Confidential Information. In connection with the Proposed Solid Edge Disposition, USI has been made aware of this letter agreement and has consented to your execution of it. The foregoing acknowledgment and agreement is in addition to any other obligation of confidentiality you may have to Intergraph, whether arising by contract or operation of law.

                              Yours very truly,
                              Intergraph Corporation


                              By:
                                 --------------------------
                              Title:
                                    -----------------------
Read, Acknowledged and
Agreed to this ____ day
of February, 1998



[Name of Employee]



                 TRADEMARK LICENSE AGREEMENT
    ("Unigraphics EMS/Solid Edge Products and Services")


      THIS AGREEMENT made and entered into as of March 2, 1998, by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894 ("Unigraphics"), and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Intergraph").

                    W I T N E S S E T H:

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets relating to the Business (as defined in the Asset Purchase Agreement);

      WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Solid Edge Common Code License Agreement and that certain Bag Products License Agreement which are Exhibit I and Exhibit J, respectively, to the Asset Purchase Agreement (collectively, the "License Agreements")

      WHEREAS, Intergraph is the owner of various Trademarks which have been registered with the United States Patent & Trademarks Office as set forth on Exhibit 1 attached hereto, and Intergraph claims common law rights in and to certain Trademarks as set forth in Exhibit 1 attached hereto (hereinafter collectively referred to as the "Trademarks");

      WHEREAS, Unigraphics desires to use the Trademarks in connection with the exclusive and non-exclusive licenses granted by Intergraph pursuant to the respective License
Agreements ("business purpose"); and

      WHEREAS, Intergraph is willing to grant permission  to
Unigraphics  to  use  the  Trademarks  in  connection   with
activities pursuant to the Asset Purchase Agreement and the respective License Agreements;

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received, the receipt and sufficiency of which is hereby acknowledged, Intergraph and Unigraphics agree as follows:

         ARTICLE I.  DEFINITIONS, LICENSE, AND TERM

     1.   Definitions.

     For the purposes of this Agreement, the following terms shall have the meaning set forth below:

      (a) Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized term listed below which shall have the meaning set forth opposite such term:

      (b) "Product" shall mean the Unigraphics service or services or product or products developed, sold, and/or marketed by Unigraphics as part of the EMS and/or Solid Edge lines of business acquired by Unigraphics from Intergraph pursuant to the Asset Purchase Agreement.

     1.2  License.

      In accordance with this Agreement, Intergraph hereby grants to Unigraphics a non-exclusive, world-wide, royalty-free, nontransferable license to the Trademarks which are described in detail in Exhibit 1 attached hereto and incorporated by reference herein, for Unigraphics' use to represent any Product which is substantially the same as the goods (including new versions thereof) and services offered and sold by Intergraph in connection with each Trademark immediately before the Principal Closing as part of Unigraphics' business purpose regarding the License Agreements (the "License").

     1.3  Term.

      The term of this Agreement shall commence on the Effective Date and shall continue until March 1, 2000 (the "Term"). Should Unigraphics desire to use the Trademarks beyond the Term of this Agreement, then the parties shall negotiate in good faith, given their other business activities relating to such Trademarks, to enter into a new or modified royalty-free trademark license.

     ARTICLE II.  OWNERSHIP AND USE OF TRADEMARK LICENSE

     2.1  Ownership of Trademarks.

      As between Unigraphics and Intergraph, Intergraph is the exclusive owner of the Trademarks. Unigraphics acknowledges the substantial value of the goodwill associated with the Trademarks and that the Trademarks and all rights therein and the goodwill pertaining thereto belong solely and exclusively to Intergraph. Under no circumstances shall any provision of this Agreement be construed as granting, by implication, estoppel, or otherwise, a license to any of Intergraph's technology, proprietary rights, software, or other intellectual property, other than the permitted use of each Trademark pursuant to Section 1.2 hereof.

     2.2  Quality, Inspection, and Approval.

     Unigraphics covenants and agrees that:

      (a) Unigraphics shall maintain the quality of each Product used in connection with each Trademark at a level that meets or exceeds industry standards and is at least commensurate with the quality of any similar product previously distributed by Intergraph or Unigraphics, and each Product shall meet the applicable quality standards described in this Agreement;

      (b) Unigraphics shall supply Intergraph with suitable specimens of each Product and Unigraphics' use of each Trademark in connection with such Product at the times and in the manner reasonably requested by Intergraph; and Unigraphics shall cooperate fully with Intergraph to facilitate periodic review of Unigraphics' use of each Trademark and of Unigraphics' compliance with the quality standards described in this Agreement. All specimens shall be used for purposes of quality control and review under this Agreement and shall be returned within 60 days;

      (c)  Unigraphics shall remedy any failure to meet  the
standards   established  by  this    Section   2.2(a)   upon
reasonable notice from Intergraph;

      (d) Unigraphics shall promptly notify Intergraph of any suspected infringement of or challenge to any Trademark. Unigraphics shall not knowingly violate or infringe any trademark right of any third party through its use of the Trademarks. Nothing herein shall be interpreted to diminish or change any provision of the Asset Purchase Agreement, including but not limited to the representations and warranties and indemnification provisions contained therein.

     2.3  Identification and Use.

     (a) Unigraphics shall comply with all applicable laws, rules, and regulations relating to the use of the Trademarks and Unigraphics shall mark every use of each Trademark with the trademark designations required by applicable law or as Intergraph may reasonably request from time to time and shall reasonably comply with Intergraph's trademark use guidelines for the respective Trademarks, as such may exist from time to time. Unigraphics shall mark all packaging and advertising materials with proper trademark notice.

     (b) Unigraphics acknowledges Intergraph's ownership of each Trademark, shall use each Trademark solely as provided in this Agreement and in a manner that will not derogate from Intergraph's rights in such Trademark, and shall take no action that will interfere with or diminish Intergraph's rights in such Trademark (including, diminishing Intergraph's goodwill in a Trademark or using a Trademark in a manner that is likely to result in confusion with any use of such Trademark by Intergraph or of any other mark by Intergraph), during the term of this Agreement. Unigraphics agrees not to adopt, use, or register any corporate name, trade name, trademark, service mark, or certification mark, or other designation confusingly similar to or containing in whole or in part any Trademark. Unigraphics agrees that all use of any Trademark by Unigraphics will inure to the benefit of Intergraph. Unigraphics shall not use any Trademark in any way as an endorsement or sponsorship of any product of Intergraph.

     2.4   Reversion of Rights.

      Upon and after the expiration or termination of this Agreement, the License and all rights granted to Unigraphics hereunder shall immediately and forthwith revert to
Intergraph without any further action by or on behalf of Intergraph, and all goodwill pertaining thereto shall belong to Intergraph, and Unigraphics shall discontinue and refrain from further use of any Trademark or any further reference to it (whether direct or indirect) or use of any mark deemed by Intergraph to be confusingly similar to any Trademark in connection with the manufacture, sale, or distribution of any product or any good and service otherwise manufactured, sold, or distributed by Intergraph.

     2.5  Assignability.

      The rights and obligations of Unigraphics under this Agreement are personal and may not be transferred (either by operation of law or otherwise), assigned or sublicensed, including but not limited to the grant of any security interest, and any such transfer shall render the License void and unenforceable.

                 ARTICLE III.  MISCELLANEOUS

     3.1  Arbitration.

          In the event of any dispute or claim arising under or in connection with this Agreement which the parties are unable to resolve through informal discussions or negotiation, the parties agree to submit such dispute or claim to arbitration in accordance with the procedures set forth in the Asset Purchase Agreement.

     3.2  General Provisions.

     (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset
Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

      (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      (c)   This  Agreement may be executed in one  or  more
counterparts, each of which shall be an original, but all of
which   shall,  together,  constitute  one  and   the   same
instrument.

      (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

      (e) The observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

      (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

      (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., reversion of rights on expiration or termination).

      (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

      (i)   Nothing in this Agreement is intended to require
Unigraphics or Intergraph to violate the proprietary or intellectual property rights of any third party Person.

      (j) Unigraphics and Intergraph each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

      (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Intergraph and Unigraphics.

      (l) Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which
Section 10.6 is incorporated by reference herein, as though set forth in full herein.

      3.2 Taxes. The provisions of Sections 3.13 and 10.13 of the Asset Purchase Agreement relating to tax representations and warranties and tax matters, respectively, and all defined terms utilized therein, are incorporated by reference herein. For purposes of this Agreement, (a) each reference to Acquired Assets set forth in Section 10.13 of the Asset Purchase Agreement shall also be deemed to include a reference to the licensed Trademarks and (b) each reference to Alabama Transaction Taxes, Italian three percent (3%) registration Tax, Other Transaction Taxes, and Transaction Taxes in Section 10.13 of the Asset Purchase Agreement shall be deemed to include all such Transaction Taxes arising out of the grant of the license with respect to the Trademarks pursuant to this Agreement.

         REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


      IN WITNESS WHEREOF, Unigraphics and Intergraph have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.


                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                  John W. Wilhoite, Vice President


                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                  H. Timothy Hatfield, Vice President



                        EXHIBIT 1 to EXHIBIT P OF THE

                          ASSET PURCHASE AGREEMENT
                          ------------------------
                    ("Unigraphics EMS/Solid Edge Products
                   and Services Trademark License Agreement")

     The following Trademarks have been granted, or are in the process of being granted, by the Untied States Patent and Trademarks Office:



                          REGISTRATION                       DATE OF
                             NUMBER                        REGISTRATION
TRADEMARKS               (Serial Number)              (or Registration App.)
----------               ---------------              ----------------------

SMARTSKETCH                1,925,277                      October 10, 1995

CLIX                       1,458,158                      September 22, 1987

RIS                        1,700,239                      July 14, 1992



     The following Trademarks are owned at common law:

TRADEMARKS

PinPoint                   Solid Edge

PickQuick                  Solid Edge



                  PATENT LICENSE AGREEMENT


    THIS AGREEMENT (this "Agreement"), dated as of March 2, 1998 (the "Effective Date"), by and between Intergraph Corporation, a Delaware corporation having its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894 ("Intergraph"), and Unigraphics Solutions Inc., a Delaware corporation having its principal place of business at 13736 Riverport Drive, Maryland Heights, Missouri 63043 ("Unigraphics").

     WHEREAS, contemporaneously herewith, Intergraph and Unigraphics and certain of their respective affiliates have executed and delivered that certain Asset Purchase Agreement dated March 2, 1998 (the "Asset Purchase Agreement") with respect to the sale, transfer, or license by Intergraph to Unigraphics of certain assets;

   WHEREAS, Intergraph has the right to license others under certain patents and patent applications; and

    WHEREAS, Unigraphics desires to acquire a non-exclusive license under those patents and patent applications.

    NOW,  THEREFORE,  in consideration of the  premises  and
mutual   covenants   herein   contained,   Intergraph    and
Unigraphics agree as follows:

Section 1.  Definitions

    Capitalized terms used in this Agreement shall have the meanings provided in the Asset Purchase Agreement, except the capitalized terms listed below which shall have the following meanings:

1.1  "Intergraph Exclusive Field" means:

       (i) three-dimensional products without significant capability for use as a three-dimensional mechanical system, for data capture, design, analysis and management of infrastructure systems. Intergraph's highway design, utility distribution system, and mapping products are examples of such systems; and

      (ii) three-dimensional products without significant capability for use as a three-dimensional mechanical system, for modeling, designing (including design of component parts), analyzing, drawing production, or operation of any of the following systems which are utilized in chemical and processing industry plants, ships, marine vessels, or off-shore platforms, including, without limitation, (1) piping, (2) heating, ventilation and air conditioning (HVAC), (3) cable routing, (4) structural support systems for marine vessels, ships, and off-shore platforms, and (5) process and/or instrument diagrams. Intergraph's plant design and shipbuilding products are examples of such systems; and

      (iii)   performance of the CAD-2 Contract for the U.S.
     Government.

1.2  "Joint Licensed Field" means:

     (i) two-dimensional drafting systems, including those having application to the mechanical drafting market;

     (ii) two-dimensional modeling systems, including those having application to the mechanical drafting market;

     (iii)   creation,   publication,  or  distribution   of
     technical manuals;

     (iv)   electrical   CAD,  CAM,  or  CAE   systems   (or
     combinations thereof) without significant capability for use as a three-dimensional mechanical systems; and

     (v)    all   other  CAD,  CAM,  or  CAE   systems   (or
     combinations   thereof)  not  within   the   Intergraph
     Exclusive Field.

1.3 "Licensed Patents" means all patents, utility models, and applications therefor, listed in Exhibit 1 hereto, together with all continuations, continuations-in-part, reissues, extensions, reexamination certificates, revivals, or renewals thereof, and all worldwide counterparts of those patents (including, without limitation, certificates of invention, utility models, and other patent equivalents).

     Licensed Patents shall also include any patent or patent application (and all varieties thereof listed above) for any invention used in the Business with the Acquired Assets, that was conceived or reduced to practice prior to the Effective Date, and which has a priority date earlier than March 2, 2000. For such patents or patent applications, Unigraphics shall have the burden to prove that the invention was used in the Business with the Acquired Assets.

1.4  "Licensed Products" means computer software products.

1.5 "Unigraphics Licensed Field" means three-dimensional mechanical CAD, CAM, or CAE systems (or combinations thereof) without significant capability for use as a three-dimensional plant, offshore platform, ship, or submarine design system. Intergraph's EMS and Solid Edge products are examples of such systems.


Section 2.  License and Release

2.1 Until March 3, 2005, Intergraph grants to Unigraphics a worldwide, royalty-free, nonexclusive, transferable (to the extent permitted by Section 8 hereof) license under the Licensed Patents, only in the Unigraphics Licensed Field and in the Joint Licensed Field, but not in the Intergraph Exclusive
      Field:

           (a)  to  make,  use, lease, sell,  offer  to
                sell,  import,  export,  and  otherwise
                transfer  Licensed  Products,  and   to
                practice any method or process involved
                in the manufacture or use thereof, and

           (b)  to have made Licensed Products  by
                another   manufacturer  for   the   use,
                lease,  sale,  offer for  sale,  import,
                export    or    other    transfer     by
                Unigraphics,  only  when  the  resulting
                products  are  sold  exclusively   under
                Unigraphics'  trade names or  trademarks
                or  those  of  its permitted transferee.
                Nothing  herein  shall be  construed  as
                granting Unigraphics a license  to  have
                made  where  the resulting products  are
                sold  by other parties under trade names
                or  trademarks  owned by a  party  other
                than   Unigraphics  or   its   permitted
                transferee.

2.2 Effective March 3, 2005, Intergraph grants to Unigraphics a worldwide, nonexclusive, transferable (to the extent permitted by Section 8 hereof) license under the Licensed Patents to make, have made, use, lease, sell, offer to sell, import, export, and otherwise transfer any products, and to practice any method or process covered by the Licensed Patents, whether or not within the Unigraphics Licensed Field, Intergraph Exclusive Field or Joint Licensed Field.

2.3   No  license  is  granted  by  Intergraph  either
      directly or by implication, estoppel, or otherwise  to
      any   intellectual  property  other  than  under   the
      Licensed Patents and for the Licensed Products.

2.4 Intergraph agrees not to sue Unigraphics for infringement of any patent (or foreign equivalent) for making, using, selling, or offering for sale any of the Licensed Products which are described by one or more claims of one or more Licensed Patents.

2.5. Neither party nor any of its Affiliates shall be required hereunder to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force, or to provide copies of patent applications to the other party or its Affiliates, or to disclose any inventions described or claimed in such patent applications.

2.6   Intergraph   shall  not  have   any   obligation
      hereunder to institute any action or suit against third parties for infringement of any Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any Licensed Patents. Unigraphics shall not have any right to institute any action or suit against third parties for infringement of any Licensed Patents.

Section 3.  Sublicenses

3.1 The license granted herein includes the right of Unigraphics to sublicense its Affiliates and the right of such sublicensed Affiliates to sublicense other Affiliates of Unigraphics. Each Affiliate so sublicensed shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of Unigraphics. Any sublicense granted to an Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate.

Section 4.  Reports

4.1 Unigraphics agrees to provide to Intergraph, within thirty days of the granting thereof, a copy of each sublicense granted hereunder.

4.2 The provisions of Section 10.13 of the Asset Purchase Agreement relating to tax representations and warranties and tax matters, respectively, and all defined terms utilized therein, are incorporated by reference herein. For purposes of this Agreement,
      (a)  each  reference to Acquired Assets set  forth  in
      Section 10.13 of the Asset Purchase Agreement shall also be deemed to include a reference to the Licensed Patents, and (b) each reference to Alabama Transaction Taxes, Italian Transaction Taxes, Other Transaction Taxes, and Transaction Taxes in Section
      10.13 of the Asset Purchase Agreement shall be deemed to include all such Transaction Taxes arising out of the grant of the license with respect to the Licensed Patents pursuant to this Agreement.

Section 5.  Term of Agreement; Termination

5.1 The term of this Agreement shall be from the date hereof until the expiration of the last to expire of the patents licensed hereunder.

Section 6.  Warranty

6.1   Intergraph represents and warrants that  it  has
      the full right and power to grant the license herein, and that there are no outstanding agreements (including but not limited to agreements creating any security interests), assignments, or encumbrances inconsistent with the provisions of this Agreement. By this Agreement Intergraph makes no other representations or warranties, express or implied, nor does Intergraph assume any liability in respect of any infringement of patents or other rights of third
      parties  due  to  Unigraphics'  operation  under   the
      license herein granted. Notwithstanding the foregoing, nothing herein is intended to diminish any representation or warranty set forth in the Asset Purchase Agreement and in the event of a conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement controls.

Section 7.  Communications

7.1 Any notices or other communications required or permitted to be given hereunder shall be given in accordance with Section 10.6 of the Asset Purchase Agreement, which Section 10.6 is incorporated by reference herein as though set forth in full herein

Section 8.  Assignments

8.1 The rights and obligations of Unigraphics under this Agreement may be transferred (either by operation of law or otherwise), assigned or sublicensed only as follows:

 (a) Unigraphics may grant to one or more lenders a pledge, security interest, mortgage, lien, conditional assignment or other similar interest in its respective rights under this Agreement in connection with any financing transaction undertaken in the ordinary course of such party's business; provided, however, that any lender, or transferee, assignee, or sublicensee of such lender following foreclosure or realization on the collateral by any such lender, shall meet the requirements of Section 8.1(b) hereof; or

 (b)  Unigraphics may transfer, assign  or  sublicense
      (to the extent permitted by Section 3 hereof) all or a part of its rights and obligations under this Agreement to any person or entity that agrees in writing to be bound by all terms, conditions and restrictions substantially equivalent to those contained in this Agreement; provided, however, that any such transfer, assignment or sublicense shall not relieve Unigraphics of its obligations and responsibilities under this Agreement.

Section 9.  Maintenance of Patents

9.1   For  any Licensed Patent, Intergraph may at  its
      sole option, determine whether or not to pay maintenance fees (or foreign equivalents such as annuities or taxes) required to keep such Licensed Patents enforceable.

Section 10.  Miscellaneous

11.1(a) This  Agreement sets forth the entire  agreement
      and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein or as set forth in that certain Asset Purchase Agreement or as set forth on or after the date hereof in a writing signed by a duly authorized representative of each party intending to be bound thereby.

    (b) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

    (c) This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

    (d) If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

    (e) The observance of any term of this Agreement may
      be waived (either generally or in a particular instances and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

    (f) Neither party shall be liable for any loss or delay resulting from any force majeure event, including, without limitation, acts of God, fire, natural disaster, labor stoppage, war or military hostilities, civil unrest, or inability of carriers to make scheduled deliveries, and any affected time period shall be extended to the extent of any delay resulting from any force majeure event.

    (g) The respective rights and obligations of the parties hereunder shall indefinitely survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations or survival of only specific provisions (e.g., confidentiality).

    (h) The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

    (i) Nothing in this Agreement is intended to require
      Intergraph or Unigraphics to violate the proprietary or intellectual property rights of any third party
      Person.

    (j) Intergraph and Unigraphics each agree to execute and deliver such further instruments and documents, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the transactions contemplated by this Agreement, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement or in the Asset Purchase Agreement.

    (k) Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal claim or equitable right, remedy, or claim under or with respect to this Agreement or any provision contained herein. The provisions set forth in this Agreement are for the sole benefit of Unigraphics and Intergraph.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed and with effect from the date first above written.


                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                              By: /s/ John W. Wilhoite
                                  --------------------
                                   John  W.  Wilhoite, Vice President



                              UNIGRAPHICS SOLUTIONS INC.,
                              a Delaware corporation



                              By: /s/ H. Timothy Hatfield
                                  -----------------------
                                   H. Timothy Hatfield, Vice President




                          Exhibit 1

              Licensed Patents and Applications



Issued Patents


Patent          Title                                 Date of Issue
------          -----                                 -------------
5,682,468       OLE for Design and Modeling           10/28/97

5,892,184       Object Relationship Management System 11/25/97




Pending Patent Applications


Serial No.   Title                                      Filing Date
----------   -----                                      -----------
08/438,048   Visible Line Processor                     5/8/95

08/509,847   System for Adding Attributes to an Object  8/1/95
             at Run Time in an Object Oriented Computer

08/552,812   Method for Object Oriented Program         11/3/95
             Using Dynamic interfaces

08/573,689   Cursor Positioning Method                  12/18/95

08/435,348   Method and Apparatus for Dynamically       5/5/95
             Interpreting Drawing Commands

08/435.647   Intelligent Object Selection               5/5/95

08/855,775   OLE for Design and Modeling                5/12/95
             Dynamic Interfaces


                    COPYRIGHT ASSIGNMENT


     WHEREAS, INTERGRAPH CORPORATION,  a Delaware corporation,

having its principal place of business at One Madison Industrial

Park, Huntsville, Alabama  35894  (hereinafter "Assignor"), has created and developed certain works that are used exclusively in the Business (as defined below), which Works are described in the registrations on Exhibit A registered in the United States

Copyright Office, (hereinafter the "Works"), and is the owner of all right, title and interest in and to the Works; and

     WHEREAS, UNIGRAPHICS SOLUTIONS INC., a Delaware corporation,

having its principal place of business at 13736 Riverport Drive,

Maryland Heights, Missouri 63043 (hereinafter "Assignee"), is desirous of acquiring all the right, title and interest in and to said Works; and

     WHEREAS, as used herein, "Business" means the three-

dimensional mechanical CAD/CAM/CAE business conducted by Assignor and its direct and indirect subsidiaries (and/or a branch of

Assignor or any such subsidiary) through the Solid Edge and EMS product lines and which include, without limitation the software and related maintenance businesses for the Solid Edge, EMS,

Technovision and ProRen products, and the provision of systems integration, consulting and training services relating to such software.

     NOW THEREFORE, for good and valuable consideration, the

receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign and transfer to Assignee, its successors,

assigns and legal representatives, for the territory of the

United States of America and throughout the world, the entire right, title and interest in and to all copyrights in the Works,

and any prior versions of the Works, as well as any registrations issued therefore, and including the right to sue for past

infringement, the same to be held and enjoyed by the said

Assignee for its own use and benefit and for its successors,

assigns and legal representatives, as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made, effective as of March 2, 1998.

     IN WITNESS WHEREOF, the Assignor has caused its duly

authorized representative to execute this Copyright Assignment on the date and in the capacity shown below.

                                INTERGRAPH CORPORATION


Date:  March 2, 1998         By:  /s/ John W. Wilhoite
                                ________________________________
                                Name: John W. Wilhoite
                                Title: Vice President


STATE OF TEXAS      )
                    )
COUNTY OF COLLIN    )

     On this 2nd day of March, 1998, personally appeared before me John W. Wilhoite, to me known and known to me to be the Vice President of Intergraph Corporation, the Assignor above named, and acknowledged that he executed the foregoing assignment on behalf of said Assignor and pursuant to authority duly received.

                               /s/ Julie M. Stepan
                              ____________________________________________
                              Notary Public in and for the State of Texas

                                   Julie M. Stepan
                              ____________________________________________
                              Printed Notary Name

                              My Commission Expires:  1/28/01
                                                    ______________________



                      TRADEMARK ASSIGNMENT


     WHEREAS, INTERGRAPH CORPORATION, a Delaware corporation, having its principal place of business at One Madison Industrial Park,

Huntsville, Alabama  35894     (hereinafter "Assignor"), adopted and

used certain trademarks used exclusively in connection with the

Business (as defined below), including but not limited to the trademarks listed on Exhibit A, and is the owner of all right, title and interest in and to certain trademark applications and

registrations relating exclusively to the Business, which trademark applications and registrations are listed in Exhibit A, attached hereto and incorporated by reference herein; and

     WHEREAS, UNIGRAPHICS SOLUTIONS INC., a Delaware corporation,

having its principal place of business at 13736 Riverport Drive,

Maryland Heights, Missouri 63043 (hereinafter "Assignee"), desires to acquire all right, title and interest in and to such trademarks and in and to the associated applications for registration and trademark registrations relating thereto; and

     WHEREAS, as used herein, "Business" means the three-dimensional mechanical CAD/CAM/CAE business conducted by Assignor and its direct and indirect subsidiaries (and/or a branch of Assignor or any such subsidiary) through the Solid Edge and EMS product lines and which include, without limitation the software and related maintenance businesses for the Solid Edge, EMS, Technovision and ProRen products,

and the provision of systems integration, consulting and training services relating to such software.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, assign and set over to assignee, its successors, assigns and legal representatives, the entire right, title and interest in and to the trademark applications and registrations relating exclusively to the Business, which trademark applications and registrations are listed in Exhibit A hereto, together with the goodwill of the business symbolized by such marks.

     Assignor also assigns to Assignee all claims for damages by reason of past infringement of such trademarks, with the right to sue for and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns and other legal

representatives.

     The foregoing assignment is made effective as of March 2, 1998.

     IN WITNESS WHEREOF, the Assignor has caused its duly authorized representative to execute this Trademark Assignment on the date and in the capacity shown below.



                                INTERGRAPH CORPORATION


Date:  March 2, 1998         By:   /s/ John W. Wilhoite
                                _________________________________
                                Name: John W. Wilhoite
                                Title: Vice President


STATE OF TEXAS      )
                    )
COUNTY OF COLLIN    )


     On this 2nd day of March, 1998, personally appeared before me John W. Wilhoite, to me known and known to me to be the Vice President of Intergraph Corporation, the Assignor above named, and acknowledged that he executed the foregoing assignment on behalf of said Assignor and pursuant to authority duly received.

                               /s/ Julie M. Stepan
                              ____________________________________________
                              Notary Public in and for the State of Texas

                                   Julie M. Stepan
                              ____________________________________________
                              Printed Notary Name


                              My Commission Expires: 1/28/2001
                                                    ----------------------




                             EXHIBIT A

                                TO

                        TRADEMARK ASSIGNMENT
                        --------------------

                       REGISTRATION                           DATE OF
                          NUMBER                           REGISTRATION
TRADEMARKS            (Serial Number)                 (or Registration App.)
----------            ---------------                 ----------------------

SOLID EDGE            Serial Number 74/721,439              August 26, 1997

SOLID EDGE EXCHANGE   Serial Number 74/131,517              August 19, 1997

EMS POWERPAK          Reg. No. 1,846,558                    July 26, 1994